                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               NHS Financial, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                              NHS FINANCIAL, INC.
                               1050 FOURTH STREET
                          SAN RAFAEL, CALIFORNIA 94901
                                 (415) 257-3783

                                                                 August 12, 1996

Dear Shareholder:

    You are cordially invited to attend the Special Meeting of Shareholders of NHS Financial, Inc. ("NHS Financial" or the "Company"), the holding company for New Horizons Savings and Loan Association ("New Horizons" or "Association"), to be held at the Embassy Suites, located at 101 McInnis Parkway, San Rafael, California, on September 18, 1996, at 2:00 p.m., Pacific Time.

    The primary purpose of the meeting is to consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization ("Reorganization Agreement") by and among LUTHER BURBANK CORPORATION ("LBC"), a California corporation, which is registered as a savings and loan holding company, LUTHER BURBANK SAVINGS AND LOAN ASSOCIATION ("Luther Burbank"), a California corporation, which is a wholly-owned subsidiary of LBC, the Company and its wholly-owned subsidiary, New Horizons, and the transactions contemplated thereby (the "Merger"). The Reorganization Agreement provides that the shareholders of NHS Financial will have the right to receive $11.50 per share in cash, without interest, for each share of NHS Financial common stock held. Upon completion of the Merger, the existing shareholders of NHS Financial will no longer own any stock or have any interest in NHS Financial, nor will they receive, as a result of the Merger, any stock of LBC or Luther Burbank.

    Details of the proposed Merger and other important information are described in the accompanying Notice of Special Meeting and Proxy Statement. You are urged to give these important documents your prompt attention.

    THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT.

    Approval of the Reorganization Agreement and the Merger requires the affirmative vote of at least a majority of the outstanding shares of NHS Financial common stock. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Reorganization Agreement (except for the purpose of seeking to perfect any dissenters' appraisal rights, which will require an actual vote against the merger and fulfillment of other conditions that are described in the accompanying Proxy Statement).

    THEREFORE, IN ORDER TO ENSURE THAT YOUR VOTE IS REPRESENTED AT THE MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

    PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

    Your thoughtful attention to this Merger proposal and the support you have given us in the past are appreciated.

                                          Sincerely,

                                          JAMES W. BARNETT
                                          CHAIRMAN OF THE BOARD,
                                           PRESIDENT AND CHIEF
                                           EXECUTIVE OFFICER

                               NHS FINANCIAL, INC
                               1050 FOURTH STREET
                          SAN RAFAEL, CALIFORNIA 94901
                                 (415) 257-3783

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 18, 1996

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders ("Meeting") of NHS FINANCIAL, INC. ("NHS Financial" or the "Company") will be held at the Embassy Suites, located at 101 McInnis Parkway, San Rafael, California, on September 18, 1996, at 2:00 p.m., Pacific Time. A proxy card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and voting upon:

    1. A proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of May 23, 1996 (the "Reorganization Agreement"), by and among LUTHER BURBANK CORPORATION ("LBC"), a California corporation, which is registered as a savings and loan holding company; LUTHER BURBANK SAVINGS AND LOAN ASSOCIATION ("Luther Burbank"), a California corporation, which is a wholly-owned subsidiary of LBC; LBC INTERIM ("LBC Interim"), a California corporation, which is a wholly-owned subsidiary of LBC; the Company and its wholly-owned subsidiary, New Horizons, pursuant to which (i) a newly organized subsidiary of LBC would merge with and into NHS Financial, with NHS Financial surviving that merger; immediately thereafter NHS Financial will merge into New Horizons, with New Horizons as the then surviving corporation; and immediately thereafter, New Horizons will merge with and into Luther Burbank, with Luther Burbank as the surviving savings and loan association and wholly-owned subsidiary of LBC; (ii) each outstanding share of NHS Financial common stock (other than certain shares for which any dissenters' rights may have been perfected) would be converted into the right to receive $11.50 in cash, without interest, all on and subject to the terms and conditions contained in the Reorganization Agreement, a copy of which is attached as Appendix A to the Proxy Statement (collectively these merger transactions are known as "the Merger"); and

    2. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on the foregoing proposal at the Meeting on the date specified above or any adjournment or postponement thereof. Shareholders of record at the close of business on August 6, 1996 are the shareholders entitled to vote at the Meeting and any adjournment or postponement thereof. The Board of Directors can authorize any adjournment or postponement of the Meeting.

    Upon completion of the Merger, the existing shareholders of NHS Financial will no longer own any stock or have any interest in NHS Financial, nor will they receive, as a result of the Merger, any stock of LBC or Luther Burbank.

    ANY SHAREHOLDERS WHO WISH TO PERFECT DISSENTERS' APPRAISAL RIGHTS FOR THEIR SHARES OF NHS FINANCIAL COMMON STOCK MUST COMPLY WITH THE REQUIREMENTS OF SECTIONS 1300, 1301, 1302, 1303 AND 1304 OF CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW ("CGCL"), WHICH IS SET FORTH AS APPENDIX D TO THE ACCOMPANYING PROXY STATEMENT. SEE "PROPOSAL I -- THE MERGER -- DISSENTERS' APPRAISAL RIGHTS" FOR A SUMMARY OF SECTIONS 1300, 1301, 1302, 1303 AND 1304 OF THE CGCL AND APPENDIX D FOR A FULL STATEMENT OF CHAPTER 13 OF THE CGCL. A SHAREHOLDER'S FAILURE TO FOLLOW EXACTLY THE PROCEDURES SPECIFIED WILL RESULT IN A LOSS OF SUCH SHAREHOLDER'S DISSENTER'S APPRAISAL RIGHTS, SHOULD THEY OTHERWISE EXIST IN THE MERGER.

    The affirmative vote of the holders of a majority of the outstanding shares of NHS Financial common stock is required to approve the proposal to adopt the Reorganization Agreement. YOU ARE REQUESTED TO VOTE,

SIGN AND DATE THE ENCLOSED FORM OF PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. The proxy will not be used if you attend and vote at the meeting in person.

                                          By ORDER OF THE BOARD OF DIRECTORS:

                                          JOANNE FABIAN
                                          CORPORATE SECRETARY

San Rafael, California
August 12, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A POSTAGE PRE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                              NHS FINANCIAL, INC.
                               1050 FOURTH STREET
                          SAN RAFAEL, CALIFORNIA 94901
                                 (415) 257-3783

                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

                               SEPTEMBER 18, 1996

                                  INTRODUCTION

    This Proxy Statement and the accompanying proxy card are being furnished to the holders of common stock, no par value per share ("NHS Financial Common Stock"), of NHS Financial, Inc. ("NHS Financial" or the "Company") in connection with the solicitation of proxies by the Board of Directors of NHS Financial for use at a special meeting of shareholders ("Meeting") to be held on September 18, 1996, or at any adjournment or postponement thereof. The Meeting will be held at the Embassy Suites, located at 101 McInnis Parkway, San Rafael, California on September 18, 1996, at 2:00 p.m., Pacific Time.

    This Proxy Statement and the proxy card are first being mailed on or about August 12, 1996 to shareholders of record on August 6, 1996 ("Record Date").

    At the Meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of May 23, 1996 (together with the annexes thereto, the "Reorganization Agreement"), by and among NHS Financial, a California corporation which is registered as a savings and loan holding company; New Horizons Savings and Loan Association ("New Horizons"), a California savings and loan association, which is a wholly-owned subsidiary of NHS Financial; Luther Burbank Corporation ("LBC"), a California Corporation, which is registered as a savings and loan holding company; Luther Burbank Savings and Loan Association, a California Savings and Loan Association ("Luther Burbank"), which is a wholly-owned subsidiary of LBC; and LBC Interim ("LBC Interim"), a California corporation, which is a wholly-owned subsidiary of LBC, formed for the purpose of facilitating the Merger. A copy of the Reorganization Agreement is attached to this Proxy Statement as Appendix A. Pursuant to the Reorganization Agreement:
(i) on the Effective Date, as hereinafter defined, LBC Interim will merge with and into NHS Financial, with NHS Financial being the surviving corporation; immediately thereafter, NHS Financial will merge with and into New Horizons, with New Horizons as the surviving corporation; immediately thereafter, New Horizons will merge with and into Luther Burbank; and Luther Burbank, after completion of the three mergers, will survive as the wholly-owned subsidiary of LBC; (ii) each share of NHS Financial Common Stock outstanding at the effective time ("Effective Time") (as hereinafter defined) of the Merger (other than certain shares, if any, that may be held by LBC and shares for which possible dissenters' rights may have been perfected) will be converted into the right to receive $11.50 in cash, without interest; and (iii) subject to obtaining any necessary consents, each outstanding stock option granted under plans maintained by NHS Financial will be terminated, and each grantee will be entitled to receive in lieu thereof payment in cash of the difference between $11.50 and the per share exercise price of such option. See "THE MERGER -- Interests of Certain Persons in the Merger." For a more complete description of the Reorganization Agreement and the terms of the Merger, see "THE MERGER" and Appendix A.

    THIS PROXY STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROXY STATEMENT IS AUGUST 12, 1996.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SUMMARY OF PROXY STATEMENT.................................................................................           4
  Parties to the Merger....................................................................................           4
    LBC....................................................................................................           4
    Luther Burbank.........................................................................................           4
    LBC Interim............................................................................................           4
    NHS Financial..........................................................................................           4
    New Horizons...........................................................................................           4
  The Meeting..............................................................................................           4
    Place, Time and Date; Purpose..........................................................................           4
    Record Date; Shares Entitled to Vote...................................................................           4
    Vote Required..........................................................................................           4
    Revocability of Proxies................................................................................           5
  The Merger...............................................................................................           5
  Directors' Approval and Recommendation of the Merger.....................................................           5
  Opinion of Financial Advisor.............................................................................           6
  Effective Time...........................................................................................           6
  Interests of Certain Persons in the Merger...............................................................           6
  Certain Federal Income Tax Consequences..................................................................           7
  Surrender of Stock Certificates..........................................................................           7
  Conditions to Consummation; Termination..................................................................           7
  Regulatory Approvals.....................................................................................           7
  No Solicitation of Alternative Transactions..............................................................           7
  Stock Option Agreement...................................................................................           8
  Possible Dissenters' Appraisal Rights....................................................................           8
  Accounting Treatment.....................................................................................           8
  Market Prices and Dividends on NHS Financial Common Stock................................................           9
SELECTED CONSOLIDATED FINANCIAL DATA OF NHS FINANCIAL......................................................          10
SPECIAL MEETING OF SHAREHOLDERS............................................................................          12
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES...........................................................          12
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF............................................................          13
  Security Ownership of Directors and Management...........................................................          13
THE MERGER.................................................................................................          14
  General..................................................................................................          14
  Background of the Merger.................................................................................          15
    Sales Negotiations with LBC in 1994....................................................................          15
    1995 - 1996 Sale Negotiations..........................................................................          15
  Reasons for the Merger...................................................................................          18
  Factors Considered by the Board of Directors of NHS Financial............................................          18
  Opinion of Financial Advisor.............................................................................          19
  Effective Date; Effective Time...........................................................................          22
  Interests of Certain Persons in the Merger...............................................................          22
    Employment Agreements..................................................................................          22
    Stock options..........................................................................................          23
    Directors and Officers Indemnification.................................................................          23
    Interests of Certain Other Employees...................................................................          23
  Certain Federal Income Tax Consequences..................................................................          23
  Surrender of Stock Certificates..........................................................................          24

                                                                                                                PAGE
                                                                                                                -----
  Regulatory Approvals.....................................................................................          25
  Conditions to the Merger.................................................................................          26
    Conditions to Each Party's Obligations.................................................................          26
    Conditions to the Obligations of LBC...................................................................          27
    Conditions to the Obligations of NHS Financial.........................................................          28
    Representations and Warranties.........................................................................          28
  Business Pending Consummation............................................................................          28
  Waiver and Amendment.....................................................................................          31
  No Solicitation of Alternative Transactions..............................................................          31
  Termination of the Reorganization Agreement..............................................................          31
  The Stock Option Agreement...............................................................................          32
  Possible Dissenters' Appraisal Rights....................................................................          35
  Expenses.................................................................................................          39
  Accounting Treatment.....................................................................................          39
  Operations After the Merger..............................................................................          39
BUSINESS OF THE PARTIES TO THE MERGER......................................................................          39
  NHS FINANCIAL............................................................................................          39
  LBC......................................................................................................          39
MARKET PRICES OF AND DIVIDENDS ON NHS FINANCIAL COMMON STOCK...............................................          40
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...................................................................          40
CERTAIN INFORMATION REGARDING NHS FINANCIAL................................................................          40
OTHER MATTERS..............................................................................................          41

                           SUMMARY OF PROXY STATEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION RELATING TO THE MERGER CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING LBC OR NHS FINANCIAL AND THE MATTERS TO BE CONSIDERED AT THE MEETING, AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND THE APPENDICES HERETO. A COPY OF THE REORGANIZATION AGREEMENT IS SET FORTH AS APPENDIX A TO THIS PROXY STATEMENT, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER.

PARTIES TO THE MERGER

    LBC. LBC is a closely held California corporation incorporated May 14, 1991. LBC is a registered savings and loan holding company for Luther Burbank and owns 100% of the outstanding common stock of Luther Burbank.

    LUTHER BURBANK. Luther Burbank is a California stock savings and loan association incorporated June 17, 1982 and commenced operating on October 11, 1983. Luther Burbank operates one office in Santa Rosa, California Its deposits are insured by the Savings Association Insurance Fund ("SAIF") up to applicable limits permitted by the Federal Deposit Insurance Corporation ("FDIC"). Luther Burbank is a member of the Federal Home Loan Bank ("FHLB") of San Francisco. See "-- Business Of The Parties to the Merger."

    LBC INTERIM. LBC Interim is a California corporation organized by LBC solely for the purpose of effecting the Merger and will be merged with and into NHS Financial in the Merger. It is not anticipated that LBC Interim will conduct any business or have any significant assets prior to the Merger.

    NHS FINANCIAL. NHS Financial, a California corporation, was organized on or about March 30, 1995, for the purpose of becoming the holding company for New Horizons, which transaction became effective on November 1, 1995. At December 31, 1995, NHS Financial had total assets of approximately $294 million, total deposits of approximately $247 million, and shareholders' equity of approximately $24 million. NHS Financial's primary business activity is its investment in the stock of New Horizons.

    NEW HORIZONS. New Horizons was incorporated in 1978 as a California stock savings and loan association and commenced operations on September 22, 1980. New Horizons is regulated by the Office of Thrift Supervision ("OTS"), and its deposits are insured by SAIF up to applicable limits permitted by the FDIC. New Horizons also is a member of the FHLB of San Francisco. New Horizons operates offices in San Rafael, Mill Valley and Novato, California.

    New Horizons' business consists principally of attracting customer deposits from the general public and investing those funds in residential, construction, and to a lesser extent, commercial real estate loans. The principal sources of funds for New Horizons' lending and investment activities are repayment of loans, loan sales, customer deposits and borrowed funds. See "-- Business Of The Parties To The Merger."

THE MEETING

    PLACE, TIME AND DATE; PURPOSE. The Meeting will be held at 2:00 p.m., Pacific Time, on September 18, 1996, at the Embassy Suites located at 101 McInnis Parkway, San Rafael, California. The purpose of the Meeting is to consider and vote on a proposal to approve the Reorganization Agreement.

    RECORD DATE; SHARES ENTITLED TO VOTE. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of NHS Financial's Common Stock is required for a quorum. As of the Record Date, which is August 6, 1996, there were 2,522,827 shares of NHS Financial Common Stock issued and outstanding and entitled to vote. At such date, shares of Common Stock were held of record by approximately 490 persons.

    VOTE REQUIRED. Approval of the Reorganization Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of NHS Financial Common Stock entitled to be voted at the Meeting. Shareholders who execute proxies retain the right to revoke them at any time prior to their being voted at the Meeting. NHS Financial shareholders are entitled to one vote at the Meeting for each share of

NHS Financial Common Stock held of record at the close of business on the Record Date. As of the Record Date, the directors and executive officers of NHS Financial, together with affiliates, beneficially owned 385,587 shares of NHS Financial Common Stock, or 14.83% of the outstanding shares, including shares subject to outstanding options exercisable within sixty days held by such persons. THE DIRECTORS AND EXECUTIVE OFFICERS OF NHS FINANCIAL HAVE INDICATED THEIR INTENTION TO VOTE THEIR SHARES OF NHS FINANCIAL "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT.

    If a majority of the votes eligible to be cast do not vote in favor of the Reorganization Agreement, NHS Financial will continue to act as a separate entity and a going concern, with New Horizons as its wholly-owned subsidiary. A failure to vote, either by not returning the enclosed Proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Reorganization Agreement (EXCEPT THAT ANY SHAREHOLDER OF RECORD WHO SEEKS TO PERFECT DISSENTERS' APPRAISAL RIGHTS MUST CAST A VOTE, IN PERSON OR BY PROXY, AGAINST THE APPROVAL OF THE REORGANIZATION AGREEMENT). See "PROPOSAL I -- The Merger -- Possible Dissenters' Appraisal Rights".

    REVOCABILITY OF PROXIES. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice to the Corporate Secretary of NHS Financial at 1050 Fourth Street, San Rafael, California 94901, or, by the filing of a later dated proxy prior to a vote being taken at the Meeting, or by attending the Meeting and voting in person.

THE MERGER

    The Reorganization Agreement, a copy of which is attached hereto as Appendix A and is hereby incorporated by reference in this Proxy Statement, provides for the merger of LBC Interim with and into NHS Financial, with NHS Financial being the surviving corporation; immediately thereafter the merger of NHS Financial with and into New Horizons, with New Horizons being the surviving corporation; and immediately thereafter the merger of New Horizons with and into Luther Burbank with Luther Burbank as the surviving association and wholly-owned subsidiary of LBC. For a more detailed description of the Merger, see "THE MERGER."

    At the Effective Time (as hereinafter defined) of the Merger, each of the shares of NHS Financial Common Stock outstanding immediately prior to the Effective Time (other than certain shares, if any, that may be held by LBC and shares for which possible dissenters' rights have been perfected) will be converted into the right to receive $11.50 per share in cash, without interest (the "Merger Consideration"). As of the Record Date, there were 2,522,827 shares of NHS Financial Common Stock issued and outstanding and outstanding stock options to acquire 124,083 shares of NHS Financial Common Stock, for an aggregate Merger Consideration on that date of $29,691,369. Upon completion of the Merger, the existing shareholders of NHS Financial will no longer own any stock or have any interest in NHS Financial, nor will they receive, as a result of the Merger, any stock of LBC or Luther Burbank.

    Pursuant to the Reorganization Agreement, NHS Financial has also agreed that it will not pay any cash dividend, except for regular quarterly cash dividends at a rate not in excess of $0.04 per share; provided, however, that it will not declare any such dividend after June 30, 1996, unless the Effective Date is extended beyond October 31, 1996. See "THE MERGER -- Business Pending Consummation." In addition, NHS Financial and New Horizons have agreed to use their best efforts to maintain retail deposits at a level of $225,000,000.

DIRECTORS' APPROVAL AND RECOMMENDATION OF THE MERGER

    At a Board of Directors meeting held on May 22, 1996, after considering the terms and conditions of the Reorganization Agreement and obtaining the advice of its financial advisor, the NHS Financial Board of Directors unanimously approved the Reorganization Agreement. The Board of Directors has concluded that the Merger Consideration offered pursuant to the transaction is fair to the shareholders of NHS Financial from a financial point of view and, accordingly, unanimously recommends that shareholders of

NHS Financial vote "FOR" approval of the Reorganization Agreement. For a discussion of the circumstances surrounding the Merger and the factors considered by the NHS Financial Board of Directors in making its recommendation, see "THE MERGER -- Background of the Merger" and "-- Reasons for the Merger and Recommendation of the Board of Directors."

OPINION OF FINANCIAL ADVISOR

    The Board of Directors of NHS Financial retained the firm of Hovde Financial, Inc., San Francisco, California ("Hovde Financial"), to assist in the negotiation of the Merger and to act as financial advisor in connection therewith. Hovde Financial rendered its opinion to the Board of Directors of NHS Financial, that the Merger Consideration is fair to NHS Financial's shareholders from a financial point of view. A copy of Hovde Financial's opinion dated August 12, 1996, is set forth as Appendix C and should be read by shareholders in its entirety. For further information regarding the opinion of Hovde Financial, see "THE MERGER -- Opinion of Financial Advisor."

EFFECTIVE TIME

    The Merger will become effective at the time the forms of Agreement of Merger for the three separate, consecutive mergers that are Exhibits A-1, 2 and 3 to the Reorganization Agreement (Appendix A to this Proxy Statement) are filed with the Secretary of State of the State of California, or at such other time as set forth in such Agreements of Merger ("Effective Time"). Assuming the timely receipt of all regulatory and shareholder approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all conditions in the Reorganization Agreement, it is currently anticipated that the Merger will be consummated on September 30, 1996.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of NHS Financial's Board of Directors with respect to the Merger, shareholders of NHS should be aware that certain officers of NHS have interests in the Merger that are in addition to their interests as shareholders generally. See "THE MERGER -- Interests of Certain Persons in the Merger."

    New Horizons previously entered into Supplemental Retirement Agreements
(SERP) with James W. Barnett, Chairman of the Board of Directors, President and Chief Executive Officer of New Horizons, and with JoAnne Fabian, Executive Vice President and Secretary of New Horizons. See "THE MERGER -- Interests of Certain Persons in the Merger."

    Certain key employees of NHS Financial and New Horizons have been granted options to purchase shares of NHS Financial Common Stock under the 1987 Stock Option Plan and 1992 Stock Option Plan. The Reorganization Agreement provides that, in consideration of the cancellation of such option, each holder of an outstanding option (whether or not then exercisable and without regard to whether such option expired prior to Effective Time) will receive a lump sum cash payment equal to the product of (i) the excess of $11.50 over the exercise price of such option and (ii) the number of shares subject to such option.

    The Reorganization Agreement provides that for a period of four years after the Effective Time, LBC shall indemnify and hold harmless present and former directors and officers of NHS Financial and New Horizons with respect to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time.

    Following the Merger, an employee of NHS Financial or New Horizons (a "New Horizons Employee") who continues as an employee of LBC will be entitled to participate in LBC's or Luther Burbank's employee benefit plans on the same basis as similarly situated LBC or Luther Burbank employees, with credit for prior service with NHS Financial and New Horizons. LBC has agreed that New Horizons employees terminated, at or within six months of the Effective Time, will receive severance benefits consisting of two weeks of their base salary plus one week for each year of service. See "THE MERGER -- Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The exchange of shares of NHS Financial Common Stock for cash by an NHS Financial shareholder pursuant to the Merger (or, in the case of a dissenting shareholder pursuant to any appraisal proceedings) will be a taxable transaction to such shareholder for federal income tax purposes. As a result of the Merger, a shareholder of NHS Financial will generally recognize a gain or loss equal to the difference, if any, between the amount of cash received pursuant to the Reorganization Agreement in exchange for his or her shares of NHS Financial Common Stock and such shareholder's adjusted tax basis in such shares (except, in the case of any dissenting shareholders, for any amount constituting interest, which will be taxable as ordinary income).

    All shareholders should read carefully the discussion in "THE MERGER -- Certain Federal Income Tax Consequences" of this Proxy Statement. EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR AS TO THE SPECIFIC CONSEQUENCES TO THE SHAREHOLDER OF THE MERGER UNDER STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS.

SURRENDER OF STOCK CERTIFICATES

    Within ten business days after consummation of the Merger, a paying agent selected by LBC will mail instructions to each NHS Financial shareholder concerning the proper method of surrendering certificates formerly representing shares of NHS Financial Common Stock in exchange for the Merger Consideration. DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

CONDITIONS TO CONSUMMATION; TERMINATION

    The respective obligations of the parties to consummate the Merger are subject to, among other things: (i) approval of the Reorganization Agreement by NHS Financial's shareholders holding not less than a majority of the outstanding shares of NHS Financial Common Stock; (ii) receipt of all necessary regulatory approvals, consents or waivers; (iii) satisfaction of the terms and conditions of the First Bank National Association loan commitment letter dated May 13, 1996; (iv) satisfaction of all other necessary requirements prescribed by law;
(v) the absence of any order prohibiting NHS Financial or LBC to consummate the Merger; and (vi) the absence of any enacted statute, rule, regulation, order, injunction or decree that prohibits, restricts or makes illegal consummation of any transaction contemplated by the Reorganization Agreement. See "THE MERGER -- Conditions to the Merger" and "-- Regulatory Approvals."

    The Reorganization Agreement may be terminated at any time by mutual consent of LBC and NHS Financial and may also be terminated by either NHS Financial or LBC if the Merger is not consummated by December 31, 1996, or if certain conditions set forth in the Reorganization Agreement are not met. See "THE MERGER -- Termination of the Reorganization Agreement."

REGULATORY APPROVALS

    The Merger is subject to the prior approval of the OTS. An application for such approval was filed by LBC on June 24, 1996 and approval was granted on August 5, 1996, subject to pre-merger certification by the chief financial officers of LBC, Luther Burbank and New Horizons that no material adverse events or changes have occurred with respect to the financial condition or operations of LBC, Luther Burbank or New Horizons. An appropriate filing has also been made by LBC and Luther Burbank with the California Department of Savings and Loan, and the Commissioner of Savings and Loan must give his written approval to the Merger Agreement prior to its filing with the Secretary of State of the State of California. See "THE MERGER -- Regulatory Approvals."

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    The Reorganization Agreement provides that NHS Financial and New Horizons will not directly or indirectly initiate, solicit or encourage any inquiries, proposals or offers with respect to a merger, consolidation or certain similar transactions involving NHS Financial or New Horizons or engage in any negotiations concerning or discussions with or provide information to a person relating to such a transaction, except if NHS Financial's Board of Directors, upon advice from its counsel, determines that it is required to do so in the discharge of each Director's fiduciary duty with respect to an unsolicited offer from a third party. See"THE MERGER -- No Solicitation of Alternative Transactions."

STOCK OPTION AGREEMENT

    As a condition to LBC's entering into the Reorganization Agreement, NHS Financial entered into a stock option agreement with LBC ("Stock Option Agreement"), dated as of May 23, 1996, pursuant to which NHS granted to LBC an option to purchase up to 19.9% of the issued and outstanding shares of NHS Common Stock, at an exercise price of $9.50 per share, subject to the terms and conditions set forth therein. The exercise price of the stock option is equal to the closing sale price of NHS Financial Common Stock on May 22, 1996, the last trading day prior to the execution and delivery of the Reorganization Agreement and the Stock Option Agreement and the public announcement thereof. The option may be exercised in whole or in part, after regulatory and other approvals of a third party acquisition. See "THE MERGER -- The Stock Option Agreement." The stock option may discourage competing offers for NHS Financial and is intended to increase the likelihood that the Merger is consummated in accordance with the terms of the Reorganization Agreement. A copy of the Stock Option Agreement is attached to this Proxy Statement as Appendix B.

POSSIBLE DISSENTERS' APPRAISAL RIGHTS

    Chapter 13 of the California General Corporation Law ("CGCL"), which is set forth as Appendix D to this proxy statement, provides that shareholders of record who vote against the approval of the Reorganization Agreement, by person or proxy, at the meeting and who have filed a written demand that has actually been received by NHS Financial or its transfer agent not later than the date of the Meeting for payment of a specified number of shares at a specified price which the shareholder claims to be the fair market value of those shares, as of May 22, 1996, may be entitled to dissenters' appraisal rights, if the following further condition has occurred: if such written demands are properly given (and received by NHS Financial) and votes are cast against the Merger by the holders of record of five percent (5%) or more of the outstanding shares of Common Stock of NHS Financial. Thereupon, dissenters' appraisal rights will be created with respect to the Merger under the provisions of Sections 1300 and 1301 of the CGCL and be available to such shareholders of record as to such shares, if their rights are further perfected as required by the terms of Sections 1302, 1303 and 1304 of the CGCL. See "THE MERGER -- Possible Dissenters' Appraisal Rights" and Appendix D for a more complete description of dissenters' rights that may be applicable to the Merger. A SHAREHOLDER'S FAILURE TO FOLLOW EXACTLY THE PROCEDURES SPECIFIED WILL RESULT IN A LOSS OF SUCH SHAREHOLDER'S DISSENTER'S RIGHTS. IN VIEW OF THE COMPLICATED NATURE OF THE CALIFORNIA LAW PERTAINING TO DISSENTERS' RIGHTS, SHAREHOLDERS DESIRING TO PERFECT THOSE RIGHTS SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

ACCOUNTING TREATMENT

    The Merger will be treated as a purchase for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of NHS Financial will be recorded on the books of LBC at their respective fair values at the time of consummation of the Merger.

MARKET PRICES AND DIVIDENDS ON NHS FINANCIAL COMMON STOCK

    NHS Financial Common Stock is listed on the NASDAQ National Market System under the symbol "NHSL." The table below sets forth, for the quarters indicated, the high and low sales prices of NHS Financial Common Stock as reported on the NASDAQ National Market System and the dividends paid per share on NHS Financial Common Stock in each such quarter.

                                                                                         PRICES
                                                                                  --------------------   CASH DIVIDENDS
                                                                                    HIGH        LOW      PAID PER SHARE
                                                                                  ---------  ---------  -----------------
FISCAL YEAR ENDED DECEMBER 31, 1994
  First Quarter.................................................................  $   10.00       8.00      $    0.04
  Second Quarter................................................................      10.00       8.50           0.04
  Third Quarter.................................................................      12.75       8.50           0.04
  Fourth Quarter................................................................      12.75       8.75           0.04
FISCAL YEAR ENDED DECEMBER 31, 1995
  First Quarter.................................................................       9.75       7.75           0.04
  Second Quarter................................................................      10.00       8.00           0.04
  Third Quarter.................................................................      10.25       7.75           0.04
  Fourth Quarter................................................................      10.00       8.38           0.04
FISCAL YEAR ENDED DECEMBER 31, 1996
  First Quarter.................................................................       9.88       8.00           0.04
  Second Quarter................................................................      11.25       8.75           0.04

    The closing price per share for NHS Financial Common Stock as reported on the NASDAQ National Market System on May 22, 1996, the last full trading day prior to the public announcement of the execution of the Reorganization Agreement, was $9.50. On August 8, 1996, which is the most recent date for which it was practical to obtain market data prior to the printing of this Proxy Statement, the closing price of NHS Financial Common Stock was $11.25. Holders of NHS Financial Common Stock are urged to obtain current market quotations.

          SELECTED CONSOLIDATED FINANCIAL DATA FOR NHS FINANCIAL, INC.

    THE FOLLOWING TABLES SET FORTH CERTAIN INFORMATION CONCERNING THE CONSOLIDATED FINANCIAL POSITION AND RESULTS OF OPERATIONS OF NHS FINANCIAL AT THE DATES AND FOR THE PERIODS INDICATED. THIS INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING AS APPENDIX E TO THIS PROXY STATEMENT.

                                                 AT JUNE 30,                             AT DECEMBER 31,
                                            ----------------------  ----------------------------------------------------------
                                               1996        1995        1995        1994        1993        1992        1991
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                          (DOLLARS IN THOUSANDS)
FINANCIAL CONDITION
Total assets..............................  $ 284,191     294,246     294,246     265,020     274,376     274,442     216,737
Mortgage-backed securities................     11,151      12,884      12,884      15,264      20,753      27,224       --
Investment securities.....................     13,999      11,000      11,000       --          --            595       8,098
Loans receivable, net.....................    245,187     257,040     257,040     239,019     241,539     234,748     196,550
Customer deposits.........................    225,818     246,952     246,952     214,396     221,412     207,477     193,035
Borrowings................................     31,000      21,000      21,000      25,000      28,817      45,939       4,000
Stockholders' equity......................     25,033      24,231      24,231      23,981      22,165      19,059      17,723
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                            SIX MONTHS ENDED JUNE
                                                     30,                             YEARS ENDED DECEMBER 31,
                                            ----------------------  ----------------------------------------------------------
                                               1996        1995        1995        1994        1993        1992        1991
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
OPERATIONS
Interest income...........................  $  11,883      10,515      22,258      19,629      22,351      21,327      24,401
Interest expense..........................      7,003       6,869      14,614      10,204      11,004      11,156      14,464
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income.......................      4,880       3,646       7,644       9,425      11,347      10,171       9,937
Provision for losses on loans.............        290       1,362       2,002       --            231       3,135         588
Non-interest income.......................        382         205         371         313         369         331         197
Non-interest expense......................      3,123       2,402       5,464       5,410       5,908       5,871       4,880
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before income tax expense..........      1,849          87         549       4,328       5,577       1,496       4,666
Income tax expense........................        810          36         228       1,803       2,295         620       2,014
Extraordinary item: Charge for early
 extinguishment of debt, net of tax
 benefit of $6............................      --          --          --          --          --          --            (8)
Cumulative effect of change in method of
 accounting for income taxes..............      --          --          --          --          --            375       --
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income................................  $   1,039          51         321       2,525       3,282       1,251       2,644
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
Earnings per share*
  Income before cumulative effect of
   change in method of accounting for
   income taxes...........................  $    0.41        0.02        0.13        1.00        1.30        0.35        1.03
  Cumulative effect of change in method of
   accounting for income taxes............      --          --          --          --          --           0.15       --
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Net income............................  $    0.41        0.02        0.13        1.00        1.30        0.50        1.03
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash dividends declared per share.........  $    0.08        0.08        0.16        0.16        0.08       --          --
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                             AT OR FOR SIX MONTHS
                                                ENDED JUNE 30,                  AT OR FOR YEARS ENDED DECEMBER 31,
                                            ----------------------  ----------------------------------------------------------
                                               1996        1995        1995        1994        1993        1992        1991
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
OTHER SELECTED INFORMATION
Net interest margin on earning assets:
  For period..............................       3.41%       2.65 %      2.73 %      3.58 %      4.10 %      4.38 %      4.67 %
  At period end...........................       3.43 %      2.69 %      2.90 %      3.15 %      4.11 %      4.60 %      5.04 %
Ratio of G&A expenses to average assets...       2.09 %      1.68 %      1.79 %      1.95 %      1.90 %      1.85 %      2.22 %
Return on average assets..................       0.72 %      0.04 %      0.11 %      0.94 %      1.16 %      0.53 %      1.22 %
Return on average equity..................       8.42 %      0.42 %      1.31 %     10.86 %     15.88 %      6.51 %     16.16 %
Dividend payout ratio.....................      19.42 %      N.M.      123.08 %     16.00 %      6.15 %    --          --
Stockholders' equity per share*...........  $    9.92        9.55        9.60        9.51        8.79        7.56        7.25
Regulatory capital (the Association):
  Tangible................................       8.59 %      8.30 %      8.15 %      9.13 %      8.04 %      6.94 %      8.18 %
  Core (leverage).........................       8.59 %      8.30 %      8.15 %      9.13 %      8.04 %      6.94 %      8.18 %
  Risk-based..............................      14.97 %     12.56 %     14.18 %     14.49 %     14.25 %     12.34 %     12.80 %
Ratio of nonperforming assets to total
 assets...................................       1.44 %      1.14 %      1.92 %      1.30 %      1.73 %      2.42 %      4.04 %
General valuation allowances to:
  Gross loans.............................       1.38 %      1.15 %      1.28 %      1.04 %      1.22 %      1.25 %      0.77 %
  Nonperforming loans.....................     134.49 %    124.77 %      87.5 %     123.8 %      79.9 %      82.7 %      21.2 %
Full service branch offices...............          3           3           3           3           2           2           2
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

- ------------------------
N.M. = Not meaningful.

* All applicable per share data has been adjusted to reflect the 15% stock dividend paid in February 1995 and 10% stock dividend paid in September 1991.

                        SPECIAL MEETING OF SHAREHOLDERS

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of NHS Financial to be used at the Meeting to be held at The Embassy Suites, located at 101 McInnis Parkway, San Rafael, California, on September 18, 1996 at 2:00 p.m., Pacific Time, and at any adjournment or postponement thereof. The accompanying Notice of Special Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about August 12, 1996.

    At the Meeting, shareholders will be asked to consider and vote on a proposal to approve the Reorganization Agreement. The Reorganization Agreement provides for (i) the merger of LBC Interim with and into NHS Financial with NHS Financial as the surviving corporation; (ii) immediately thereafter, the merger of NHS Financial into New Horizons, with New Horizons as the surviving corporation; (iii) immediately thereafter, New Horizons will merge with and into Luther Burbank, with Luther Burbank as the surviving corporation. Pursuant to the Reorganization Agreement, each share of NHS Financial Common Stock outstanding immediately prior to the Effective Time of the Merger will be canceled and converted into the right to receive $11.50 per share in cash, without any interest thereon. See "THE MERGER" and Appendix A. The Board of Directors of NHS Financial has concluded that the Merger is in the best interest of NHS Financial and its shareholders and unanimously recommends that shareholders vote "FOR" approval and adoption of the Reorganization Agreement and the transactions contemplated thereby.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    Shareholders of record as of the close of business on the Record Date (August 6, 1996) are entitled to one vote for each share then held. As of the Record Date, 2,522,827 shares of NHS Financial Common Stock were issued and outstanding. At that date, such shares were held of record by approximately 490 shareholders. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of NHS Financial Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

    The affirmative vote of the holders of a majority of the outstanding shares of NHS Financial Common Stock is required in order to approve and adopt the Reorganization Agreement. Therefore, a failure to return a properly executed proxy card or to vote in person at the Meeting will have the same effect as a vote against approval of the Reorganization Agreement. Abstentions will be counted as shares present at the Meeting for purposes of determining the presence of a quorum and will have the same effect as a vote against approval of the Reorganization Agreement. Broker non-votes will not be considered present at the Meeting and will have the same effect as a vote against approval of the Reorganization Agreement. The foregoing does not pertain to perfection of any dissenters' rights, which are described in the Proxy Statement under "THE MERGER
- -- Possible Dissenters' Appraisal Rights" and in Appendix D hereto.

    As of the Record Date, the directors and executive officers of NHS Financial (eleven persons) together with their affiliates, beneficially owned a total of 308,494 shares of NHS Financial Common Stock, or 12.23% of the outstanding shares of NHS' Common Stock, not including 77,093 shares of NHS Financial Common Stock subject to outstanding options held by such persons exercisable within 60 days of the Record Date. There are no agreements or understandings among LBC, directors or executive officers of NHS Financial or any beneficial owner of more than 5% of NHS Financial Common Stock as to how their shares will be voted. However, the directors and executive officers of NHS Financial have indicated their intention to vote their shares of NHS Financial Common Stock "FOR" approval of the Reorganization Agreement.

    To the best knowledge of NHS Financial, as of the Record Date, the directors and executive officers of LBC and its subsidiaries did not own of record or beneficially any outstanding shares of NHS Financial Common Stock.

    Shares of NHS Financial Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR approval of the Reorganization Agreement. Properly executed proxies will be voted in accordance with the determination of the proxy holders as to any other matter which may properly come before the Meeting or any adjournment or postponement thereof; however, proxies voting against approval of the Reorganization Agreement will not be voted in favor of adjournment of the Meeting. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice to the Corporate Secretary of NHS Financial by the filing of a later dated proxy prior to a vote being taken at the Meeting or by attending the Meeting and voting in person. A proxy will not be voted if a shareholder attends the Meeting and votes in person. James W. Barnett, JoAnne Fabian and Iris C. Pera have been appointed by the Board of Directors as proxy holders.

    The cost of solicitation of proxies will be borne by NHS Financial. In addition to solicitations by mail, directors, officers and employees of NHS Financial may solicit proxies personally or by telegraph or telephone without additional compensation. NHS Financial will request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. NHS Financial has retained Skinner & Co., Inc., San Francisco, California, to assist in soliciting proxies and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals at a cost not to exceed $6,000, plus out-of-pocket expenses.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

    Set forth below is certain information about shares of NHS Financial Common Stock owned as of August 6, 1996, the most recent practicable date, by each director and executive officer of NHS and by all directors and executive officers as a group. The only person known by management of NHS Financial to be the beneficial owner of more than five percent of NHS Financial's outstanding Common Stock is Mr. James W. Barnett, Chairman, Chief Executive Officer and President, as shown in the table below:

                                                                   AMOUNT AND NATURE
NAME AND POSITION                                                    OF BENEFICIAL          PERCENT OF SHARES OF
OF BENEFICIAL OWNER                                                    OWNERSHIP          COMMON STOCK OUTSTANDING
- ---------------------------------------------------------------  ----------------------  ---------------------------
James W. Barnett, Director, Chairman
 of the Board, President, Chief
 Executive Officer (1).........................................           131,788                     5.11%
Steven N. Baloff, Director.....................................                 0                        0
Jody Anne Becker, Director.....................................            16,881                      .67%
C. Paul Bettini, Director (2)..................................            37,269                     1.48%
JoAnne Fabian, Director, Executive ............................
 Vice President, Secretary (3)                                             36,171                     1.42%
Pat Glasner, Director..........................................            37,982                     1.51%
Iris C. Pera, Director (4).....................................            62,716                     2.49%
George J. Silvestri, Jr., Director (4).........................            38,905                     1.54%
Judith A. Waller, Director (4)(5)..............................            22,775                      .90%
Directors and Executive Officers as a Group (11 Persons).......           385,587                    14.83%

- ------------------------
(1) Includes 57,580 shares subject to outstanding options exercisable within 60 days granted to Mr. Barnett in May 1987 pursuant to the 1987 Stock Option Plan. Does not include 3,483 shares owned by Mr. Barnett's spouse, in which he disclaims any beneficial interest.

(2) Represents shares held in a trust of which Mr. Bettini is co-trustee and in which he has a beneficial interest and as to which shares Mr. Bettini has voting and investment power with his spouse, co-trustee.

(3) Includes 13,466 shares subject to outstanding options exercisable within 60 days granted to Ms. Fabian in March 1989 pursuant to the 1987 Stock Option Plan and 6,047 exercisable subject to outstanding options exercisable within 60 days pursuant to 1992 Stock Option Plan. No options have been exercised.

(4) Includes shares held in Keogh, pension or Profit Sharing Plans and IRAs.

(5) Does not include 1,900 shares owned by Dean E. Showers, Ms. Waller's spouse, in which she disclaims any beneficial interest.

                                   THE MERGER

    THE FOLLOWING INFORMATION CONCERNING THE MERGER, INSOFAR AS IT RELATES TO MATTERS CONTAINED IN THE REORGANIZATION AGREEMENT AND THE STOCK OPTION AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE REORGANIZATION AGREEMENT AND STOCK OPTION AGREEMENT, WHICH ARE ATTACHED HERETO AS APPENDICES A AND B, RESPECTIVELY. NHS FINANCIAL SHAREHOLDERS ARE URGED TO READ THE REORGANIZATION AGREEMENT AND STOCK OPTION AGREEMENT CAREFULLY.

GENERAL

    The Reorganization Agreement provides that LBC Interim will be merged with and into NHS Financial, with NHS Financial being the surviving corporation; immediately thereafter NHS Financial will merge with and into New Horizons, with New Horizons as the surviving corporation; and immediately thereafter, New Horizons will merge with and into Luther Burbank, with the result that Luther Burbank will be the sole surviving savings and loan association, wholly-owned by LBC. Each share of NHS Financial Common Stock outstanding at the Effective Time (other than (i) shares for which any dissenters' rights are perfected and (ii) shares, if any, which may be held directly or indirectly by LBC (which will be canceled), other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, of which there were none, as of the date of this Proxy Statement), will be automatically converted into the right to receive $11.50 in cash, without interest (the "Merger Consideration"), and the holders of such shares will thereafter cease to be shareholders of NHS Financial. Based on the total number of shares of NHS Financial Common Stock outstanding as of the Record Date and the consideration to be paid in respect of options and related rights on NHS Financial Common Stock outstanding on that date, assuming all such options and related rights are converted into the right to receive cash. See "-- Interests of Certain Persons in the Merger -- Stock Options." The total cash consideration to be paid to NHS Financial shareholders and option holders in the Merger is approximately $29.7 million.

    The Merger is subject to (i) approval by the holders of at least a majority of the outstanding shares of NHS Financial Common Stock; (ii) the receipt of all necessary regulatory approvals, consents and waivers; (iii) satisfaction of the requirements of the First Bank National Association loan commitment letter dated May 13, 1996; (iv) satisfaction of all necessary requirements prescribed by law;
(v) the absence of any order prohibiting NHS or LBC to consummate the Merger; and (vi) the absence of any enacted statute, rule, regulation, order, injunction or decree that prohibits consummation of the Merger. See "-- Regulatory Approvals" and "-- Conditions to the Merger."

    The Reorganization Agreement provides that LBC may elect to specify that, before or after the mergers, NHS Financial, LBC and any subsidiary or affiliate of NHS Financial or LBC shall enter into other transactions in order to effect the Merger, provided, however, that LBC shall not have the right to require any such transaction that may (i) alter or change the amount or kind of the Merger Consideration or the treatment of the stock options of NHS Financial, (ii) diminish the benefits to be received by the directors, officers or employees of NHS Financial and New Horizons set forth in the Reorganization Agreement or
(iii) materially delay receipt of any regulatory approvals or the consummation of the Merger or adversely affect the tax consequences or economic benefits to the holders of NHS Financial Common Stock.

    Within ten days after the Effective Time, a paying agent selected by LBC will mail to holders of NHS Financial Common Stock a letter of transmittal and instructions for surrendering certificates evidencing NHS Financial Common Stock. Upon delivery to the paying agent of a properly executed letter of transmittal and such certificates, a shareholder will receive a check for the shares of NHS Financial Common Stock represented by the certificates and the certificates so surrendered will be canceled. No interest will be paid or accrued on the cash amount to which the shareholder became entitled at the Effective Time. DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

BACKGROUND OF THE MERGER

    SALES NEGOTIATIONS WITH LBC IN 1994

    In August, 1994, LBC submitted an unsolicited letter of intent to New Horizons which provided, among other things, for the payment of $13.50 per share for all issued and outstanding shares of New Horizons. Thereafter, LBC and New Horizons agreed in principle to a $13.50 purchase proposal. After giving effect to a 15% stock dividend declared in January 1995, this proposal would have an approximate value on August 12, 1996 of $11.72. The LBC proposal was contingent upon the completion of a due diligence examination, regulatory approval, and financing from a third party institution. Between August and December 1994, LBC and New Horizons negotiated a definitive purchase agreement and attempted to resolve all other contingencies. This definitive agreement was not executed by either party, and on December 12, 1994, LBC notified New Horizons that it was not interested in proceeding at that time.

    1995 - 1996 SALE NEGOTIATIONS

    During 1994 and 1995, officers and the Board of Directors of NHS Financial had discussions with at least five investment banking firms. In September 1995, Chairman Barnett met with representatives of Hovde Financial ("Hovde") an investment banking and financial services consulting firm to discuss strategic options presently available to NHS Financial and New Horizons. Included among the options reviewed was the possibility of selling NHS Financial. In that regard, Hovde noted that several of California's major financial institutions had expressed the desire to expand their respective operations in Northern California through the acquisition of smaller institutions which could provide in-place branch systems that had accumulated significant market shares. Following the meeting with Chairman Barnett, Hovde was invited to speak with the Board of Directors in late September 1995, at which time Hovde provided its views regarding strategic options, including sale and discussed the approach Hovde might take to market the institution. Thereafter, NHS Financial selected Hovde as its financial advisor because of Hovde's reputation and substantial experience in transactions such as the Merger. The Board of Directors also considered the range of possible values to NHS Financial shareholders that could potentially be achieved by remaining independent and realizing possible future earnings. Factors considered by the Board of Directors which could affect those values including the following: the increasing competitiveness for loan originations and deposit funds within New Horizons' marketplace; the general health and long term well-being of California's economy; the volatility of interest rates and capital markets in general affecting NHS Financial's stock price; the entrance into California of large financial institutions and unregulated financial intermediaries with greater resources than New Horizons that are able to price a wide range of financial products significantly below existing competition; and the increasing consolidation of financial institutions on a national, regional and local level.

    Following completion of these discussions and deliberations and subsequent meetings with Hovde in late September and early October 1995, New Horizons entered into an Agreement with Hovde dated October 11, 1995 permitting Hovde to conduct a discreet and targeted marketing effort (the "Engagement Letter"). Pursuant to the Engagement Letter, NHS Financial agreed to pay Hovde a fee (the "Completion Fee") of one and one-half (1.5%) percent of the total Merger Consideration. Twenty-five (25.0%) percent of such Completion Fee was to be paid when a Definitive Agreement was executed, and the remainder was payable upon consummation of the Merger. Because of prior dealings with LBC, any acquisition by LBC was expressly excluded from the Engagement Letter. In addition, New Horizons agreed to reimburse Hovde for all reasonable travel, legal and other out-of-pocket expenses incurred in connection with its engagement. The Engagement Letter also contains provisions relating to an indemnity of Hovde against liabilities related to or arising out of Hovde's engagement or the Merger, unless any claim, loss or expense arose from Hovde's negligence or willful misconduct in performing its services.

    During the period of October 1995 through early January 1996, Hovde contacted 17 possible acquirors which Hovde believed would derive strategic benefit from, or who had expressed an interest, in acquiring NHS Financial. Each of these parties executed a confidentiality agreement and received a memorandum providing detailed information concerning New Horizons and its operations. In early December 1995, the Board of Directors of NHS Financial met to review the sales initiative and to continue its exploration of strategic options or initiatives that would contribute to an improvement in earnings and long term shareholder value. During this meeting, Hovde noted that numerous parties had expressed an interest in an acquisition, with three parties conducting off-site due diligence.

    In December 1995, Hovde received written expressions of interest from two financial institutions (Nor-Cal-1 and Nor-Cal-2), at levels that were below the minimum pricing level set by the Board of Directors. In addition, Hovde received an oral proposal from So-Cal-2 which also failed to meet such pricing parameters. Five of the remaining entities expressed continuing interest in pursuing acquisition.

    In January 1996, Hovde advised the Board of Directors that So-Cal-1 had expressed an interest in conducting due diligence and that, while it was unable to provide an offer at this time, it believed it would be in a position to submit an acceptable offer. Commencement of due diligence by So-Cal-1 was conditioned upon a review of a special analysis respecting the asset portfolio of New Horizons. Nor-Cal-3 expressed an interest in continuing dialogue, but requested additional time to await the outcome of a pending transaction which, if completed, would preclude Nor-Cal-3 from acquiring NHS Financial. During this period Nor-Cal-4 stated that the transaction was too small to warrant immediate attention, while acknowledging that it might have an interest in the future. Following these discussions, Hovde was directed to advise Nor-Cal-1 and Nor-Cal-2 of the rejection of their proposals, and to pursue the proposal from So-Cal-1, while maintaining contact with those institutions which had expressed difficulty in submitting an offer within the time period stated in Hovde's offering memorandum.

    In February 1996, Hovde received a preliminary bid of $11.75 to $12.00 per share from So-Cal-1, subject to the completion of due diligence and review of the special asset analysis. Also during this period, Hovde continued discussions with Nor-Cal-3. Later in February 1996, Nor-Cal-3 successfully completed negotiations with another target, and its interest in NHS Financial ceased.

    On February 12, 1996, NHS Financial received an unsolicited proposal from LBC, wherein LBC indicated interest at $11.25 per share, subject to a number of conditions including: completion of due diligence; satisfaction of conditions in a new financing arrangement with First Bank National Association, Minneapolis, Minnesota ("First Bank"), as well as shareholder and regulatory approval. This letter called for a response by February 14, 1996. On February 14, 1996, the Board of Directors of NHS Financial responded to LBC stating that it had considered the proposal, was not prepared to move forward under terms presented but was willing to maintain dialogue.

    In mid-February 1996, Hovde delivered the special asset study to So-Cal-1, and renewed dialogue with Nor-Cal-4. So-Cal-1 performed additional off-site due diligence and continued to maintain an interest in the range of $11.75 - $12.00 per share, subject only to the completion of the additional due diligence and regulatory approval. Also at this time, Hovde provided updated financial information, including the special asset study, to Nor-Cal-4, which had expressed a new interest in the acquisition of NHS Financial. Neither So-Cal-1 or Nor-Cal-4 felt it necessary to impose a condition relating to financing, as LBC had done.

    In late February 1996, NHS Financial received an updated proposal, including a confidentiality agreement from LBC, which again provided for the acquisition of NHS Financial at a price of $11.25, subject to the satisfaction of a number of contingencies. LBC's new proposal sought to resolve the due diligence and financing contingencies by allowing LBC and First Bank (LBC's source of financing for the transaction) to conduct due diligence prior to the Board of Directors' consideration of any different proposal. Following consideration of the LBC proposal, the Board of Directors notified LBC that while it would be receptive to maintaining continued dialogue, the terms of LBC's proposal and confidentiality agreement were unacceptable.

    The Board of Directors of NHS Financial then expanded the scope of Hovde's engagement to include representation of NHS Financial and New Horizons in its ongoing negotiations with LBC. An amendment to the Engagement Letter with Hovde was executed March 13, 1996, reducing the Completion Fee to three quarters of one percent (0.75%) of the total Merger Consideration. During numerous meetings and conversations in March 1996, representatives of Hovde, NHS Financial and LBC negotiated a revised form of confidentiality agreement that was acceptable to the Board of Directors of NHS Financial. This confidentiality agreement was executed on March 29, 1996.

    Concurrent with negotiations with LBC, Hovde maintained contact with So-Cal-1 and Nor-Cal-4. As a result of these discussions, So-Cal-1 completed reviews of all facilities of New Horizons and notified Hovde that it was prepared to commence due diligence in early April 1996. However, based upon continuing questions regarding classified assets and loan delinquencies, So-Cal-1 informed Hovde that it could not commit to pricing at the $11.75 to $12.00 level and stated that any offer would probably be at or below $11.50 per share. As a result of these discussions, and other factors, So-Cal-1 elected not to proceed with due diligence. In late March 1996, Hovde and Nor-Cal-4 continued discussions and information sharing centered on the submission of a cash proposal in the range of $11.75 per share. These discussions continued concurrent with LBC's due diligence examination. Following completion of off-site due diligence, Nor-Cal-4 provided Hovde with an indication of its interest in proceeding with a transaction in the range of $11.00 - $11.75 per share, subject to completion of additional due diligence.

    In early May, representatives of Hovde held numerous discussions and meetings with LBC to attempt to increase the consideration above $11.25 per share. On May 10, 1996, representatives of Hovde and NHS Financial met with LBC management to discuss the status of the transaction, including LBC's ability to secure financing, and to continue price negotiations. During this period Nor-Cal-4 maintained a continued interest, suggesting a pricing range of between $11.00 and $11.75 per share, subject to the completion of due diligence.

    On May 13, 1996, representatives of Hovde and NHS Financial met with LBC management to receive a new proposal. At this meeting, LBC increased its offer to $11.50 per share, and noted that it had formalized the commitment with First Bank for financing of $21.0 million, with such commitment being contingent only upon LBC's maintaining certain capital adequacy, loan loss provision, non-performing and classified asset levels as a condition to completion of the transaction. Following this meeting, Hovde contacted Nor-Cal-4, and was advised that Nor-Cal-4 would not submit an offer above this level.

    The Board of Directors considered the proposals from both LBC and Nor-Cal-4 during a meeting on May 14, 1996. Following its consideration of LBC's increased offer and the fact that Nor-Cal-4's proposal was subject to due diligence, discussion and presentation by Hovde, the Board of Directors directed Hovde to contact LBC and advise it of the Board of Directors' willingness to proceed with a transaction, provided that LBC increase its consideration to $11.75 per share. On May 15, 1996, LBC advised Hovde and NHS Financial of LBC's unwillingness to increase the cash consideration above $11.50 per share.

    Concurrent with negotiation of pricing issues, and pursuant to the terms of the confidentiality agreement and timing constraints imposed by First Bank's commitment letter, Hovde, LBC and NHS Financial negotiated the Reorganization Agreement (Appendix A hereto) and the Stock Option Agreement (Appendix B hereto) that provided NHS Financial's shareholders the Merger Consideration of $11.50 per share on a fully diluted basis. In its consideration of pricing LBC took into account the possible payment of a special assessment to the SAIF of up to $1.3 million or up to $0.49 per fully diluted share. See "-- Conditions To The Merger" and "The Stock Option Agreement."

    On May 21, 1996, the Board of Directors of New Horizons and NHS Financial reviewed the terms of the Reorganization Agreement with NHS counsel and management and considered a presentation by Hovde. Thereafter the Board of Directors reconvened on May 22, 1996, and after further deliberations approved the Reorganization Agreement and the related Stock Option Agreement. The Reorganization Agreement was executed shortly thereafter, and the transaction was publicly announced the following morning prior to the opening of the NASDAQ markets.

REASONS FOR THE MERGER

    Prior to having authorized Hovde to initiate negotiations with prospective merger candidates, the issue of whether to remain independent was evaluated by New Horizons and NHS Financial's Boards of Directors. The Boards reviewed NHS Financial's and New Horizons' 1996 Business Plan projections and updates, actual 1995 operating results and prospective earnings forecasts for 1996-1998. That review led to the conclusion that although improved earnings during the three-year period were indicated, they would not, when compared to other investment opportunities, reach the level sufficient to support enhanced shareholder value. While New Horizons is categorized by OTS as a "well capitalized" institution, longer term forces operating in New Horizons' marketplace -- such as the expanding array of alternative investment opportunities for depositors' funds and, as noted previously, the increasingly competitive market for new loan originations -- have had and will continue to have an impact on New Horizons' asset growth and profitability.

    While NHS Financial currently has the capital resources to realistically consider the acquisition of one or more suitably sized and profitable financial institutions as a means to gain assets and improve earnings, such an acquisition would require extensive restructuring of the institution's method of doing business and would not assure any increase of shareholder value.

    After review and evaluation of these and other factors (see "-- Factors Considered by the Board of Directors of NHS Financial" below) and the opinion of Hovde, it was the Board of Directors' conclusion that in the long term there is reasonable doubt that NHS Financial could produce shareholder value in excess of that represented by the Merger Consideration, and that the Merger Consideration was fair, from a financial point of view, to the shareholders of NHS Financial. Accordingly, the Board of Directors determined that the Merger was in the best interests of NHS Financial's shareholders and unanimously approved the Reorganization Agreement and the transactions contemplated thereby. THEREFORE, THE BOARD OF DIRECTORS OF NHS FINANCIAL UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF NHS FINANCIAL VOTE FOR APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF NHS FINANCIAL

    The terms of the proposed Merger are the result of arms-length negotiations. In arriving at its decision to approve and recommend the Reorganization Agreement, the Board of Directors of NHS Financial considered a number of factors, including, but not limited to, the following:

        (i) The general economic and competitive conditions of the market in which New Horizons operates and trends in the consolidation of thrift and banking institutions. These conditions relate largely to excess capacity in the banking industry and active competition from non-banking entities for deposits and loan products.

        (ii) The volatility in levels of interest rates and the impact of such changes on New Horizons' earnings performance and other prospects.

       (iii) The costs of re-structuring New Horizons with no indication that a major restructuring would significantly alter current profitability or provide assurance of achieving higher stockholder value long-term.

        (iv) The managerial and financial resources of LBC and the likelihood of receiving the requisite regulatory approvals in a timely manner.

        (v) The fact that the Merger would be a taxable transaction to the shareholders of NHS Financial.

        (vi) The opinion of Hovde that as of May 23, 1996, the Merger Consideration of $11.50 in cash per share was fair, from a financial point of view, to the holders of NHS Financial Common Stock, and considering current market values, book values, earnings per share, and the prices and premiums paid in certain other similar transactions involving financial institutions. See "-- Opinion of Financial Advisor."

      (viii) The Directors' views that it was not likely that a better offer could be obtained in the short-term and that there could be no assurance that LBC would not withdraw its proposal if NHS Financial were to continue soliciting other potential acquirors, or that any other offers would be better than LBC's offer.

        (ix) The interests of certain officers, which are considered in another section of this Proxy Statement under "The Merger -- Interests of Certain Persons in the Merger".

        (x) The facts and circumstances set forth above in this section entitled "Background of the Merger".

    In reaching its determination to approve and recommend the Merger, the Boards of Directors of NHS Financial and New Horizons did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR

    Hovde has delivered its written opinion to the Board of Directors of NHS Financial that, as of the date of this Proxy Statement, the consideration to be received in the Merger by the holders of NHS Financial Common Stock is fair, from a financial point of view, to such holders of Common Stock.

    THE FULL TEXT OF THE OPINION OF HOVDE DATED AS OF THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY HOVDE, IS ATTACHED HERETO AS APPENDIX C. SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. HOVDE'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF NHS FINANCIAL COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with its opinion, Hovde reviewed and analyzed, among other things: (i) the Reorganization Agreement and Stock Option Agreement; (ii) this Proxy Statement in substantially the form to be sent to NHS Financial shareholders; (iii) the Annual Report on Form 10-K of the Company for each year in the three year period ending December 31, 1995, (iv) the Quarterly Report on Form 10-Q of NHS Financial for the three-month period ended March 31, 1996; (v) certain other publicly available financial and other information concerning NHS Financial and LBC and the trading markets for the publicly traded securities of NHS Financial; (vi) certain other internal information, including a business plan and projections, relating to NHS Financial, prepared by the management of NHS Financial and furnished to Hovde for the purposes of its analysis; and (vii) certain publicly available information concerning certain other depository institutions and holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions Hovde deemed relevant to its inquiry. Hovde also met with certain officers and representatives of NHS Financial and LBC to discuss the foregoing as well as other relevant matters. Hovde's opinion was necessarily based upon conditions as they existed and the information made available to Hovde through the date thereof.

    In connection with its opinion, Hovde relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not independently attempt to verify the same. Hovde relied upon the management of NHS Financial as to the reasonableness and achievability of its business plan and projections (and the assumptions and bases therefor) provided to Hovde, and assumed that such business plan and projections reflected the best currently available estimates and judgments of the management of its business plan and projections and that such business plan and projections would be realized in the amount and in the time periods estimated by the management of NHS Financial. Hovde also assumed, without independent verification, that the allowances for loan losses for NHS Financial are adequate to cover such losses. Hovde did not make or obtain any evaluations or appraisals of the properties or assets of NHS Financial or LBC, nor did Hovde examine any individual loan credit files. Hovde was retained by the Board of Directors of NHS Financial to express an opinion as to the fairness, from a financial point of view, to the holders of NHS Financial Common Stock of the consideration to be received by such holders in the Merger, and its opinions were limited to such fairness. Hovde did not make any recommendation to the Board of Directors of NHS Financial or the shareholders of NHS Financial with respect to approval of the Merger.

    In connection with its opinion, Hovde performed a variety of financial analyses, which are summarized below. Hovde believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Hovde's opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, Hovde made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of NHS Financial. Any estimates contained in Hovde's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually maybe sold. None of the analyses performed by Hovde was assigned a greater significance by Hovde than any other.

    The projections reviewed by Hovde were prepared by the management of NHS Financial. NHS Financial does not publicly disclose internal management projections of the type provided to Hovde in connection with the review of the Merger. Such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to interest rates and general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

    The following is a brief summary of the analyses performed by Hovde:

        (a) TRANSACTION SUMMARY. Hovde analyzed the Merger Consideration of $11.50 for each share of NHS Financial Common Stock and the implied total transaction value of $29.7 million (based on 2,646,910 shares of fully diluted NHS Financial Common Stock outstanding). Hovde noted that the Merger Consideration represented a multiple of 60.5x earnings for the 12 months ending March 31, 1996, a multiple of 1.18x fully diluted book value per share and 1.18x fully diluted tangible book value per share, in each case at March 31, 1996.

        (b) COMPARABLE TRANSACTION ANALYSIS. Hovde analyzed (i) all thrift merger and acquisition transactions throughout the United States as a whole for the period from January 1, 1995 to May 31, 1996; (ii) all such transactions in the Western Region (Alaska, Arizona, California, Idaho, Montana, Nevada, Oregon, Washington, and Wyoming); and (iii) Western Region transactions in which the acquired company had a return on average assets of less than 0.80%. Hovde then compared the multiples implied by the Merger Consideration of $11.50 per share with the high, low and median deal multiples for the transactions analyzed. This analysis compared the price/latest 12 months' earnings, price/fully diluted book value and price/fully diluted tangible book value multiples implied by the Merger Consideration to the high, low and median multiples for the transactions analyzed. Set forth below are the high, low and median deal multiples presented to the Board of Directors of NHS Financial,

                                                                                             ALL WESTERN REGION TRANSACTIONS
                                                                 ALL U.S. TRANSACTIONS                     (A)
                                                            -------------------------------  -------------------------------
                                                               LOW      MEDIAN      HIGH        LOW      MEDIAN      HIGH
                                                            ---------  ---------  ---------  ---------  ---------  ---------
Price/LTM Earnings........................................       7.67      17.62      60.26      11.05      17.98      57.50
Price/FD Book Value.......................................      72.00     144.11     248.39      72.00     119.90     127.67
Price/FD Tangible to Value................................      72.00     145.80     381.86      72.00     123.60     168.87

                                                                                       MERGER CONSIDERATION (B)(C)
                                                                                       ---------------------------
Merger Consideration Per Share.......................................................           $   11.50
Price/LTM Earnings...................................................................                60.5
Price/FD Book Value..................................................................              117.59
Price/FD Tangible to Value...........................................................              117.83

- ------------------------
(a) Includes transactions in Alaska, Arizona, California, Idaho, Montana, Nevada, Oregon, Washington and Wyoming.

(b) Based upon reported fully diluted earnings per share of $0.19 for the 12 months ended March 31, 1996.

(c) Based upon 2,522,827 shares outstanding and 124,083 options outstanding with an average exercise price of $6.03.

    Hovde then compared the multiples implied by the Merger Consideration of $11.50 per share with the foregoing multiples. The book value and tangible book value ratio calculations in each category of comparable transactions included the proceeds of the exercise of options. The multiples of the Merger Consideration to NHS Financial's diluted book value per share and fully diluted tangible book value per share would be 1.18x and 1.18x, respectively.

    Hovde reviewed certain financial data relating to selected recently completed (within the period from June 1, 1995 through May 31, 1996) and pending thrift acquisition transactions involving institutions throughout the United States and, in particular, acquisition transactions in the Western region of the United States (includes Alaska, Arizona, California, Idaho, Montana, Nevada, Oregon, Washington and Wyoming). In each transaction, Hovde reviewed the implied per share valuation ranges of NHS Financial Common Stock by applying the high, low and median deal multiples described above to each of NHS Financial's fully diluted book value per share. Hovde's analysis of fully diluted book value yielded valuations ranging from $7.04 to $24.29 with a median of $13.07; and the high, low and median price/LTM earnings ranging from $1.53 to $12.05, thus establishing a median value of $5.86. Hovde noted that the results produced in this analysis did not purport to be indicative of actual values or expected values of NHS Financial or shares of NHS Financial Common Stock.

        (c) STOCK MARKET DATA. Hovde also considered the history of the trading prices and volume for NHS Financial Common Stock from January 1, 1992 through May 15, 1996 and the comparative performance of NHS Financial Common Stock over the same period to various thrift and peer group common stock indexes including the Dow Jones Industrial average, Standard & Poors Savings and Loan Index, and Standard & Poors Major Regional Banks Index.

        This analysis indicates that although NHS Financial's Common Stock has increased 137.83% since January 1, 1992 through May 15, 1996 (on a capital appreciation basis), and outperformed various indices returns, including the Dow Jones Industrial Average, 77.88%; Standard & Poors Savings and Loan Index, 34.80%; while falling below the index for Standard & Poors Major Regional Banks of 172.36%, the trading prices for NHS Financial Common Stock underperformed these respective indices based on a 13.8% capital appreciation in the current period dated June 1, 1995 to May 15, 1996.

        (d) DISCOUNTED CASH FLOW ANALYSIS. Hovde performed a discounted cash flow analysis using the business plan and projections for 1996 through 2001 provided by management of NHS Financial for purposes of Hovde's analysis, with a discount rate of 15% and terminal value per share multiples ranging from 12.0x to 14.5x to apply to 2001 forecasted net income and projecting $0.16 per share payment of dividends per year. This analysis showed a range of implied present values per share of NHS Financial Common Stock (on a fully diluted basis) from $8.02 to $12.40. The results produced by this analysis did not purport to be indicative of actual values or expected values of the shares of NHS Financial Common Stock before or after the Merger. Hovde noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that its results are sensitive to its underlying assumptions, including earnings growth rates, dividend payout rates, terminal values and discount rates.

        (e) HISTORICAL AND PROJECTED PERFORMANCE. Hovde reviewed certain operating statistics for NHS Financial over the period from 1992 through 1996. This review compared NHS Financial's earnings per share growth, net interest margin, ratio of non-interest income to total revenue, overhead ratio, ratio of loan loss provisions to average loans, return on average assets, return on average common equity, total asset growth, total loan growth, ratio of tangible common equity to tangible assets, ratio of non-performing assets to loans and other real estate related assets and ratio of reserves to non-performing assets, with comparable historical data for thrift institutions located in the Western United States.

EFFECTIVE DATE; EFFECTIVE TIME

    The closing of the transactions contemplated by the Reorganization Agreement shall take place on such date ("Closing Date") and at such time as LBC and NHS Financial mutually agree upon, which shall be within 30 days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and the receipt of all approvals of governmental authorities and after all other conditions to the consummation of the Reorganization Agreement are satisfied or waived, or on such other date as may be agreed by the parties. The "Effective Date" of the Merger will be the date on which the Agreements of Merger, in the form prescribed and executed in accordance with all appropriate legal requirements, are filed as required by law. The "Effective Time" of the Merger shall be the time of such filing or as set forth in such Agreements of Merger. Assuming shareholder approval, it is anticipated that the Merger shall take place on September 30, 1996.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    The directors and executive officers of NHS Financial (eleven persons) together with their affiliates, beneficially owned a total of 385,587 shares of NHS Common Stock (representing 14.83% of all outstanding shares of NHS Financial Common Stock) on August 6, 1996. The directors and executive officers will receive the same consideration for their shares, including any shares which they may acquire prior to the Effective Time pursuant to the exercise of stock options, as the other shareholders of NHS Financial. See "-- Stock Options" discussed below. Certain members of NHS Financial's management have certain interests in the Merger that are in addition to their interests as shareholders of NHS Financial generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Reorganization Agreement and the transactions contemplated thereby.

    EMPLOYMENT AGREEMENTS. New Horizons previously has entered into Supplemental Retirement Agreements (SERP) with James W. Barnett, Chairman of the Board of Directors, President and Chief Executive Officer of New Horizons and JoAnne Fabian, Executive Vice President, Chief Administrative Officer and Secretary of New Horizons. Mr. Barnett also serves as Chairman of the Board of Directors, President and Chief Executive Officer of NHS Financial. Ms. Fabian also serves as Executive Vice President and Secretary of NHS Financial.

    The SERPs entitle Mr. Barnett and Ms. Fabian to certain payments following a "change of control" (as defined in each SERP) of New Horizons or NHS Financial. The Merger, if consummated, will constitute a change of control within the meaning of each SERP. Under the terms of Mr. Barnett's SERP, the acquiring entity, as a condition of the change of control, is required to agree to fulfill the obligations of NHS Financial and New Horizons under the agreement.

    Pursuant to Mr. Barnett's SERP, he, or his heirs in the event of his death, will be entitled to receive the sum of $75,000 per year for a period of ten years. Payments will begin on the latter of Mr. Barnett's sixty-sixth birthday or his retirement or such other time as is mutually agreed between Mr. Barnett and LBC and Luther Burbank. Ms. Fabian's SERP entitles her to receive two times her current annual salary paid in a lump sum if she is terminated within three years of the change of control. This amount would equal $295,000.

    STOCK OPTIONS. Certain key employees of NHS Financial and New Horizons have been granted options to purchase shares of NHS Financial Common Stock under the NHS Financial 1987 and 1992 Stock Option Plans. The Reorganization Agreement provides that, in consideration of the cancellation of such option, each holder of an outstanding option (whether or not then exercisable and without regard to whether such option expired prior to the Effective Time) will receive a lump sum cash payment equal to the product of (i) the excess of $11.50 over the exercise price of such option and (ii) the number of shares subject to such option.

    The following table sets forth the number of shares subject to options held by each executive officer and the aggregate value to be received by all optionholders upon cancellation.

                                              NUMBER OF SHARES    AGGREGATE
                                                 SUBJECT TO      CANCELLATION
             EXECUTIVE OFFICER                     OPTIONS         AMOUNT
- --------------------------------------------  -----------------  -----------
James W. Barnett(1)                                  57,580       $ 405,939
JoAnne Fabian(1)                                     23,780         120,326
Albert J. Thomson                                     4,000           7,360
                                                    -------      -----------
Executive Officers of NHS Financial as a
 Group (3 persons)                                   85,360       $ 533,625
                                                    -------      -----------
Other officers and employees of NHS
 Financial and New Horizons as a Group (14
 persons)                                            38,723         145,243
                                                    -------      -----------
Totals (17 persons)                                 124,083       $ 678,858
                                                    -------      -----------
                                                    -------      -----------

- ------------------------
(1) Also a Director of NHS Financial and New Horizons.

    DIRECTORS AND OFFICERS INDEMNIFICATION. The Reorganization Agreement provides that for a period of four years after the Effective Time, LBC shall indemnify and hold harmless each present and former director and officer of NHS Financial and New Horizons with respect to matters asserted or arising before or after the Effective Time (including with respect to transactions contemplated by the Reorganization Agreement) and advance expenses in connection therewith to the full extent then permitted by applicable law. For a period of four years following the Effective Time, LBC has agreed to use all commercially reasonable efforts to cause to be maintained in effect the existing, or similar, liability insurance policies with respect to directors and officers of NHS Financial and New Horizons, provided that the premium cost to LBC of such policies shall not exceed 100% of the annual premiums paid by NHS Financial as of the date of the Reorganization Agreement.

    INTERESTS OF CERTAIN OTHER EMPLOYEES. Following the Merger, any NHS Financial Employee who continues as an employee of LBC or Luther Burbank will be entitled to participate in LBC's or Luther Burbank's employee benefit plans on the same basis as similarly situated LBC or Luther Burbank employees with credit for prior service with NHS Financial and New Horizons. LBC has agreed in the Reorganization Agreement that New Horizons' employees terminated within six months of the Effective Time will receive severance benefits equal to two weeks of his or her respective base salary plus one additional week for each year of service or under any specific severance agreements. Following the initial six month period, former New Horizons employees will be covered by LBC severance plans in effect from time to time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of material federal income tax consequences of the Merger to certain holders of NHS Financial Common Stock is based on present law and does not purport to be a complete analysis of all tax consequences that may be relevant to any particular shareholder. The state, local, foreign, estate and alternative minimum tax consequences to shareholders of NHS Financial are not discussed. Certain holders (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, employee shareholders, foreign corporations, persons who are not citizens or residents of the United States and persons who acquired shares of NHS Financial Common Stock as part of a straddle or conversion transaction) may be subject to special rules not discussed below. The discussion assumes that each shareholder holds shares of NHS Financial Common Stock as a capital asset. However, certain shareholders who are employees or directors may not be entitled to treat certain of the shares which they may have acquired from NHS Financial as capital assets and may be required to report any gain on the sale of the shares as taxable compensation from NHS Financial. The discussion is based on laws, regulations, rulings, practice and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision.

    The receipt of cash for NHS Financial Common Stock pursuant to the Merger or, in the case of any dissenting shareholder, pursuant to any appraisal proceedings, if five percent (5%) or more of the outstanding shares of Common Stock of NHS Financial are voted against the merger and written demands for payment of fair market value are made therefor before the Meeting by record holders thereof (see "The Merger - Possible Dissenters' Rights"), will be treated as a sale or exchange of those shares for federal income tax purposes. A holder of NHS Financial Common Stock (and if dissenters' rights exist following the meeting, including a dissenting shareholder) will recognize a gain or loss for federal income tax purposes generally in an amount equal to the difference, if any, between the amount of cash received and the adjusted tax basis of his, her or its shares of NHS Financial Common Stock surrendered (except, in the case of dissenting shareholders, if any, for any amount constituting interest, which will be taxable as ordinary income). Except for gain attributable to certain shares owned by employees or directors of NHS Financial, as described above, gain or loss on the sale of the shares will be long-term capital gain or loss if the shares of NHS Financial Common Stock have been held by the shareholder for one year or more.

    The cash payments due the holders of NHS Financial Common Stock upon the exchange of such NHS Financial Common Stock pursuant to the Merger (other than certain exempt persons or entities) will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold 31% of the cash payments to holders of NHS Financial Common Stock to whom backup withholding applies, and the federal income tax liability of such persons will be reduced by the amount so withheld. To avoid backup withholding, a holder of NHS Financial Common Stock must provide the third-party exchange agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her Social Security number.

    No ruling has been or will be requested from the Internal Revenue Service as to any of the tax effects to NHS Financial's shareholders of the transactions discussed in this Proxy Statement, and no opinion of counsel has been or will be rendered to NHS Financial's shareholders with respect to any of the tax effects of the Merger to shareholders.

    THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER; THEREFORE, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THOSE RELATING TO STATE AND/OR LOCAL TAXES.

SURRENDER OF STOCK CERTIFICATES

    Within ten business days after the Effective Time, a paying agent selected by LBC will mail written transmittal materials concerning surrender of stock certificates to each record holder of shares of NHS Financial Common Stock outstanding at the Effective Time. The transmittal material will contain instructions with respect to the proper method of surrender of certificates formerly representing shares of NHS Financial Common Stock in exchange for the Merger Consideration.

    Upon delivery to the paying agent of certificates formerly representing shares of NHS Financial Common Stock for cancellation, together with properly completed transmittal material, a NHS Financial shareholder will receive a check in payment of the Merger Consideration for the shares of NHS Financial Common Stock represented by such certificates. NHS Financial shareholders will not be entitled to receive interest on any cash to be received in the Merger.

    SHAREHOLDERS OF NHS FINANCIAL ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATE(S) FOR EXCHANGE UNTIL THEY HAVE RECEIVED SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL AND HAVE COMPLETED THE TRANSMITTAL MATERIALS ACCORDINGLY.

    In the event of a transfer of ownership of any shares of NHS Financial Common Stock that has not been registered in the transfer records of NHS Financial, a check for the Merger Consideration may be issued to the transferee if the certificate representing such NHS Financial Common Stock is presented to the paying agent, accompanied by documents sufficient, in the reasonable discretion of LBC and the paying agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

    From and after the Effective Time, there will be no transfers on the stock transfer records of NHS Financial of shares of NHS Financial Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a certificate representing such shares is presented to LBC, the certificate shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof in accordance with the procedures set forth in the Reorganization Agreement.

    Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remain unclaimed by the shareholders of NHS Financial for 12 months after the Effective Time shall be repaid by the paying agent to LBC. Any shareholders of NHS Financial who have not theretofore complied with the procedures regarding payment for shares in accordance with the Reorganization Agreement shall thereafter look only to LBC for payment of the Merger Consideration deliverable in respect of each share of NHS Financial Common Stock such shareholder holds as determined pursuant to the Reorganization Agreement without any interest thereon. If outstanding certificates are not surrendered, or the payment for them not claimed prior to the date on which such payments would otherwise escheat to, or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of LBC, free and clear of all claims or interest of any person previously entitled to such claims.

    Notwithstanding the foregoing, none of LBC, NHS Financial, the paying agent or any other person shall be liable to any former holder of NHS Financial Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the paying agent, the posting by such person of a bond in such amount as the paying agent may direct as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate, the Merger Consideration deliverable in respect thereof pursuant to the Reorganization Agreement.

REGULATORY APPROVALS

    The Merger requires the approval of the OTS. An application was filed with the OTS for such approval on June 24, 1996 and approval was granted on August 5, 1996, subject to pre-merger-certification by the chief financial officers of LBC, Luther Burbank and New Horizons that no material adverse events or changes have occurred with respect to the financial conditions or operations of LBC, Luther Burbank or New Horizons. An appropriate filing has also been made by LBC and Luther Burbank with the California Department of Savings and Loan. The Commissioner of Savings and Loan must give his written approval to the Merger Agreement prior to its filing with the Secretary of State of the State of California.

    The OTS is required to evaluate the applications by taking into consideration, among other things, the financial and managerial resources and future prospects of the institutions involved, the insurance risk to the SAIF of the FDIC and the convenience and needs of the community to be served. In addition, the OTS may not approve any proposed acquisition (i) that would result in a monopoly or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States or (ii) that in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or that in any other manner would be in restraint of trade, unless the OTS finds that the anticompetitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the acquisition in meeting the convenience and needs of the community to be served. Under the CRA, the OTS must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods. The OTS also considers, among other things, the fairness and disclosure of the plan including compensation to officers, directors and controlling persons of the disappearing association by the surviving association, the justification, need for and compensation to be paid to any advisory board, fees paid to each person or firm rendering legal or other professional services in connection with a merger and the accounting treatment of any goodwill in connection with a merger.

    The Merger cannot proceed in the absence of obtaining the requisite approvals. See "-- Conditions to the Merger." There can be no assurance that the United States Department of Justice or other federal regulatory authority will not challenge the Merger, or if such challenge is made, as to the result thereof. Under federal law, the Merger may not be consummated until after the 15th day following the date of OTS approval -- August 5, 1996, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. Should the Merger not be consummated, NHS and New Horizons will continue as separate going concerns. Assuming shareholder approval, it is anticipated that the Merger will be consummated on about September 30, 1996.

    The Reorganization Agreement provides that either party may terminate the Reorganization Agreement if the Merger has not been consummated by December 31, 1996. See "-- Termination of the Reorganization Agreement."

CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to various specific conditions in the Reorganization Agreement. While it is anticipated that all such conditions will be satisfied or (when permissible) be waived, there can be no such assurance.

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of the following conditions: (i) the Reorganization Agreement and the transactions contemplated thereby shall have been approved by vote of the holders of at least a majority of the outstanding shares of Common Stock of NHS Financial in accordance with applicable law; (ii) all necessary regulatory approvals, consents and waivers required to consummate the transactions contemplated by the Reorganization Agreement shall have been obtained and all statutory waiting periods in respect thereof shall have expired; the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for LBC, are necessary or appropriate to the consummation of the transactions contemplated by the Reorganization Agreement; provided, however, that no such approval, consent or waiver shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would (a) result in a Material Adverse Effect (as defined below) on LBC or (b) would reduce the benefits of the transactions contemplated by the Reorganization Agreement to LBC in so significant a manner that LBC, in its reasonable, good faith judgment, would not have entered into the Reorganization Agreement had such condition or requirement been known at that time; (iii) all other requirements prescribed by law that are necessary to the consummation of the transactions contemplated by the Reorganization Agreement shall have been satisfied; (iv) no party to the Reorganization Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or any other transaction contemplated by the Reorganization Agreement, and no litigation or proceeding shall be pending against LBC or NHS Financial or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated thereby; and (v) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority that prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by the Reorganization Agreement.

    As used in the Reorganization Agreement, the term "Material Adverse Effect" means (i) an effect that (A) is material and adverse to the business, financial condition or results of operations of NHS Financial or LBC and their subsidiaries taken as a whole, as the context may dictate, (B) significantly and adversely affects the ability of NHS Financial or LBC, as the context may dictate, to consummate the Merger by September 30, 1996 or to perform its material obligations under the Reorganization Agreement or (C) enables any person to prevent the consummation by September 30, 1996 of the Merger or (ii) the failure of (x) a representation or warranty made by NHS Financial relating to matters stated by it in the Recitals to the Reorganization Agreement and to the unchanged financial condition, properties, business or results of operations of NHS Financial and New Horizons to be true and correct or (y) a representation or warranty by NHS Financial relating to its subsidiaries and ownership of equity securities and a representation or warranty by LBC relating to matters stated by it in the Recitals to the Reorganization Agreement and to the corporate qualifications of LBC, LBC Interim and Luther Burbank to be true and correct in all material respects; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the cause of which is or are (i) any change in banking, tax and similar laws of general applicability to savings institutions or their holding companies or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to savings associations or their holding companies generally, (iii) any action or omission of NHS Financial or LBC in contemplation of the Merger, (iv) the actions contemplated by Section 4.2 of the Reorganization Agreement if requested by LBC, relating to changes in NHS Financial's policies and practices to be consistent with those of LBC, immediately prior to the Effective Time, (v) any changes in general economic conditions affecting financial institutions generally, including but not limited to changes in interest rates, (vi) a special assessment on SAIF members or other action taken by the FDIC in connection with the funding of the SAIF and (vii) any action not taken or omission made by NHS Financial because the consent thereto reasonably requested by NHS Financial from LBC to conduct ordinary business operations was denied or not acted upon in a timely manner by LBC.

    Pursuant to the Reorganization Agreement, NHS Financial has agreed not to declare or pay any dividends on its Common Stock, except for regular quarterly cash dividends at a rate per share not in excess of $.04, provided, however that NHS Financial may not declare any dividend after June 30, 1996, unless the Effective Date is extended beyond October 31, 1996.

    CONDITIONS TO THE OBLIGATIONS OF LBC. The obligations of LBC to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions: (i) LBC shall have received from NHS Financial's independent certified public accountants "comfort" letters, reasonably satisfactory to LBC, dated (a) the date of the mailing of this Proxy Statement to NHS Financial's shareholders and (b) shortly prior to the Effective Date, with respect to certain financial information regarding NHS Financial, in the form customarily issued by such accountants at such times in transactions of this type; (ii) the representations and warranties of NHS Financial and New Horizons contained in the Reorganization Agreement and the Stock Option Agreement shall be true and correct (subject to an exception generally for any condition, event, change or occurrence that would not have a Material Adverse Effect) as of the date of the Reorganization Agreement and as of the Effective Date (as though made at and as of the Effective Date, except as to any representation or warranty that specifically relates to an earlier date); (iii) each of the obligations of NHS Financial required to be performed by it at or prior to the Effective Date pursuant to the terms of the Reorganization Agreement and the Stock Option Agreement shall have been performed in all material respects; (iv) LBC shall have received (a) agreements from NHS Financial's and New Horizons' directors not to solicit deposit customers or employees of NHS Financial or New Horizons for twelve months from the Effective Date and (b) an opinion from counsel to NHS Financial; (v) NHS Financial shall have obtained all necessary consents to terminate and pay all outstanding and unexercised stock options granted under plans maintained by NHS Financial; and
(vi) the terms and conditions of the commitment letter dated May 13, 1996 to LBC from First Bank National Association, Minneapolis, Minnesota, pursuant to which a certain amount of the funds to pay the Merger Consideration shall be provided, shall have been satisfied.

    CONDITIONS TO THE OBLIGATIONS OF NHS FINANCIAL. The obligations of NHS Financial to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions: (i) the representations, warranties and covenants of LBC contained in the Reorganization Agreement shall be true and correct (subject to an exception generally for any condition, event, change or occurrence that would not have a Material Adverse Effect on NHS Financial) as of the date of the Reorganization Agreement and as of the Effective Date (as though made at and as of the Effective Date except as to any representation or warranty which specifically relates to an earlier date); (ii) each of the obligations of LBC required to be performed by it at or prior to the Effective Date pursuant to the terms of the Reorganization Agreement shall have been performed and complied with in all material respects; and (iii) NHS Financial shall have received various certificates of LBC's officers and the NHS Financial Board of Directors shall have received an opinion of Hovde Financial that the Merger is fair, from a financial point of view, to NHS Financial and its shareholders.

    REPRESENTATIONS AND WARRANTIES. NHS Financial, on the one hand, and LBC, on the other hand, have made certain representations and warranties to each other in the Reorganization Agreement as to, among other things, the accuracy of certain facts set forth in the Recitals to the Reorganization Agreement, the authorization, validity, binding effect and enforceability of the Reorganization Agreement, various corporate matters, capital structure, compliance with laws, absence of material adverse changes and absence of certain legal proceedings and regulatory actions. NHS Financial has also made certain representations and warranties to LBC with respect to, among other things, taxes, labor matters, its employee benefit plans and agreements, title to its assets, environmental matters, its loans, its material contracts, its insurance, its investment securities, its books and records, certain fees payable in connection with the proposed transactions, the subsidiary of NHS Financial and NHS Financial's and its respective significant investments, material interests of certain persons, and certain other matters. LBC has also made representations and warranties to NHS Financial with respect to, among other things, its employee benefit plans and that, on the date of the Reorganization Agreement or on the Closing Date, LBC will have access to all funds necessary to consummate the Merger and pay the aggregate Merger Consideration. The representations and warranties of the parties generally are subject to an exception for any condition, event, change or occurrence that would not have a Material Adverse Effect on the party making such representation or warranty. The representations and warranties of the parties do not survive beyond the Effective Time if the Merger is consummated unless otherwise stated, and, if the Reorganization Agreement is terminated without consummation of the Merger, there will be no liability on the part of any party or their respective officers or directors except that such termination shall be without prejudice to the rights of any party arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in the Reorganization Agreement.

BUSINESS PENDING CONSUMMATION

    Pursuant to the Reorganization Agreement, NHS Financial has agreed that during the period from the date of the Reorganization Agreement to the Effective Time (except as expressly provided in the Reorganization Agreement or as disclosed to LBC pursuant to the Reorganization Agreement or as agreed to by
LBC) NHS Financial shall and shall cause New Horizons to (i) conduct its business and maintain its books and records in the usual, regular and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) except as required by applicable law, rule or regulation, take no action that would adversely affect or delay the ability of any of the parties to the Reorganization Agreement to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the Reorganization Agreement or to perform its covenants and agreements on a timely basis under the Reorganization Agreement, and (iv) except as required by applicable law, rule or regulation, take no action that could reasonably be expected to have a Material Adverse Effect on NHS Financial.

    NHS Financial and New Horizons have also agreed to cooperate with LBC and Luther Burbank in completing the transactions contemplated by the Reorganization Agreement and not take, cause to be taken or agree or commit to take any action
(i) that is intended or may reasonably be expected to cause any of its representations or warranties not to be true and correct in any material respect, or (ii) that is inconsistent with or prohibited by the Reorganization Agreement; except in any case as may be required by law, rule or regulation.

    The Reorganization Agreement also provides that, at the request of LBC, NHS Financial shall, to the extent consistent with generally accepted accounting principles, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which all required federal depository institution regulatory approvals are received and prior to the Effective Time so as to be consistent on a mutually, satisfactory basis with those of LBC; provided, however, that NHS Financial shall not be required to take such action unless (i) LBC agrees in writing that all conditions to LBC's obligation to consummate the Merger set forth in the Reorganization Agreement (other than the expiration of the statutory waiting period following approval of the Merger by the OTS) have been satisfied or waived, (ii) NHS Financial shall have received a written waiver by LBC of its rights to terminate the Reorganization Agreement, and (iii) all of the conditions to NHS Financial's obligation to consummate the Merger (other than the statutory waiting period described above) shall have been satisfied. NHS Financial's representations, warranties and covenants contained in the Reorganization Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of such actions.

    In addition, pursuant to the Reorganization Agreement, during the period from the date of the Reorganization Agreement to the Effective Time (except as otherwise specifically provided in the Reorganization Agreement or the Stock Option Agreement or as disclosed to LBC pursuant to the Reorganization Agreement), NHS Financial has agreed that it shall not, and shall not permit New Horizons to, without the prior written consent of LBC, take certain actions, including the following:

        (1) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; provided, however, that neither NHS Financial or New Horizons shall incur any indebtedness for borrowed money (including reverse repurchase agreements) with final maturity date falling on any date after September 30, 1996;

        (2) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock, except for regular quarterly cash dividends at a rate per share of NHS Financial Common Stock not in excess of $0.04 per share; provided, however, that NHS Financial may not declare any dividend after June 30, 1996, unless the Effective Date is extended beyond October 31, 1996; or issue any additional shares of capital stock or rights asserted therewith except pursuant to the exercise of stock options outstanding as of the date of the Reorganization Agreement or the Stock Option Agreement;

        (3) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of the Reorganization Agreement;

        (4) hire a replacement employee above the level of Assistant Vice President, enter into, renew or amend any employment agreement with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to, or otherwise establish any trust or account related to, any employee plan with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice but in any event not in excess of 3% in the aggregate for all employees, 4% for any individual employee at the level of Vice President or above, and 5% for any individual employee below the level of Vice President, or any amendment to any employee plan required by applicable law (provided that NHS Financial shall use its best efforts to minimize the cost of any such amendment as permitted under such applicable law), voluntarily accelerate the vesting of any stock options, or other compensation or benefit, or declare or pay any bonus, provided, however, that the provisions of an employee retention plan previously agreed to by NHS Financial and LBC may be implemented; and NHS Financial may amend the severance provisions of any employment contract in place on the date of the Reorganization Agreement, so long as the purpose of such amendment is to bring the contract into compliance with current laws relating to the payment of severance and such amendment does not result in any increase in the financial obligations of NHS Financial, New Horizons, LBC or Luther Burbank;

        (5) other than in the ordinary course of business consistent with past practice, and except as necessary to meet current liquidity requirements, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person; provided, however, that no investment or series of related investments shall be made in an amount in excess of $50,000 except in (i) securities which would be reported under the caption "cash and cash equivalents" on NHS Financial's consolidated statements of financial condition and (ii) federal government securities with a maturity of not more than ninety (90) days, and in no event shall NHS Financial make any acquisition of equity securities or business operations without LBC's prior consent;

        (6) enter into, renew or terminate any material contract or agreement requiring payment by NHS Financial or New Horizons of more than six months in duration, or that is not cancelable without penalty with 30 days notice, except for any contract to sell real estate owned done in the ordinary course of business, or make any change in any of its material leases or contracts, other than as contemplated by the Reorganization Agreement;

        (7) settle any claim, action or proceeding involving any liability of NHS Financial or New Horizons for money damages that would have a material adverse effect on NHS Financial or involving restrictions upon the operations of NHS Financial or New Horizons;

        (8) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

        (9) except in the ordinary course of business, make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

        (10) except as contemplated by the Reorganization Agreement, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred on by NHS Financial's independent auditors, or as required by regulatory accounting principles or regulatory requirements;

        (11) enter into any new activities or lines of business, including news savings programs, or cease to conduct any material activities or lines of business that it conducts on the date of the Reorganization Agreement, alter its pricing strategy with respect to deposits, take any action that would alter its deposit pricing practices that would reasonably be expected to result in a material change in its deposit pricing when compared to financial institutions competing in the same market, or conduct any material business activity not consistent with past practice;

        (12) except as required by law or applicable regulation, amend its restated certificate of incorporation or its bylaws;

        (13) make any capital expenditure for fixed assets in excess of $5,000 other than pursuant to commitments existing on the date of the Reorganization Agreement and other than expenditures necessary to maintain existing assets in good repair;

        (14) incur general or administrative expenses other than such expenses as are reasonably necessary in the ordinary course of business; or

        (15) agree to, or make any commitment to, take any of the actions prohibited in the Reorganization Agreement.

WAIVER AND AMENDMENT

    Prior to the Effective Time, any condition of the Reorganization Agreement (to the extent allowed by law) may be waived by the party benefitted by the provision or may be amended or modified (including the structure of the transaction) by an agreement in writing approved by the Boards of Directors of LBC and NHS Financial; except that, after the vote by the shareholders of NHS Financial, no amendment may be made that would change any of the principal terms of the Reorganization Agreement without approval of the NHS Financial shareholders.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    NHS Financial has agreed that neither it nor New Horizons nor any of their respective officers and directors shall, (and NHS Financial will direct and use its best efforts to cause its employees, agents and representatives not to), directly or indirectly, initiate, solicit, or encourage, subject to fiduciary duties, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of NHS Financial) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets, deposits or any equity securities of, NHS Financial or New Horizons (any such proposal or offer being an "Acquisition Proposal"). However, NHS Financial may engage in any negotiations concerning, or provide any confidential information or data to, or have discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, if NHS Financial's Board of Directors, after consultation with its counsel with respect to an unsolicited offer from a third party, determines in the exercise of its fiduciary duties that such discussions, negotiations or actions are legally required. NHS Financial has agreed to cease and terminate any existing activities, discussions or negotiations with any parties (other than LBC) previously conducted regarding an Acquisition Proposal, and has informed the appropriate individuals or entities of its obligation to cease such activities. NHS Financial has agreed to notify LBC immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with NHS Financial or New Horizons. As agreed, NHS Financial has requested that any other person, other than LBC, that executed a confidentiality agreement in connection with its consideration of acquiring NHS Financial or New Horizons return any confidential information furnished to such person by or on behalf of NHS Financial or New Horizons.

TERMINATION OF THE REORGANIZATION AGREEMENT

    The Reorganization Agreement may be terminated, and the Merger abandoned, prior to the Effective Date either before or after its approval by the shareholders of NHS Financial and LBC: (i) by the mutual consent of NHS Financial and LBC, if the board of directors of each so determines by a vote of a majority of the members of its entire board; (ii) by LBC or NHS Financial, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event of (a) the failure of the shareholders of NHS Financial to approve the Reorganization Agreement at the Meeting or other meeting called to consider such approval, or (b) a material breach by the other party of any material representation, warranty, covenant or agreement contained in the Reorganization Agreement (or, in the case of NHS Financial, in the Stock Option Agreement) that is not cured or not curable within thirty days after written notice of such breach is given to the party committing such breach by the other party; provided, however, that neither party shall have the right to so terminate the Reorganization Agreement unless such breach, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions otherwise contemplated by the Reorganization Agreement; (iii) by LBC or NHS Financial by written notice to the other party, if either (a) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated by the Reorganization Agreement shall have been denied or imposes any material condition (which in the case of LBC shall include requiring any shareholder of LBC to guarantee any part of the transactions contemplated by the Reorganization Agreement), provided, however, that standard conditions of approval related to the Bank Merger Act waiting period, customer notices, officer and legal certifications, shareholder approval, submission of post-closing financial data and timing of closure shall not be a basis for termination; or (b) any governmental authority of competent jurisdiction shall have issued a final, unappealable order prohibiting consummation of the transactions contemplated by the Reorganization Agreement; or (iv) by LBC or NHS Financial, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Mergers are not consummated by December 31, 1996, unless the failure to so consummate is due to the breach of any material representation, warranty or covenant contained in the Reorganization Agreement by the party seeking to terminate.

    In the event of the termination of the Reorganization Agreement by either LBC or NHS Financial, as provided above, the Reorganization Agreement shall thereafter become void and there shall be no liability on the part of any party to the Reorganization Agreement or their respective officers or directors, except that (i) certain provisions regarding confidential information and expenses shall survive and remain in full force and effect and (ii) such termination shall be without prejudice to the rights of any party arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in the Reorganization Agreement.

THE STOCK OPTION AGREEMENT

    The following is a summary of the material provisions of the Stock Option Agreement, entered into by and between NHS Financial and LBC, dated May 23, 1996. The following summary is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is appended hereto as Appendix B. Execution of the Stock Option Agreement was a condition to LBC's willingness to enter into the transactions contemplated by the Reorganization Agreement. Pursuant to the Stock Option Agreement, NHS Financial granted to LBC an option (the "Option") to purchase up to 19.9% of the outstanding shares of NHS Financial Common Stock (represented by approximately 502,043 shares), at an exercise price of $9.50 per share (the "Option Price"), subject to the terms and conditions set forth therein.

    The Option is exercisable, in whole or in part, at any time and from time to time, only if (i) LBC is not in material breach of any agreements or covenants contained in the Reorganization Agreement and the Stock Option Agreement, and
(ii) no preliminary or permanent injunction or other order against delivery of NHS Financial Common Stock under the Option shall have been issued against NHS Financial, and subject, further, to satisfaction of all conditions (including, but not limited to, regulatory approvals) attendant to any agreement to engage in an "Acquisition Transaction" (as defined below) relating to a "Purchase Event" (as defined below).

    An "Acquisition Transaction" is defined as one of the following events:

        (a) a merger or consolidation, or any similar transaction, involving NHS Financial, or any of its subsidiaries;

        (b) a purchase, lease or other acquisition of all or substantially all of the assets of NHS Financial or any subsidiary; or

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
        (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of NHS Financial or any subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only NHS Financial and any subsidiary.

    A "Purchase Event" is defined as any one of the following events:

        (a) any person (other than LBC or its subsidiaries) shall have acquired beneficial ownership (the term "beneficial ownership" for purposes of the Reorganization Agreement and the Stock Option Agreement having the meaning assigned to such term in Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations thereunder) of securities representing 25% or more of the voting power of NHS;

        (b) NHS Financial or any of its subsidiaries, without having received LBC's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of the Reorganization Agreement and Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than LBC or any of its subsidiaries or the Board of Directors of NHS Financial shall have recommended that the shareholders of NHS Financial approve or accept any Acquisition Transaction with any person other than LBC or any of its subsidiaries, except that the percentage referred to in (c) above in the definition of "Acquisition Transaction" shall be 25%.

    In the event that a Purchase Event occurs as set forth in (b) above, and all conditions (including, but not limited to, regulatory approvals) attendant to the agreement to engage in the Acquisition Transaction have been satisfied, but the Acquisition Transaction is not consummated for any reason, then NHS Financial shall immediately purchase the Option from LBC or any permitted assignee of LBC at a cash price equal to $1.00 times the number of shares represented by the Option.

    For purposes of the Stock Option Agreement each of the following events is a "Preliminary Purchase Event":

        (a) NHS Financial or any of its subsidiaries, without having received LBC's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person other than LBC or any of its subsidiaries or the Board of Directors of NHS Financial shall have recommended that the shareholders of NHS Financial approve or accept any Acquisition Transaction with any person other than LBC or any of its subsidiaries.

        (b) any person (other than LBC or any of its subsidiaries) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the voting power of NHS Financial;

        (c) any person other than LBC or any of its subsidiaries shall have made a bona fide proposal to NHS Financial or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than LBC or any subsidiary of LBC shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any securities of NHS Financial such that, upon consummation of such offer, such person would own or control 10% or more of the voting power of NHS Financial (such an offer being referred to as a "Tender Offer" or an "Exchange Offer", respectively));

        (d) after a proposal is made by a third party to NHS Financial or its shareholders to engage in an Acquisition Transaction, NHS Financial shall have breached any covenant or obligation contained in the Reorganization Agreement and such breach would entitle LBC to terminate the Reorganization Agreement or the holders of NHS Financial Common Stock shall not have approved the Reorganization Agreement at the Meeting, such Meeting shall not have been held or shall have been canceled prior to termination of the Reorganization Agreement or NHS Financial's Board of Directors shall have withdrawn or modified in a manner adverse to LBC the recommendation of NHS Financial's Board of Directors with respect to the Reorganization Agreement; or

        (e) any person other than LBC or any of its subsidiaries, other than in connection with a transaction to which LBC has given its prior written consent, shall have filed an application or notice with the OTS or other governmental authority or regulatory or administrative agency or commission for approval to engage in an Acquisition Transaction.

    The Option expires upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) nine months after the first occurrence of a Purchase Event, (iii) 15 months after the termination of the Reorganization Agreement following the occurrence of a Preliminary Purchase Event (as defined below), (iv) termination of the Reorganization Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination resulting from a volitional breach by NHS Financial of any representation, warranty, covenant or agreement under the Reorganization Agreement), or (v) 15 months after the termination of the Reorganization Agreement by LBC if such termination results from a volitional breach by NHS Financial of any representation, warranty, covenant or agreement under the Reorganization Agreement.

    In the event of any change in NHS Financial's Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, or the issuance or grant of any rights or securities which entitle the holder(s) thereof to voting powers superior to or dilutive of the Common Stock, the type and number of shares of NHS Financial Common Stock subject to the Option shall be appropriately adjusted and proper provision made so that in the event that any additional rights or securities are to be issued or otherwise to become outstanding as a result of any change, the number of shares that remain subject to the Option and their rights and powers, shall be increased or modified, so that after such issuance and together with shares previously issued pursuant thereto, it equals 19.9% of the voting power of NHS Financial. Whenever the number of shares subject to the Option is adjusted, the Option Price shall be adjusted as well.

    In the event NHS Financial, prior to the Option expiring, enters into any agreement (i) to consolidate or merge with any person, other than LBC or any of its subsidiaries, and is not the surviving corporation, (ii) to permit any person, other than LBC or any of its subsidiaries, to merge into NHS Financial and NHS Financial is the surviving corporation, but, in connection with such merger, the outstanding shares of NHS Financial's Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of NHS Financial's Common Stock shall after such merger represent less then 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its or any material subsidiary's assets to any person other than LBC or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of the transaction, the Option will be converted into, or exchanged for, an option of either the Acquiring Corporation (as defined below) or any person that controls the Acquiring Corporation, in all cases at the option of LBC. "Acquiring Corporation" means (a) the continuing or surviving corporation of a consolidation or merger with NHS Financial (if other than NHS Financial), (b) NHS Financial in a merger in which NHS Financial is the continuing or surviving person, and (c) the transferee of all or any substantial part of NHS Financial's assets (or the assets of any of NHS Financial's subsidiaries).

    LBC has the right to require NHS Financial to repurchase the Option and any shares acquired pursuant to the exercise of the Option in the following circumstances:

        (a) any person (other than LBC or any of its subsidiaries) shall have acquired beneficial ownership of 50% or more of the then outstanding shares of NHS Financial Common Stock; or

        (b) the consummation of an Acquisition Transaction with any person other than LBC or any of its subsidiaries.

    At the request (the date of such request being the "Option Repurchase Request Date") of LBC, NHS Financial shall repurchase the Option from LBC at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option shares from time to time (the "Owner"), NHS Financial shall repurchase such number of the Option shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option shares so designated.

    The term "market/offer price" shall mean the highest of (i) the price per share of NHS Financial Common Stock at which a Tender Offer or Exchange Offer therefor has been made after the date of the Reorganization Agreement and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of NHS Financial Common Stock paid or to be paid by any third party pursuant to an agreement with NHS Financial (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of NHS Financial Common Stock within the 360-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, which is reported by The Wall Street Journal or, if not reported thereby, another authoritative source, or
(iv) in the event of a sale of all or substantially all of NHS Financial's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of NHS Financial as determined by a nationally recognized independent investment banking firm selected by LBC or the Owner, as the case may be, divided by the number of shares of NHS Financial Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by a nationally recognized independent investment banking firm selected by LBC or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

    NHS Financial has granted LBC certain registration rights with respect to the Option and shares of NHS Financial Common Stock that may be acquired by LBC upon exercise of the Option. These rights include that NHS Financial will file up to two registration statements under the Securities Act if requested by LBC after the Option becomes exercisable to permit the sale or other disposition of the shares issued pursuant to the Option. Such registration rights are subject to an exception that allows NHS Financial, or person assisting NHS Financial in a public offering of shares, in the exercise of its business judgment, to delay such registration (but by no more than 45 days) or reduce the number of shares purchasable by LBC (such reduction affecting only the then current exercise of the Option, and not the total number of shares subject to the Option). In connection with any registration described above, NHS Financial and LBC will provide to each other and any underwriter of the offering customary representations, warranties, indemnities and other agreements.

    The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Reorganization Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of, or a significant interest in, NHS Financial from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for NHS Financial Common Stock than the then-current market price of such shares. The acquisition of, or an interest in, NHS Financial, or an agreement to do either, could cause the Option to become exercisable. The existence of the Stock Option Agreement could significantly increase the cost to a potential acquiror of acquiring NHS Financial compared to its cost had the Stock Option Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire NHS Financial than it might otherwise have proposed to pay.

POSSIBLE DISSENTERS' APPRAISAL RIGHTS

    Under the CGCL, rights are created under limited circumstances and subject to specific conditions to allow a NHS Financial shareholder of record to vote against the Merger and seek judicial appraisal of and/or purchase by NHS Financial of his or her shares at their fair market value, determined as of the day before the first public announcement of the proposed Merger (exclusive of any appreciation or depreciation in consequence of the proposed Merger), rather than accept the Merger Consideration. Such rights are known as "dissenters' appraisal rights." Dissenters' appraisal rights will not exist with respect to the Merger unless the exception described in the following paragraph exists.

    Section 1300 of the CGCL provides that the definition therein of "dissenting shares" will NOT include the outstanding shares of the Common Stock of NHS Financial, except and only if proper demands for payment (described below) are filed with NHS Financial or its transfer agent with respect to 5 percent (5%) or more of the outstanding shares of Common Stock (the "Five Percent Exception"), as long as (i) the outstanding Common Stock of NHS Financial immediately prior to the Merger is listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System and (ii) Sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL are summarized in the notice to shareholders of the meeting. This section of the Proxy Statement entitled "THE MERGER -- Possible Dissenters' Appraisal Rights" provides that summarization. The Common Stock of NHS Financial is listed on the Federal Reserve's most recent list of OTC margin stocks (as well as listed on the NASDAQ National Market System under the symbol "NHSL"). Consequently, shareholders will not be entitled to dissenters' rights unless the Five Percent Exception is applicable, which will be known to NHS Financial not later than the date of the Meeting, when the tabulation is completed of the number of shares voted by shareholders of record against the meeting and for which the proper written demands for payment of fair market value have been received (as described below).

    If any shareholder seeks to perfect dissenters' rights and demand purchase by NHS Financial or judicial appraisal of his or her shares, rather than accept the Merger Consideration of $11.50 per share, the shareholder must first satisfy each of the following conditions:

        (i) the record shareholder must deliver and NHS Financial or its transfer agent must have received not later than the date of the Meeting (Section 1300 of the CGCL) a written demand which must state the number of shares held of record by the shareholder which the shareholder demands that NHS Financial purchase and contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the public announcement by NHS Financial of the proposed Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares to NHS Financial at such price (Section 1301(b) and (c)). The date of the public announcement of the proposed Merger by NHS Financial was Thursday, May 23, 1996.

        (ii) the shareholder of record must vote AGAINST the Merger. An abstention or failure to vote will NOT satisfy this requirement. The vote against may be in person by the record holder or his or her proxy (Section 1300(b)(2)(B)).

    If any shareholder of record fails to comply exactly with either of these conditions and the Merger becomes effective, the shareholder will be entitled to receive the Merger Consideration as provided for in the Reorganization Agreement but will have no dissenters' appraisal rights with respect to NHS Financial shares, even if dissenters' appraisal rights are otherwise applicable due to the Five Percent Exception.

    All written demands for payment of shareholders of record under Section 1301 of the CGCL should be addressed to the Corporate Secretary, NHS Financial, Inc., 1050 Fourth Street, San Rafael, California 94901, and must be RECEIVED by NHS Financial or its transfer agent not later than the date of the Meeting at which the vote is taken on the Merger (Section 1301(b)), scheduled for September 18, 1996. If written demands are being delivered to the transfer agent, they should be addressed to Wells Fargo Bank, 345 California Street, San Francisco, California 94108.

    TO BE EFFECTIVE, A DEMAND FOR PAYMENT FOR NHS FINANCIAL SHARES MUST BE MADE BY THE RECORD HOLDER, FULLY AND CORRECTLY, AS THE SHAREHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE RECORD OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES. (SECTION 1300(C)).

    If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for payment should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for payment for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may file a demand for payment with respect to all or a portion of the shares held for one or more beneficial owners, while not demanding payment for other beneficial owners or other shares of a beneficial owner on behalf of whom a demand for payment is made. In such case, the written demand must state the number of shares held of record as to which the demand is made and a statement of what such record holder claims to be the fair market value of those shares as of the day before the public announcement by NHS Financial of the proposed Merger.

    Persons who hold their shares of NHS Financial Common Stock in brokerage accounts or in other nominee forms and who wish to make the demand for payment should consult with their brokers or such other nominees to determine the appropriate procedures for the making of a demand by such nominee.

    If the Five Percent Exception applies to the Merger (which will become known on the date of the Meeting by a tabulation of the number and percentage of shares of the outstanding NHS Financial Common Stock for which demands for payment were timely received and votes properly cast against the Merger, in accordance with Sections 1300 and 1301 of the CGCL), within ten (10) days after the approval of the Reorganization Agreement by a majority of the outstanding Common Stock of NHS Financial at the Meeting or any adjournment thereof, NHS Financial must mail to each NHS Financial shareholder of record who has perfected dissenter's appraisal rights a notice of the approval of the Merger, accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL, a statement of the price determined by NHS Financial to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. Such statement of price will constitute an offer by NHS Financial to purchase at the prices stated any dissenting shares as defined by Section 1300(b).

    Within 30 days after the date on which notice by NHS Financial is mailed to dissenting shareholders (if any) of the approval of the Reorganization Agreement by at least a majority of the outstanding shares of Common Stock of NHS Financial, each dissenting shareholder shall submit to NHS Financial at the office of its transfer agent Wells Fargo Bank, 345 California Street, San Francisco, California 94108, the shareholder's certificates representing the shares which that shareholder demands that NHS Financial purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed (Section 1302, CGCL).

    If NHS Financial and the dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between NHS Financial and the holders thereof shall be filed with the corporate secretary of NHS Financial.

    If any such agreement is arrived at between NHS Financial and a shareholder, payment of the fair market value of such dissenting shares shall be made within the later of 30 days after the amount thereof has been agreed or 30 days after all statutory and contractual conditions to the Reorganization Agreement are satisfied, and subject to surrender of the certificates therefor unless provided otherwise by agreement (Section 1303, CGCL).

    If NHS Financial denies that shares are properly dissenting shares, or NHS Financial and the shareholder do not agree upon the fair market value of shares, then the shareholder who has demanded purchase of such shares as dissenting shares or NHS Financial, within six months after the date of the mailing of notice to dissenting shareholders of the approval of the Reorganization Agreement by the requisite majority of the outstanding Common Stock of NHS Financial, but not thereafter, may file a complaint in the superior court of the proper county requesting the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

NHS Financial does not presently intend to file such a complaint in the event there are dissenting shareholders and has no obligation to do so. Accordingly, the failure of a shareholder to file such a complaint within the period specified could nullify such shareholder's previously written demands for payment (Section 1304, CGCL).

    The court shall determine the issues on the trial of the action, and if the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine the fair market value of the shares.

    If the court appoints an appraiser or appraisers, they will determine the fair market value per share and make a report to the court. The court may confirm the report if it finds it to be reasonable. Judgment shall then be rendered against NHS Financial for payment of the fair market value in favor of any dissenting shareholder who is a party in the suit, or who has intervened, with interest thereon from the date of entry of the judgment. Payment of the judgment is due upon endorsement and delivery of certificates for the shares. Any party may appeal such a judgment (Section 1305, CGCL).

    Shareholders considering seeking appraisal should be aware that the fair market value of their shares as determined by the court could be more, the same or less than the value of the Merger Consideration they are entitled to receive pursuant to the Reorganization Agreement if they do not seek appraisal of their shares.

    The cost of the appraisal action, including reasonable compensation to the appraisers, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by NHS Financial, it shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest from the date of compliance by a shareholder with Sections 1300, 1301 and 1302 of the CGCL if the value awarded by the court for the shares is more than 125 percent of the price offered by NHS Financial in its notice that was mailed to dissenting shareholders not more than 10 days following the approval of the Reorganization Agreement by the outstanding Common Stock of NHS Financial) (Section 1305, CGCL).

    Holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless NHS Financial consents thereto. Cash dividends declared and paid by NHS Financial upon any dissenting shares after the date of approval of the Reorganization Agreement by the requisite majority of the outstanding Common Stock of NHS Financial and prior to payment by NHS Financial for the shares are credited against the total amount to be paid by NHS Financial therefor (Sections 1307 and 1308 of CGCL).

    If no complaint for appraisal is filed in superior court within six months of the date notice was mailed to dissenting shareholders of the approval of the Reorganization Agreement, or if a dissenting shareholder, with the consent of NHS Financial, withdraws the shareholder's demand for payment by NHS Financial, or NHS Financial or LBC terminates the proposed Merger (in which event, NHS Financial is required to pay on demand to any dissenting shareholder who has initiated proceedings in good faith all necessary expenses incurred in such proceedings and reasonable attorneys' fees), or the dissenting shares are transferred prior to their submission for endorsement within 30 days after the date of mailing of the notice to dissenting shareholders of approval of the Reorganization Agreement, the dissenting shares lose their status as dissenting shares and cease to be entitled to require their purchase by NHS Financial, and such shareholder will be entitled to receive the Merger Consideration without any interest thereon (Section 1309, CGCL).

    The foregoing is intended as a brief summary of the material provisions of the California statutory procedures required to be followed by a NHS Financial shareholder in order to dissent from the Merger and obtain any dissenters' appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 13 of the CGCL, the full text of which is set forth in Appendix D hereto.

    In view of the complexity of Chapter 13 of the CGCL, shareholders of NHS Financial who may wish to dissent from the Merger and pursue possible appraisal rights should consult their legal advisors.

EXPENSES

    The Reorganization Agreement provides that LBC and NHS Financial will each pay their own expenses in connection with the Reorganization Agreement and the transactions contemplated thereby.

ACCOUNTING TREATMENT

    The Merger, if completed as proposed, will be treated as a purchase in accordance with generally accepted accounting principles. Accordingly, the consolidated assets and liabilities of NHS Financial will be recorded on the books of LBC at their respective fair values at the time of consummation of the Merger.

OPERATIONS AFTER THE MERGER

    At the Effective Time, LBC Interim will merger with and into NHS Financial, with NHS Financial being the surviving corporation; immediately thereafter NHS Financial will merge with and into New Horizons, with New Horizons as the surviving corporation; and immediately thereafter New Horizons will be merged with and into Luther Burbank, with Luther Burbank being the surviving entity (the "Resulting Association"), as the wholly-owned subsidiary of LBC. The charter of the Resulting Association shall be the charter of Luther Burbank in effect immediately prior to the Effective Time. All assets and property (real, personal and mixed, tangible and intangible, chooses in actions, rights and credits) then owned by NHS Financial and New Horizons shall immediately become the property of the Resulting Association. The Resulting Association shall be deemed to be a continuation of New Horizons, the rights and obligations of which shall become the rights and obligations of the Resulting Association, including the duties and liabilities connected therewith.

                     BUSINESS OF THE PARTIES TO THE MERGER

NHS FINANCIAL

    NHS Financial, a California stock corporation, was organized in March 1995 for the purpose of becoming a holding company for New Horizons. At December 31, 1995, NHS Financial had total assets of $294 million, total deposits of $247 million, and stockholders equity of $24 million. NHS Financial's primary business activity is its investment in the stock of New Horizons. NHS Financial's executive offices are located at 1050 Fourth Street, San Rafael, CA 94901; its telephone number is (415) 257-3783.

    New Horizons, a California stock association, was incorporated on February 28, 1978 and commenced operations on September 22, 1980. Effective November 1, 1995, New Horizons became the wholly owned subsidiary of NHS Financial. New Horizons is regulated by the Office of Thrift Supervision, and its deposits are insured to the applicable limits under the SAIF of the FDIC. New Horizons is also a member of the FHLB system.

    The principal business of New Horizons is to attract deposits from the general public and invest those funds in residential, construction, and to a lesser extent, commercial real estate loans. The principal sources of funds for New Horizons' lending and investment activities are the repayment of loans, loan sales, servicing fees, customer deposits, and to a lesser extent, mortgage-backed securities and investments. Its principal expenses are interest paid on customer deposits and borrowings and general and administrative expenses. New Horizons operates branches in San Rafael, Mill Valley and Novato, California.

LBC

    LBC, a California stock corporation incorporated on May 14, 1991, was established to act as a holding company for Luther Burbank. LBC acquired 100% of the stock of Luther Burbank on January 1, 1992. Luther Burbank was incorporated in California on June 17, 1982, and commenced operations on October 11, 1983. Both LBC's and Luther Burbank's executive offices are located at 804 and 816 Fourth Street, Santa Rosa, CA 95404; the telephone number is (707) 578-9216. LBC's primary business activity is investment in the stock of Luther Burbank.

    The principal business of Luther Burbank is the gathering of deposits from the general public and investing in real estate loans for residential, multifamily, construction, and commercial purposes. These operating activities are financed through loan payoffs and customer deposits, and to a lesser extent, loan sales and borrowings. Luther Burbank operates one branch in Santa Rosa, California.

          MARKET PRICES OF AND DIVIDENDS ON NHS FINANCIAL COMMON STOCK

    NHS Financial Common Stock is listed on the NASDAQ National Market System under the symbol "NHSL." The table below sets forth, for the quarters indicated, the high and low sales prices of NHS Financial Common Stock as reported on the NASDAQ National Market System and the dividends paid per share on NHS Financial Common Stock in each such quarter.

                                                                    PRICES
                                                             --------------------   CASH DIVIDENDS
                                                               HIGH        LOW      PAID PER SHARE
                                                             ---------  ---------  -----------------
FISCAL YEAR ENDED DECEMBER 31, 1994
  First Quarter............................................  $   10.00       8.00      $    0.04
  Second Quarter...........................................      10.00       8.50           0.04
  Third Quarter............................................      12.75       8.50           0.04
  Fourth Quarter...........................................      12.75       8.75           0.04
FISCAL YEAR ENDED DECEMBER 31, 1995
  First Quarter............................................       9.75       7.75           0.04
  Second Quarter...........................................      10.00       8.00           0.04
  Third Quarter............................................      10.25       7.75           0.04
  Fourth Quarter...........................................      10.00       8.38           0.04
FISCAL YEAR ENDED DECEMBER 31, 1996
  First Quarter............................................       9.88       8.00           0.04
  Second Quarter...........................................      11/25       8.75           0.04

    The closing price per share for NHS Financial Common Stock as reported on the NASDAQ National Market System on May 22, 1996, the last full trading day prior to the public announcement of the execution of the Reorganization Agreement, was $9.50. On August 8, 1996, which is most recent date for which it was practicable to obtain market data prior to the printing of this Proxy Statement, the closing price of NHS Financial Common Stock was $11.25. Holders of NHS Financial Common Stock are urged to obtain current market quotations.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    A representative of KPMG Peat Marwick LLP, NHS Financial's independent certified public accountants, is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the Meeting.

                  CERTAIN INFORMATION REGARDING NHS FINANCIAL

    NHS Financial is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's facilities referred to above and at the SEC's Regional Offices at 7 World Trade Center (13th Floor), New York, New York 10048, the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036.

    NHS Financial's Annual Report on Form 10-K for the year ended December 31, 1995, which incorporates and includes NHS Financial's 1995 Annual Report to shareholders (together, Appendix E hereto), includes the audited consolidated statements of financial condition of NHS Financial as of December 31,

1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995 and notes thereto, together with Management's Discussion and Analysis of Financial Condition and Results of Operations. Appendix E hereto also includes NHS Financial's Quarterly Report on Form 10-Q at and for the three months and six months ended June 30, 1996 and 1995. Such Appendix E (excluding any documents incorporated by reference therein or exhibits thereto) is a part of this Proxy Statement and should be carefully reviewed for the information regarding NHS Financial contained therein. THE DOCUMENTS INCORPORATED BY REFERENCE IN, OR INCLUDED AS EXHIBITS TO, SUCH APPENDIX E, ARE NOT A PART OF THIS PROXY STATEMENT.

                                 OTHER MATTERS

    The NHS Financial Board of Directors is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. While there is no present intention or need to do so, the Board is empowered to adjourn the Meeting from time to time.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                      JoAnne Fabian
                                                   CORPORATE SECRETARY

San Rafael, California
August 12, 1996

               APPENDIX A -- AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of May 23, 1996, by and among LUTHER BURBANK CORPORATION ("LBC"), a California corporation, which is registered as a savings and loan holding company; LUTHER BURBANK SAVINGS AND LOAN ASSOCIATION ("LUTHER BURBANK"), a California savings and loan association, which is a wholly-owned subsidiary of LBC; LBC INTERIM ("LBC INTERIM"), a California corporation, which is a wholly-owned subsidiary of LBC; NHS FINANCIAL INC. ("NHS FINANCIAL"), a California corporation, which is registered as a savings and loan holding company; and NEW HORIZONS SAVINGS AND LOAN ASSOCIATION ("NEW HORIZONS"), a California savings and loan association, which is a wholly-owned subsidiary of NHS FINANCIAL.

                                   RECITALS:

    A. NHS FINANCIAL desires to be acquired by LBC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Agreements of Merger attached hereto as Exhibit A-1, A-2 and A-3 (the "Agreements of Merger").

    B. The Boards of Directors of LBC, LUTHER BURBANK, LBC INTERIM, NHS FINANCIAL and NEW HORIZONS deem it advisable and in the best interests of LBC, LUTHER BURBANK, LBC INTERIM, NHS FINANCIAL and NEW HORIZONS and their respective shareholders to effect the mergers described herein and on the terms and subject to the conditions set forth in this Reorganization Agreement and the Agreements of Merger (the "Mergers").

    C. The respective Boards of Directors of LBC, LUTHER BURBANK, LBC INTERIM, NHS FINANCIAL and NEW HORIZONS have each adopted resolutions approving this Reorganization Agreement and the Agreements of Merger, and have directed that this Reorganization Agreement and the Agreements of Merger and all resolutions related thereto be submitted with appropriate applications to such regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Mergers and the transactions contemplated in this Reorganization Agreement in accordance therewith and applicable law.

    D. As a condition to the LBC's entering into this Reorganization Agreement, NHS FINANCIAL is simultaneously entering into a Stock Option Agreement with the LBC attached hereto as Exhibit B (the "Option Agreement"), pursuant to which NHS FINANCIAL is granting to LBC an option to purchase authorized but unissued shares of NHS FINANCIAL Common Stock equal to 19.9% of the outstanding shares of NHS FINANCIAL Common Stock upon the terms and conditions contained therein.

    In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the parties agree as follows:

                             ARTICLE 1.  THE MERGER

    Section 1.1  STRUCTURE OF THE MERGER.  On the Effective Date (as defined in
Section 7.1), LBC INTERIM will merge with and into NHS FINANCIAL, with NHS FINANCIAL being the surviving corporation pursuant to the Agreement of Merger attached hereto as Exhibit A-1. Immediately thereafter, NHS FINANCIAL will merge with and into NEW HORIZONS, with NEW HORIZONS as the surviving corporation pursuant to the Agreement of Merger attached hereto as Exhibit A-2. Immediately thereafter, NEW HORIZONS will merge with and into LUTHER BURBANK, with LUTHER BURBANK as the surviving association, pursuant to the Agreement of Merger attached hereto as Exhibit A-3. LUTHER BURBANK, after completion of the three mergers described above is referred to herein as the "Surviving Corporation" and shall continue in its separate corporate existence with all of its rights, privileges, immunities, powers and franchises unaffected by such Mergers.

    Section 1.2  EFFECT ON OUTSTANDING SHARES.

    (a) By virtue of the Agreements of Merger, automatically and without any action on the part of the holders of shares of NHS FINANCIAL common stock ("NHS FINANCIAL Common Stock"), each share of NHS FINANCIAL Common Stock issued and outstanding at the Effective Time (other than Excluded Shares (as defined below)) shall become and be converted into the right to receive eleven and 50/100 dollars ($11.50) in cash without interest (the "Merger Consideration"). As of the Effective Time, each share of NHS FINANCIAL Common Stock held directly or indirectly by LBC, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto. The aggregate consideration for the NHS FINANCIAL Common Stock other than Excluded Shares shall be Twenty-Nine Million Twelve Thousand Five Hundred Eleven Dollars ($29,012,511), and the aggregate consideration for the options described in Section 1.5 below shall be Six Hundred Seventy-Eight Thousand Eight Hundred Fifty-Eight Dollars ($678,858), for a total consideration of Twenty-Nine Million Six Hundred Ninety-One Thousand Three Hundred Sixty-Nine Dollars ($29,691,369).

    (b) "Excluded Shares" shall mean (i) shares of NHS FINANCIAL Common Stock the holder of which dissents from the merger (the "Dissenting Shareholder"), pursuant to Chapter 13 of the California General Corporation Law (the "GCL") providing for dissenters' rights and becomes entitled to receive payment in accordance with the GCL, such holder to have only the rights provided in the GCL (the "Dissenters' Shares") and (ii) shares of NHS FINANCIAL Common Stock held directly or indirectly by LBC, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted.

    Section 1.3  EXCHANGE PROCEDURES.

    (a) At and after the Effective Time, each certificate (a "Certificate") previously representing shares of NHS FINANCIAL Common Stock shall represent only the right to receive the Merger Consideration in cash without interest.

    (b) As of the Effective Time, LBC shall deposit, or shall cause to be deposited with such bank, savings and loan association or trust company as LBC shall elect (the "Exchange Agent"), for the benefit of the holders of shares of NHS FINANCIAL Common Stock, for exchange in accordance with this Section 1.3, the amount of cash constituting the Merger Consideration to be paid pursuant to
Section 1.2. Any interest earned on such deposit while in the possession of the Exchange Agent shall be the sole property of LBC.

    (c) Within ten (10) business days after the Effective Time, LBC shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other reasonable provisions as LBC may determine; and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. LBC shall also make appropriate provisions with the Exchange Agent to enable holders of record of a Certificate or Certificates to deliver such Certificate or Certificates to the Exchange Agent in person commencing on or not later than the second business day following the Effective Time. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of NHS FINANCIAL Common Stock not registered in the transfer records of NHS FINANCIAL, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such NHS FINANCIAL Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of LBC and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

    (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of NHS FINANCIAL of any shares of NHS FINANCIAL Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to LBC or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Reorganization Agreement in accordance with the procedures set forth in this
Section 1.3.

    (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of NHS FINANCIAL for twelve (12) months after the Effective Time shall be repaid by the Exchange Agent to LBC. Any shareholders of NHS FINANCIAL who have not theretofore complied with this Section 1.3 shall thereafter look only to LBC for payment of their Merger Consideration deliverable in respect of each share of NHS FINANCIAL Common Stock such stockholder holds as determined pursuant to this Reorganization Agreement without any interest thereon. If outstanding Certificates are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of LBC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of LBC, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of NHS FINANCIAL Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Reorganization Agreement.

    Section 1.4 DISSENTERS' RIGHTS. Any Dissenting Shareholder who shall become entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in Chapter 13 of the GCL shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent under the GCL, and shall be entitled to receive only the payment to the extent provided for by the GCL with respect to such Dissenters' Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to
Section 1.2.

    Section 1.5 OPTIONS AND STOCK APPRECIATION RIGHTS. At the Effective Time, each option granted by NHS FINANCIAL to purchase shares of NHS FINANCIAL Common Stock or receive other consideration, which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, including any option that has expired during the time period from the date of this Reorganization Agreement through the Effective Time, shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of NHS FINANCIAL Common Stock or any other consideration that would otherwise have been issuable upon exercise, an amount in cash computed by multiplying (i) the difference between (x) the per share amount of the Merger Consideration and (y) the per share exercise price applicable to such option by
(ii) the number of such shares of NHS FINANCIAL Common Stock subject to such option. NHS FINANCIAL agrees to use its commercially reasonable efforts to take or cause to be taken all action necessary under such options to provide for such termination and payment, including obtaining any necessary consents from grantees. NHS FINANCIAL will make the payments required to be made to grantees of options under this Section 1.5 immediately prior to the Effective Time.

    Section 1.6 ALTERNATIVE STRUCTURE. Notwithstanding anything in this Reorganization Agreement to the contrary, LBC may specify that, before or after the Mergers, NHS FINANCIAL, LBC and any other subsidiary or affiliate of LBC or NHS FINANCIAL shall enter into transactions other than those described in
Article 1 hereof in order to effect the purposes of this Reorganization Agreement, and NHS FINANCIAL and LBC shall take all action necessary and appropriate to effect, or cause to be effected, such transactions;

PROVIDED, HOWEVER, that no such transaction may (i) alter or change the amount or kind of the Merger Consideration or the treatment of the stock options contemplated by Section 1.5 hereof, (ii) diminish in any material amount or respect the benefits to be received by the directors, officers or employees of NHS FINANCIAL and NEW HORIZONS set forth in this Reorganization Agreement or in any agreements between the parties made in connection with this Reorganization Agreement, or (iii) materially and adversely affect the timing of the consummation of the transactions contemplated herein or the tax effect or economic benefits of the Mergers to the holders of NHS FINANCIAL Common Stock.

                    ARTICLE 2.  CONDUCT PENDING THE MERGERS

    Section 2.1 CONDUCT OF NHS FINANCIAL'S AND NEW HORIZONS' BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Reorganization Agreement or as agreed to by LBC in writing during the period from the date of this Reorganization Agreement to the Effective Time or as set forth in the Disclosure Letter as defined in Section 3.1 below, NHS FINANCIAL shall, and shall cause its subsidiaries to (i) conduct its business and maintain its books and records in the usual, regular and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, including but not limited to depositors and borrowers, and retain the services of its officers and key employees, (iii) except as required by applicable law, rule or regulation, take no action which would adversely affect or delay the ability of any of the parties hereto to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (iv) except as required by applicable law, rule or regulation take no action that could reasonably be expected to have a Material Adverse Effect (as defined in Section
3.2 hereof) on NHS FINANCIAL.

    Section 2.2 FORBEARANCE BY NHS FINANCIAL. During the period from the date of this Reorganization Agreement to the Effective Time, and except as contemplated by this Reorganization Agreement or the Option Agreement or as set forth in NHS FINANCIAL Disclosure Letter, NHS FINANCIAL shall not, and shall not permit NEW HORIZONS, without the prior written consent of LBC, which consent shall not be unreasonably withheld, to:

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; PROVIDED, HOWEVER, that neither NHS FINANCIAL nor NEW HORIZONS shall incur any indebtedness for borrowed money (including reverse repurchase agreements) with a final maturity date falling on any date after September 30, 1996;

        (b) adjust, split, combine or reclassify any capital stock, make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any share of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock, except for regular quarterly cash dividends at a rate per share of NHS FINANCIAL Common Stock not in excess of $.04 (PROVIDED, HOWEVER, that NHS FINANCIAL may not declare or pay any dividend after June 30, 1996, unless the Effective Date is extended beyond October 31, 1996); or issue any additional shares of capital stock or rights asserted therewith except pursuant to (i) the exercise of stock options outstanding as of the date hereof on the terms in effect on the date hereof or (ii) the Option Agreement;

        (c) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Reorganization Agreement;

        (d) notwithstanding the introduction to this Section 2.2, without prior notice to LBC, hire a replacement employee above the level of Assistant Vice President, enter into, renew or amend any employment agreement with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to, or otherwise establish any trust account related to, any Employee Plan (as defined in Section 3.3(n)), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice but in any event not in excess of 3.0% (three percent) in the aggregate for all employees, 4.0% (four percent) for any individual employee at the level of Vice President or above, and 5.0% (five percent) for any individual employee below the level of Vice President or any amendment to any Employee Plan required by applicable law (provided that NHS FINANCIAL shall use its best efforts to minimize the cost of any such amendment as permitted under such applicable law), voluntarily accelerate the vesting of any stock options or other compensation or benefit or declare or pay any bonus; PROVIDED, HOWEVER, that the provisions of an employee retention plan previously agreed to by the parties may be implemented; and NHS FINANCIAL may amend the severance provisions of any employment contract in place on the date of this Reorganization Agreement, so long as the purpose of such amendment is to bring the contract into compliance with current laws relating to the payment of severance and such amendment does not result in any increase in the financial obligations of NHS FINANCIAL, NEW HORIZONS, LBC or LUTHER BURBANK;

        (e) other than in the ordinary course of business consistent with past practice, and except as necessary to meet current liquidity requirements, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person; provided that no investment or series of related investments shall be made in excess of $50,000 except in (i) securities which would be reported under the caption "Cash and Cash Equivalents" on NHS FINANCIAL's consolidated statements of financial condition; and (ii) federal government securities with a maturity of not more than ninety (90) days, and in no event shall NHS FINANCIAL make any acquisition of equity securities or business operations without LBC's prior written consent;

        (f) enter into, renew or terminate any contract or agreement requiring payment by NHS FINANCIAL or NEW HORIZONS of more than six months in duration, or that is not cancelable without penalty with thirty (30) days notice, except for any contract to sell real estate owned done in the ordinary course of business, or make any change in any of its material leases or contracts, other than as contemplated by Section 3.3(bb) hereof;

        (g) settle any claim, action or proceeding involving any liability of NHS FINANCIAL or NEW HORIZONS for money damages that would have a material adverse effect on NHS FINANCIAL or NEW HORIZONS or would involve material restrictions upon the operations of NHS FINANCIAL or NEW HORIZONS;

        (h) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

        (i) except in the ordinary course of business, make, renegotiate, renew, increase, extend, sell or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit or make any commitment in respect of any of the foregoing;

        (j) notwithstanding the introduction to this Section 2.2, without prior notice to LBC, make, negotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit or make any commitment in respect of any of the foregoing (except for loans in progress as of the date hereof), whether or not in the ordinary course of business:

           A. on any property in excess of $1,000,000;

           B. on speculative construction property in excess of 65% LTV, or on detached owner-occupied home construction property in excess of 75% LTV, and in any such event, only if the loan is secured by a first priority lien;

           C.  on any undeveloped property;

           D. on undeveloped property with tentative or final development plans in excess of 60% LTV; or

           E. on property secured by subordinate liens in excess of $750,000, including the value of loans secured by priority liens.

        (k) except as contemplated by Section 4.2, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by NHS FINANCIAL's independent auditors, or as required by regulatory accounting principles or regulatory requirements;

        (l) enter into any new activities or lines of business, including but not limited to new savings programs, or cease to conduct any material activities or lines of business that it conducts on the date hereof, alter its pricing strategy with respect to deposits, take any action that would alter its deposit pricing practices that would reasonably be expected to result in a material change in its deposit pricing when compared to financial institutions competing in the same market or conduct any material business activity not consistent with past practice;

        (m) except as required by law or applicable regulation, amend its restated certificate of incorporation or its bylaws;

        (n) make any capital expenditures for fixed assets in excess of Five Thousand Dollars ($5,000) other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

        (o) incur general or administrative expenses other than such expenses as are reasonably necessary in the ordinary course of business; or

        (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

    Section 2.3 COOPERATION. NHS FINANCIAL and NEW HORIZONS shall cooperate with LBC and LUTHER BURBANK in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action: (i) that is intended or may reasonably be expected to cause any of the representations or warranties of it that are set forth in Article 3 hereof not to be true and correct in any material respect, or (ii) that is inconsistent with or prohibited by this Reorganization Agreement, including but not limited to Section 2.1 or Section 2.2, except in any case as may be required by law, rule or regulation.

    Section 2.4 CONDUCT OF LBC PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Reorganization Agreement, or as agreed to by NHS FINANCIAL or as required by applicable law, rule or regulation, during the period from the date of this plan to the Effective Time, LBC shall take no action (i) that would materially affect or delay the ability of any of the parties to obtain any necessary approval, consent or waiver of any governmental authority required under this Reorganization Agreement or to perform its covenants and agreements on a timely basis under the Reorganization Agreement, and (ii) that could reasonably be expected to have a Material Adverse Effect on LBC.

                   ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

    Section 3.1 DISCLOSURE LETTERS. On or prior to the date hereof, NHS FINANCIAL has delivered to LBC, and LBC has delivered to NHS FINANCIAL, a letter (as the case may be, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the section of this Reorganization Agreement to which they relate); PROVIDED, HOWEVER, that (a) no such fact, circumstance or event is required to be set forth in a Disclosure Letter as an exception to a representation or warranty (it being understood that items to be set forth in response to Sections 3.3(b) and 3.3(d) are intended as informational disclosures and not to constitute exceptions to the applicable representation or warranty) if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 3.2, and
(b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.2).

    Section 3.2 STANDARDS. (a) No representation or warranty of NHS FINANCIAL or LBC contained in Section 3.3 or 3.4, respectively, shall be deemed untrue or incorrect and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 3.3 or 3.4, as applicable, there is reasonably likely to occur a Material Adverse Effect.

    (b) As used in this Reorganization Agreement, the term "Material Adverse Effect" means (i) an effect which (A) is material and adverse to the business, financial condition or results of operations of NHS FINANCIAL or LBC and its subsidiaries taken as a whole, or to any shareholder of LBC, as the context may dictate, (B) significantly and adversely affects the ability of NHS FINANCIAL or LBC as the context may dictate, to consummate the Mergers by September 30, 1996, or to perform its material obligations under this Reorganization Agreement or
(C) enables any person to prevent the consummation by September 30, 1996, of the Mergers or (ii) the failure of (x) a representation or warranty contained in Sections 3.3(a) or 3.3(h)(B) to be true and correct; or (y) a representation or warranty contained in Sections 3.3(d), 3.4(a) or 3.4(b) to be true and correct in all material respects; PROVIDED, HOWEVER, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the cause of which is (i) any change in banking, tax and similar laws of general applicability to savings associations or their holding companies or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to savings associations or their holding companies generally, (iii) any action or omission of NHS FINANCIAL or LBC, as applicable, in contemplation of the Mergers, (iv) the actions contemplated by Section 4.2,
(v) any changes in general economic conditions affecting financial institutions generally, including but not limited to changes in interest rates, (vi) a special assessment on SAIF members or other action taken by the Federal Deposit Insurance Corporation in connection with the funding of the SAIF, (vii) any action not taken or omission made by NHS FINANCIAL because the consent thereto reasonably requested by NHS FINANCIAL from LBC to conduct ordinary business operations was denied or not acted upon in a timely manner by LBC.

    Section 3.3 REPRESENTATIONS AND WARRANTIES OF NHS FINANCIAL. Subject to Sections 3.1 and 3.2 and except as set forth in the Disclosure Letter relating to NHS FINANCIAL referred to therein, NHS FINANCIAL represents and warrants to LBC that:

        (a) RECITALS. The facts set forth in the Recitals of this Reorganization Agreement with respect to NHS FINANCIAL and NEW HORIZONS are true and correct in all material respects.

        (b) CAPITAL STOCK. All outstanding shares of common stock of NHS FINANCIAL and of NEW HORIZONS are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive or other rights, a total of 2,522,827 shares of NHS FINANCIAL Common Stock are outstanding. No shares of preferred stock of NHS FINANCIAL are outstanding.

        (c) QUALIFICATION. Each of NHS FINANCIAL and NEW HORIZONS has the power and authority, and is duly qualified in all jurisdictions where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

        (d) SUBSIDIARIES: SIGNIFICANT INVESTMENTS. The only subsidiary of NHS FINANCIAL is NEW HORIZONS. All of the shares of common stock of NEW HORIZONS are owned directly and of record by NHS FINANCIAL free and clear of all liens, claims, encumbrances and restrictions on transfer; no other stock of NEW HORIZONS is outstanding. Neither NHS FINANCIAL nor NEW HORIZONS owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security, except for the shares of capital stock, par value $100 per share, of the Federal Home Loan Bank of San Francisco ("FHLBSF"), held by NHS FINANCIAL as of the date hereof.

        (e) AUTHORITY AND SHAREHOLDER APPROVALS.

           (i) Subject to the receipt of required shareholder approval of this Reorganization Agreement by the holders of NHS FINANCIAL Common Stock, this Reorganization Agreement and the Option Agreement have been authorized by all necessary corporate action of NHS FINANCIAL. Subject to receipt of (A) such shareholder approval and (B) the required approvals, consents or waivers of governmental authorities referred to in Section
       5.1 (b), this Reorganization Agreement is a valid and binding agreement of NHS FINANCIAL enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (ii) The affirmative vote of at least a majority of the outstanding shares of NHS FINANCIAL Common Stock entitled to vote on this Reorganization Agreement is the only shareholder vote required for approval of the Reorganization Agreement and consummation of the Mergers and the other transactions contemplated hereby.

        (f) NO VIOLATIONS. The execution, delivery and performance of this Reorganization Agreement by NHS FINANCIAL do not, and the consummation of the transactions contemplated hereby by NHS FINANCIAL will not, constitute
    (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of NHS FINANCIAL or NEW HORIZONS or to which NHS FINANCIAL or NEW HORIZONS (or any of their respective properties) is subject, or enable any person to enjoin the Mergers or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws or similar organizational documents of NHS FINANCIAL or NEW HORIZONS or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of NHS FINANCIAL or NEW HORIZONS under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which NHS FINANCIAL or NEW HORIZONS is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby and by the Option Agreement will not require NHS FINANCIAL to obtain any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) the approval of the shareholders of NHS FINANCIAL referred to in Section 3.3(e) and (iii) such approvals, consents or waivers as may be required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Reorganization Agreement or the Option Agreement.

    (g)  REPORTS.

        (i) As of their respective dates, neither NHS FINANCIAL's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, nor any other document filed subsequent to December 31, 1995 (including, without limitation, NHS FINANCIAL's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC"), or any of the reports or other statements filed by NHS FINANCIAL or NEW HORIZONS on or subsequent to December 31, 1995, with the Office of Thrift Supervision ("OTS") or otherwise pursuant to 12 C.F.R. 563b, 563d or 563g (collectively with the above-referenced reports filed under the Securities Exchange Act, the "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in the Reports (including in each case any related notes and schedules) fairly presented or will fairly present, as the case may be, the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, statements of cash flows and statements of stockholders' equity, contained or incorporated by reference in its reports (including in each case any related notes and schedules), fairly presented or will fairly present, as the case may be, the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

        (ii) NHS FINANCIAL and NEW HORIZONS have each timely filed all material reports, registrations and statements together with any amendments required thereto, that they were required to file since December 31, 1990 with (i) the SEC, (ii) the OTS, (iii) the Federal Deposit Insurance Corporation ("FDIC"), (iv) the Savings Association Insurance Fund ("SAIF"), (v) the Federal Housing Finance Board ("FHFB"), (vi) the FHLBSF, (vii) any state banking commission or other similar state regulatory authority ("State Regulator") (collectively, the "Regulatory Agencies"), and (viii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO"), and all other material reports and statements required to be filed by them since December 31, 1990, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, SAIF, FHFB, FHLBSF, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith.

    (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in NHS FINANCIAL's reports filed prior to the date of this Reorganization Agreement, true and complete copies of which have been provided by NHS FINANCIAL to LBC, and except as contemplated by this Reorganization Agreement, Option Agreement or disclosed in the Disclosure Letter, since December 31, 1995, (A)(1) NHS FINANCIAL and NEW HORIZONS have not incurred any liability, except in the ordinary course of their business consistent with past practice and (2) NHS FINANCIAL and NEW HORIZONS have conducted their respective businesses only in the ordinary and usual course of such businesses, and (B) without giving effect to the proviso of Section 3.1 or to Section 3.2(a), there has not been any change in the financial condition, properties, business, or results of operations of NHS FINANCIAL and NEW HORIZONS which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

    (i) TAXES. All federal, state, local, and foreign tax returns required to be filed by or on behalf of NHS FINANCIAL and NHS FINANCIAL Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns have been paid in full or adequate provision has been made for any such taxes in the financial statements of NHS FINANCIAL and NEW HORIZONS (in accordance with generally accepted accounting principles). There is no audit examination, deficiency assessment, or refund litigation currently pending with respect to any taxes of NHS

FINANCIAL or NEW HORIZONS. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to NHS FINANCIAL or NEW HORIZONS have been paid in full or adequate provision has been made for any such taxes in the financial statements of NHS FINANCIAL or NEW HORIZONS (in accordance with generally accepted accounting principles). No extensions or waivers of statutes of limitations have been given by or requested with respect to any taxes of NHS FINANCIAL or NEW HORIZONS.

    (j) ABSENCE OF CLAIMS. Except as disclosed in NHS FINANCIAL's Disclosure Letter, as of the date hereof, no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against NHS FINANCIAL and NEW HORIZONS, and, to the knowledge of NHS FINANCIAL and NEW HORIZONS, no such litigation, proceeding, controversy, claim or action has been threatened. As of the Effective Time, no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against NHS FINANCIAL or NEW HORIZONS, and, to the knowledge of NHS FINANCIAL, no such litigation, proceeding, controversy, claim or action has been threatened. As of the date hereof, there are no claims (statutory or otherwise), demands, proceedings or other actions pending or, to NHS FINANCIAL's actual knowledge, threatened against NHS FINANCIAL or NEW HORIZONS by (i) any of their present or former employees or (ii) any person who sought to become employed by NHS FINANCIAL or NEW HORIZONS.

    (k) ABSENCE OF REGULATORY ACTIONS. Neither NHS FINANCIAL nor NEW HORIZONS is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions relating to the foregoing at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    (l)  AGREEMENTS.

        (i) Except for the Option Agreement and arrangements made in the ordinary course of business, NHS FINANCIAL and NEW HORIZONS are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with, described, or incorporated by reference in NHS FINANCIAL's Reports filed prior to the date of this Reorganization Agreement. Except as disclosed in NHS FINANCIAL's Reports filed prior to the date of this Reorganization Agreement, neither NHS FINANCIAL nor any of its subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $100,000 per annum, in the case of any other such agreement, (B) except as set forth on Exhibit C hereto, agreement with any executive officer or other key employee of NHS FINANCIAL or of NEW HORIZONS the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated upon the occurrence of a transaction involving NHS FINANCIAL or NEW HORIZONS of the nature contemplated by this Reorganization Agreement or the Option Agreement and which provides for the payment of in excess of $50,000, (C) agreement with respect to any executive officer of NHS FINANCIAL or NEW HORIZONS providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $100,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Reorganization Agreement or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Reorganization Agreement or the Option Agreement or (E) agreement containing covenants that limit the ability of NHS FINANCIAL or NEW HORIZONS to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, NHS FINANCIAL (including any subsidiary or successor thereof) may carry on business (other than as may be required by law or any regulatory agency).

        (ii) Neither NHS FINANCIAL nor NEW HORIZONS is in default under or in violation of any provision of any material note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

    (m) LABOR MATTERS. Neither NHS FINANCIAL or NEW HORIZONS is a party to, or is bound by, any collective-bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is NHS FINANCIAL or NEW HORIZONS the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving NHS FINANCIAL or NEW HORIZONS pending or threatened, to the best of NHS FINANCIAL's knowledge.

    (n) EMPLOYEE BENEFIT PLANS. Exhibit C contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, employment, termination, severance, medical, health and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 406 of the Code, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of NHS FINANCIAL or NEW HORIZONS (hereinafter referred to collectively as the "Employee Plans"); (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA; the Internal Revenue Code of 1996, as amended ("Code") and other applicable laws; neither NHS FINANCIAL nor NEW HORIZONS has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject NHS FINANCIAL to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA; and all contributions required to be made under the terms of any Employee Plan have been timely made or have been reflected on the balance sheets contained or incorporated by reference in the Reports; (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been or is expected by NHS FINANCIAL or NEW HORIZONS to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by NHS FINANCIAL or any entity (an "ERISA Affiliate") which is considered one employer with NHS FINANCIAL under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Pension Plan or ERISA Affiliate Plan; (iii) no Pension Plan or ERISA Affiliate Plan had an accumulated funding deficiency (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof, the fair market value of the assets of each Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or ERISA Affiliate Plan prior to the date hereof, which assumptions are reasonable and comply with ERISA and the Code, and there has been no material change in the financial condition of any such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year, which would cause the present value of the "benefit liabilities" to exceed the fair market value of the assets, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated in this Plan; (iv) neither NHS FINANCIAL nor NEW HORIZONS has provided or is required to provide security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code; (v) neither NHS FINANCIAL, its subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan of NHS FINANCIAL or NEW HORIZONS which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has received a favorable determination letter from the Internal Revenue Service ("IRS") deeming such plan (a "Qualified Plan") to be qualified under
Section 401 (a) of the Code; and neither NHS FINANCIAL nor NEW HORIZONS are aware of any circumstances likely to result in revocation of any such favorable determination letter or any operational compliance failures that would adversely affect the qualified status of any Employee Plan under Section 401(a) of the Code; (vii) all Employee Plans covering current or former non-U.S. employees comply in all respects with applicable local law, and there are no unfunded liabilities with respect to any Employee Plan which covers such employees;
(viii) there is no pending or threatened material litigation, administrative action, investigation, audit or proceeding relating to any Employee Plan; (ix) there has been no announcement or commitment by NHS FINANCIAL or NEW HORIZONS to create an additional Employee Plan, or to amend or terminate an Employee Plan;
(x) NHS FINANCIAL and NHS FINANCIAL Subsidiaries do not have any obligations for retiree health and life benefits under any Employee Plan except as set forth in Exhibit C, and there are no such Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (xi) neither NHS FINANCIAL nor NEW HORIZONS has the right to accelerate the time of payment or vesting of any benefit or compensation payable under any Employee Plan except as set forth on Exhibit C; (xii) with respect to NHS FINANCIAL or NEW HORIZONS except as specifically identified on Exhibit C and subject to the conditions, limitations and assumptions specified therein, the execution and delivery of this Plan and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by NHS FINANCIAL or NEW HORIZONS to any person which is an "excess parachute payment" (as defined in Section 28OG of the Code) under any Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits or compensation payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit or compensation, and (xiii) with respect to each Employee Plan, NHS FINANCIAL has supplied to LBC a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the IRS, (B) such Employee Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including all amendments thereto, (D) the most recent summary plan description for such Employee Plan; including all amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan, (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

    (o) TITLE TO ASSETS. NHS FINANCIAL and NEW HORIZONS each has good and marketable title to its respective properties and assets (including any intellectual property asset such as, without limitation, any trademark, service mark, trade name or copyright) other than (i) as reflected in the Reports, (ii) property as to which it is lessee and (iii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted.

    (p)  COMPLIANCE WITH LAWS.  NHS FINANCIAL and NEW HORIZONS:

        (i) has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of NHS FINANCIAL and NEW HORIZONS, no suspension or cancellation of any of them is threatened; and

        (ii) assuming the receipt of the requisite approvals set forth in
    Section 5.1 of this Reorganization Agreement, is in material compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans with Disabilities Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act.

    (q) FEES. Other than financial advisory services performed for NHS FINANCIAL by Hovde Financial, Inc. in an amount and pursuant to an agreement both previously disclosed to LBC, neither NHS FINANCIAL nor NEW HORIZONS, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for NHS FINANCIAL or NEW HORIZONS, in connection with the Reorganization Agreement or the transactions contemplated hereby. NHS FINANCIAL shall not be liable for any financial services advisory fees incurred by LBC.

    (r)  ENVIRONMENTAL MATTERS.

        (i) With respect to NHS FINANCIAL and each NHS FINANCIAL Subsidiary, including but not limited to, NEW HORIZONS:

           (A) To the best knowledge of NHS FINANCIAL, the Loan Properties, the Participation Facilities (each as defined below) and the properties owned, operated or leased by NHS FINANCIAL or NEW HORIZONS are, and have been, in substantial compliance with all Environmental Laws (as defined below);

           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the best knowledge of NHS FINANCIAL, threatened, before any court, governmental agency or board or other forum against it or NEW HORIZONS or, to the best knowledge of NHS FINANCIAL, any Participation Facility relating to NHS FINANCIAL's or NEW HORIZONS' direct management of such Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Materials (as defined below), whether or not occurring at or on a site owned, leased or operated by NHS FINANCIAL or NEW HORIZONS or any Participation Facility;

           (C) To the best knowledge of NHS FINANCIAL, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to NHS FINANCIAL or NEW HORIZONS or against any Loan Property (or NHS FINANCIAL or NEW HORIZONS in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Materials whether or not occurring at or on a site owned, leased or operated by a Loan Property;

           (D) To the best knowledge of NHS FINANCIAL, there are no existing facts or circumstances that could reasonably be expected to give rise to any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.3(r)(i)(B) or
       (C);

           (E) To the best knowledge of NHS FINANCIAL, the properties currently or formerly owned, operated or leased by NHS FINANCIAL or NEW HORIZONS (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Materials (as defined below) that could reasonably be expected to give rise to liability to NHS FINANCIAL or NEW HORIZONS.

           (F) Neither NHS FINANCIAL nor NEW HORIZONS has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

           (G) To the best knowledge of NHS FINANCIAL, there are no underground storage tanks on, in or under any properties owned, operated or leased by NHS FINANCIAL or NEW HORIZONS or any Participation Facility and no underground storage tanks have been closed or removed from any properties or Participation Facilities which are or have been in the ownership of NHS FINANCIAL or NEW HORIZONS;

           (H) To the best knowledge of NHS FINANCIAL and NEW HORIZONS during the period of (1) NHS FINANCIAL's, or NEW HORIZONS' ownership, operation or leasing of any of their respective current properties, (2) NHS FINANCIAL's, or NEW HORIZONS' participation in any Participation Facility, or (3) NHS FINANCIAL's or NEW HORIZONS' holding of a security interest in a Loan Property, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. Prior to the period of (x) NHS FINANCIAL's or NEW HORIZONS' ownership, operation or leasing of any of their respective current properties, (y) NHS FINANCIAL's or NEW HORIZONS' participation in the management of any Participation Facility, or (z) NHS FINANCIAL's or NEW HORIZONS' holding of a security interest in a Loan Property, there was no contamination by or release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property;

           (I) Neither NHS FINANCIAL nor NEW HORIZONS participates in the management of a Loan Property or Participation Facility to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C. Section 9601 or any similar Environmental Law;

           (J) To the best knowledge of NHS FINANCIAL and NEW HORIZONS, NHS FINANCIAL and NEW HORIZONS have all permits, licenses and approvals required under applicable Environmental Laws for the ownership, operation or leasehold of their respective properties;

           (K) The properties currently owned, operated or leased by NHS FINANCIAL or NEW HORIZONS are not the subject of any current environmental investigation or remedial action of any kind;

           (L) Neither NHS FINANCIAL nor NEW HORIZONS is a party or a successor in interest to any contract or agreement including without limitation any purchase agreement, lease, indemnity or guarantee pursuant to which NHS FINANCIAL or NEW HORIZONS has assumed or agreed to be responsible for any material liabilities with respect to Hazardous Materials or any matters arising under applicable Environmental Laws.

        (ii) The following definitions apply for purposes of this Section 3.3(r): (w) "Loan Property" means any property in which NHS FINANCIAL or NEW HORIZONS holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Participation Facility", means any facility in which NHS FINANCIAL or NEW HORIZONS participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property;
    (y) "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to the protection, preservation or restoration of health, safety or the environment (which includes, without limitation, air, water vapors, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plants and animals), in each case as amended and as now or hereafter in effect, including all current Environmental Laws, all future interpretations of current Environmental Laws and all future Environmental Laws and subsequent interpretations thereof. The term "Environmental Law" includes without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments of 1984), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and

    Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages; and (z) "Hazardous Materials" means any substance, chemical, mixture, compound or other material in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Materials includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

    (s) ALLOWANCE. The allowance for possible loan losses shown on NHS FINANCIAL's unaudited balance sheet as of December 31, 1995 was, and the allowance for possible loan losses shown on the balance sheets in its Reports for periods ending after the date of this Reorganization Agreement will be, in the opinion of NHS FINANCIAL's senior management based upon known facts and its review of applicable laws and regulations, adequate, as of the date thereof, under generally accepted accounting principles applicable to savings and loan associations and savings and loan holding companies. NHS FINANCIAL has disclosed to LBC in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of NHS FINANCIAL and NEW HORIZONS with an original principal amount in excess of $250,000 that, as of March 31, 1996, have been criticized or classified by it as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. NHS FINANCIAL and its subsidiaries shall promptly after the end of any month inform LBC of any such criticism or classification arrived at any time after the date hereof.

    (t) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in NHS FINANCIAL's Proxy Statement for its 1995 Special Meeting of Shareholders, no officer or director of NHS FINANCIAL, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of NHS FINANCIAL or NEW HORIZONS.

    (u) INSURANCE. NHS FINANCIAL and NEW HORIZONS are presently insured, and since December 31, 1991, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by NHS FINANCIAL and NEW HORIZONS are in full force and effect, NHS FINANCIAL and NEW HORIZONS are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. No claim by NHS FINANCIAL or NEW HORIZONS on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. Between the date hereof and the Effective Time, NHS FINANCIAL and NEW HORIZONS will use commercially reasonable efforts to maintain the levels of insurance coverage in effect on the date hereof.

    (v) REGISTRATION OBLIGATION. Neither NHS FINANCIAL or NEW HORIZONS is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act of 1933, as amended.

    (w) BOOKS AND RECORDS. The books and records of NHS FINANCIAL and NEW HORIZONS have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material aspects the substance of events and actions that should be included therein.

    (x) CORPORATE DOCUMENTS. NHS FINANCIAL has delivered to LBC true and complete copies of (i) its articles of incorporation and by-laws and (ii) the charter and by-laws of NEW HORIZONS, as each of them is in effect on the date hereof.

    (y) NHS FINANCIAL ACTION. The Board of Directors of NHS FINANCIAL and NEW HORIZONS have (i) determined that the transactions contemplated by this Reorganization Agreement are advisable and in the best interests of such corporations and their respective shareholders, (ii) approved this Reorganization Agreement, the Agreements of Merger and the Option Agreement and the transactions contemplated hereby and thereby, and (iii) directed that, subject to the provisions of applicable law, this Reorganization Agreement and the agreements and transactions contemplated thereby be submitted for approval by NHS FINANCIAL's shareholders.

    (z) INDEMNIFICATION. Other than pursuant to the provisions of its certificate of incorporation and bylaws, neither NHS FINANCIAL nor NEW HORIZONS is a party to any indemnification agreement with or has an indemnification obligation to any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of NHS FINANCIAL (a "Covered Person"), and to the best knowledge of NHS FINANCIAL, there are no claims for which any Covered Person would be entitled to indemnification.

    (aa) LOANS. Each loan, other than loans the aggregate amount of which to any one borrower and its related interests does not exceed $50,000, reflected as an asset on NHS FINANCIAL's balance sheet as of December 31, 1995 and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans and extensions of credit that have been made by NEW HORIZONS and that are subject to Section 11 of HOLA comply therewith. NHS FINANCIAL has included in the Disclosure Letter a listing of all loans from banks at March 31, 1996 the principal of which is past due or will become due within a period of time up to six months after the date hereof.

    (bb) DERIVATIVES CONTRACTS; STRUCTURED NOTES; ETC. Neither NHS FINANCIAL nor NEW HORIZONS is a party to or has agreed to enter into an exchange or other swap, forward, future, option, cap, floor or collar or any other contract, that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in paragraph 3.3(bb) of its Disclosure Letter or disclosed in its Reports filed on or prior to the date hereof.

    Section 3.4 REPRESENTATIONS AND WARRANTIES OF LBC. Subject to Sections 3.1 and 3.2 and except as set forth in the Disclosure Letter relating to LBC referred to therein, LBC represents and warrants to NHS FINANCIAL that:

    (a) RECITALS. The facts set forth in the Recitals to this Reorganization Agreement with respect to LBC, LBC INTERIM and LUTHER BURBANK are true and correct in all respects.

    (b) CORPORATE QUALIFICATION. Each of LBC, LBC INTERIM and LUTHER BURBANK is in good standing in its jurisdiction of organization and as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification. Each of LBC, LBC INTERIM and LUTHER BURBANK has the requisite corporate and other power and authority (including all federal, state, local and foreign government authorizations) to carry on their respective businesses as they are now being conducted.

    (c) CORPORATE AUTHORITY. Each of LBC, LBC INTERIM and LUTHER BURBANK has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute and deliver this Reorganization Agreement and to consummate the transactions contemplated hereby. This Reorganization Agreement is a valid and binding agreement of LBC, LBC INTERIM and LUTHER BURBANK enforceable against LBC, LBC INTERIM and LUTHER BURBANK in accordance with its terms.

    (d) NO VIOLATIONS. The execution, delivery and performance of this Reorganization Agreement by LBC, LBC INTERIM and LUTHER BURBANK do not, and the consummation of the transactions contemplated hereby by LBC, LBC INTERIM and LUTHER BURBANK will not constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of LBC, LBC INTERIM or LUTHER BURBANK or to which LBC, LBC INTERIM or LUTHER BURBANK is subject, which breach, violation or default would have a Material Adverse Effect on LBC, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under, the articles of incorporation or bylaws of LBC, LBC INTERIM and LUTHER BURBANK, or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of LBC, LBC INTERIM and LUTHER BURBANK under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which LBC, LBC INTERIM or LUTHER BURBANK is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that individually or in the aggregate, would not have a Material Adverse Effect on LBC, LBC INTERIM and LUTHER BURBANK, and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on LBC, LBC INTERIM and LUTHER BURBANK or enable any person to enjoin the Mergers.

    (e) ACCESS TO FUNDS. Subject to the terms and conditions of a commitment letter dated May 13, 1996, delivered to LBC by First Bank, Minneapolis, Minnesota, a copy of which is attached hereto as Exhibit D (the "Commitment Letter"), LBC has, or on the Closing Date will have, all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

    (f) ABSENCE OF REGULATORY ACTIONS. Neither LBC nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions related thereto at the request of any Government Regulator nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    (g) KNOWLEDGE AS TO CONDITIONS. LBC knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the proviso thereto.

    (h) CORPORATE AUTHORITY. The Boards of Directors of LBC, LBC INTERIM and LUTHER BURBANK have by the requisite vote of all directors present approved this Reorganization Agreement and have taken all necessary corporate actions to approve the Agreements of Merger and the Option Agreement and the transactions contemplated thereby and hereby.

    (i) NO VIOLATIONS. LBC, LBC INTERIM and LUTHER BURBANK are not in breach or violation or default under (and no event has occurred which with due notice or lapse of time or both would constitute a default under) any agreement, indenture or instrument which breach, violation or default would materially and adversely affect or delay the ability of any of them to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement.

    (j) EFFECT OF LIMITED DUE DILIGENCE. LBC has conducted limited due diligence of NHS FINANCIAL and NEW HORIZONS and, based on such limited due diligence, has no knowledge of any facts which, independently or in connection with any other facts known to LBC, (i) would render any of the representations or warranties of NHS FINANCIAL herein to be untrue, inaccurate or incomplete in any material respect as of the date hereof, (ii) would render any of the covenants of NHS FINANCIAL herein to be incapable of performance as of the date hereof, or (iii) would render any conditions to the performance of any obligations of LBC hereunder incapable of fulfillment prior to the Effective Date.

                             ARTICLE 4.  COVENANTS

    Section 4.1 ACQUISITIONS PROPOSALS. NHS FINANCIAL agrees that neither it nor NEW HORIZONS nor any of the respective officers and directors of NHS FINANCIAL or NEW HORIZONS shall, and NHS FINANCIAL shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or NEW HORIZONS) not to, directly or indirectly, initiate, solicit, or encourage, subject to fiduciary duties, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of NHS FINANCIAL) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets, deposits or any equity securities of, NHS FINANCIAL or NEW HORIZONS (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by NHS FINANCIAL's board of directors of its fiduciary duties as advised by such counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. NHS FINANCIAL will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than LBC) conducted heretofore with respect to any of the foregoing. NHS FINANCIAL will take the necessary steps to inform promptly the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. NHS FINANCIAL agrees that it will notify LBC immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with NHS FINANCIAL or NEW HORIZONS. NHS FINANCIAL also agrees that it promptly shall request each person other than LBC that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring NHS FINANCIAL or NEW HORIZONS to return or certify as destroyed all confidential information heretofore furnished to such person by or on behalf of NHS FINANCIAL or NEW HORIZONS and enforce any such confidentiality agreements.

    Section 4.2 CERTAIN POLICIES OF NHS FINANCIAL. At the request of LBC, NHS FINANCIAL shall to the extent consistent with generally accepted accounting principles, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which any required federal depository institution regulatory approvals are received and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of LBC; PROVIDED, HOWEVER, that NHS FINANCIAL shall not be required to take such action unless (A) LBC agrees in writing that all conditions to LBC's obligation to consummate the Mergers set forth in Article V hereof (other than the expiration of the statutory waiting period following approval by the OTS) have been satisfied or waived, (B) NHS FINANCIAL shall have received a written waiver by LBC of its rights to terminate this Agreement, and (C) all of the conditions to NHS FINANCIAL's obligation to consummate the Mergers (other than the statutory waiting period described above) shall have been satisfied. NHS FINANCIAL's representations, warranties and covenants contained in this Reorganization Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4. Three (3) days before the Effective Time, NHS FINANCIAL and NEW HORIZONS shall make such additions to the loan loss reserves of NEW HORIZONS as specified by LBS in its sole discretion.

    Section 4.3 EMPLOYEES. (a) Except for those individuals with written contracts or agreements with NHS FINANCIAL or NEW HORIZONS, as of the Effective Time, LBC shall, in consultation with NHS FINANCIAL and NEW HORIZONS, consider offering employment to the employees of NHS FINANCIAL and NEW HORIZONS who are continued employees ("Continued Employees"). Continued Employees are defined as:
(a) regular full-time employees who are benefits eligible and are scheduled to work forty (40) hours per week; (b) regular part-time employees scheduled to work an average of twenty (20) or more hours per week and are eligible for all benefits except long-term disability (except those scheduled for more than thirty (30) hours per week are eligible for long-term disability); or (c) regular part-time employees scheduled to work an average of fewer than twenty
(20) hours per week and who receive a paycheck, subject to withholding, from NHS FINANCIAL or NEW HORIZONS. All such Continued Employees will be deemed to be employees at will. Except as otherwise provided in applicable written contracts or agreements, all employees of NHS FINANCIAL and NEW HORIZONS who are not Continued Employees after the Effective Time shall be paid retention payments equal to two weeks of their respective base salary plus one additional week for each year of service, provided such employees do not voluntarily leave or are not terminated for cause prior to the Effective Time. Continued Employees who are terminated within six (6) months after the Effective Time, other than for cause, shall be paid two weeks of their respective base salary plus one week for each additional year of service.

    (b) As of the Effective Time, any retirement plan of NHS FINANCIAL or NEW HORIZONS shall be capped as to participants. The NEW HORIZONS' Profit Sharing Plan shall be fully funded and no additional contributions shall be made from the date of this Reorganization Agreement through the Effective Date. The NEW HORIZONS' Cash Incentive Plan has been suspended and will remain suspended through the Effective Date.

    (c) Except as set forth in this Section 4.3, from and after the Effective Time each Continued Employee shall be entitled to participate in LBC's or LUTHER BURBANK's employee benefits plans that may be in effect generally for such employees from time to time ("LBC's Plans") if such Continued Employee shall be eligible for participation therein on the same basis as similarly situated employees of LBC or LUTHER BURBANK. All such participation shall be subject to such terms of LBC's Plans as may be in effect from time to time. For purposes of any seniority or length of service requirement, waiting periods or vesting periods based on length of service in any of LBC's Plans, the service of the Continued Employee with NHS FINANCIAL or NEW HORIZONS (or predecessor thereof) shall be deemed to be in service with LBC or LUTHER BURBANK.

    (d) Each Continued Employee shall be entitled to carryover all accrued but unused vacation.

    (e) Each Continued Employee shall be entitled to carryover accrued but unused sick leave in an amount to be determined by NEW HORIZONS in consultation with LBC and LUTHER BURBANK.

    (f) For a reasonable period of time, not to exceed sixty (60) days after the Effective Time, LBC or LUTHER BURBANK may continue NHS FINANCIAL's and NEW HORIZONS' health plans, in order for LBC or LUTHER BURBANK to facilitate the transfer of the Continued Employees to its health plan or a comparable health plan of NHS FINANCIAL or NEW HORIZONS selected by LBC in its sole discretion. Following the transfer of the Continued Employees to LBC's or LUTHER BURBANK's health plan, there shall be no exclusion from coverage for any pre-existing medical condition of any Continued Employee to the extent such condition was covered under a health plan of NHS FINANCIAL or NEW HORIZONS.

    (g) NHS FINANCIAL shall not provide any written communication to its employees regarding employment, compensation or benefits under this Reorganization Agreement or any transaction contemplated therein without the prior written approval of LBC, which approval shall not unreasonably be withheld.

    (h) Within thirty (30) days of the date of this Reorganization Agreement, NHS FINANCIAL shall deliver to LBC descriptions of all benefits plans listed on Exhibit C and offered by NHS FINANCIAL as of the date of this Reorganization Agreement.

    (i) All current written contracts or agreements with employees of NHS FINANCIAL or NEW HORIZONS shall be terminated on the Effective Date, PROVIDED, HOWEVER, that the severance benefits provided for under any such agreement shall be honored by LBC or LUTHER BURBANK.

    Section 4.4 ACCESS AND INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, NHS FINANCIAL shall, and shall cause NEW HORIZONS to afford to the officers, employees, accountants, counsel and other representatives of LBC access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, NHS FINANCIAL shall, and shall cause NEW HORIZONS to make available to LBC (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which NHS FINANCIAL is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as LBC may reasonably request. Neither NHS FINANCIAL nor NEW HORIZONS shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of NHS FINANCIAL's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Reorganization Agreement. The parties hereto will use their respective best efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. LBC will hold all such information in confidence in accordance with the provisions of the confidentiality agreement, dated March 29, 1996, between LBC and NHS FINANCIAL (the "Confidentiality Agreement").

    Upon reasonable notice and subject to applicable laws relating to the exchange of information, LBC and LUTHER BURBANK shall afford to the officers, employees, accountants, counsel and other representatives of NHS FINANCIAL, access, during normal business hours during the period prior to the Effective Time, to such information regarding LBC and its subsidiaries as shall be reasonably necessary for NHS FINANCIAL to fulfill its obligations pursuant to this Reorganization Agreement to prepare the Proxy Statement or which may be reasonably necessary for NHS FINANCIAL to confirm that the representations and warranties of LBC and LUTHER BURBANK contained herein are true and correct and that the covenants of LBC and LUTHER BURBANK contained herein have been performed in all material respects. Neither LBC nor LUTHER BURBANK shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Reorganization Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    (c) All information furnished by LBC or LUTHER BURBANK to NHS FINANCIAL or its representatives pursuant hereto shall be treated as the sole property of LBC and, if the Merger shall not occur, NHS FINANCIAL and its representatives shall return to LBC or certify as to the destruction of all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. NHS FINANCIAL shall, and shall use its best efforts to cause its representatives to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for three (3) years from the date the transactions contemplated by this Reorganization Agreement are abandoned and shall not apply to (i) any information which (x) was already in NHS FINANCIAL's possession prior to the disclosure thereof by LBC, (y) was then generally known to the public, or (z) was disclosed to NHS FINANCIAL by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law, rule or regulation. It is further agreed that if in the absence of a protective order or the receipt of a waiver hereunder NHS FINANCIAL is nonetheless, in the opinion of its counsel, compelled to disclose information concerning LBC or LUTHER BURBANK to any tribunal or governmental authority or else stand liable for contempt or suffer other censure or penalty, NHS FINANCIAL may disclose such information to such tribunal or governmental authority without liability hereunder, but NHS FINANCIAL shall make reasonable efforts to inform LBC in advance of such disclosure.

    (d) All information furnished by NHS FINANCIAL or NEW HORIZONS to LBC or its representatives pursuant hereto shall be treated as the sole property of NHS FINANCIAL and, if the Merger shall not occur, LBC and its representatives shall return to NHS FINANCIAL or certify as to the destruction of all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. LBC shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for three (3) years from the date the transactions contemplated by this Reorganization Agreement are abandoned and shall not apply to (i) any information which (x) was already in LBC's possession prior to the disclosure thereof by NHS FINANCIAL, (y) was then generally known to the public, or (z) was disclosed to LBC by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law, rule or regulation. It is further agreed that if in the absence of a protective order or the receipt of a waiver hereunder LBC is nonetheless, in the opinion of its counsel, compelled to disclose information concerning NHS FINANCIAL or NEW HORIZONS to any tribunal or governmental authority or else stand liable for contempt or suffer other censure or penalty, LBC may disclose such information to such tribunal or governmental authority without liability hereunder, but LBC shall make reasonable efforts to inform NHS FINANCIAL in advance of such disclosure.

    (e) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

    Section 4.5 REGULATORY MATTERS. (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within thirty (30) days of the date of the Reorganization Agreement all necessary documentation, to effect all applications, notices, petition and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary or advisable to consummate the transactions contemplated by this Reorganization Agreement. NHS FINANCIAL and LBC shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to NHS FINANCIAL or LBC, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, of written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Reorganization Agreement. LBC will coordinate with NHS FINANCIAL on the preparation of the Application to the OTS for approval of the transactions contemplated by this Reorganization Agreement, shall provide copies of all nonconfidential filings made with the OTS, and shall periodically update NHS FINANCIAL on the status of such application. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents. approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Reorganization Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (b) LBC and NHS FINANCIAL shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement (as defined below) or any other statements filing, notice or application made by or on behalf of LBC, NHS FINANCIAL or any of their respective subsidiaries to any governmental authority in connection with the other transactions contemplated by this Reorganization Agreement.

    (c) LBC and NHS FINANCIAL shall promptly furnish each other with copies of written communications received by LBC or NHS FINANCIAL, as the case may be, or any of their respective subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any governmental authority in respect of the transactions contemplated hereby.

    Section 4.6 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal administrative or investigative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of NHS FINANCIAL or NEW HORIZONS (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of NHS FINANCIAL or NEW HORIZONS, or any of their respective predecessors or (ii) this Reorganization Agreement, the Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. From and after the Effective Time through the fourth anniversary of the Effective Date, LBC agrees to indemnify and hold harmless each Indemnified Party, against any costs or expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (collectively, "Costs") incurred in connection with any threatened or actual claim, action suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (collectively "Claims"), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by applicable law. Notwithstanding anything to the contrary contained herein, all rights to indemnification in respect of any Claim asserted or made within such four (4) year period shall continue until the final disposition of such Claim.

    (b) Any Indemnified Party wishing to claim under Section 4.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify LBC thereof, but the failure to so notify shall not relieve LBC of any liability it may have to such Indemnified Party except to the extent such failure to notify materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with LBC, provided, however, that (i) LBC shall have the right to assume the defense thereof and upon such assumption LBC shall not be liable to such Indemnified Parties for any legal expenses of other counsel subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if LBC elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between LBC and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and LBC shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, in which case the Indemnified Parties may use more than one counsel, as appropriate, and LBC will pay for more than one counsel, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) LBC shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that LBC shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

    (c) For a period of four (4) years after the Effective Time, LBC shall use all commercially reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by NHS FINANCIAL or NEW HORIZONS (provided that LBC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy; PROVIDED, HOWEVER, that in no event shall LBC be obligated to expend, in order to maintain or provide insurance coverage pursuant to this SubSection 4.6(c), any amount per annum in excess of 100% of the amount of the annual premiums paid as of the date hereof by NHS FINANCIAL or NEW HORIZONS for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, LBC shall use all commercially reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, LBC may request NHS FINANCIAL or NEW HORIZONS to, and NHS FINANCIAL or NEW HORIZONS shall purchase insurance coverage, on such terms and conditions as shall be acceptable to LBC, extending for a period of four (4) years NHS FINANCIAL's or NEW HORIZONS' then-existing directors' and officers' liability insurance coverage (covering past claims or future claims with respect to periods before the Effective Time) and such coverage shall satisfy LBC's obligations under this Subsection (c).

    (d) In the event LBC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of LBC assume the obligations set forth in this Section 4.6.

    (e) The provisions of this Section 4.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    Section 4.7 ACTIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Reorganization Agreement as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

    Section 4.8 PUBLICITY. The initial press release announcing this Reorganization Agreement shall be mutually agreed to and, thereafter, subject to the provisions of applicable law and the rules of the Nasdaq/ National Market, NHS FINANCIAL and LBC shall mutually agree with each other prior to issuing any press releases or otherwise making any statements, public or otherwise, with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any securities exchange with respect thereto. Nothing in this Reorganization Agreement shall be construed to prohibit NHS FINANCIAL or NEW HORIZONS or their respective board of directors from making any disclosure to stockholders which in the judgment of such directors (as advised by counsel), may be required in connection with this Reorganization Agreement.

    Section 4.9 PROXY STATEMENT. Within forty-five (45) days of the date of the Reorganization Agreement NHS FINANCIAL shall prepare a proxy statement to take shareholder action on the Merger and this Reorganization Agreement (the "Proxy Statement") and file the Proxy Statement with the SEC, and thereafter will use best efforts to (i) timely respond to comments of the staff of the SEC and (ii) promptly mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of NHS FINANCIAL Common Stock. NHS FINANCIAL represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of NHS FINANCIAL and the date of the meeting of NHS FINANCIAL's shareholders to be held in connection with the Mergers, will be in compliance with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. LBC and NHS FINANCIAL shall cooperate with each other in the preparation of the Proxy Statement. If requested by LBC, NHS FINANCIAL shall employ professional proxy solicitors to assist it in contacting stockholders in connection with the vote on the transactions contemplated by this Reorganization Agreement.

    Section 4.10 SHAREHOLDERS' MEETING. NHS FINANCIAL shall take all action necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene a meeting of the holders of NHS FINANCIAL Common Stock (the "NHS FINANCIAL Meeting") as promptly as practicable for the purpose of considering and taking action required by this Reorganization Agreement. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such counsel, the board of directors of NHS FINANCIAL shall recommend at NHS FINANCIAL's meeting that the holders of NHS FINANCIAL Common Stock vote in favor of and approve this Reorganization Agreement and the transactions contemplated thereby.

    Section 4.11 NOTIFICATION OF CERTAIN MATTERS. NHS FINANCIAL shall give prompt notice to LBC of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Reorganization Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of NHS FINANCIAL and NEW HORIZONS taken as a whole to which NHS FINANCIAL or NEW HORIZONS is a party or is subject and (b) any material adverse change in the financial condition, properties, business or results of operations of NHS FINANCIAL and NEW HORIZONS taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of NHS FINANCIAL and LBC shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Reorganization Agreement.

    Section 4.12 TAX MATTERS. NHS FINANCIAL shall keep LBC fully apprised of its progress in the preparation of its tax returns and shall provide to LBC copies of draft returns prior to filing. In addition, NHS FINANCIAL agrees that it shall consult with LBC prior to making any significant decisions with respect to any tax reporting or other tax matters, in order to ensure to the extent possible that such decisions are consistent with the consummation of the transactions contemplated hereby.

    Section 4.13 RETAIL DEPOSITS. NHS FINANCIAL and NEW HORIZONS shall use their best efforts to maintain retail deposits at a level of $225,000,000.

                     ARTICLE 5.  CONDITIONS TO CONSUMMATION

    Section 5.1 CONDITIONS TO ALL PARTIES' OBLIGATIONS. The respective obligations of the parties hereto shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

    (a) The Reorganization Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of NHS FINANCIAL in accordance with applicable law.

    (b) All necessary regulatory approvals, consents and waivers with respect to the Reorganization Agreement and the transactions contemplated hereby shall have been received and all applicable statutory waiting periods shall have expired and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for LBC, are necessary or appropriate to the consummation of the transactions contemplated by the Reorganization Agreement; PROVIDED, HOWEVER, that no approval, consent or waiver referred to this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would (i) result in a Material Adverse Effect on LBC or its shareholders or (ii) would reduce the benefits of the transactions contemplated by the Reorganization Agreement to LBC in so significant a manner that LBC, in its reasonable, good faith judgment, would not have entered into this Reorganization Agreement had such condition or requirement been known at the time hereof; PROVIDED, FURTHER, that the imposition of any of the Standard Conditions as defined in Section 6.1(c) of this Reorganization Agreement shall not trigger the provisions of this Section 5.1(b).

    (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Reorganization Agreement shall have been satisfied.

    (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any transaction contemplated by this Reorganization Agreement, and no litigation or proceeding shall be pending against LBC or NHS FINANCIAL or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

    (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any government authority which prohibits, restricts or makes illegal consummation of any transaction contemplated by this Reorganization Agreement.

    Section 5.2 CONDITIONS TO THE OBLIGATIONS OF LBC. The obligations of LBC shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

    (a) LBC shall have received from NHS FINANCIAL's independent certified public accountants "comfort" letters, reasonably satisfactory to LBC, dated (i) the date of the mailing of the Proxy Statement to NHS FINANCIAL's shareholders and (ii) within seventy-two (72) hours prior to the Effective Date, with respect to certain financial information regarding NHS FINANCIAL in the form customarily issued by such accountants at such time in transactions of this type.

    (b) Each of the representations and warranties of NHS FINANCIAL and NEW HORIZONS contained in this Reorganization Agreement and the Option Agreement shall have been true and correct (subject to Section 3.1 and 3.2) on the date hereof and shall be true and correct (subject to Section 3.1 and 3.2) on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty, which specifically relates to an earlier date); NHS FINANCIAL shall have performed, in all material respects, each of its covenants and agreements contained in this Reorganization Agreement and the Option Agreement; and LBC shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of NHS FINANCIAL, dated the Effective Due, to the foregoing effect.

    (c) LBC shall have received an opinion, dated the Effective Date, from counsel to NHS FINANCIAL, in the form attached hereto as Exhibit E.

    (d) NHS FINANCIAL shall have obtained any necessary consents referred to in
Section 1.5.

    (e) LBC shall have received from each person who, as of the date hereof, is a member of NHS FINANCIAL's and NEW HORIZONS' Board of Directors, an agreement not to solicit deposit customers or employees of NHS FINANCIAL or NEW HORIZONS for a period of twelve (12) months from the Effective Date, in the form attached hereto as Exhibit F.

    (f) No shareholder of LBC shall have been required to provide any guarantee, indemnity, bond or other financial accommodation in connection with the transactions contemplated by this Reorganization Agreement or any activities of the Surviving Corporation contemplated or required by this Reorganization Agreement.

    (g) The terms and conditions of the Commitment Letter shall have been satisfied.

    Section 5.3 CONDITIONS TO THE OBLIGATION OF NHS FINANCIAL. The obligation of NHS FINANCIAL to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

    (a) Each of the representations, warranties and covenants of LBC contained in this Reorganization Agreement shall have been true and correct (subject to Sections 3.1 and 3.2) on the date hereof and shall be true and correct (subject to Sections 3.1 and 3.2) on the Effective Date as if made on such date (or on the date when made in the of any representation or warranty which specifically relates to an earlier date); LBC shall have performed in all material respects, each of its covenants and agreements contained in this Reorganization Agreement, and NHS FINANCIAL shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of LBC, dated the Effective Date, to the foregoing effect.

    (b) The Board of Directors of NHS FINANCIAL shall have received an opinion of Hovde Financial dated at least three business days prior to the Effective Date to the effect that the transactions contemplated by the Reorganization Agreement are fair, from a financial point of view, to NHS FINANCIAL and its shareholders.

                            ARTICLE 6.  TERMINATION

    Section 6.1 TERMINATION. This Reorganization Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of NHS FINANCIAL and LBC:

    (a) by the mutual consent of LBC and NHS FINANCIAL, if the board of directors of each so determines by vote of a majority of the members of its entire board;

    (b) by LBC or NHS FINANCIAL, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of NHS FINANCIAL to approve the Reorganization Agreement or (ii) a material breach by the other party hereto of any material representation, warranty, covenant or agreement contained herein (or, in the case of NHS FINANCIAL, in the Option Agreement) which is not cured or not curable within thirty (30) days after written notice of such breach is given to the party committing such breach by the other party; PROVIDED, HOWEVER, that neither party shall have the right to terminate this Agreement pursuant to this
Section 6.1(b) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 5.2(b) (in the case of a breach of representation or warranty by NHS FINANCIAL) or Section 5.3 (in the case of a breach of representation or warranty by LBC);

    (c) by LBC or NHS FINANCIAL by written notice to the other party if either
(i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or imposes any material condition (which in the case of LBC shall include requiring any shareholder of LBC to guarantee any part of the transactions contemplated by this Reorganization Agreement), PROVIDED, HOWEVER, that standard conditions of approval related to the Bank Merger Act waiting period, customer notices, officer and legal certifications, shareholder approval, submission of post-closing financial data and timing of closure shall not be a basis for termination under this provision ("Standard Conditions"); or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Reorganization Agreement; or

    (d) by LBC or NHS FINANCIAL, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Mergers are not consummated by December 31, 1996, unless the failure to so consummate by such time is due to the breach of any material representation, warranty or covenant contained in this Reorganization Agreement by the party seeking to terminate.

    Section 6.2 EFFECT OF TERMINATION. In the event of the termination of this Reorganization Agreement by either LBC or NHS FINANCIAL, as provided above, this Reorganization Agreement shall thereafter become void and, subject to the provisions of the last sentence of Section 8.2, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Reorganization Agreement including, without limitation, any out-of-pocket or transaction-related expenses arising from the transactions contemplated by this Reorganization Agreement.

                 ARTICLE 7.  EFFECTIVE DATE AND EFFECTIVE TIME

    Section 7.1 EFFECTIVE DATE AND EFFECTIVE TIME. On such date as is mutually agreed upon by LBC and NHS FINANCIAL which shall be within thirty (30) days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities occur and the receipt of all approvals of governmental authorities and all conditions to the consummation of this Reorganization Agreement are satisfied or waived (other than those conditions relating to the receipt of officer's certificates or attorneys' opinions), or on such earlier or later date as may be agreed in writing by the parties, the Agreements of Merger and accompanying officers' certificates shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Mergers provided for herein shall become effective upon such filings or on such date as may be specified in such Agreements of Merger. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Mergers shall be the time of such filings or as set forth in such Agreements of Merger.

                           ARTICLE 8.  OTHER MATTERS

    Section 8.1 CERTAIN DEFINITIONS, INTERPRETATION. As used in this Reorganization Agreement, the following terms shall have the meanings indicated:

        "material" means material to LBC or NHS FINANCIAL (as the case may be) and its respective subsidiaries, taken as a whole.

        "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

        "subsidiary," with respect to a person, means any other person controlled by such person.

    Section 8.2 SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Reorganization Agreement and shall not survive the Effective Time. If the Reorganization Agreement shall be terminated, the agreements of the parties in the Confidentiality Agreement, in Section 4.4(c) and in Section 4.4(d) shall survive such termination.

    Section 8.3 LIMITATION ON REMEDIES. The sole right and remedy of either party for an uncured material breach of a representation, warranty or covenant hereunder (after timely opportunity to cure), unless willful, shall be termination of this Reorganization Agreement by the aggrieved party.

    Section 8.4 WAIVER. Prior to the Effective Time, any provision of this Reorganization Agreement may be: (i) waived by the party benefited by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that, after the vote by the shareholders of NHS FINANCIAL, no amendment may be made that would contravene any provision of applicable law.

    Section 8.5 COUNTERPARTS. This Reorganization Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

    Section 8.6 GOVERNING LAW. This Reorganization Agreement and the Option Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California without regard to the conflict of law principles thereof and in respect of the transactions contemplated herein and therein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Reorganization Agreement and the Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.8 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

    Section 8.7 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Reorganization Agreement and the transactions contemplated hereby.

    Section 8.8 NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

If to NHS FINANCIAL, to:

    James W. Barnett
    Chairman, President and Chief Executive Officer
    NHS FINANCIAL, INC.
    1050 Fourth Street
    San Rafael, CA 94901
    (415) 257-3783

    With copies to:

    Barry D. Hovis, Esq.
    Hovis Smith Larson et al.
    100 Pine Street, 21st Floor
    San Francisco, CA 94111
    (415) 421-9696
    (415) 421-0320 (Fax)

    Gregory A. Mitchell
    Senior Vice President
    Hovde Financial, Inc.
    1801 Oakland Boulevard, Suite 330
    Walnut Creek, CA 94596
    (510) 256-4008
    (510) 256-4017 (Fax)

    If to LUTHER BURBANK CORPORATION, to:

    George Mancini, President
    816 Fourth Street
    Santa Rosa, CA 95404
    (707) 578-9216
    (707) 526-7844 (Fax)

    With a copy to:

    James E. Topinka, Esq.
    Graham & James LLP
    One Maritime Plaza, Suite 300
    San Francisco, CA 94111
    (415) 393-9866
    (415) 391-2493 (Fax)

    Section 8.9 ENTIRE AGREEMENT, ETC. This Reorganization Agreement, together with the Option Agreement and all agreements referred to herein, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Reorganization Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Sections 1.5, 4.3 and 4.7, nothing in this Reorganization Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Reorganization Agreement.

    Section 8.10 ASSIGNMENT. This Reorganization Agreement may not be assigned by any party hereto without the written consent of the other parties.

    Section 8.11 SEVERABILITY. The provisions of this Reorganization Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Reorganization Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Reorganization Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provisions at the application thereof, in any other jurisdiction.

    Section 8.12 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Reorganization Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Reorganization Agreement to be executed by their duly authorized officers as of the day and year first above written.

NHS FINANCIAL, INC.
By:        /s/ JAMES W. BARNETT

   -----------------------------------
            James W. Barnett
    Its: Chairman, President and Chief
    Executive Officer

NEW HORIZONS SAVINGS AND LOAN
ASSOCIATION

By:        /s/ JAMES W. BARNETT

   -----------------------------------
            James W. Barnett
    Its: Chairman, President and Chief
    Executive Officer

LUTHER BURBANK CORPORATION

By:        /s/ VICTOR S. TRIONE

   -----------------------------------
            Victor S. Trione
    Its: Chairman and Chief Executive
    Officer

By:         /s/ GEORGE MANCINI

   -----------------------------------
             George Mancini
    Its: President and Chief Operating
    Officer

LUTHER BURBANK SAVINGS AND LOAN
ASSOCIATION

By:        /s/ VICTOR S. TRIONE

   -----------------------------------
            Victor S. Trione
    Its: Chairman

By:         /s/ GEORGE MANCINI

   -----------------------------------
             George Mancini
    Its: President and Chief Executive
    Officer

LBC INTERIM

By:        /s/ VICTOR S. TRIONE

   -----------------------------------
            Victor S. Trione
    Its: Chairman and Chief Executive
    Officer

By:         /s/ GEORGE MANCINI

   -----------------------------------
             George Mancini
    Its: President and Chief Operating
    Officer

                                  EXHIBIT A-1
                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER is entered into by and between LBC INTERIM, a California corporation ("Merging Corporation") and NHS FINANCIAL INC., a California corporation ("Surviving Corporation").

    1.  Merging Corporation shall be merged into Surviving Corporation.

    2. Each outstanding share of Surviving Corporation shall be converted into the right to receive eleven dollars and fifty cents ($11.50) in cash without interest.

    3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

    4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the merger.

    5. The effect of the merger and the effective date of the merger are as prescribed by law.

    IN WITNESS WHEREOF, the parties have executed this Agreement.

                                          NHS FINANCIAL INC.

                                          By: __________________________________
                                                                     , President

                                          By: __________________________________
                                                                     , Secretary

                                          LBC INTERIM

                                          By: __________________________________
                                                                     , President

                                          By: __________________________________
                                                                     , Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

    ________________________ and ________________________ certify that:

    1. They are the president and secretary, respectively, of NHS FINANCIAL INC., a California corporation.

    2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

    3. The shareholder approval was by the holders of __% of the outstanding shares of the corporation.

    4. There is only one class of shares and the number of shares outstanding is ______.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:                                     , President

                                          , Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

    ________________________ and ________________________ certify that:

    1. They are the president and secretary, respectively, of LBC INTERIM, a California corporation.

    2. The Agreement of Merger in the form attached was duly approved by the board of directors of the corporation.

    3. Pursuant to Section 1201(b) of the California Corporations Code, no approval of the Agreement of Merger by the outstanding shares of the corporation was required or obtained.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:                                     , President

                                          , Secretary

                                  EXHIBIT A-2
                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER is entered into between NHS FINANCIAL INC., a California corporation ("Parent Corporation"), and NEW HORIZONS SAVINGS AND LOAN ASSOCIATION, a California state-chartered savings and loan association and wholly-owned subsidiary of Parent Corporation ("Subsidiary Corporation").

    1. Parent Corporation shall be merged into Subsidiary Corporation, with Subsidiary Corporation being the survivor, and Subsidiary Corporation shall assume all of the liabilities of Parent Corporation.

    2. All outstanding shares of Parent Corporation shall be converted, on a pro rata basis, into shares of surviving Subsidiary Corporation.

    3. Parent Corporation shall, from time to time, as and when requested by Subsidiary Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the merger.

    4. The effect of the merger and the effective date of the merger are as prescribed by law.

    IN WITNESS WHEREOF, the parties have executed this Agreement of Merger.

                                          NHS FINANCIAL INC.

                                          By: __________________________________
                                                                     , President

                                          By: __________________________________
                                                                     , Secretary

                                          NEW HORIZONS SAVINGS AND LOAN
                                           ASSOCIATION

                                          By: __________________________________
                                                                     , President

                                          By: __________________________________
                                                                     , Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

    ________________________ and ________________________ certify that:

    1. They are the President and Secretary, respectively, of NHS FINANCIAL INC., a California corporation.

    2. The Agreement of Merger in the form attached hereto was duly approved by the boards of directors by the board of directors and shareholders of the corporation.

    3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

    4. There is only one class of shares and the number of shares outstanding is ______.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:, 1996                               NHS FINANCIAL INC.

                                          By:
                                          , President

                                          By:
                                          , Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

    ________________________ and ________________________ certify that:

    1. They are the President and Secretary, respectively, of NEW HORIZONS SAVINGS AND LOAN ASSOCIATION, a state-chartered savings and loan association.

    2. The Agreement of Merger in the form attached hereto was duly approved by the boards of directors by the board of directors and shareholder of the association.

    3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

    4. There is only one class of shares and the number of shares outstanding is ______.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

                                          NEW HORIZONS SAVINGS AND LOAN
Date:, 1996                               ASSOCIATION

                                          By:
                                          , President

                                          By:
                                          , Secretary

                                  EXHIBIT A-3
                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER is entered into between LUTHER BURBANK SAVINGS AND LOAN ASSOCIATION, a California state-chartered savings and loan association ("Surviving Corporation") and NEW HORIZONS SAVINGS AND LOAN ASSOCIATION, a California state-chartered savings and loan association ("Merging Corporation").

    1.  Merging Corporation shall be merged into Surviving Corporation.

    2. The outstanding shares of Merging Corporation shall be cancelled and no shares of Surviving Corporation shall be issued in exchange therefor.

    3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

    4. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the merger.

    5. The effect of the merger and the effective date of the merger are as prescribed by law.

    IN WITNESS WHEREOF, the parties have executed this Agreement.

                                          LUTHER BURBANK SAVINGS AND LOAN
                                           ASSOCIATION

                                          By: __________________________________
                                                                     , President

                                          By: __________________________________
                                                                     , Secretary

                                          NEW HORIZONS SAVINGS AND LOAN
                                           ASSOCIATION

                                          By: __________________________________
                                                                     , President

                                          By: __________________________________
                                                                     , Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

    ________________________ and ________________________ certify that:

    1. They are the president and secretary, respectively, of LUTHER BURBANK SAVINGS AND LOAN ASSOCIATION, a California state-chartered savings and loan association.

    2. The Agreement of Merger in the form attached was duly approved by the board of directors of the corporation.

    3. Pursuant to Section 1201(b) of the California Corporations Code, no approval of the Agreement of Merger by the outstanding shares of the corporation was required or obtained.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:                                     , President

                                          , Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

    ________________________ and ________________________ certify that:

    1. They are the president and secretary, respectively, of NEW HORIZONS SAVINGS AND LOAN ASSOCIATION, a California state-chartered savings and loan association.

    2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholder of the association.

    3. The shareholder approval was by the holders of 100% of the outstanding shares of the association.

    4. There is only one class of shares and the number of shares outstanding is .

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:                                     By:
                                          , President

                                          By:
                                          , Secretary

                                   EXHIBIT B

                             STOCK OPTION AGREEMENT

                 ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B

                      AGREEMENT AND PLAN OF REORGANIZATION

                LBC/LUTHER BURBANK/LBC INTERIM AND NHS FINANCIAL
                                  MAY 23, 1996

                                   EXHIBIT C
                             EMPLOYEE BENEFIT PLANS

A. Employee Pension Benefit Plans (EPBP)

    1. The Principal Financial Group Prototype for Profit Sharing Plans -- Adoption Agreement Plan No. 003 approved October 26, 1992

        The Principal Financial Group Prototype Basic Defined Contribution Plan -- Basic Plan No. 01 approved October 20, 1992

    2. No operational deviations from written provisions of the plan -- now amended to permit withdrawal on termination

B.  Employee Welfare Benefit Plans (EWBP)

    1. HIPIC - HMO, POS, PPO, EPO as set forth in HIPIC Employee Brochure, effective July 1, 1996 to June 30, 1997 individual benefits allowance per month

    2.  Group Vision Care (Vision Service Plan)

    3.  Prudential Dental Maintenance Organization

    4.  Kaiser Foundation (with vision)

    5.  Group American Life Accidental Death and Dismemberment

    6.  Northwestern Mutual Life Insurance (Long Term Disability)

C.  Benefit Arrangements (BA)

    1. 1987 Stock Option Plan and Last Amended Agreements for Barnett, Fabian and Kress; plus options for persons listed in the minutes of the meeting of the Stock Option Committee of New Horizons Savings and Loan Association of September 19, 1995

    2.  1992 Stock Option Plan and Agreements for Fabian, Kress and Hamza

D. EPBP, EWBP, BA, Change in Control Arrangements

    1.  SERP - JWB

    2.  SERP - JAF

    3.  1987 Stock Option Agreements (acceleration of vesting)

    4.  1992 Stock Option Agreements (acceleration of vesting)

    5.  Letter Agreement with Jared L. Book

E.  Termination in 30 days without penalty except:

    1.  SERP - JWB

    2.  SERP - JAF

F.  Additional benefits listed below:

    1.  Paid parking -- San Rafael

    2.  Educational Reimbursement Policy

    3.  Health club initiation fee reimbursement

    4.  Free checking

                                                                       EXHIBIT D

[FIRST BANK LOGO]

         First Bank Place
         601 Second Avenue South
         Minneapolis, MN 55402-4302

May 13, 1996

Luther Burbank Savings
804 Fourth Street
Santa Rosa, California 95404

Attention: Mr. George Mancini
           Chief Executive Officer

Dear George:

    First Bank National Association (the "Bank") is pleased to advise Luther Burbank Corporation (the "Company") that the Bank shall extend credit to the Company in the amount of up to $21,000,000 as set forth in a letter dated January 17, 1996 and as amended in letters dated April 30, 1996 and May 9, 1996, as previously accepted by the Company. The bank's commitment is subject to the terms and conditions set forth below, which the Company acknowledges shall supersede any and all previous terms and conditions.

    The Bank hereby acknowledges that satisfactory due diligence has been performed and that any contingency related to the performance of such due diligence is removed. The Bank's commitment remains subject to the negotiation and execution of definitive Credit, Security and related loan documents (the "Credit Documents") satisfactory to the Bank. The Credit Documents will embody the structure, pricing and other terms described in the attached Summary of Terms and Conditions. They will also include provisions viewed by the Bank and its counsel as appropriate for this transaction and for transactions of this type. Accordingly, it should be recognized that this letter and the Summary of Terms and Conditions are indicative but not exhaustive as to the terms and conditions which shall govern this facility.

    By acknowledging and agreeing to the terms of this letter, the Company agrees to be responsible for all reasonable costs and expenses incurred by the Bank (including fees and expenses of counsel) in connection with the negotiation and preparation of the Credit Documents and the transaction contemplated hereby, whether or not the Credit Documents are executed and whether or not loans are made available under the Credit Documents.

    The Bank's commitment hereunder shall be accepted by the Company on or before May 14, 1996, whereupon the Bank's commitment will become effective until May 21, 1996. The Company may extend the Bank's commitment termination date to June 30, 1996 by delivering to the Bank an executed definitive merger and acquisition agreement between the Company and NHS Financial, Inc. ("New Horizons") and remitting the Fourth Installment of the Upfront Fee on or before May 21, 1996, or the Bank's commitment will be deemed to have been terminated.

    The Credit Documents shall be entered into not later than June 30, 1996, after which date the commitment of the Bank hereunder shall expire. Additionally, the Bank's commitment shall be funded not later than September 30, 1996, after which date the commitment of the Bank hereunder shall expire. If the foregoing is acceptable, please indicate your agreement and acceptance by signing and returning the enclosed copy of this letter.

    The Bank looks forward to this opportunity to work with Luther Burbank Corporation on this transaction.

                                          Very truly yours,

                                          FIRST BANK NATIONAL ASSOCIATION

                                          By: _______/s/_MICHAEL S. HARTER______
                                                     Michael S. Harter
                                                 COMMERCIAL BANKING OFFICER

Accepted and agreed as of this 14th
day of May, 1996

Luther Burbank Corporation

By: __________/s/_JOHN BIGGS__________

Title: ______________CFO______________

                        SUMMARY OF TERMS AND CONDITIONS

BORROWER:              Luther Burbank Corporation ("Luther Burbank")
LENDER:                First Bank National Association (the "Bank").
COMMITTED AMOUNT:      Up to $21,000,000. Final amount to be determined by the transaction price as part of a definitive acquisition and merger agreement between Luther Burbank and NHS Financial, Inc., the holding company parent of New Horizons Savings and Loan Association (collectively,
                       "New Horizons"), a California savings and loan.
FACILITY:              Term Loan
MATURITY:              Five years from funding (tentatively September 30, 2001)
PURPOSE:               The proceeds of the Term Loan shall be used to purchase the outstanding common stock of New Horizons as part of an acquisition and merger transaction.
SCHEDULED              The Term Loan will amortize as shown below (payable in arrears in
AMORTIZATION:          equal quarterly installments commencing the first calendar quarter after funding). The full unpaid balance shall be due and payable five years from funding (tentatively September 30, 2001).

                           YEAR                                                 AMORTIZATION
                           ---------------------------------------------------  -------------
                           1..................................................  $   2,000,000
                           2..................................................      2,000,000
                           3..................................................      2,000,000
                           4..................................................      2,000,000
                           5..................................................      2,000,000
                           Balloon............................................     11,000,000
                                                                                -------------
                           TOTAL..............................................  $  21,000,000

SECURITY:              Pledge of the capital stock of Luther Burbank Savings, a savings and loan chartered in the State of California ("Luther Burbank Savings").
UPFRONT FEE:           2% of the Term Loan amount payable in accordance with the provisions of Appendix A attached hereto.
COMMITMENT FEE:        .25% on unfunded portion of the Term Loan commitment commencing upon closing (and terminating upon funding) of the Term Loan.
INTEREST RATE:         First Bank Reference Rate +2.0%.
CLOSING:               On or before June 30, 1996
PREPAYMENTS:           Allowed without penalty.
REPRESENTATIONS AND    Usual and customary for transactions of this nature with respect to
WARRANTIES:            the Borrower and its subsidiaries, including but not limited to: (i)
                       corporate status; (ii) corporate power and authority/enforceability;
                       (iii) no violation of law or contracts or organizational documents;
                       (iv) no material litigation; (v) correctness of specified financial statements and no material adverse change (vi) no required governmental or third party approvals; (vii) use of proceeds; (viii)
                       ERISA; (ix) perfected security interest and liens; and (x) payment of taxes.
CONDITIONS PRECEDENT   The funding of the Term Loan will be subject to satisfaction of
TO FUNDING:            certain conditions precedent, including but not limited to the following:
                       (1) Approval of the acquisition and merger transaction by all applicable regulatory agencies.
                       (2) Execution of an interest rate hedge structured to fix the maximum rate of interest at 12% on $10,000,000 for a period of three years from the funding date.

                       (3) The loan loss reserve (the General Valuation Allowance portion only) must be equal to or greater than 1.2% of the total gross loan on a combined proforma basis (after giving effect to all
                           accounting adjustments related to the merger transaction) of
                           Luther Burbank.
                       (4) Core (Tier 1) Capital, calculated on a combined, proforma basis in accordance with regulatory definitions, must be equal to at least
                           6.5% at Luther Burbank Savings and 3.5% at Luther Burbank
                           Corporation.
                       (5) Aggregate commercial real estate mortgages and loans for raw land cannot exceed 25% of gross loans calculated on a combined, proforma basis.
                       (6) Nonperforming assets (defined as the sum of 90+ day past dues still accruing, nonaccrual, OREO, and repossessed assets, minus the amount offset by any Specific Valuation Reserve) cannot exceed
                           25% of primary capital (defined as Core Capital plus the loan loss reserve as defined) calculated on a combined, proforma basis.
                       (7) Classified assets (defined as the sum of all assets classified internally by management or externally by regulators as Substandard,
                           Doubtful, or Loss, minus the amount offset by any Specific
                           Valuation Reserve) do not exceed 60% of primary capital (defined as Core Capital plus the loan loss reserve as defined) calculated on a combined, proforma basis.
                       (8) Only in the event the one-time fee to be assessed as part of the combination of the SAIF/BIF deposit insurance funds (the
                           "SAIF/BIF Charge", contemplated as part of pending Congressional legislation) has not been expensed at both Luther Burbank and New
                           Horizons prior to closing of the Term Loan, Luther Burbank
                           Savings must maintain "Excess Risk Based Capital" (as defined by regulators) in an amount to provide dividend capacity sufficient to cover the Term Loan's first year debt service requirements
                           (estimated at a maximum of approximately $4.4MM)
COVENANTS:             Usual and customary in transactions of this nature, to include, without limitation, (i) delivery of financial statements and other reports; (ii) compliance certificates; (iii) notices of default, material litigation and material governmental and environmental proceedings; (iv) compliance with laws; (v) payment of taxes; (vi)
                       maintenance of insurance; (vii) prohibition of liens; and (viii)
                       ERISA.
                       Financial covenants will include:
                       (1) MINIMUM LLR/GROSS LOANS RATIO. Maintain the ratio of the Loan
                       Loss Reserve to Gross Loans at 1.05% minimum at all times for the first three years the subsequent to closing; 1.10% thereafter.
                       (2) CORE CAPITAL RATIO. Maintain Core (Tier 1) Capital, calculated in accordance with regulatory definitions, of 6.5% at Luther Burbank
                           Savings and 3.5% at Luther Burbank Corporation at all times.
                       (3) MAXIMUM COMMERCIAL REAL ESTATE AND LAND LOANS/GROSS LOANS.
                           Aggregate commercial real estate mortgages and loans for raw land cannot exceed 25% of gross loans at any time.
                       (4) MAXIMUM NONPERFORMING ASSETS/PRIMARY CAPITAL: Maintain loan portfolio quality such that nonperforming assets (defined as the sum of 90+ day past dues still accruing, nonaccrual, OREO, and repossessed assets, minus the amount offset by any Specific
                           Valuation Reserve) do not exceed 25% of primary capital (defined as tangible capital plus the loan loss reserve as defined) at any time.

                       (5) MAXIMUM CLASSIFIED ASSETS/PRIMARY CAPITAL: Maintain loan portfolio quality such that classified assets (defined as the sum of all assets classified internally by management or externally by regulators as Substandard, Doubtful, or Loss, minus the amount offset by any Specific Valuation Reserve) do not exceed 60% of primary capital (defined as tangible capital plus the loan loss reserve as defined) at any time.
                       A default cure period will be incorporated for "Nonperforming Assets/
                        Primary Capital" and the "Classified Assets/Primary Capital"
                        covenants only. Luther Burbank Savings must notify the Bank immediately upon the occurrence of an event of default. Within 30 days of the date the default event occurs, a plan to rectify the default event must be submitted to and approved by the Bank. The
                        Bank maintains its discretion to approve or veto the rectification plan based upon a good faith assessment of the merits of the plan and the protection afforded the Bank. If the rectification plan is not accepted by the Bank, the default event continues from the date of occurrence. If the rectification plan is accepted by the Bank,
                        Luther Burbank Savings will have a maximum of 180 days to cure the default. If the default is not cured within that time, a default event will again occur at 180 days. The 180 day cure period will remain in effect so long as the accepted rectification plan is implemented and continues to be executed; otherwise, the default event is reconstituted.
                       (6) MINIMUM ROA: Luther Burbank Savings must achieve a return or average assets, calculated on a rolling four-quarter basis
                           (starting with the calendar quarter in which the merger occurs), of .75% at all times, to exclude the effects of the SAIF/BIF
                           Charge.
EVENTS OF DEFAULT:     Usual and customary in transactions of this nature, and to include, without limitation, (i) nonpayment of principal, interest, fees and other amounts, (ii) violation of covenants, (iii) inaccuracy of representations and warranties, (iv) bankruptcy, (v) material judgments, (vi) ERISA, (vii) actual or asserted invalidity of any loan documents or security interests, and (vii) change in control (to be defined).
INDEMNIFICATION:       The Bank will be indemnified against all losses, liabilities, claims, damages or expenses (including but not limited to reasonable attorney fees and settlement costs) relating to its loan, the Borrower's use of the loan proceed or the commitment, including but not limited to reasonable attorney's fees and settlement costs. This indemnification shall survive and continue for the benefit of the Bank at all times after the Borrower's acceptance of the Bank's commitment for the Term
                       Loan, notwithstanding any failure of the Term Loan to close.
GOVERNING LAW:         State of Minnesota.
EXPENSES:              Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, and enforcement of all documents executed in connection with the Term Loan, including without limitation, the reasonable legal fees of the Bank's counsel
                       (which may include the Bank's internal counsel) regardless of whether or not the Term Loan is closed.
OTHER:                 This term sheet is intended as an outline only and does not purport to detail all the conditions, covenants, representations, warranties, and other provisions which would be contained in definitive legal documentation for the Term Loan contemplated herein.

                                   APPENDIX A
                                  UPFRONT FEE

    The schedule below sets forth the payment schedule for the Upfront Fee to be paid in six installments, the sum of which shall total 2.0% of the Term Loan amount. All installments of the Upfront Fee paid previously or to be paid by Luther Burbank are nonrefundable by the Bank.

 (i) $35,000 (.167% of maximum commitment amount) previously received by the Bank on 1/24/96 subsequent to delivery of the Bank's commitment to Luther Burbank ("First Installment").

 (ii) $35,000 (.167% of maximum commitment amount) previously received on 2/2/96 to extend the Bank's commitment to Luther Burbank ("Second Installment").

(iii) $35,000 (.167% of maximum commitment amount) previously received on 2/16/96 to extend the Bank's commitment to Luther Burbank ("Third Installment").

 (iv) $70,000 (.33% of maximum commitment amount) payable on or before 5/21/96 ("Fourth Installment").

 (v) .50% of actual commitment amount under loan agreement payable upon closing, tentatively 6/30/96 ("Fifth Installment").

 (vi) Remainder payable at funding (tentative outside date of 9/30/96) in an amount such that the sum of all Upfront Fee installment payments equal 2% of the actual commitment amount under the loan agreement ("Sixth Installment").

    [FIRST BANK LOGO]

         First Bank Place
         601 Second Avenue South
         Minneapolis, MN 55402-4302

May 20, 1996

Luther Burbank Savings
804 Fourth Street
Santa Rosa, California 95404

Attention: Mr. George Mancini
           Chief Executive Officer

Dear George:

    First Bank National Association (the "Bank") is pleased to advise Luther Burbank Corporation (the "Company") that the Bank has extended its commitment, subject to the summary terms and conditions as set forth in a letter dated May 13, 1996, as previously accepted by the Company. The terms and conditions of such letter shall be deemed to apply to such extended commitment (provided that the date of MAY 21, 1996 only shall now be deemed to be replaced by MAY 28,
1996).

    The Bank looks forward to this opportunity to work with Luther Burbank Corporation on this transaction.

                                          Very truly yours,

                                          FIRST BANK NATIONAL ASSOCIATION

                                          By: _______/s/_MICHAEL S. HARTER______
                                                     Michael S. Harter
                                                 COMMERCIAL BANKING OFFICER

                                   EXHIBIT E

            FORM OF LEGAL OPINION OF COUNSEL TO NHS FINANCIAL, INC.
                 AND NEW HORIZONS SAVINGS AND LOAN ASSOCIATION

    (a) NHS Financial, Inc. ("NHS Financial") is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is a savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended. New Horizons Savings and Loan Association ("New Horizons") is a state-chartered savings and loan association and wholly-owned subsidiary of NHS Financial, duly organized and in good standing under the laws of the State of California.

    (b) NHS Financial and New Horizons have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their businesses as now being conducted and are duly qualified to do business and in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary, other than such jurisdictions where the failure to so qualify would not have a material adverse effect with respect to either NHS Financial or New Horizons.

    (c) The authorized, issued and outstanding capital stock of NHS Financial conforms to the description thereof contained in Section 3.3(b) of the Agreement. All outstanding shares of NHS Financial and New Horizons capital stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as disclosed in the Agreement, there are no options, warrants, calls, rights, commitments or agreements obligating NHS Financial or New Horizons to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any voting debt securities of NHS Financial or New Horizons or obligating NHS Financial or New Horizons to grant, extend or enter into any such option, call, warrant, right or agreement. There are no outstanding contractual obligations of NHS Financial or New Horizons to repurchase, redeem, or otherwise acquire any shares of capital stock of NHS Financial or New Horizons, other than the Option Plan.

    (d) NHS Financial and New Horizons have all requisite corporate power and authority to enter into the Reorganization Agreement and the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement and the Option Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of NHS Financial and New Horizons (including without limitation the approval of the Reorganization Agreement and the Option Agreement by the requisite vote of NHS Financial's Board of Directors, which approval includes a resolution recommending that the Agreement and the transactions contemplated thereby be approved by the shareholders of NHS Financial). The Reorganization Agreement and the Option Agreement have been duly executed and delivered by NHS Financial and New Horizons and constitute valid and binding obligations on NHS Financial and New Horizons, enforceable against either in accordance with its terms, subject only to the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or the rights of savings and loan associations, the accounts of which are insured by the FDIC and which are subject to regulation by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    (e) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental entity required to be obtained by NHS Financial or New Horizons, for the execution and delivery of the Reorganization Agreement and the Option Agreement or the consummation by NHS Financial and New Horizons of the transactions contemplated thereby, have, as appropriate, been made, obtained or given, except for those consents, approvals, orders or authorizations of, or registrations, declarations or filings with any governmental entity, the failure to obtain which would not be likely to have a material adverse effect.

    (f) To our knowledge, there is no suit, action or proceeding pending or threatened against or affecting NHS Financial or New Horizons which is required to be disclosed in any document filed by NHS Financial or New Horizons with the Securities and Exchange Commission (the "SEC") pursuant to Item 103 of Regulation S-K of the Securities Act of 1933, as amended, which has not been so disclosed, and to our knowledge, there is no judgment, decree, injunction, order, writ or rule of any governmental entity or arbitrator outstanding against NHS Financial or New Horizons having, or which might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    (g) All filings made by NHS Financial under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Proxy Statement, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

    (h) To our knowledge, the business of NHS Financial and New Horizons is not being conducted in violation of any law, ordinance or regulation of any governmental entity where such violation has had or is reasonably likely to have, a material adverse effect. Except for routine examinations by bank regulators, to our knowledge, no investigation by any governmental entity with respect to NHS Financial or New Horizons is pending or threatened which is reasonably likely to have a Material Adverse Effect.

                                   EXHIBIT F

                          [AGREEMENT NOT TO SOLICIT.]

                    [NHS FINANCIAL/NEW HORIZONS LETTERHEAD]

Luther Burbank Corporation
George Mancini
President
816 Fourth Street
Santa Rosa, California 95404

        Re: Agreement Not to Solicit

Dear Mr. Mancini:

    Pursuant to Section 5.2(e) of the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of May 23, 1996, by and among Luther Burbank Corporation ("LBC"), a California corporation, which is registered as a savings and loan holding company, Luther Burbank Savings and Loan Association, a California savings and loan association, which is a wholly-owned subsidiary of LBC, LBC Interim, a California corporation, which is a wholly-owned subsidiary of LBC, NHS Financial Inc., a California corporation ("NHS Financial"), which is registered as a savings and loan holding company and New Horizons Savings and Loan Association, a California savings and loan association ("New Horizons"), which is a wholly-owned subsidiary of NHS Financial, I hereby agree not to solicit deposit customers or employees of NHS Financial or New Horizons for a period of twelve (12) months from the Effective Date as defined in the Reorganization Agreement.

                                          Sincerely,
                                          [Name]
                                          Director

                      APPENDIX B -- STOCK OPTION AGREEMENT

                                   EXHIBIT B
                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of the 23rd day of May, 1996 (this "Agreement"), between LUTHER BURBANK CORPORATION, a California corporation which is registered as a savings and loan holding company ("Grantee"), and NHS FINANCIAL INC., a California corporation, which is registered as a savings and loan holding company, ("Issuer").

                                  WITNESSETH:

    WHEREAS, Grantee and Issuer are entering into an Agreement and Plan of Reorganization, dated as of the 23rd day of May, 1996 (the "Plan"), which is being executed by the parties hereto simultaneously with the execution of this Agreement; and

    WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefore, Issuer has agreed to grant Grantee the Option (as defined below);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

    Section 1. Issuer hereby grants to Grantee an irrevocable option (the "Option") to Purchase, subject to the terms hereof, 19.9% of the outstanding shares of common stock, no par value, fully paid and nonassessable ("Common Stock"), of Issuer at a price per share equal to $9.50 per share (the "Initial Price"); PROVIDED, HOWEVER, that in the event Issuer issues or agrees to issue (other than pursuant to options to issue Common Stock in effect as of the date hereof) any shares of Common Stock at a price less than the Initial Price (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

    Section 2. (a) Provided that: (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against delivery of the shares covered by the Option shall have been issued against Issuer by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below) and satisfaction of all conditions (including, but not limited to, regulatory approvals) attendant to any agreement to engage in an Acquisition Transaction (as defined below) relating to a Purchase Event pursuant to Section 2(c)(ii) below; PROVIDED that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, as defined in the Plan, (ii) nine (9) months after the first occurrence of a Purchase Event, (iii) fifteen (15) months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below),
(iv) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Plan by Grantee as a result of any volitional breach by the Issuer of any representation, warranty, covenant or agreement), or (v) fifteen
(15) months after the termination of the Plan by Grantee as a result of any volitional breach by the Issuer of any representation, warranty, covenant or agreement. The events described in clauses (i) - (v) in the preceding sentence are hereinafter collectively referred to as an "Exercise Termination Event." In the event that a Purchase Event occurs pursuant to Section 2(c)(ii) below and that all conditions (including, but not limited to, regulatory approvals) attendant to the agreement to engage in the Acquisition Transaction (as defined below) have been satisfied, but the Acquisition Transaction is not consummated for any reason, than in such event Issuer shall immediately purchase the Option from Grantee or the permitted assignee of Grantee at a cash price equal to One Dollar ($1.00) times the number of shares represented by the Option.

    (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

        (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary") without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Issuer Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

        (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the voting power of Issuer (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

       (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a BONA FIDE proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any securities of Issuer such that, upon consummation of such offer, such person would own or control 10% or more of the voting power of Issuer (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

        (iv) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan or the holders of Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan; or

        (v) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other governmental authority or regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

    (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

        (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the voting power of issuer; or

        (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i) except that the percentage referred to in clause (z) shall be 25%.

    (d) The term "Put Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

        (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 50% or more of the voting power of Issuer; or

        (ii) The consummation of an Acquisition Transaction with any person other than the Grantee or any Grantee Subsidiary.

    (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event; PROVIDED, HOWEVER, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

    (f) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a period of time (that shall not be less than three business days nor more than thirty business days) running from the Notice Date (the "Closing Date") and a place at which the closing of such purchase shall take place, PROVIDED, THAT, if prior notification to or approval of the OTS or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated.

    (g) At the closing referred to in Section 2(f), Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock determined in accordance with Section 1, in immediately available funds by wire transfer to a bank account designated by Issuer; PROVIDED, HOWEVER, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

    (h) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(g), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

    (i) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

    The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Luther Burbank Corporation, a California corporation which is registered as a savings and loan holding company and NHS Financial Inc., a California corporation, which is registered as a savings and loan holding company
    ("Issuer"), dated as of the     day of May, 1996. A copy of such
    agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (j) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, Grantee shall be deemed to be the holder of record of the number of shares of Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee.

    Section 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interest, and not subject to any preemptive rights; (ii) that it will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (x) complying with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act of 1933, as amended ("HOLA"), or any state banking law, prior approval of or notice to the OTS or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

    Section 4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement and the Option granted hereby may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    Section 5. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

        (a) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, or the issuance or grant of any rights or securities which entitle the holder(s) thereof to voting powers superior to or dilutive of the Common Stock, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional rights or securities are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option and the rights and powers of such Common Stock shall be increased or modified so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the voting power of Issuer.

        (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

    Section 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; PROVIDED, HOWEVER, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 45 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters of such offering the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced, provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 33 1/3% of the total number of shares of Grantee and Issuer covered in such registration statement; PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6(a) shall be permitted or occur and the Grantee shall thereafter be entitled to one additional registration statement. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares but only to the extent of obligating themselves in respect of representation, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any Option Notice or fails to exercise any Option with respect to any Option Notice pursuant to
Section 2(f), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares.

    (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in Section 9, the closing of the sale or other disposition of the Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

    Section 7. (a) Upon the occurrence of a Put Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner"), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/ offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 360-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, which is reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source, (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by a nationally recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

    (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

    (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section
7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing any Option and/or any Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

    (d) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

    Section 8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its or any Issuer Subsidiary's assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer).

    (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

    (c) The Substitute Option shall otherwise have the same terms as the Option, PROVIDED that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

    (d) The following terms have the meanings indicated:

        (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of any Issuer Subsidiary);

        (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option; and

       (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the 360-day period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute

    Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merging person, as Grantee may elect.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to the issuance of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

    Section 9. Notwithstanding Sections 2, 6 and 7, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; PROVIDED that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the OTS or any other Governmental Authority despite the best efforts to Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the OTS or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative means of exercising rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

    Section 10.  Issuer hereby represents and warrants to Grantee as follows:

        (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought; and

        (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

    Section 11. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event; PROVIDED, HOWEVER, that until the date at which the OTS has approved an application by Grantee under HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (E.G., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

    (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

        The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Luther Burbank Corporation, a California corporation which is registered as a savings and loan holding company and NHS Financial Inc., a California corporation, which is registered as a
    savings and loan holding company ("Issuer"), dated as of the    day of
    May, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefore.

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of Substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference, and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

    Section 12. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, if necessary, applying to the OTS under HOLA and to state banking authorities for approval to acquire the shares issuable hereunder.

    Section 13. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    Section 14. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    Section 15. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

    Section 16. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    Section 17. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement and shall be effective at the time of execution.

    Section 18. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    Section 19. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    Section 20. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

    Section 21. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

    Section 22. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

    Section 23. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    Section 24. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

    IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                          LUTHER BURBANK CORPORATION

                                          By:        /s/ VICTOR S. TRIONE

                                          --------------------------------------
                                          Name: Victor S. Trione
                                          Title: Chairman and Chief Executive
                                          Officer

                                          By:         /s/ GEORGE MANCINI

                                          --------------------------------------
                                          Name: George Mancini
                                          Title: President and Chief Operating
                                          Officer

                                          NHS FINANCIAL INC.

                                          By:        /s/ JAMES W. BARNETT

                                          --------------------------------------
                                          Name: James W. Barnett
                                          Title: Chairman, President and Chief
                                          Executive Officer

                          APPENDIX C -- OPINION LETTER

                             Hovde Financial, Inc.
   I N V E S T M E N T  B A N K E R S  &  F I N A N C I A L  A D V I S O R S

August 12, 1996

Board of Directors
NHS Financial, Inc.
New Horizons Savings
 and Loan Association
1050 Fourth Street
San Rafael, CA 94901

Dear Directors:

    NHS Financial, Inc. ("NHS Financial") and New Horizons Savings and Loan Association ("New Horizons") have entered into an Agreement and Plan of Reorganization ("Agreement") with Luther Burbank Corporation ("LBC") and Luther Burbank Savings and Loan Association ("Luther Burbank") in the form attached hereto. As set forth in the Agreement, each share of NHS Financial will be converted into the right to receive $11.50 in cash from LBC, subject to certain conditions contained in the Agreement ("Merger Consideration"). Pursuant to the Agreement, NHS Financial has entered into a separate Stock Option Agreement ("Stock Option Agreement") under which NHS Financial has agreed to grant to LBC an option to purchase up to 19.9 percent of the outstanding shares of NHS Financial common stock at the time of exercise at a option price of $9.50 per share. Other terms of the merger are more fully set forth in the Agreement.

    Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial banks and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, mergers and acquisition transactions and recapitalizations. Pursuant to the terms of a Consulting Agreement dated October 11, 1995, between New Horizons and Hovde, Hovde was engaged to assist the Board of Directors in exploring various strategic options, including a potential sale of New Horizons to a larger financial institution. Therefore, we are familiar with the operations of New Horizons and NHS Financial, having acted as their financial advisor in connection with the proposed transaction, and having participated in the negotiation leading to the Agreement.

    During the course of our engagement, we reviewed and analyzed material having a bearing upon the operating and financial condition of NHS Financial, New Horizons and Luther Burbank as well as material prepared in connection with the proposed transaction, including: the Agreement and Stock Option Agreement; certain confidential and publicly available information concerning NHS Financial and New Horizons, including the consolidated financial statements of New Horizons for each of the three years ending December 31, 1995, as well as recent internal reports and regulatory filings for the quarter ending June 30, 1996; the nature and terms of recent merger transactions involving thrifts and thrift holding companies that we consider relevant; and financial and other information provided to us by the management of NHS Financial, New Horizons and Luther Burbank. In addition, we have conducted meetings with members of the senior management of NHS Financial and New Horizons for the purpose of reviewing the future prospects of New Horizons. We also performed a discounted cash flow analysis to determine a range of present values per share of the NHS Financial's common stock, assuming New Horizons continued to operate as a stand-alone entity. In addition, we have taken into account our assessment of general economic, regulatory, market and financial conditions and our experience in similar transactions as well as our overall knowledge of the thrift industry and our general experience in securities valuations. Finally, as part of our engagement, we solicited and reviewed competitive bids and other information from parties which we believed to be likely acquirers for New Horizons.

    In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided by NHS Financial, New Horizons and Luther Burbank, and in discussions with NHS Financial's and New Horizons' management.

    Based upon the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of NHS Financial is fair from a financial point of view.

                                          Sincerely,

                                          [SIGNATURE]

                                          HOVDE FINANCIAL, INC.

       APPENDIX D - CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

                                   CHAPTER 13
                               DISSENTERS' RIGHTS

SECTION1300. SHAREHOLDER IN SHORT-FORM MERGER; PURCHASE AT FAIR MARKET VALUE; "DISSENTING SHARES"; "DISSENTING SHAREHOLDER"

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
    (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION1301. NOTICE TO HOLDER OF DISSENTING SHARES OF REORGANIZATION APPROVAL; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
    (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of
    Section 1300, unless they lose their status as dissenting shares under
    Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION1302.  STAMPING OR ENDORSING DISSENTING SHARES

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST THEREON; WHEN PRICE TO BE PAID

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION1305. DUTY AND REPORT OF APPRAISERS; COURT'S, CONFIRMATION OF REPORT; DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT, AND PAYMENT; APPEAL; COSTS OF ACTION

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting share which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING SHARES OF FAIR MARKET VALUE: EFFECT

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceedings, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION1307.  DISPOSITION OF DIVIDENDS UPON DISSENTING SHARES

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by corporation therefor.

SECTION1308. RIGHTS AND PRIVILEGES OF DISSENTING SHARES: WITHDRAWAL OF DEMAND FOR PAYMENT

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION1309.  WHEN DISSENTING SHARES LOSE THEIR STATUS

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) the corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING LITIGATION

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION1311.  SHARES TO WHICH CHAPTER INAPPLICABLE

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION1312. ATTACK ON VALIDITY OF REORGANIZATION OR SHORT-FORM MERGER; RIGHTS OF SHAREHOLDERS; BURDEN OF PROOF

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                 APPENDIX E --
                             NHS FINANCIAL, INC. --
                 FORM 10-K, FINANCIAL STATEMENTS AND FORM 10-Q

- ----------------------------------------------------------------------
- ----------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-K

[X]        ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                               FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
                                              OR
[ ]        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
           1934
           For the transition period from        to

                        COMMISSION FILE NUMBER: 0-27124

                            ------------------------

                              NHS FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

     CALIFORNIA             68-0359326
      (State of          (I.R.S. Employer
   incorporation)         Identification
                              Number)
 1050 FOURTH STREET
     SAN RAFAEL,               94901
     CALIFORNIA
(Address of principal       (Zip Code)
  executive office)

                 Registrant's telephone number: (415) 257-3783

                            ------------------------

       Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock, no par value.

                            ------------------------

    Indicate by check mark whether Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES _X_ NO ____

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

    Aggregate market value of voting stock held by non-affiliates on March 15, 1996 approximates $19,366,147. (See: "Item 5"):

    Number of Shares of Common Stock Outstanding as of March 15, 1996: 2,522,827

                      DOCUMENTS INCORPORATED BY REFERENCE

    Part II incorporates by reference from Registrant's Audited Financial Statements and Independent Auditors' Report dated February 15, 1996 for fiscal year ended December 31, 1995. Part III incorporates by reference from portions of the definitive Proxy Statement to be filed not later than one hundred twenty
(120) days after the end of the fiscal year covered by this report. Part IV incorporates by reference from Registrant's Form 10 Registration Statement.

    The index to Exhibits appears on page 30.

- ----------------------------------------------------------------------
- ----------------------------------------------------------------------

                              NHS FINANCIAL, INC.

                                   FORM 10-K

                               TABLE OF CONTENTS

ITEM NUMBER  DESCRIPTION                                                                                           PAGE
- -----------  --------------------------------------------------------------------------------------------------  ---------
   PART I.
        1.   Business
             General...........................................................................................  E-3
             Lending Activities................................................................................  E-4
             Securities........................................................................................  E-14
             Deposit Activities................................................................................  E-15
             Borrowings........................................................................................  E-16
             Competition.......................................................................................  E-18
             Employees.........................................................................................  E-18
             Regulation........................................................................................  E-20
        2.   Properties........................................................................................  E-29
        3.   Legal Proceedings.................................................................................  E-29
        4.   Submission of Matters to a Vote of Security Holders...............................................  E-29
  PART II.
        5.   Market for Registrant's Common Equity and Related Stockholder Matters.............................  E-30
        6.   Selected Financial Data...........................................................................  E-30
        7.   Management's Discussion and Analysis of Financial Condition and Results of Operations.............  E-30
        8.   Financial Statements and Supplementary Data.......................................................  E-30
        9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..............  E-30
 PART III.
       10.   Directors and Executive Officers of the Registrant................................................  E-31
       11.   Executive Compensation............................................................................  E-31
       12.   Security Ownership of Certain Beneficial Owners and Management....................................  E-31
       13.   Certain Relationships and Related Transactions....................................................  E-31
  PART IV.
       14.   Exhibits, Financial Statement Schedules, and Reports on Form 8-K..................................  E-32
             SIGNATURES........................................................................................  E-33

                                     PART I

ITEM 1.  BUSINESS OF REGISTRANT
GENERAL

    On November 1, 1995, NHS Financial, Inc. (the "Company"), a California Corporation, became the holding company for New Horizons Savings and Loan Association (Association) as a result of a reorganization of the Association into a holding company structure. Shareholders of the Association exchanged their shares for shares of the Company on a share-for-share basis. As used hereafter, the "Company" means the Company and its consolidated subsidiary, unless the context indicates otherwise.

    The Association is a state-chartered capital stock savings and loan association, which was incorporated under the laws of the State of California on February 28, 1978. The Association received its license to do business as a savings and loan association on September 22, 1980.

    The principal business of the Company is to attract deposits from the general public and invest those funds in residential, construction and, to a lesser extent, commercial real estate loans. The Company's geographical area for attracting deposits and making real estate loans is the San Francisco Bay Area, concentrating in Marin and Sonoma counties, and the City and County of San Francisco During 1995, the Company, conducted its business in three facilities; one located in San Rafael, California, another in Mill Valley, California and the third in Novato, California.

    The Company's operations are significantly influenced by general economic conditions, the regional real estate market and by related monetary, fiscal and regulatory policies of the federal government. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for mortgage financing and the types of loans the Company offers, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting the supply of housing and availability of funds.

    The Company engages primarily in real estate lending for its own portfolio, specializing in short-term fixed rate and longer term adjustable rate real estate loans. The Company attracts and maintains deposit funds by offering competitive interest rates and providing excellent customer service. The Company also uses Federal Home Loan Bank of San Francisco (FHLBSF) advances and other short term borrowings, such as reverse repurchase agreements (reverse repos) as a supplementary source of funds.

                     [This space intentionally left blank]

LENDING ACTIVITIES

    The Company's principal investment activity has been and continues to be the origination of real estate loans. The Company's lending activities consist primarily of making loans secured by first or second liens on residential and other real estate. These loans are made in connection with purchases, refinancing, construction or improvement of property located primarily in the San Francisco Bay Area, concentrating in Marin, Sonoma and San Francisco Counties. Historically, the Company has relied heavily upon its ability to provide customized loans for homes and for home construction. The economy of the Bay Area counties is varied and includes industries that are industrial, professional and agricultural, providing a balanced deposit and mortgage lending market. The Company's loans are primarily obtained through a selected group of independent loan brokers. Loan applications are also obtained from existing customers and other individuals. The Company has no foreign or out of state loans in its portfolio.

    The regulations of the Office of Thrift Supervision (OTS), and the California Department of Savings and Loan (CDSL) prescribe the nature, amount, terms and security for loans made by the Company, including the provisions for interest rate caps on adjustable rate mortgages (ARMs). The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) further regulates lending activity by setting new lending limits on commercial real estate loans and on loans made to one borrower. (See: "Regulation")

    It is the Company's practice to have all loans in excess of a stated amount approved by a loan committee consisting of members of the Board of Directors of the Company or, in the case of larger loans, approved by the entire Board of Directors. It is the Company's policy to require an ALTA lender's policy of title insurance, fire and casualty insurance and, when applicable, flood insurance on the properties which are pledged as security for its loans.

    The Company makes loans on the basis of the borrower's credit worthiness, ability to repay the debt and the security of the encumbered real property. Upon receipt of the loan application, a credit report is ordered to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate intended to secure the proposed loan is undertaken by an independent appraiser approved by the Company, either employed by the Company or through an independent agent. In addition, financial statements are requested of the borrower to determine the borrower's current financial status.

    With certain exceptions, it is the Company's policy, as established by its Board of Directors to make loans based upon loan-to-value ratios of up to 75-80% on real estate purchases, 70-75% on refinance and construction loans, and 50% on land loans. If a loan becomes delinquent and the delinquency is not cured through the Company's normal collection procedures, which include telephone calls and "breach" letters, foreclosure may be initiated. The Company may obtain title to the property securing the loan at the foreclosure sale or take a deed-in-lieu of foreclosure. Such property is then treated as "real estate owned" and is held for sale. Upon sale of the real estate owned, the Company may, on occasion, provide financing either by a loan conforming to normal loan requirements or with a "loan to facilitate" on terms more favorable to the borrower than normally offered. It is the Company's policy to dispose promptly of properties so acquired in order to avoid or mitigate loss.

    The Company principally originates loans with adjustable rates. Fixed rate real estate loans are generally made with terms of 5 years or less. Shorter term fixed rate loans include construction, swing, and land loans and generally carry terms of 12 to 18 months. In addition, the Company's construction loans are primarily made on single or in-fill lots as opposed to tract developments or subdivisions. The Company uses the FHLB Eleventh District Cost of Funds Index
(COFI) for its ARMs as an index upon which the interest rate adjusts semi-annually. The Federal Reserve Board's Regulation Z (Truth in Lending) requires ARM lenders to establish a lifetime limitation on the maximum interest rate applicable during the term of an ARM loan for any ARM made on or after December 9, 1987. The maximum rate which may be charged is within the lender's discretion. The Company's ARMs normally provide for a maximum interest rate of 5% over the initial annual interest rate as well as a minimum rate of 5% below the initial rate.

    The following Table One is a summary of the Company's gross loan portfolio by property category (before deductions for construction loans in process, deferred loan fees, and allowance for loan losses) at December 31:

                                   TABLE ONE

                                                1995        1994        1993        1992        1991
                                             ----------  ----------  ----------  ----------  ----------
                                                               (DOLLARS IN THOUSANDS)
Mortgage loans:
  One-to-four family.......................  $  157,301     145,002     146,666     138,019     117,646
  Multi-family.............................      43,184      39,186      37,859      38,153      27,414
  Construction.............................      29,722      27,643      29,585      43,303      28,048
  Commercial...............................      39,586      40,034      38,328      34,338      30,968
  Land.....................................       4,812       4,866       7,240       6,278       5,105
                                             ----------  ----------  ----------  ----------  ----------
                                                274,605     256,731     259,678     260,091     209,181
Loans secured by savings accounts..........         337         292         408         483         272
                                             ----------  ----------  ----------  ----------  ----------
                                             $  274,942     257,023     260,086     260,574     209,453
                                             ----------  ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------  ----------

    For additional information on the composition of the Company's loan portfolio, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Loans Receivable."

                     [This space intentionally left blank]

MATURITY AND RATE SENSITIVITY

    The Company is and has been sensitive to the problems of the savings and loan industry caused by lending long term at a fixed rate when the savings interest rates paid are susceptible to rapid change. Therefore, the Board of Directors has established a policy of making long term loans with adjustable rates. As of December 31, 1995, approximately 87% of the Company's loan portfolio consisted of ARMs.

    On residential loans, the Company will, with an adjustable rate, lend for a term of up to 30 years. However, because many borrowers refinance or pay off their loans, loans normally remain outstanding for a shorter period than the contractual time. At December 31, 1995, 88% of the loans originated in 1995 were outstanding, 80% of the loans originated in 1994 were outstanding and 51% of the loans originated in 1993 were outstanding.

    The following Table Two sets forth certain information at December 31, 1995, regarding the dollar amount of loans maturing in the Company's portfolio based on their contractual terms to maturity, unadjusted for prepayments. Adjustable rate loans are included in the period in which the loan is scheduled to mature.

                                   TABLE TWO

                                                                              DUE IN ONE
                                                                 DUE WITHIN     TO FIVE    DUE AFTER
                                                                  ONE YEAR       YEARS     FIVE YEARS    TOTAL
                                                                 -----------  -----------  ----------  ----------
                                                                              (DOLLARS IN THOUSANDS)
Mortgage loans:
  One-to-four family...........................................   $   2,384        1,066      153,851     157,301
  Multi-family.................................................         958          647       41,579      43,184
  Construction.................................................      29,722       --           --          29,722
  Commercial...................................................       4,675        9,127       25,784      39,586
  Land.........................................................       2,825        1,691          296       4,812
Loans secured by Savings accounts..............................         337       --           --             337
                                                                 -----------  -----------  ----------  ----------
                                                                  $  40,901       12,531      221,510     274,942
                                                                 -----------  -----------  ----------  ----------
                                                                 -----------  -----------  ----------  ----------
    Total amount of all loans due after December 31, 1996 with:
      Fixed interest rates.....................................   $   1,542
      Adjustable interest rates................................     232,499
                                                                 -----------
                                                                  $ 234,041
                                                                 -----------
                                                                 -----------

    Generally, owner-occupied one-to-four family construction loans have a provision to roll to a 30 year adjustable rate mortgage upon completion of construction. Construction loans other than owner occupied one-to-four family, generally contain no such provision.

                     [This space intentionally left blank]

YIELD AND PERFORMANCE ANALYSIS

    The following Table Three sets forth the average interest-earning assets and interest-bearing liabilities, interest income and expense and average interest rates during the years ended December 31, 1995, 1994 and 1993.

                                  TABLE THREE

                                        1995                              1994                              1993
                           -------------------------------   -------------------------------   -------------------------------
                             AVERAGE                YIELD/     AVERAGE                YIELD/     AVERAGE                YIELD/
                           BALANCE (3)   INTEREST    RATE    BALANCE (3)   INTEREST    RATE    BALANCE (3)   INTEREST    RATE
                           -----------   --------   ------   -----------   --------   ------   -----------   --------   ------
                                                                 (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans (1)(2)...........   $252,141      20,589    8.17%      239,247      18,355    7.67%      243,185      20,843    8.57%
  Mortgage-backed
   securities............     14,365         889    6.19%       16,796         953    5.67%       27,765       1,314    4.73%
  Other interest-earning
   assets................     12,600         780    6.19%        7,190         321    4.46%        5,737         194    3.38%
                           -----------   --------   ------   -----------   --------   ------   -----------   --------   ------
Total interest-earning
 assets..................    279,106      22,258    7.96%      263,233      19,629    7.46%      276,687      22,351    8.08%
                                         --------   ------                 --------   ------                 --------   ------
  Non-earning assets.....      7,862                             4,650                             6,461
                           -----------                       -----------                       -----------
    Total average
     assets..............   $286,968                           267,883                           283,148
                           -----------                       -----------                       -----------
                           -----------                       -----------                       -----------
Interest-bearing
 liabilities:
  Customer deposits......   $242,615      13,701    5.65%      217,685       9,033    4.15%      220,751       9,527    4.32%
  FHLBSF Advances........     16,965         913    5.38%       22,200       1,071    4.82%       24,021         951    3.96%
  Other borrowings.......     --           --         --%        2,534         100    3.96%       15,136         526    3.47%
                           -----------   --------   ------   -----------   --------   ------   -----------   --------   ------
Total interest-bearing
 liabilities.............    259,580      14,614    5.63%      242,419      10,204    4.21%      259,908      11,004    4.23%
                                         --------   ------                 --------   ------                 --------   ------
  Non-interest bearing
   liabilities...........      2,961                             2,213                             2,581
  Stockholders' equity...     24,427                            23,251                            20,659
                           -----------                       -----------                       -----------
    Average liabilities
     and equity..........   $286,968                           267,883                           283,148
                           -----------                       -----------                       -----------
                           -----------                       -----------                       -----------
Net interest income and
 spread (4)..............                  7,644    2.33%                    9,425    3.25%                   11,347    3.85%
                                         --------   ------                 --------   ------                 --------   ------
                                         --------   ------                 --------   ------                 --------   ------
Net margin on
 interest-earning assets
 (5).....................                           2.73%                             3.58%                             4.10%
                                                    ------                            ------                            ------
                                                    ------                            ------                            ------

- ------------------------------
(1) Average loans exclude non-accrual loans and are net of allowances for loan losses, loans in process and deferred loan origination fees.

(2) Loan interest income includes the amortization of deferred loan origination fees (in thousands) of $823, $914 and $1,317 in 1995, 1994 and 1993, respectively.

(3) Average balances for 1995 are daily average balances; for 1994 and 1993, average balances are computed from month-end balances.

(4) Net interest spread is computed as the difference between yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest margin is computed as net interest income divided by interest-earning assets.

    The table above depicting the historical yield-cost spread may not be indicative of future trends in the interest rate spread and margin. For further discussion on net interest income and spread, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Net Interest Income".

LOAN ORIGINATIONS, PURCHASES AND SALES

    The Company originates loans primarily for its own portfolio, but has in the past occasionally engaged in the sale of loan participations in the secondary market. Loans sold are adjustable rate loans, and the Company's decision to sell loans is based upon market opportunities that permit loan sales on terms favorable to the Company. Loan sales are private sales to other financial institutions and are made without recourse. The Company does not use loan sales as a source of liquidity.

    The Company has purchased real estate loans from other financial institutions and during 1995 and 1994, $7.3 million, and $3.8 million in participations and loan pools were purchased. At December 31, 1995, 1994, and 1993, the Company held $16.0 million, $9.3 million, and $6.0 million of purchased loans in its portfolio.

    No loans were sold in 1995, 1994 or 1993. The Company generally retains the servicing on loans sold, for which it receives a servicing fee. The Company was servicing interests in loans for others aggregating $2.9 million, $4.9 million, and $5.7 million, at December 31, 1994, 1993 and 1992, respectively.

    Table Four below profiles mortgage loan origination, purchase and repayment activity for the years ended December 31, 1995, 1994 and 1993.

                                   TABLE FOUR

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Mortgage loan originations:
  One-to-four family.........................................  $  15,352     27,408     29,945
  Multi-family...............................................      6,044      4,512      2,986
  Construction...............................................     27,838     24,939     28,002
  Commercial.................................................      1,995      4,126      4,127
  Land.......................................................        961        666      2,099
                                                               ---------  ---------  ---------
    Total mortgage loans originated..........................     52,190     61,651     67,159
Loans and participations purchased...........................      7,257      3,802         40
Loans and participations sold................................     --         --         --
Principal repayments, including prepayments on mortgage
 loans.......................................................    (38,582)   (67,882)   (61,102)
Transfer to foreclosed real estate...........................     (1,684)    (1,030)    (1,237)
Other increases (decreases)..................................     (1,160)       938      1,932
                                                               ---------  ---------  ---------
Net loan activity............................................  $  18,021     (2,521)     6,792
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    For additional information on the Company's loan portfolio, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Loans Receivable."

                     [This space intentionally left blank]

DELINQUENT, NONPERFORMING LOANS, AND REAL ESTATE OWNED

    DELINQUENT LOANS. When a borrower fails to make required payments on a loan within 30 days of the due date, the loan is considered contractually delinquent. Table Five below shows the amount of loan delinquencies by loan type at December 31.

                                   TABLE FIVE

                                                                                 NUMBER OF DAYS DELINQUENT
                                                                        --------------------------------------------
                                                                          30-59      60-89    90 OR MORE     TOTAL
                                                                        ---------  ---------  -----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
1995
  One-to-four family..................................................  $   6,761      1,747       2,385      10,893
  Multi-family........................................................        262        867      --           1,129
  Construction and land...............................................        728        204       1,624       2,556
  Commercial real estate..............................................      1,722        609      --           2,331
                                                                        ---------  ---------  -----------  ---------
    Total.............................................................  $   9,473      3,427       4,009      16,909
                                                                        ---------  ---------  -----------  ---------
                                                                        ---------  ---------  -----------  ---------
    Delinquencies to Gross Loans......................................       3.45%      1.25%       1.46%       6.15%
1994
  One-to-four family..................................................  $   6,668      1,185       2,162      10,015
  Multi-family........................................................     --         --          --          --
  Construction and land...............................................        374     --          --             374
  Commercial real estate..............................................      1,188        619      --           1,807
                                                                        ---------  ---------  -----------  ---------
    Total.............................................................  $   8,230      1,804       2,162      12,196
                                                                        ---------  ---------  -----------  ---------
                                                                        ---------  ---------  -----------  ---------
    Delinquencies to Gross Loans......................................       3.20%      0.70%       0.84%       4.75%
1993
  One-to-four family..................................................  $   3,587      2,614       2,857       9,058
  Multi-family........................................................     --         --          --          --
  Construction and land...............................................     --            159         114         273
  Commercial real estate..............................................      1,511     --           1,004       2,515
    Total.............................................................  $   5,098      2,773       3,975      11,846
                                                                        ---------  ---------  -----------  ---------
    Delinquencies to Gross Loans......................................       1.96%      1.07%       1.53%       4.55%
                                                                        ---------  ---------  -----------  ---------
                                                                        ---------  ---------  -----------  ---------
1992
  One-to-four family..................................................  $   5,452      2,739       2,035      10,226
  Multi-family........................................................     --         --             697         697
  Construction and land...............................................        607     --              44         651
  Commercial real estate..............................................        436     --           1,179       1,615
                                                                        ---------  ---------  -----------  ---------
    Total.............................................................  $   6,495      2,739       3,955      13,189
                                                                        ---------  ---------  -----------  ---------
                                                                        ---------  ---------  -----------  ---------
    Delinquencies to Gross Loans......................................       2.49%      1.05%       1.52%       5.06%
1991
  One-to-four family..................................................  $   7,568      2,774       3,076      13,418
  Multi-family........................................................     --         --             484         484
  Construction and land...............................................      2,433     --             880       3,313
  Commercial real estate..............................................     --         --           3,178       3,178
                                                                        ---------  ---------  -----------  ---------
    Total.............................................................  $  10,001      2,774       7,618      20,393
                                                                        ---------  ---------  -----------  ---------
                                                                        ---------  ---------  -----------  ---------
    Delinquencies to Gross Loans......................................       4.77%      1.32%       3.64%       9.74%

    For additional information on the Company's delinquent loans, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Delinquent Loans".

    NONACCRUAL LOANS. It is the Company's policy to put loans that are contractually delinquent 90 days or more on non-accrual status. Management reviews other loans less than 90 days contractually delinquent. When the collection of interest and principal payments on a loan appears unlikely the loan is placed on non-accrual status. Interest income deemed uncollectible is reversed. Income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is in accordance with the loan terms, at which time the loan is returned to accrual status.

    IMPAIRED LOANS. The Company considers a loan to be impaired when, based upon the evaluation of the credit worthiness, cash flows and financial condition of the borrower, and the condition and appraised value of the collateral, it is unlikely that the Company will be able to collect all the principal and interest due under the contractual terms of the loan. The Company provides, through a charge to income, for estimated losses on impaired loans when fair value, including consideration of potential holding and disposition costs, exceeds the carrying value of the loan. For additional information on nonperforming assets and the ratios of nonperforming assets to total assets see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Nonperforming Assets" and Note 4 of the Notes to Consolidated Financial Statements.

    REAL ESTATE OWNED. Real estate acquired through foreclosure is recorded at estimated fair value (including consideration of costs of holding and disposition) at the time of foreclosure. Valuations are periodically performed and related adjustments, if any, are made as a charge to income when the carrying value exceeds fair value. At December 31, 1995, the Company's real estate owned portfolio had an aggregate fair market value of $1.7 million and consisted of four residential properties, two parcels of land, and one multi-family and commercial mixed use property. At December 31, 1994, the Company's real estate owned portfolio had an aggregate fair market value of $1.3 million and consisted of four residential properties, four parcels of land, and two commercial properties. At December 31, 1993, the Association's real estate owned portfolio had an aggregate fair market value of $.8 million and consisted of one residential property, five parcels of land, and two commercial properties. For additional information regarding real estate owned, see Note 5 of the Notes to Consolidated Financial Statements.

    The following Table Six sets forth information with respect to the Company's nonperforming assets at December 31, for the years indicated.

                                   TABLE SIX

                                                           1995       1994       1993       1992       1991
                                                         ---------  ---------  ---------  ---------  ---------
                                                          BALANCE    BALANCE    BALANCE    BALANCE    BALANCE
                                                         ---------  ---------  ---------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS)
Loans accounted for on a non-accrual basis.............  $   4,009      2,162      3,975      3,955      7,618
Accruing loans contractually past due 90 days or
 more..................................................     --         --         --         --         --
Real estate owned, net.................................      1,653      1,271        779      2,671      1,133
                                                         ---------  ---------  ---------  ---------  ---------
Totals.................................................  $   5,662      3,433      4,754      6,626      8,751
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Percentage of non-performing assets to total assets....       1.92%      1.30%      1.73%      2.42%      4.04%
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Foregone interest......................................  $     433        312        380        662        582
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

    Foregone interest is the gross interest income that would have been recorded if the loans had been current in accordance with their original terms (i.e., total interest that was not accrued since the loans became nonperforming).

    Restructured loans were $3.9 million, $4.2 million and $1.7 million at December 31, 1995, 1994 and 1993, respectively. There were no restructured loans outstanding as of December 31, 1992 or 1991. Interest income that would have been recognized on the restructured loans had the loans performed in accordance with their original terms was $323,706 in 1995, $322,549 in 1994 and $226,932 in 1993. Interest income recognized on restructured loans was $317,116 in 1995, $268,352 in 1994 and $102,000 in 1993. Restructured loans are not included in the above nonperforming assets table as the borrowers are making their payments in accordance with the restructured loan terms.

ASSET CLASSIFICATION AND VALUATION ALLOWANCES

    Under federal regulations, each insured institution is required to classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, direct the Company to classify them. Under the regulations, assets are subject to evaluation under a classification system with three categories: substandard, doubtful and loss. The regulations have also created a special mention category. This category includes assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification, but do possess credit deficiencies or potential weaknesses deserving management's close attention.

    At December 31, 1995, the percentage of classified assets to total assets increased to 6.38% from 3.87% at December 31, 1994. At December 31, 1995, $18.8 million was classified as substandard compared to $9.5 million at December 31, 1994. There were no assets classified as doubtful or loss at December 31, 1995 or 1994. The increase in classified assets from year-end 1994 to year-end 1995 by almost 50% reflected the related increase in delinquencies during 1995 and the Company's adoption in 1995 of more stringent technical criteria for identifying non-delinquent classified assets.

    In addition to providing general valuation allowances for unclassified assets, the Company provides general valuation allowances based on estimates of inherent losses associated with it loan portfolio. Additionally, general valuation allowances are provided for assets classified as substandard or doubtful. If an asset or portion thereof is classified as loss the Company must either establish a specific allowance for loss in the amount of 100% of the portion of the asset classified as a loss or, in the alternative, charge off such amount. The Company's policy is to use the charge off method when the amount of loss is estimable. General valuation allowances established to cover possible losses related to substandard or doubtful classification may be included in determining an institution's risk-based regulatory capital (subject to limitations), while specific valuation allowances for loan losses do not qualify as regulatory capital.

    The Company establishes general valuation allowances for potential loan and real estate losses based upon management's review and analysis of the portfolio. The adequacy of such allowances is periodically reviewed by management, with adjustments charged to current earnings. The factors used by management in determining the adequacy of the allowance include review of existing risks in the loan portfolio, prevailing economic conditions, regular examinations and evaluations of the quality of loans by management and by regulatory authorities, historical loss experience and the Company's underwriting practices.

    For additional discussion on the Company's level of loss allowances compared to nonperforming assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Allowance for Losses."

                     [This space intentionally left blank]

The following Table Seven sets forth an analysis of the Company's allowance for loan and real estate losses and the related loss experience for the periods indicated.

                                  TABLE SEVEN

                                                      1995          1994          1993          1992          1991
                                                  ------------  ------------  ------------  ------------  ------------
                                                                         (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Balance at beginning of year....................  $   3,412     $   3,993     $   4,692     $   1,656     $   1,317
  Provision for losses..........................      2,003          --             231         3,135           588
  Charge-offs: (1)
    One-to-four family..........................       (478)         (215)         (239)          (99)          (74)
    Multi-family................................       (673)         --            --            --            --
    Construction................................       (267)         --             (26)         --            --
    Commercial..................................       (489)         (112)         (665)         --            (100)
    Land........................................       --            (280)         --            --             (75)
                                                  ------------     ------        ------        ------        ------
      Total charge-offs.........................     (1,907)         (607)         (930)          (99)         (249)
                                                  ------------     ------        ------        ------        ------
  Recoveries: (2)
    One-to-four family..........................       --              26          --            --            --
                                                  ------------     ------        ------        ------        ------
      Total recoveries..........................       --              26          --            --            --
                                                  ------------     ------        ------        ------        ------
Balance at end of year..........................  $   3,508         3,412         3,993         4,692         1,656
                                                  ------------     ------        ------        ------        ------
                                                  ------------     ------        ------        ------        ------
Components of allowance for loan losses:
  General valuation allowance...................  $   3,508         2,676         3,177         3,269         1,614
  Specific loss allowances......................       --             736           816         1,423            42
Ratio of net charge-offs to average loans
 outstanding during the year....................       0.76%         0.24%         0.38%         0.05%         0.12%
                                                  ------------     ------        ------        ------        ------
                                                  ------------     ------        ------        ------        ------
Allowance for Real Estate Losses:
Balance at beginning of year....................  $      40     $     157     $     294     $      35     $    --
  Provision for losses..........................        100          --             316           571            48
  Charge-offs:
    One-to-four family..........................        (94)         --            (245)          (35)          (13)
    Commercial..................................       --             (23)         (208)         (277)         --
    Land........................................        (46)          (94)         --            --            --
                                                  ------------     ------        ------        ------        ------
      Total charge-offs.........................       (140)         (117)         (453)         (312)          (13)
                                                  ------------     ------        ------        ------        ------
  Recoveries (2)................................       --            --            --            --            --
                                                  ------------     ------        ------        ------        ------
Balance at end of year..........................  $    --       $      40     $     157     $     294     $      35
                                                  ------------     ------        ------        ------        ------
                                                  ------------     ------        ------        ------        ------

- ------------------------
(1) During 1995, the Company adopted the direct charge-off method of accounting for nonperforming loans, as well as for performing loans considered by management as impaired. Charge-offs in 1995 include $736,000 of specific loan loss allowances provided for in prior periods. Charge-offs during 1995 included $741,000 which under the Company's former method would have been treated as specific loss allowances at December 31, 1995. This change in procedure has not affected current loss provisions and will not alter provisions for loan losses in future periods.

(2) Recoveries of loan and real estate losses are recognized when realized, i.e., the underlying property has been sold, and are accounted for as gain on sale of real estate in the Statement of Operations.

    The following Table Eight sets forth the Company's allowance for loan losses allocated to loan categories at December 31 for the years indicated.

                                  TABLE EIGHT

                                                                     1995       1994       1993       1992       1991
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
One-to-four family...............................................  $   1,058  $     977  $     810  $     798  $     476
Multi-family.....................................................        646        967        506        340        284
Commercial.......................................................      1,165        647      1,833      2,854        431
Construction.....................................................        424        622        478        442        368
Land.............................................................        215        199        367        258         97
                                                                   ---------  ---------  ---------  ---------  ---------
  Total Loan Loss Allowance......................................  $   3,508  $   3,412  $   3,993  $   4,692  $   1,656
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

    Management believes that the allowance can be allocated by category only on an approximate basis. In general, the allocation is based on several factors, including the outstanding principal balance of loans by category, the amount of classified loans in each category, risk factors assigned to each loan category and asset classification and any specific valuation allowances allocated to loans in a particular category. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category. At December 31, 1995, the general valuation allowance (GVA) was $3.5 million. The increase in the allowance for loan losses assigned to commercial real estate loans, in 1995 versus 1994, reflects an increase in classified loans in that category .

                     [This space intentionally left blank]

SECURITIES

    Income from investments provides the second largest source of income for the Company, after interest income on loans. The Company is required by federal regulation to maintain a specified minimum amount of liquid assets which may be invested in specific short term securities (see: "Regulation"). It has generally been the Company's policy to maintain a liquidity portfolio that exceeds regulatory minimum requirements.

    Authorized investments include obligations insured or fully guaranteed by the United States government, certain agency securities, certificates of deposit issued by financial institutions and other investment securities. The Company's current investment portfolio consists of mortgage-backed securities, callable U.S. Government Agency notes and overnight investments with the FHLBSF. In making investments, the Company considers current liquidity levels, market rates of return, the duration of the investment, and the level of potential interest rate and credit risk associated with the investment.

    The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) as of January 1, 1994. Under SFAS 115, the Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Securities held to maturity are stated at amortized cost, as the Company has the intent and ability to hold these securities to maturity. Premiums and discounts are amortized over the estimated life of the security, adjusted for actual prepayments, by a method approximating the interest method. Available for sale securities are recorded at fair value. Unrealized gains and losses, net of tax, on available for sale securities are excluded from earnings and are reported as a separate component of stockholders' equity. Realized gains and losses for all securities are included in earnings. The Company does not have a trading portfolio. For additional information on the securities portfolio, see Notes 2 and 3 of the Notes to Consolidated Financial Statements.

    The following Table Nine is a summary of the Company's investments, including mortgage-backed securities, at December 31:

                                   TABLE NINE

                                                                                     1995       1994       1993
                                                                                   ---------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Investment securities:
  Federal agency securities (1)..................................................  $  11,000  $  --      $  --
                                                                                   ---------  ---------  ---------
    Total........................................................................     11,000     --         --
                                                                                   ---------  ---------  ---------
Mortgage-backed securities:
  FHLMC pass-through securities..................................................     12,884     15,264     14,898
  FNMA pass-through securities...................................................     --         --          5,855
                                                                                   ---------  ---------  ---------
    Total........................................................................     12,884     15,264     20,753
                                                                                   ---------  ---------  ---------
Total Securities.................................................................  $  23,884  $  15,264  $  20,753
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

- ------------------------
(1) All investment securities mature in the year 2000. The securities are subject to call dates commencing in 1996 at the option of the issuer.

                     [This space intentionally left blank]

DEPOSIT ACTIVITIES

    Deposits are the major source of the Company's funds for lending and other investment purposes. The Company obtains deposits primarily through its retail branches and offers a broad selection of deposit instruments including NOW accounts, money market accounts, regular savings accounts, checking accounts, certificates of deposit and retirement savings plans. While the deregulation of insured deposits has allowed the Company to be more competitive in obtaining funds and given it more flexibility to meet the threat of net deposit outflows, it has also resulted in a more volatile cost of funds. The Company's interest rates paid on deposits are not determined by regulatory authorities but rather by prevailing market conditions. In the event of liquidation (which is not currently foreseen), savings account holders will be entitled to full payment of their accounts prior to any moneys paid to shareholders.

    In an effort to increase its deposit base and market share in Marin County, the Company opened a third branch in Novato, California, north of its headquarters in San Rafael. The branch opened in August, 1994 and has grown to $22.3 million in deposits at December 31, 1995 compared to $8.1 million at December 31, 1994.

    The Company regularly evaluates its internal cost of funds, surveys rates offered by competing institutions, reviews liquidity and executes rate changes when deemed appropriate. The Company's primary strategy for attracting and retaining deposits is to emphasize superior customer service and personal attention, and to pay competitive interest rates on deposits.

    The following Table Ten sets forth the composition and weighted average interest rate of the Company's deposits as of December 31, for the years indicated.

                                   TABLE TEN

                                                   BALANCE                  BALANCE                  BALANCE
                                                     1995      WAIR 1995      1994      WAIR 1994      1993      WAIR 1993
                                                  ----------  -----------  ----------  -----------  ----------  -----------
                                                                           (DOLLARS IN THOUSANDS)
Passbook accounts...............................  $    1,571       2.62%   $    1,824       2.81%   $    2,085       2.81%
Money market savings and checking accounts
 (MMDA).........................................      23,705       3.80%       32,288       3.21%       45,669       2.50%
Interest checking accounts......................       5,930       1.72%        7,499       1.76%        8,854       2.01%
Non interest checking accounts..................       1,027      --              886      --              927      --
                                                  ----------               ----------               ----------
                                                      32,233                   42,497                   57,535
                                                  ----------               ----------               ----------
Certificates of deposit
3 months........................................       5,098       4.90%        6,508       4.45%        7,401       2.92%
6 months........................................      13,624       5.27%       19,583       4.83%       22,024       3.19%
9 months........................................      23,477       5.57%       12,671       5.61%       21,462       3.94%
11 months.......................................      54,186       7.07%       --          --           --          --
1 year..........................................      40,711       6.11%       51,945       4.99%       37,661       4.00%
2 year..........................................      14,776       5.63%       16,833       5.04%        8,551       4.63%
3 to 5 year.....................................      11,955       6.28%       13,945       5.69%       17,711       7.07%
IRA.............................................      23,677       6.16%       21,694       5.48%       20,227       5.28%
Jumbos ($90 minimum)............................      27,215       6.35%       28,720       5.44%       28,840       4.68%
                                                  ----------               ----------               ----------
  Total certificate accounts....................  $  214,719               $  171,899               $  163,877
                                                  ----------               ----------               ----------
Total savings accounts..........................  $  246,952               $  214,396               $  221,412
                                                  ----------               ----------               ----------
                                                  ----------               ----------               ----------
Weighted average interest rate..................                   5.84%                    4.73%                    3.94%
                                                                    ---                      ---                      ---
                                                                    ---                      ---                      ---

    The following Table Eleven indicates the amount of the Company's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1995.

                                  TABLE ELEVEN

                                                                          AMOUNT
                                                                       -------------
                                                                            (IN
                                                                        THOUSANDS)
Remaining Maturity:
  Three months or less...............................................    $  37,010
  Over three through six months......................................       10,779
  Over six through twelve months.....................................       11,188
  Over twelve months.................................................        8,643
                                                                       -------------
    Total............................................................    $  67,620
                                                                       -------------
                                                                       -------------

    For additional information on deposit activity, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Customer Deposits", and Note 7 of the Notes to Consolidated Financial Statements.

BORROWINGS

    The Company may rely upon advances from the FHLBSF to supplement its supply of funds for lending and investment purposes. Advances may also be used to meet large deposit withdrawal requirements. Advances from the FHLBSF are typically secured by the Company's stock in the FHLBSF and by pledges of certain real estate loans and securities (see: "Regulation" for additional discussion on the Federal Home Loan Bank (FHLB) System). The Company had pledged loans and securities with outstanding principal balances of approximately $93.1 million at December 31, 1995.

                     [This space intentionally left blank]

    The following Table Twelve summarizes short-term borrowings for the last three years:

                                  TABLE TWELVE

                                                                                      1995       1994       1993
                                                                                    ---------  ---------  ---------
                                                                                        (DOLLARS IN THOUSANDS)
Short-Term Advances:
  Short-term FHLB advances at year-end............................................  $   7,000  $  11,000  $  11,500
  Average balance during the year.................................................      5,088      7,763     14,542
  Maximum month-end balance during the year.......................................      7,800     11,000     34,500
  Weighted average interest rate at year-end......................................       4.99%      5.39%      3.65%
  Average interest rate during the year...........................................       5.11%      3.88%      3.61%
Reverse Repurchase Agreements:
  Reverse repurchase agreements at year-end.......................................  $  --      $  --      $   4,817
  Average balance during the year.................................................     --          2,534     15,136
  Maximum month-end balance during the year.......................................     --          4,000     19,719
  Weighted average interest rate at year-end......................................     --         --           3.50%
  Average interest rate during the year...........................................     --           3.96%      3.47%

                     [This space intentionally left blank]

COMPETITION

    The Company faces strong competition both in the attraction of deposits and in the making of real estate loans. Its most direct competition for deposits has historically come from savings institutions, commercial banks and credit unions. During recent periods substantial competition for deposits has come from money market and other types of mutual funds as well as non-bank organizations. In addition, corporate and governmental securities also compete for the public's funds. The Company competes for deposits by offering a variety of deposit accounts at competitive interest rates, providing quick, efficient and personalized service to customers and utilizing direct customer solicitation for major accounts.

    The Company's competition for real estate loans comes primarily from savings institutions, commercial banks, mortgage companies and, to a lesser degree, insurance companies and governmental agencies. The Company competes for loans principally through the quality and efficiency of service it provides to borrowers, loan and real estate brokers. In addition, it competes for loans through the interest rates and loan fees it charges. Factors which affect competition include general and local economic conditions, current interest rate levels and volatility of the mortgage markets. No material changes are anticipated in the Company's competitive standing, except it is expected that the high number of competitors will continue, together with aggressive pricing by those competitors, to gain or maintain market share. The Company is able to compete in this market because of its community focus and knowledge of its construction lending market niche.

EMPLOYEES

    At December 31, 1995, the Company employed forty-two (42) persons full time. The employees are not covered by a collective bargaining agreement. The Company has enjoyed good relations with its personnel in the past and expects that those good relations will continue. The Company provides its full-time employees with a comprehensive benefit program which includes medical, dental and vision insurance, long-term disability and life insurance coverage and sick leave. The benefits are considered by management to be generally competitive with employee benefits provided by other institutions of the Company's size. For a further discussion of Employee Benefit Plans, See Note 11 of the Notes to Consolidated Financial Statements.

                     [This space intentionally left blank]

EXECUTIVE OFFICERS OF THE REGISTRANT

NAME, AGE AND POSITION                                                BUSINESS EXPERIENCE
- ---------------------------------------------  ------------------------------------------------------------------
James W. Barnett, 64.........................  Mr. Barnett is and has been President and Chief Executive Officer of the Association since August 1980 and
Chairman of the Board                           Chairman since 1981 and of the Company since 1995. From April
 Chief Executive Officer and                    1975 to July 1980, he was employed and by Coast Federal Savings
 President of the Company                       and Loan Association as Executive Vice President. Before joining
 the Association                                Coast, Mr. Barnett was Executive Vice President, Managing Officer
                                                and Director of Fidelity Savings and Loan Association in Oakland.
                                                From 1967 until Northwestern merged with Fidelity in 1968, he was
                                                President, Managing Officer and Director of Northwestern Savings
                                                and Loan Association. Prior to 1967, he served as Secretary,
                                                Manager and Director of Tamalpais Savings and Loan Association.
JoAnne Fabian, 61............................  Ms. Fabian is and has been Secretary to the Association since 1978 and to the Company since 1995. She joined the
Director, Executive Vice President              Association in December 1987 as a Vice President and General
 and Secretary of the Company                   Counsel. In January 1993, she was appointed a Senior Vice
 and the Association and                        President, and Executive Vice President in August 1994. She has
 Chief Administrative                           been an attorney since 1974. Prior to joining the Associaion in
 Officer of the Association                     1987, she was a member of the San Rafael law firm of McNeil,
                                                Silveira & Fabian, with a practice emphasis on real property transactions, business organizations and tax, and held a
                                                California Real Estate Brokers' license.
Albert J. Thomson, 56........................  Mr. Thomson joined the Association in August 1995 as Senior Vice and Chief President and Chief Financial
Senior Vice President                           Officer. He is also Senior Vice President and Chief Financial
 Financial Officer of the Company               Officer of the Company since 1995. Prior to joining the
 and the Association                            Association, Mr. Thomson served as a financial advisor to Plaza
                                                Home Mortgage Bank and was an independent consultant since July of 1993. From February 1982 to May 1993, he was Executive Vice
                                                President and Chief Financial Officer at Bay View Federal Bank.
                                                From July 1979 to January 1982, he was Chief Financial Officer
                                                for Alameda Federal Savings. Mr. Thomson is a Certified Public
                                                Accountant.
Michael M. Kress, 51.........................  Mr. Kress was appointed Senior Vice President of the Association in January 1993. He joined the Association as
Senior Vice President and Chief                 a Loan Officer in June 1986 and was appointed Vice President in
 Lending Officer of the Association             December 1986. Mr. Kress was employed by The Applied Research
                                                Group from October 1984 where he analyzed lending department needs and drafted computer software for savings and loan
                                                associations. From January 1984 through August 1984, he was Vice
                                                President and Senior Loan Officer for Centennial Savings and Loan
                                                Association. From January 1983 through December 1983, Mr. Kress was Vice President for Alta Mortgage Company where he managed the company's branch expansion program.

NAME, AGE AND POSITION                                                BUSINESS EXPERIENCE
- ---------------------------------------------  ------------------------------------------------------------------
Jared L. Book, 39............................  Mr. Book joined the Association in December 1994 as Vice
                                                President, Controller and Chief Accounting Officer. He is
Vice President, Controller and                  also Vice President, Controller and Chief Accounting Officer for
 Chief Accounting Officer of the                the Company since 1995. Prior to joining the Association, Mr.
 Company and the Association                    Book served as Controller at Novato National Bank from October
                                                1993. Prior to that he was employed by the Federal Deposit
                                                Insurance Corporation and assigned as a Managing Agent for the
                                                Resolution Trust Corporation from December 1990.

REGULATION

    GENERAL

    The Company, as a savings and loan holding company, and the Association, as a state chartered capital stock savings and loan association, are subject to examination and comprehensive regulation by the OTS, a bureau within the Department of the Treasury, and the CDSL. Its deposits are insured by the Savings Association Insurance Fund (SAIF) governed by the Federal Deposit Insurance Corporation (FDIC). The Association is a member of and owns capital stock in the FHLBSF, which is one of twelve regional banks in the FHLB System. The Association is further subject to the regulations of the Board of Governors of the Federal Reserve System (FRB) with respect to reserves to be maintained against deposits and certain other matters. Supervision, regulation, and reporting requirements are mandated by federal regulators primarily for the protection of depositors and the SAIF. Regulation and reporting requirements which affect the Company are summarized in the following sections.

    FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

    Since the passage of the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA), the OTS issues and enforces regulations affecting federally insured savings institutions and regularly examines these institutions. The enactment of FIRREA changed the regulatory responsibilities of the FDIC. The FDIC was established originally to insure the deposits, up to specified statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. Now the FDIC is charged with also insuring, up to the prescribed limits, the deposit accounts held at federally insured savings institutions. To this end, two separate funds are maintained and administered by the FDIC: the Bank Insurance Fund (BIF) and the SAIF. As such, the FDIC has examination, supervisory and enforcement authority over all savings institutions.

    REGULATORY CAPITAL REQUIREMENTS

    Effective December 7, 1989, FIRREA mandated three new capital standards for savings institutions, no less stringent than those for national banks: (1) core capital to adjusted total assets of 3%, (2) tangible capital to adjusted total assets of 1.5%, and (3) risk-based capital (which gears an institution's capital requirements individually to the riskiness of its assets) to risk weighted assets of 8%. The Association has met all three required capital standards since enactment of FIRREA. Also, see under The Federal Deposit Insurance Corporation Improvement Act (FDICIA) which follows. For the schedule of capital requirements prescribed by FIRREA and FDICIA, see Note 10 of Notes to Consolidated Financial Statements.

    LOANS TO ONE BORROWER LIMITATION

    Prior to the enactment of FIRREA, savings institutions could generally lend the lesser of 10% of withdrawable deposits or 100% of regulatory capital to one borrower. The new loans to one borrower limitation, which became effective upon enactment of FIRREA, is substantially more restrictive than the limitations previously imposed on savings institutions. With certain limited exceptions, the maximum amount that a savings association may lend to one borrower (including certain related entities of such borrower) is an amount equal to 15% of the savings institutions unimpaired capital and unimpaired surplus, plus an additional 10% for loans fully secured by readily marketable collateral. Real estate is not included within the definition of "readily marketable collateral."

    As of December 31, 1995 and 1994, the maximum amount that the Company could have loaned to one borrower (and related entities) was $4.2 million. At December 31, 1995, the Company had no loans outstanding to one borrower that totaled greater than the $4.2 million limit. Management has limited lending activity to comply with the loans-to-one-borrower limitation, and will continue to monitor limits to see that they are not exceeded.

    RESTRICTIONS ON COMMERCIAL REAL ESTATE LOANS

    Prior to the enactment of FIRREA, federally-chartered savings institutions could invest up to 40% of their assets in non-residential real estate loans. FIRREA limits such loans to 400% of capital. As of December 31, 1995 and 1994, 400% of the Company's capital under generally accepted accounting principals
(GAAP), was $96.9 and $95.9 million, respectively. At such dates, the Company had approximately $40.0 million in nonresidential real estate loans, well within the limits imposed by FIRREA.

    THE FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT (FDICIA)

    In December of 1991, Congress passed legislation and the President signed into law a banking bill designated the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA). The goal of FDICIA is to reduce the overall risks within the thrift and banking system and financial markets. The law provides for re-capitalization of the SAIF and also increases the FDIC's access to Treasury funds. The legislation also instituted reforms in the deposit insurance system and provided for numerous supervisory reforms and changes applicable to the Company.

    Overall, complying with the comprehensive provisions of FDICIA subjected the Company to significantly increased operating expenses such as compliance, examination, and insurance costs. In addition, if the Company is placed in any risk category other than the category having the lowest assessment rate, the SAIF insurance rates will increase, with a resultant increase in operating expenses. Conversely, if the FDIC lowers the assessment rate for all SAIF-member institutions, this could have a positive impact on the Company's overhead expenses and earnings.

    With the passage of the FDICIA, Congress set out the framework for an increasingly capital-based supervisory system. The law distinguishes financial institutions by five categories based on their capital levels. The highest category for an institution is "well capitalized," meaning it significantly exceeds the required minimum for each relevant capital level. The required minimum capital levels for this category are a total risk-based capital ratio (total capital to risk-weighted assets) of 10% or greater, a Tier 1 risk-based capital ratio (tier 1 capital to risk-weighted assets) of 6% or greater, and a Tier 1 leverage capital ratio (tier 1 capital to adjusted total assets) of 5% or greater. The next level for an institution is "adequately capitalized," meaning it has a total risk-based capital ratio of 4% or greater, and a Tier 1 leverage capital ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution. "Undercapitalized" institutions are those which fail to meet the required minimum for any relevant capital measure, and "significantly undercapitalized" institutions fall significantly below required capital levels. The fifth category is for "critically undercapitalized" institutions or those institutions that have a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. At each successive category level, FDICIA mandates increasingly strict regulatory restrictions and supervisory actions. At December 31, 1995 and 1994, the Association met the capital requirements for a "well capitalized" institution. For the schedule of capital standards prescribed by FDICIA, see Note 10 of Notes to Consolidated Financial Statements.

    FDICIA also required the FDIC to designate a reserve ratio for the SAIF and to develop a system of risk-based insurance assessments. The FDIC is required to establish a schedule to increase the reserve ratio of the SAIF to 1.25% of insured deposits within a "reasonable period of time" (which the FDIC has estimated to be the year 2002), and must impose higher deposit insurance premiums on SAIF members, if necessary, to achieve that ratio.

    On September 14, 1992, the FDIC adopted regulations to implement a transitional risk-based insurance assessment system, starting January 1, 1993, charged higher rates to those banks and thrifts deemed to have posed greater risk to the deposit insurance funds. Under that system, the FDIC placed each insured depository in one of nine risk categories based on its level of capital and other relevant information (such as supervisory evaluations). Each institution's insurance assessment rate was then determined by the risk category in which it had been classified by the FDIC. Under this transitional system, the average insurance assessment rate for SAIF-insured institutions was $0.259 per hundred dollars of domestic deposits. However, there was an eight basis point spread between the highest and lowest assessment rates so that institutions classified as strongest by the FDIC were subject to a rate of $0.23, and institutions classified as weakest by the FDIC were subject to a rate of $0.31 (with intermediate rates of $0.26, $0.29, and $0.30). The FDIC had indicated that it expected that the majority of SAIF-insured institutions would be subject to an assessment rate of $0.23 (the same rate as under the prior flat-rate assessment system).

    On June 17, 1993, the FDIC Board of Directors amended Part 327 of the FDIC's Rules and Regulations on assessments to establish a new risk-related premium system (RRPS). The new system, which became effective October 1, 1993, replaces the interim risk-related premium system in effect for assessments due in 1993 and will be implemented beginning with the assessment period commencing January 1, 1994. Under the new RRPS each insured institution is assigned to one of three capital groups and to one of three supervisory subgroups for purposes of determining an assessment rate.

    Effective January 1, 1994, the FDIC adopted a permanent system of risk-based deposit insurance premium assessments to implement the risk-based assessment system which was required by FDICIA. This system classifies institutions on the basis of capital ratios, supervisory evaluation by the institutions' primary federal regulatory agency and other information determined by the FDIC to be relevant. Each of nine resulting risk category subgroups of institutions is assigned a deposit insurance premium assessment rate, which currently ranges from 0.23% to 0.31%, as compared with the uniform 0.23% rate that had been in effect since January 1, 1991. The FDIC stated in connection with adopting its current premium rate schedule that it had considered whether it should widen the spread of premium assessment rates and that it may do so in the future. During 1995, 1994 and 1993, the Association's deposit insurance expense was $.5 million, $.5 million, and $.6 million respectively.

    A number of proposals have recently been introduced in Congress to address the disparity in the bank and thrift deposit insurance premium. On September 19, 1995, legislation was introduced and referred to the House Banking Committee that would, among other things: (I) impose a requirement on all SAIF member institutions to fully recapitalized the SAIF by paying a one-time assessment of 85 basis points on all assessable deposits as of March 31, 1995, which assessment would be due as of January 1, 1996; (ii) spread the responsibility for the Financing Corporation (FICO) interest payments across all FDIC-insured institutions on a pro-rata basis, subject to certain exceptions; (iii) require that deposit insurance premium assessment rates applicable to SAIF member institutions be no less than deposit insurance premium assessment rates applicable to BIF member institutions; (iv) provide for a merger of the BIF and the SAIF as of January 1, 1998; (v) require savings associations to convert to state or national bank charters by January 1, 1998; (vi) require savings associations to divest any activities not permissible for commercial banks within five years; (vii) eliminate the bad-debt reserve deduction for savings associations, although savings associations would not be required to recapture into income their accumulated bad-debt reserves; (viii) provide for the conversion of savings and loan holding companies into bank holding companies as of January 1, 1998, although unitary savings and loan holding companies authorized to engage in activities as of September 13, 1995 would have such authority grandfathered (subject to certain limitations); and (ix) abolish the OTS and transfer the OTS' regulatory authority to the other federal banking agencies. The legislation would also provide that the institution would continue to be subject to the payment of semiannual assessments under the current rate schedule following the recapitalization of the SAIF. The legislation was considered and passed by the House Banking Committee's Subcommittee on Financial Institutions on September 27, 1995, and has not yet been acted on by the full House Banking Committee.

    On September 20, 1995, similar legislation was introduced in the Senate, although the Senate bill does not include a comprehensive approach to merging the savings association and commercial bank charters. (The Senate bill remains pending before the Senate Banking Committee.)

    The future of both of these bills is linked with that of pending budget reconciliation legislation since some of the major features of the bills are included in the Seven-Year Balanced Budget Reconciliation Act (the "Reconciliation Act"). The Reconciliation Act was passed by both the House and Senate on November 17, 1995 and vetoed by the President on December 6, 1995.

    While the outcome of pending legislation cannot be predicted with certainty, it is likely that some kind of legislation or regulatory action will be taken that will impact the SAIF and therefore the Association. Subsequent versions of the bill described above have resulted in a proposal of a one-time special assessment of between 0.77% to 0.90% of total insured deposits which would, if enacted, have a $1.1 million to $1.3 million after tax impact on the Company's earnings and capital.

    In light of ongoing debate over the content and fate of the Reconciliation Act, the different proposals currently under consideration and the uncertainty of the Congressional budget and legislative processes in general, management cannot predict whether any or all of the proposed legislation will be passed, or in what form. Accordingly, the effect of any such legislation on the Company or the Association cannot be determined.

    In addition, FDICIA: (1) imposes annual on-site examinations (beginning November 1992) on all depository institutions except those well-capitalized institutions with assets less than $100 million; (2) requires annual audits by independent public accountants for all insured institutions with assets in excess of $150 million; (3) requires the formation of independent audit committees of the boards of directors of insured depository institutions (with respect to fiscal years beginning after December 31, 1992); (4) imposes annual reporting obligations on management of depository institutions that concern the preparation of financial reports and the establishment of internal compliance procedures; (5) sets forth accounting objectives, standards and requirements to be implemented through regulations; (6) requires the FDIC to establish a risk-related deposit insurance system which would charge higher rates to those institutions which pose the greatest risk to the insurance funds; and (7) restricts the receipt of "brokered deposits" and the rates of interest which may be paid on any deposits by institutions which are not "well capitalized" (even if they meet minimum regulatory capital requirements).

    FDICIA includes a number of specific directives to the OTS, FDIC and other banking agencies to promulgate regulations carrying out the stipulations of the new law. Additionally, some provisions of FDICIA are subject to certain phase-in periods. These regulations are referred to below or appear elsewhere herein.

    BROKERED DEPOSITS; INTEREST RATE LIMITATIONS

    The FDIC has adopted regulations, mandated by FDICIA, that restrict the acceptance of brokered deposits. In general, a "well capitalized" institution, such as the Association, may accept, renew or roll over any brokered deposits without restriction. "Adequately capitalized" institutions may request a waiver from the FDIC to use brokered deposits, while "undercapitalized" institutions may not accept, renew or roll over such deposits. Institutions that are not "well capitalized" (even if meeting minimum capital requirements) are subject to limits on rates of interest they may pay on brokered and other deposits. Broker deposits held by the Association at December 31, 1995 were $2.0 million.

    INTEREST RATE RISK

    On August 31, 1993, the OTS issued final regulations to implement section 305 of FDICIA which requires an Interest Rate Risk (IRR) component be included in the computation of risk-based capital.

    The federal regulators maintain that in order to adequately protect the insurance fund and create the necessary incentives to prudently manage interest rate risk, thrifts' capital requirements must explicitly take account of interest rate risk exposure. Therefore, the principal objectives of the IRR component are: (1) to make regulatory capital requirements sensitive to differences in interest rate risk; (2) to discourage savings associations from taking excessive interest rate risk; and (3) to ensure that savings associations maintain adequate capital which reduces the exposure of the deposit insurance fund.

    The regulators have determined a "normal" level of interest rate risk and have designed a "stress test" to determine if institutions are adversely exposed to high levels of interest rate risk. Each institution must measure their interest rate risk to determine if they pass or fail the "stress test". The amount by which an institution passes or fails the test is the IRR component which must be subtracted from risk-based capital. Specifically, the test mandates that interest rate exposure will be measured as the decline in Net Portfolio Value-NPV (referred to in past IRR policy as the Market Value of Portfolio Equity-MVPE) due to a 200 basis point shock in market interest rates. The IRR component to be deducted from total capital is equal to one half the difference between the institution's measured exposure and the "normal" level of exposure which is defined as 2.0% of the estimated economic value of its assets.

    The new OTS regulation became effective January 1, 1994. The Company has performed this "stress test" each quarter in order to monitor and maintain a strong IRR measuring system, and if necessary, adjust capital for the required IRR component. The adjustment requirement took effect beginning July 1, 1994. As of December 31, 1994, the Company's interest rate risk level is considered within the normal exposure level as defined by the OTS. Therefore, no adjustment to capital is required.

    SAFETY AND SOUNDNESS STANDARDS

    The FDICIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institution holding companies relating to: (I) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) audit underwriting; (iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The compensation standards would prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss. In addition, the federal banking regulatory agencies would be required to prescribe by regulation standards specifying: (I) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; and (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions and depository institution holding companies.

OTS AND FDIC ASSESSMENTS

    In August 1990, the OTS issued final regulations which, among other things, provide for the funding of the expenses of the OTS, costs of examinations of institutions under OTS jurisdiction, and the costs of processing various applications and filings. The regulation provides for a sliding scale asset-based assessment differentiating between troubled and non-troubled savings associations. For the purposes of the regulation, "troubled savings associations" are defined generally as those operating under the jurisdiction of the RTC or with a MACRO rating of 4 or 5. The assessments are based on total assets as reported on its most recent consolidated Thrift Financial Report. During 1995, the Company paid approximately $78,000 in OTS assessments.

BRANCHING BY FEDERALLY CHARTERED ASSOCIATIONS

    On April 2, 1992, the OTS amended its rules on branching by federally chartered savings associations to permit nationwide branching to the extent allowed by federal statute. This action, which became effective May 2, 1992, permits associations with interstate networks to diversify their loan portfolios and lines of business. OTS authority preempts any state law purporting to regulate branching by federal savings associations.

    To obtain supervisory clearance for branching, an applicant's regulatory capital must meet or exceed the minimum requirements established by law and by OTS regulations. Section 38(e)(4) of FDICIA prohibits any "undercapitalized" insured association from acquiring or establishing additional branches, unless the OTS has accepted the institution's capital restoration plan required by the law, the association is implementing the plan, and the OTS determines that the proposed action is consistent with such plan, or the FDIC Board of Directors determines that the proposed action will further the purposes of the law. In addition, the institution must have a satisfactory record under the Community Reinvestment Act.

QUALIFIED THRIFT LENDER TEST

    As amended by FIRREA the Qualified Thrift Lender (QTL) test requires that 65% of certain of a savings institution's assets must be invested in a limited list of "qualified thrift investments" on a monthly average basis in nine out of every 12 months. At December 31, 1995 and 1994, 86% and 90% of the Association's assets constituted qualified thrift investments. It is management's current intention to continue to meet the qualified thrift lender test.

    For purposes of the test, portfolio assets are defined as the total assets of the savings association minus: goodwill and other intangible assets; the value of property used by the association to conduct its business; and liquid assets not to exceed 20% of the association's total assets.

    Under the QTL statutory and regulatory provisions, all forms of home mortgages, home improvement loans, home equity loans and loans on the security of other residential real estate and mobile homes as well as a designated percentage of consumer loans are "qualified thrift investments," as are shares of stock of a FHLB, investments or deposits in other insured institutions, securities issued by the FNMA, FHLMC, GNMA or the FSLIC Financing Corporation and other mortgage-related securities. Investments in non-subsidiary corporations or partnerships whose activities include servicing mortgages or real estate development are also considered qualified thrift investments in proportion to the amount of primary revenue such entities derive from housing-related activities. Also included in qualified thrift investments are mortgage servicing rights, whether such rights are purchased by the insured institution or created when the institution sells loans and retains the right to service such loans.

    A savings institution that fails to become or remain a qualified thrift lender shall either become a national bank or be subject to restrictions specified in FIRREA. If an institution does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If an institution that fails the test has not yet requalified and has not converted to a national bank, its new investments and activities are limited to those permissible for both a saving association and a national bank, and it is limited to national bank branching rights in it home state. In addition, the institution is immediately ineligible to receive any FHLB borrowings and is subject to national bank limits for payment of dividends. If such institution has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any institution that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies.

FEDERAL HOME LOAN BANK SYSTEM

    The FHLB System, which consists of twelve member banks, is now under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: (1) supervise the FHLBs, (2) ensure that the FHLBs carry out their housing finance mission, (3) ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital market, and (4) ensure that the FHLBs operate in a safe and sound manner.

    The Association, which is a member of the FHLBSF, is required to acquire and hold shares of capital stock in the FHLBSF in an amount equal to the greater of
(1) 1% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (2) 5% of its advances from the FHLBSF. The Association is in compliance with this requirement with an investment in FHLBSF stock of $2,212,500 at December 31, 1995. The amount of the investment in FHLBSF stock is adjusted annually by the FHLBSF as of the close of the calendar year. FHLBSF stock in excess of the above requirements may be redeemed for cash at par value.

    A stock dividend on the FHLBSF stock has traditionally been paid on a quarterly basis to member stockholders, and is based upon the outstanding stock held at the time the dividend is declared. FIRREA has reduced the dividends received by the Association on its FHLBSF stock. Each FHLB has been required to transfer a significant amount of its reserves and undivided profits to the RFC, the government entity established to raise funds to resolve troubled thrift cases and fund obligations on the RFC bonds. As a result of FIRREA requirements, it is anticipated that the FHLB's earnings available for dividends will continue to remain substantially below pre-FIRREA levels and the Association will continue to receive reduced dividends on its FHLBSF stock. FHLBSF stock dividends earned during 1995, 1994 and 1993 totaled $110,583, $108,787 and $79,748, respectively.

    The FHLBSF also provides a central credit facility primarily for member institutions. It is funded from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHLB and the Board of Directors of the FHLBSF. At December 31, 1995, the Association had $21 million in advances from the FHLBSF. For additional information on Borrowed Funds, see Notes 8 of the Notes to Consolidated Financial Statements.

LIQUIDITY REQUIREMENTS

    Under OTS regulations, a member thrift institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage of its net withdrawable accounts plus short-term borrowings. This liquidity requirement, which is currently 5%, may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the deposit flows of member associations. The Association had a liquidity ratio of 8.38% at December 31, 1995. Existing OTS regulations also require each member institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements.

FEDERAL RESERVE SYSTEM

    The Federal Reserve Board requires savings institutions to maintain non-interest-earning reserves against certain of their transactional accounts (primarily deposit accounts that may be accessed by writing checks) and non-personal time deposits. For the calculation period including December 31, 1995, the Association maintained $30,000 in non-interest-earning reserves and was in compliance with this requirement. The balance maintained to meet the reserve requirements imposed by the Federal Reserve Board may be included to satisfy the Association's liquidity requirements discussed above.

    As a creditor and a financial institution, the Association is subject to certain regulations promulgated by the Federal Reserve Board, including, without limitation, Regulation B (Equal Credit Opportunity Act), Regulation D (Reserves), Regulation E (Electronic Funds Transfer Act), Regulation F (Limits on Exposure to Other Banks), Regulation Z (Truth in Lending Act) and Regulation CC (Expedited Funds Availability Act). Effective in June 1993, the Association became subject to the Truth in Savings Act and the implementing Regulation DD regarding required disclosures to holders of deposits accounts of the interest rates and fees applicable to their accounts. As creditors of loans secured by real property and as owners of real property, financial institutions, including the Association, may be subject to potential liability under various statutes and regulations applicable to property owners generally, including statutes and regulations relating to the environmental condition of the property.

HOLDING COMPANY REGULATION

    The Company is a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, the Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. As a subsidiary of a savings and loan holding company, the Association is subject to certain restrictions in its dealings with the Company and affiliates thereof.

    There are generally no restrictions on the activities of a unitary savings and loan holding company. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a significant risk to the financial safety, soundness or stability of its subsidiary savings association, the Director of the OTS may impose such restrictions as deemed necessary to address such risk including limiting: (i) payment of dividends by the savings association; (ii) transactions between the savings association and its affiliates; and (iii) any activities of the savings association that might create a significant risk that the liabilities of the holding company and its affiliates may be imposed on the savings association. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings association subsidiary of such a holding company fails to meet the QTL test, then such unitary holding company shall also presently become subject to the activities restrictions applicable to multiple holding companies and, unless the savings association requalifies as a QTL within one year thereafter, register as, and become subject to, the restrictions applicable to a bank holding company. The Company believes that it is in compliance with all holding company regulations.

LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS

    The Company's only significant assets is its investment in all of the stock of the Association. The Company's principal source of income is dividends paid by the Association. The Association's retained earnings are substantially restricted as to payments of dividends based on certain regulations relating to dividend distributions. OTS regulations impose various restrictions or requirements on institutions with respect to their ability to pay dividends or make other distributions of capital. The OTS utilizes a three-tiered approach to permit institutions, based on their capital level and supervisory condition, to make capital distributions which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.

    Tier one institutions are institutions that continue to meet or exceed their fully phased-in capital requirements. Such institutions may make capital distributions during any calendar year equal to the greater of (i) 100% of net income on a year-to-date basis plus 50% of the amount by which the institution's capital exceeds its fully phased-in capital requirement, as measured at the beginning of the calendar year, or (ii) 75% of the net income for the prior four quarters. The Association meets, and expects to continue to meet, the requirements for a tier one institution. The Association expects to be able to continue to pay dividends to the Company for the foreseeable future.

FEDERAL AND STATE TAXATION

    The Company and the Association file a consolidated income tax return. Under applicable provisions of the amended Internal Revenue Code of 1986 (the "Code"), a savings institution that meets specific definitive tests relating to the composition of its assets and income (a "qualifying savings institution") is permitted to establish reserves for bad debts. A qualifying savings institution may make annual additions to its bad debt reserve on qualifying real estate loans based on the experience method or the percentage of taxable income method. The Association used the experience method in 1994 and 1993, and anticipates using the same method in 1995.

    A savings institution with a stock structure whose accumulated reserves for qualified bad debts exceed the reserves as calculated under the experience method may be subject to recapture taxes on these reserves. Earnings appropriated to the bad debt reserve and claimed as a tax deduction will not be available for the payment of cash dividends or for distribution to stockholders (in the event of dissolution or liquidation) without payment of federal income taxes on such distributions or dividends at the then current tax rate.

    In addition to the regular corporate income tax, corporations including qualifying thrifts are subject to an alternative minimum tax. The alternative minimum tax is generally equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The tax will apply if it exceeds the Association's regular tax liability. The tax preference items common to thrifts such as the Association, include: 1) the excess, if any, of the tax bad debt deduction over the deduction that would have been available if the experience method was used and 2) an amount equal to 75% of the excess amount of adjusted current earnings over alternative minimum taxable income. Adjusted current earnings is an income tax concept that attempts to measure economic income by inclusion of items excluded from taxable income such as tax exempt income. Because the Association's regular tax liability exceeds the alternative minimum tax, this tax did not apply in 1993 or 1994 and is not expected to apply in 1995.

    The California franchise tax applicable to the Company is a variable rate tax, computed under a formula which results in a rate higher than the rate applicable to non-financial corporations as it reflects an amount "in lieu" of local personal property and business license taxes generally not paid by banks or financial corporations such as the Company. For the taxable year 1995, the most recent year for which the rate has been computed, the rate was 11.30%. Under the California code, bad debt deductions are available in computing California franchise taxes only to the extent of the greater of: 1) an amount based upon the debts actually experienced over the preceding three or six years, or 2) subject to certain limitations, the amount necessary to absorb anticipated losses. California franchise taxes are deductible for federal income tax purposes.

    Commencing in 1981, savings and loan associations were no longer subject to personal property taxes and city license taxes, but they continue to be subject to real property taxes, local utility user taxes, sales and use tax and motor vehicle registration fees.

    The Association has been audited by the Internal Revenue Service (IRS) and the California Franchise Tax Board (FTB) for the tax years 1989 and 1990. No adjustments to taxable income had been made by the IRS nor the FTB upon conclusion of these examinations.

    For additional information on Federal and State Taxation, see Notes 9 and 13 of the Notes to Consolidated Financial Statements.

                     [This space intentionally left blank]

ITEM 2.  PROPERTIES

    The Company owns no real property other than certain real estate obtained by foreclosure (REO). It currently leases its headquarters office at 1050 Fourth Street, San Rafael, California which includes the main savings office, lending, accounting and administrative functions, and two savings branches at 767 E. Blithedale, Mill Valley, California and 1711 Grant Avenue, Novato California. For additional information regarding the Company's offices and equipment and minimum future lease payments, see Notes 6 and 12 of Notes to Consolidated Financial Statements.

    The Company considers its leased facilities to be suitable and adequate for its present needs. At December 31, 1995 and 1994 the net book value of the Association's leasehold improvements and equipment was $842,338 and $873,214 respectively.

ITEM 3.  LEGAL PROCEEDINGS

    As of December 31, 1995, there were no material pending legal proceedings to which the Company was a party.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted during the fourth quarter of 1995 to a vote of security holders through the solicitation of proxies or otherwise.

                     [This space intentionally left blank]

                                    PART II

ITEM 5.  MARKET FOR COMPANY'S CAPITAL STOCK AND RELATED SECURITY HOLDER MATTERS

    The Company is listed on the NASDAQ National Market System under the trading symbol of NHSL. At December 31, 1995, the Company had approximately 494 stockholders of record (not including the number of persons or entities holding stock in nominee or street name through various brokerage firms) and 2,522,827 outstanding shares of common stock. There is a limited market for shares of the Company's stock through various brokerage firms in the area. To the best of the Company's knowledge, based on the NASDAQ reports information, shares of the Company's stock traded at approximately $8.75 per share on March 15, 1996. The Company shares are thinly traded.

    The following Table Twelve sets forth for the quarters indicated the range of high and low sale prices per share of the common stock of the Company and adjusted for a 15% stock dividend paid in February 1995.

                                  TABLE TWELVE

                                           LOW       HIGH
                                        ---------  ---------
Quarter ended:
March 31, 1995                          $   7 3/4  $   9 3/4
June 30, 1995                                   8         10
September 30, 1995                          7 3/4     10 1/4
December 31, 1995                           8 3/8         10
March 31, 1994                          $       8  $      10
June 30, 1994                               8 1/2         10
September 30, 1994                          8 1/2     12 3/4
December 31, 1994                           8 3/4     12 1/2

    During both 1995 and 1994, the Company paid quarterly cash dividends totaling $0.04 per share. On February 12, 1995, the Company paid a 15% stock dividend. The Board of Directors' policy is to consider the declaration of dividends on a quarterly basis.

ITEM 6.  SELECTED FINANCIAL DATA

    In addition to the information presented in Item 1, BUSINESS OF REGISTRANT, of this Form 10-K, the information called for by this item is captioned as "Selected Five Year Financial Information" contained on page 4 of the Company's Annual Report incorporated by reference and furnished pursuant to Rule 12b-23 and filed herewith.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The information called for by this item is captioned as "Management's Discussion and Analysis of financial Condition and Results of Operations" contained on pages 5 through 11 of the Company's Annual Report incorporated by reference and furnished pursuant to Rule 12b-23 and filed herewith.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The information called for by this item is incorporated by reference from the Company's Annual Report pursuant to Rule 12b-23 and filed herewith.

ITEM 9.  DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

    Information concerning directors of the Registrant is incorporated herein by reference from the Company's definitive Proxy Statement for the Annual Meeting of Stockholders scheduled to be held on May 29, 1996, a copy of which will be filed not later than 120 days after the close of the fiscal year. The compensation report and performance graph included in the Proxy Statement pursuant to Items 402(k) and 402(l) of Regulation S-K are specifically not incorporated by reference herein.

ITEM 11.  EXECUTIVE COMPENSATION

    Information concerning executive compensation is incorporated herein by reference from the Company's definitive Proxy Statement for the Annual Meeting of Stockholders scheduled to be held on May 29, 1996, a copy of which will be filed not later than 120 days after the close of the fiscal year. The compensation report and performance graph included in the Proxy Statement pursuant to Items 402(k) and 402(l) of Regulation S-K are specifically not incorporated by reference herein.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Information concerning security ownership of certain beneficial owners and management is incorporated herein by reference from the Company's definitive Proxy Statement for the Annual Meeting of Stockholders scheduled to be held on May 29, 1996, a copy of which will be filed not later than 120 days after the close of the fiscal year.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Information concerning certain relationships and related transactions is incorporated herein by reference from the Company's definitive Proxy Statement for the Annual Meeting of Stockholders scheduled to be held on May 29, 1996, a copy of which will be filed not later than 120 days after the close of the fiscal year.

                     [This space intentionally left blank]

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K The following documents are filed with this Report and incorporated by reference from the Company's Annual Report, pursuant to Rule 12b-23.

Financial Statements

Independent Auditors' Report dated February 15, 1996
Consolidated Statements of Financial Condition at December 31, 1995, 1994 Consolidated Statements of Operations, years ended December 31, 1995, 1994, 1993 Consolidated Statements of Stockholders' Equity, years ended December 31, 1995, 1994, 1993
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993
Notes to Consolidated Financial Statements

Exhibits

      EXHIBIT
       NUMBER                                            DESCRIPTION
- -----------------  ---------------------------------------------------------------------------------------
         2.1*      Prospectus and Proxy Statement of the Association
         3.1*      Articles of Incorporation of NHS Financial, Inc.
         3.2*      Bylaws of NHS Financial, Inc.
         5.1**     Opinion and Consent of Hovis, Smith, Larson, Stewart, Lipscomb & Cross, A Professional
                    Corporation
        10.1*      New Horizons Savings and Loan Association Profit Sharing Plan
        10.2*      New Horizons Savings and Loan Association 1987 Stock Option Plan
        10.3**     New Horizons Savings and Loan Association 1987 Stock Option Plan, as amended
        10.4*      New Horizons Savings and Loan Association 1992 Stock Option Plan
        10.5**     New Horizons Savings and Loan Association 1992 Stock Option Plan, as amended
        10.6*      Supplemental Retirement Agreement of James W. Barnett, dated December 17, 1991
        10.7*      New Horizons 1991 Executive Cash Compensation Program
        10.8*      Supplemental Retirement Agreement of JoAnne Fabian, dated December 22, 1993
         13.1      Annual Report to Shareholders for the Year-Ended December 31, 1995
        21.1*      Subsidiaries
        23.1*      Consent of Independent Public Accountants-KPMG Peat Marwick LLP

- ------------------------

*   Filed as part of the Company's report on Form 8-B filed October 31, 1995.

**  Filed as part of the Company's report on Form S-8 filed March 21, 1996.

Schedules

    All schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

Form 8-K

    The Company filed Form 8-K dated November 1, 1995 reporting a change of control of the Association. Effective November 1, 1995, the Company acquired control of the Association as a result of a reorganization.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             NHS FINANCIAL, INC.

Date: March 19, 1996                      By:        /s/ JAMES W. BARNETT

                                             -----------------------------------
                                                      James W. Barnett,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of Registrant and in the capacities and on the dates indicated.

                         NAME                                         TITLE                         DATE
- ------------------------------------------------------  ---------------------------------  ----------------------

                 /s/ JAMES W. BARNETT
     -------------------------------------------        Director, Chief Executive              March 19, 1996
                  James W. Barnett,                      Officer, Chairman of the Board

                 /s/ STEVEN N. BALOFF
     -------------------------------------------        Director                               March 19, 1996
                   Steven N. Baloff

                 /S/ JODY ANNE BECKER
     -------------------------------------------        Director                               March 19, 1996
                   Jody Anne Becker

                 /s/ C. PAUL BETTINI
     -------------------------------------------        Director                               March 19, 1996
                   C. Paul Bettini

                  /s/ JOANNE FABIAN
     -------------------------------------------        Director Executive Vice                March 19, 1996
                    JoAnne Fabian                        President, Corporate Secretary

                   /s/ PAT GLASNER
     -------------------------------------------        Director                               March 19, 1996
                     Pat Glasner

                   /s/ IRIS C. PERA
     -------------------------------------------        Director                               March 19, 1996
                     Iris C. Pera

             /s/ GEORGE J. SILVESTRI, JR.
     -------------------------------------------        Director                               March 19, 1996
               George J. Silvestri, Jr.

                 /s/ JUDITH A. WALLER
     -------------------------------------------        Director                               March 19, 1996
                   Judith A. Waller

                /s/ ALBERT J. THOMSON
     -------------------------------------------        Sr. Vice President, Chief              March 19, 1996
                  Albert J. Thomson                      Financial Officer

                  /s/ JARED L. BOOK
     -------------------------------------------        Vice President Controller              March 19, 1996
                    Jared L. Book

                                    EXHIBITS

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

ORGANIZATION

    On November 1, 1995, NHS Financial, Inc. (the "Company"), a California Corporation, became the holding company for New Horizons Savings and Loan Association (the "Association") as a result of a reorganization of the Association into a holding company structure. Shareholders of the Association exchanged their shares for shares of the Company on a share-for-share basis. As used hereafter, the "Company" means the Company and its consolidated subsidiary, unless the context indicates otherwise.

    The Association is a California chartered Savings and Loan Association whose principal business is to attract deposits from the general public and invest those funds in residential, construction and, to a lesser extent, commercial real estate loans. The Company operates three savings branches in Marin County, California and makes real estate loans in the San Francisco Bay Area, concentrating in Marin, Sonoma and San Francisco counties.

OVERVIEW

    The Company's earnings for 1995, 1994 and 1993 were $321,000, $2.5 million and $3.3 million, respectively. The decline in earnings for 1995 compared with 1994 was principally due to a large provision for losses on loans and real estate owned (REO) in 1995 and reduced net interest income and margins for 1995 versus 1994. Earnings for 1994 compared with 1993 were also adversely affected by reduced net interest income and margins.

    The provisions for loan and REO losses were $2.1 million, none, and $547,000 for 1995, 1994 and 1993, respectively. The increased loss provisions for 1995 include general provisions reflecting the Company's view of the California economy and the flat Bay Area real estate market. The 1995 loss provisions also include specific additions for certain performing loans identified as a result of the Company's ongoing review of the loan portfolio as well as an increase in nonperforming assets. The California economy has experienced recessionary conditions in the last few years which have resulted in a weakened, though slowly recovering, real estate market. Nonperforming assets as of year ends 1995, 1994 and 1993 were $5.7 million, $3.4 million and $4.8 million, respectively.

    Net interest income for 1995, 1994 and 1993 was $7.6 million, $9.4 million and $11.3 million, respectively. Lower net interest income was recorded in 1995 compared with 1994 even though average earning assets for 1995 increased approximately 6% from the average for 1994. For most of 1994 and for the first quarter of 1995, market interest rates rose rapidly. The Company's net interest margin in 1995 was adversely affected by rising interest rates since the major portion of the loan portfolio is indexed to the Federal Home Loan Bank Eleventh District Cost of Funds Index, or COFI, an adjustable rate mortgage (ARM) index that typically lags behind current market interest rate movements. As a result, the Company's cost of funds increased more rapidly than the yields on its ARM loans. With the drop in interest rates in the second half of 1995 and the repricing at maturity of substantial amounts of higher cost deposits in the first quarter of 1996, the Company expects that its net interest margin will improve from year end 1995 levels. Net interest income for 1994 decreased 17% from 1993 due to the unfavorable relative effect of rising interest rates on the upward repricing of deposits rates compared with adjustments to loan yields from the ARM portfolio.

    General and administrative expenses were $5.1 million, $5.2 million and $5.4 million for 1995, 1994 and 1993, respectively. This favorable decline in operating expenses primarily reflects management efforts to control overhead, while growing the Company's asset base.

    Customer deposits increased from $214 million at December 31, 1994 to $247 million at December 31, 1995, a 15% growth. Loans receivable increased from $239 million at December 31, 1994 to $257 million at year end 1995, an 8% growth. The increase in deposits resulted from specific marketing programs for deposit growth and was assisted by deposit inflows at the Novato branch which opened in August of 1994. Loan growth primarily resulted from the excess of loan originations and purchases in 1995 over loan payoffs and other principal repayments as higher market interest rates during much of 1995 significantly reduced loan refinancings, compared with levels in 1994 and 1993.

    The Company met and exceeded all regulatory capital tests at December 31, 1995, and is deemed to be "well-capitalized".

RESULTS OF OPERATIONS

    NET INTEREST INCOME

    The Company's net interest income is determined by both its interest rate spread and net interest margin. Interest rate spread is the difference between the yields earned on interest-earning assets and the rates paid on deposits and borrowings. Margin is interest rate spread adjusted for the excess of interest-earning assets over interest-costing liabilities and is a major determinant of net interest income. The Company's interest rate spread and margin are influenced by changes in market interest rates as, for the reasons discussed below, the Company's liabilities tend to respond to interest rate movements more rapidly than its assets.

    At December 31, 1995, 87% of the Company's gross loan portfolio consists of ARM loans which are tied to COFI with rates that adjust semi-annually. Because of this semi-annual repricing factor and the lag between the monthly change in COFI and the related change in the Company's ARM loans indexed to COFI, the time between a change in COFI and an adjustment to the rate on ARM loans can range from three to six months. In addition, the Company's ARM loans have restrictions on the maximum amounts of semi-annual changes in interest rates and payments. Thus, in times of rapidly rising interest rates, the repricing of the ARM loans will adversely lag upward movements in the Company's cost of funds. Conversely, in a significant falling rate environment, ARM loan repricing and interest income will favorably lag the decrease in the Company's cost of funds.

    Volatile changes in market interest rates exacerbate the lag in the adjustment speed of COFI. The Company is considering the origination of ARM loans repricing from indexes that more rapidly reflect changes in market interest rates and/or modifying the rate adjustment speed of future COFI loan originations.

    Net interest income was $7.6 million in 1995 compared with $9.4 million in 1994 and $11.3 million in 1993. The Company's net interest margin was 2.73%, 3.58% and 4.10% in 1995, 1994 and 1993, respectively.

    Market interest rates reached historical low levels in 1993. The COFI lag discussed above favorably increased the Company's net interest income and margin in 1993. In 1994, rapidly rising interest rates reduced both measurements as the Company's cost of funds began to increase faster than its yield on loans. Market interest rates peaked during the first quarter of 1995 and moderately declined throughout the rest of 1995. As a result, the Company's cost of funds increased rapidly for much of 1995 compared with slower increases in the yield on the loan portfolio. In addition, the Company introduced a marketing program for certificate of deposits which increased certificates of deposit by $35 million during the first quarter of 1995.

    During January 1996, $82.6 million of relatively higher cost term deposits matured. At January 31, 1996, the Company's cost of funds dropped to 5.38% from 5.81% at year end 1995 and its margin increased to 3.33% from 2.90%, respectively.

    INTEREST INCOME

    Interest income on loans for 1995, compared with 1994, increased $2.2 million to $20.6 million from $18.4 million in 1994. Approximately $1 million of this increase resulted from a 5% increase in average loans receivable in 1995 versus 1994. The remaining portion of the increase in interest income resulted from an increase in average 1995 loan portfolio yield (including amortization of deferred loan origination fees) to 8.17% from 7.67% for 1994. As previously discussed above, the Company's ARM loans tied to COFI began to reprice upward during the fourth quarter of 1994 and throughout most of 1995 due to rising market interest rates in 1994 and the first quarter of 1995.

    Interest income on loans for 1994, compared with 1993, decreased $2.4 million to $18.4 million from $20.8 million. Most of this decrease resulted from the effect of the downward repricing of the ARM loan portfolio during the second half of 1993 and the first half of 1994 as a result of low interest rates during 1993 and early 1994.

    Interest and dividend income on mortgage-backed securities and investment securities, including stock of the Federal Home Loan Bank of San Francisco (FHLBSF), increased $395,000, or 31%, in 1995 from 1994. This increase primarily arose from greater levels of investments in callable U.S. Government Agency notes in 1995 as excess cash inflows resulting from the Company's 1995 deposit growth over loan funding needs were invested. Interest and dividend income from the mortgage-backed and investment securities portfolio decreased by $234,000 to $1.3 million in 1994 from $1.5 million in 1993. This 1994 net decrease primarily resulted from lower average securities balances in 1994 over 1993 because of the sale of mortgage-backed securities in 1994.

    The following table represents yields and rates paid on various assets and liabilities for the years indicated.

                                                       1995                      1994                      1993
                                             END OF YEAR   FOR YEAR    END OF YEAR   FOR YEAR    END OF YEAR   FOR YEAR
                                             -----------  -----------  -----------  -----------  -----------  -----------
Average Yield:
  Loan portfolio (1).......................        8.56%        8.17%        7.69%        7.67%        8.13%        8.57%
  Mortgage-backed securities...............        6.14%        6.19%        6.07%        5.67%        5.02%        4.73%
  Other interest earning assets (2)........        5.35%        6.19%        3.65%        4.46%        2.12%        3.38%
                                             -----------  -----------  -----------  -----------  -----------  -----------
Total average yield:.......................        8.31%        7.96%        7.56%        7.46%        7.78%        8.08%
                                             -----------  -----------  -----------  -----------  -----------  -----------
Average Cost:
  Deposits.................................        5.84%        5.65%        4.73%        4.15%        3.94%        4.32%
  FHLB advances............................        5.46%        5.38%        5.34%        4.82%        4.15%        3.96%
  Other borrowings.........................      --           --           --             3.96%        3.50%        3.47%
                                             -----------  -----------  -----------  -----------  -----------  -----------
Total average cost:........................        5.81%        5.63%        4.79%        4.21%        3.95%        4.23%
                                             -----------  -----------  -----------  -----------  -----------  -----------
Interest rate spread.......................        2.50%        2.33%        2.77%        3.25%        3.83%        3.85%
Net interest margin........................        2.90%        2.73%        3.15%        3.58%        4.11%        4.10%

- ------------------------
(1) The yield on the loan portfolio includes the effect of amortization of deferred loan fees and discounts.

(2) Included in other interest earning assets are investment securities, stock of the FHLBSF and overnight deposits.

    INTEREST EXPENSE

    Interest expense on customer deposits increased $4.7 million to $13.7 million in 1995 from $9.0 million in 1994. Approximately $3.5 million of this increase in 1995 interest expense resulted from the effect of the rapid rise in market interest rates during most of 1994 and the first quarter of 1995 on the interest cost of the Company's certificates of deposit. The remaining portion of the increase in deposit interest expense reflected a 15% growth in deposits during 1995. Much of this deposit growth occurred in the first quarter of 1995 as a result of a marketing program for certificates of deposit offering attractive rates and terms including deposit add-to features. Interest expense on FHLBSF advances decreased primarily due to reduced levels of advances in 1995 versus 1994.

    Interest expense on customer deposits decreased $495,000 to $9.0 million in 1994 from $9.5 million in 1993. This decrease reflects both a decrease in average cost and a decrease in average deposits. The cost of FHLBSF advances and other borrowings in 1994 decreased $305,000 primarily reflecting reduced average balances of these liabilities in 1994 compared with 1993.

    The following table sets forth the changes in net interest income due to changes in the rate and volume of the Company's interest-earning assets and interest-bearing liabilities and the net effect of both.

                                                               1995 COMPARED WITH 1994           1994 COMPARED WITH 1993
                                                               INCREASE/(DECREASE) (1)           INCREASE/(DECREASE) (1)
                                                           -------------------------------  ---------------------------------
                                                            VOLUME      RATE       TOTAL      VOLUME       RATE       TOTAL
                                                           ---------  ---------  ---------  -----------  ---------  ---------
                                                                                 (DOLLARS IN THOUSANDS)
Interest Income:
  Loans..................................................  $   1,018      1,216      2,234        (333)     (2,155)    (2,488)
  Mortgage-backed securities.............................       (145)        82        (63)       (588)        227       (361)
  Other interest-earning assets..........................        303        156        459          56          71        127
                                                           ---------  ---------  ---------         ---   ---------  ---------
    Total Interest Income................................      1,176      1,454      2,630        (865)     (1,857)    (2,722)
                                                           ---------  ---------  ---------         ---   ---------  ---------
Interest Expense:
  Deposits...............................................      1,124      3,543      4,667        (131)       (364)      (495)
  FHLBSF advances........................................       (272)       115       (157)        (76)        196        120
  Other borrowings.......................................       (100)    --           (100)       (490)         65       (425)
                                                           ---------  ---------  ---------         ---   ---------  ---------
    Total Interest Expense...............................        752      3,658      4,410        (697)       (103)      (800)
                                                           ---------  ---------  ---------         ---   ---------  ---------
Net Interest Income......................................  $     424     (2,204)    (1,780)       (168)     (1,754)    (1,922)
                                                           ---------  ---------  ---------         ---   ---------  ---------
                                                           ---------  ---------  ---------         ---   ---------  ---------

- ------------------------
(1) The changes have been computed as follows: average balance changes -- change in volume holding initial rate constant; average rate changes -- change in average rate holding the initial balance constant; changes attributable to both volume and rate have been allocated proportionately.

    PROVISION FOR LOSSES ON LOANS AND REO

    See ASSET QUALITY, below.

    NON-INTEREST INCOME AND NON-INTEREST EXPENSE

    Non-interest income and non-interest expense by major categories are shown in the Consolidated Statements of Operations for the three years ended December 31, 1995, as part of the Company's consolidated financial statements included in this 1995 Annual Report.

    Non-interest income was $371,000, $313,000 and $369,000 for 1995, 1994 and
1993, respectively. Non-interest income for 1994 includes a reduction of $77,000 for losses on sales of securities available for sale. Without such loss, the 1994 total would be in line with non-interest income for 1995 and 1993. The largest category of non-interest income is miscellaneous loan and deposit fees including loan late charges and penalty fees on customer early deposit withdrawals.

    General and administrative expenses were $5.1 million, $5.2 million and $5.4 million in 1995, 1994 and 1993, respectively. The ratio of overhead expenses to average assets was 1.79%, 1.95% and 1.90%, respectively. This overall favorable trend in overhead expenses primarily reflects management efforts to control overhead.

    Compensation expense includes a profit sharing plan accrual of $116,000 for 1994, which was reversed in 1995. Occupancy expenses increased 17% from $479,000 in 1994 to $559,000 in 1995 mainly because of the opening of the Novato branch in August of 1994. Professional fees expenses were $401,000, $500,000 and $554,000 for 1995, 1994 and 1993, respectively. In 1994 professional fees included $125,000 relating to a terminated merger proposal with another financial institution while 1995 fees included $140,000 of non-recurring cost related to the reorganization of the Association into a holding company structure. The increase in depreciation and amortization expense from 1994 to 1995 reflects depreciation on new computer equipment purchased in 1995 and a full year in 1995 of operations of the Novato branch.

FINANCIAL CONDITION

    SECURITIES

    From time to time the Company purchases mortgage-backed securities and other investment securities, primarily callable U.S. Government Agency notes. The Company utilizes its securities portfolio to effectively invest periodic excess cash flows in interest earning assets, to enhance net interest income and margin and to meet regulatory liquidity requirements (see under LIQUIDITY, below).

    At December 31, 1995, the securities portfolio was $23.9 million compared with $15.3 million at year-end 1994. Mortgage-backed securities decreased from year-end 1994 to year-end 1995 by $2.4 million while other investment securities grew by $11 million, from none in 1994. The Company used the cash flows from the mortgage-backed securities to reduce borrowings and purchased investment securities to absorb excess cash flows and enhance net interest income.

    LOANS RECEIVABLE

    The Company primarily originates ARM loans which reprice semi-annually based on the COFI index. At December 31, 1995, 87% of the gross loan portfolio consisted of ARM loans. By concentrating on ARMs, as well as 12 to 18 month construction loans and in some cases 3 to 7 year fixed rate/ARM loans, the Company is better able to deal with interest rate risks than it would if the portfolio primarily consisted of fixed rate loans. See MANAGEMENT OF INTEREST RATE RISK AND SENSITIVITY, below.

    The following is a summary of the Company's gross loan portfolio by property category (before deductions for construction loans in process, deferred loan fees, and allowance for loan losses) at December 31:

                                                                                    DECEMBER 31,
                                                                   ----------------------------------------------
                                                                            1995                    1994
                                                                   ----------------------  ----------------------
                                                                     AMOUNT     PERCENT      AMOUNT     PERCENT
                                                                   ----------  ----------  ----------  ----------
                                                                               (DOLLARS IN THOUSANDS)
Mortgage loans:
  One-to-four family.............................................  $  157,301       57.21% $  145,002       56.42%
  Multi-family...................................................      43,184       15.71%     39,186       15.25%
  Construction...................................................      29,722       10.81%     27,643       10.76%
  Commercial.....................................................      39,586       14.40%     40,034       15.58%
  Land...........................................................       4,812        1.75%      4,866        1.89%
                                                                   ----------  ----------  ----------  ----------
                                                                      274,605       99.88%    256,731       99.90%
Loans secured by savings accounts................................         337        0.12%        292        0.10%
                                                                   ----------  ----------  ----------  ----------
                                                                   $  274,942      100.00% $  257,023      100.00%
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

    The Company's primary lending niche is to originate loans for home purchase, refinance or construction of one-to-four family properties located in Marin, Sonoma and San Francisco counties. To a lesser extent the Company originates multi-family loans, and to a much lesser extent, commercial property and land loans in the same counties. Home loan originations generally are for greater amounts than the maximum $207,000 limit for conforming home loans. The average loan size for home loans, and for all loans, in the Company's loan portfolio at December 31, 1995 was $220,000 and $258,000, respectively. Construction lending, primarily for homes, is an important part of the Company's loan business. In 1995 and 1994, the Company was one of the top three residential construction lenders in Marin and San Francisco counties.

    The Company believes that construction lending and income property lending affords it an opportunity to receive interest income at higher yields than those obtainable from home loan lending. Nevertheless, loans on income properties and for residential construction generally present a higher risk than do one-to-four family lending due to the sensitivity of the underlying properties to changes in economic conditions. Management takes such risks into account when it establishes the Company's loan rates, underwriting standards and loss allowances.

    Total loan originations for 1995, 1994 and 1993 were $52.2 million, $61.7 million and $67.2 million, respectively. Construction loans originated in 1995, 1994 and 1993 were $27.8 million, $24.9 million and $28.0 million, respectively. Loan purchases for the same periods were $7.3 million, $3.8 million and $40,000. Occasional purchases of loans and loan participations from local lenders are utilized to assist the Company in meeting its asset/liability objectives. There were no loan sales for the three years ended December 31, 1995. Originations for 1995 were below levels for 1994 and 1993 due to increased competition in the Company's geographical lending market and a general slowdown in real estate activity in Marin County.

    The 1995 increase in gross loans outstanding by $18 million to $275 million at December 31, 1995, resulted from originations combined with significantly reduced loan payoffs in 1995 compared with levels for 1994 and 1993. Principal repayments for loans were $39 million in 1995, $68 million in 1994 and $61 million in 1993. The year 1993 and the first half of 1994 were periods of very high levels of refinancing activity as market interest rates for loans reached recent historical lows. Loan payoffs in 1995 declined as higher interest rates made it less beneficial for borrowers to refinance their loans.

    The Company's future levels of loan originations and portfolio growth will depend on the pace of recovery of the Northern California real estate market, the extent of competition for loans in the Company's geographical market, borrower preference for fixed or ARM loans and the relationship of loan payoffs to borrower refinancing opportunities.

    CUSTOMER DEPOSITS

    Customer deposits increased by $33 million to $247 million at December 31, 1995 compared with $214 million at year-end 1994. Certificates of deposit increased $43 million and transaction account balances, including money market savings accounts, dropped by $10 million at year-end 1995 from year-end 1994. The increase in certificates of deposit reflected a marketing program of the Company, in effect during the first quarter of 1995, which promoted certificates of deposit by offering attractive rates and other terms including deposit add-to features. As a result, certificates of deposit increased $35 million in the first quarter of 1995. This 1995 deposit growth was also assisted by the Novato branch which opened in August of 1994.

    The decline in transaction account balances, including money market savings, of $10 million in 1995 was a continuation of the trend the Company has experienced since 1992. Rates paid to customers of such accounts have generally been declining over the past few years. In response, depositors have been partially or fully transferring their funds to higher rate certificates, to money market funds offered by non-bank financial organizations and to other savings and investments. During the fourth quarter of 1995, the Company raised its rates on money market savings accounts to a market level. The Company has set a goal to double its percentage of transaction and money market accounts to total deposits over the next several years from the current level of 13% as of December 31, 1995.

    BORROWINGS

    Advances from the FHLBSF were $21 million at December 31, 1995, compared with $25 million at year-end 1994. Borrowings are used to provide funds for the origination of loans, the purchase of securities and to supplement cash flows for other purposes when necessary.

ASSET QUALITY

    Provisions for loan and REO losses were $2.1 million, none and $547,000 for 1995, 1994 and 1993, respectively. The increased loss provisions for 1995 include general provisions reflecting the Company's view of the California economy and the flat Bay Area real estate market. The 1995 loss provisions also include specific additions for certain performing loans identified as a result of the Company's ongoing review of the loan portfolio as well as an increase in nonperforming assets. The California economy has experienced recessionary conditions in the last few years which has resulted in a weakened, though slowly recovering, real estate market. However, the Bay Area real estate market, where the Company lends, is considered to be stronger than that of Southern California.

    DELINQUENT LOANS

    Delinquent loans by property type at December 31, 1995 and 1994, were as follows:

                                                                    NUMBER OF DAYS DELINQUENT
                                      --------------------------------------------------------------------------------------
                                             30-59                 60-89               90 OR MORE              TOTAL
                                      --------------------  --------------------  --------------------  --------------------
                                        1995       1994       1995       1994       1995       1994       1995       1994
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (DOLLARS IN THOUSANDS)
One-to-four family..................  $   6,761      6,668      1,747      1,185      2,385      2,162     10,893     10,015
Multi-family........................        262     --            867     --         --         --          1,129     --
Construction and land...............        728        374        204     --          1,624     --          2,556        374
Commercial real estate..............      1,722      1,188        609        619     --         --          2,331      1,807
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total.............................  $   9,473      8,230      3,427      1,804      4,009      2,162     16,909     12,196
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Delinquencies to gross loans........      3.45%      3.20%      1.25%      0.70%      1.46%      0.84%      6.15%      4.75%

    Delinquent loans in the 60-89 day and 90 or more days categories significantly increased from year-end 1994 to year-end 1995. The 60-89 category at year-end 1995 included two larger loans with balances of $1.0 million and $609,000. The first loan is collateralized by an apartment house that is experiencing cash flow problems and a potential decline in property value. The Company has provided $160,000 to cover any potential loss on the loan. The second loan is on a commercial property in San Francisco where, as part of a bankruptcy court settlement, the borrower continues to make current payments but remains 60 days delinquent. Individual loans in the 90 or more category are discussed under NONPERFORMING ASSETS, below.

    A significant portion of the Company's loan portfolio consists of loans with balances of $500,000 or more. The dollar amount of delinquent loans at any month end can be influenced by just a few loans that become delinquent. Therefore, delinquencies, particularly in the 30-59 day category, will fluctuate due to large loans becoming occasionally delinquent.

NONPERFORMING ASSETS

    Nonperforming assets by property type at December 31, 1995 and 1994, were as follows:

                                                                               1995       1994       1993
                                                                             ---------  ---------  ---------
                                                                                 (DOLLARS IN THOUSANDS)
Nonaccrual loans:
  One-to-four family.......................................................  $   2,436      2,424      2,912
  Construction and land....................................................      2,206        315        315
  Commercial real estate...................................................     --         --          1,004
                                                                             ---------  ---------  ---------
                                                                                 4,642      2,739      4,231
Real estate acquired by foreclosure:
  One-to-four family.......................................................        984      1,028        323
  Multi-family.............................................................        607     --         --
  Land.....................................................................         62        153        471
  Commercial...............................................................     --            130        143
                                                                             ---------  ---------  ---------
                                                                                 1,653      1,311        937
Charge-offs of nonaccrual loans............................................       (633)      (354)       (75)
                                                                             ---------  ---------  ---------
Gross nonperforming assets.................................................      5,662      3,696      5,093
Specific allowances for losses.............................................     --           (263)      (339)
                                                                             ---------  ---------  ---------
Net nonperforming assets...................................................  $   5,662      3,433      4,754
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------
Percent of total assets....................................................       1.92%      1.30%      1.73%

    Nonaccrual loans at December 31, 1995, include three larger loans. The first of these is a construction loan of $1.3 million used to fund the development of 12 townhouse units in Sonoma County. All units were completed and, at December 31, 1995, seven units remain unsold due to a slow real estate market for such properties. Subsequent to year end, four of the units were sold. The Company has provided for potential losses of $267,000. The second loan of $730,000, which is collateralized by a single-family property, paid off in full in early 1996. The last loan is a $611,000 land loan for which the Company is in process of foreclosing.

    Real estate acquired by foreclosure (REO) at December 31, 1995, consists of seven properties, the largest being an apartment condo building in San Francisco carried at $607,000. All of the properties are carried on the Company's books at estimated fair value reduced by estimated costs of holding and disposition. Fair value is based upon appraisals and other information available from the real estate community. Management actively seeks to dispose of REO at its fair value. During 1995 and 1994, sales of REO aggregated $1.2 million and $818,000, respectively.

    Management periodically reviews specific loans and REO on an individual basis. Such evaluation includes an analysis of creditworthiness, cash flows, financial status of the borrower and the estimated fair value of the underlying property. The Company provides for losses on individual assets when its investment in the asset is not expected to be fully collectible or realizable.

TROUBLED DEBT RESTRUCTURINGS

    Troubled debt restructurings are loans whose terms have been modified, due to borrower financial difficulties, to allow a stated interest rate and/or monthly payment rate lower than prevailing in the market. At December 31, 1995 and 1994, the Company had three such loans totaling $3.9 million and $4.2 million, respectively. All such loans were current according to their modified terms.

ALLOWANCE FOR LOSSES

    The Company maintains an overall loan loss reserve to cover estimated potential losses in the portfolio. This general valuation allowance (GVA) is provided through periodic charges to income and is determined based upon management's analysis. This analysis incorporates a number of factors including current economic considerations and the level of classified and nonperforming loans, management's assessment of credit risk inherent in its portfolio, past loss experience, and the Company's underwriting practices.

    The following is a summary of changes in the allowance for loan losses:

                                                                               1995       1994       1993
                                                                             ---------  ---------  ---------
                                                                                 (DOLLARS IN THOUSANDS)
Loan loss allowance at beginning of year...................................  $   3,412      3,993      4,692
Provision for loan losses..................................................      2,003     --            231
Charge-offs, net of recoveries.............................................     (1,907)      (581)      (930)
                                                                             ---------  ---------  ---------
Loan loss allowance at end of year.........................................  $   3,508      3,412      3,993
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------
Loan loss allowance at the end of each year:
  General valuation allowance..............................................  $   3,508  $   2,676  $   3,177
  Specific loss allowances.................................................     --            736        816
Ratios of:
  GVA/nonperforming assets.................................................      61.96%     77.94%     66.83%
  GVA/gross loans..........................................................       1.28%      1.04%      1.22%
  GVA/nonperforming loans..................................................      87.50%    123.75%     79.92%

    During 1995, the Company adopted the direct charge-off method of accounting for nonperforming loans, as well as for performing loans considered by management as impaired. Charge-offs in 1995 include $736,000 of specific loan loss allowances provided for in prior periods. Charge-offs during 1995 included $741,000 which under the Company's former method would have been treated as specific loss allowances at December 31, 1995. This change in procedure has not affected current loss provisions and will not alter provisions for loan losses in future periods.

    Management considers its allowance for losses to be adequate to cover losses from loan and REO assets. However, future adjustments may be necessary and earnings could be significantly affected, if circumstances differ substantially from the assumptions used in making such determinations. In addition, various regulatory agencies review the Company's allowance for losses as an integral part of their examination process. Such agencies may require the Company to recognize additions to this allowance based on their judgment relating to information available to them at the time of their examination.

                MANAGEMENT OF INTEREST RATE RISK AND SENSITIVITY

    Savings institutions are subject to interest rate risks to the degree that interest-bearing liabilities reprice or mature more rapidly or on a different basis than interest-earning assets. The Company's strategy for managing interest rate risk has been to reduce the sensitivity of its earnings to interest rate variations by more closely matching the effective maturities or repricing characteristics of its interest rate sensitive assets and liabilities. However, there are certain characteristics of the Company's asset and liability products, as well as those of other savings institutions, which under certain circumstances may unfavorably mitigate the effectiveness of this strategy. Certain assets and liabilities may react in varying degrees to changes in market interest rates. Interest rates on certain asset and liability products may respond in varying degrees to changes in market interest rates. Additionally, the Company's ARM loans lag behind changes in the COFI index (see NET INTEREST INCOME, above) and have rate caps which may limit changes in their interest rates.

    To manage the rate sensitivity and maturity balance of such assets and liabilities, the Company emphasizes origination of loans with adjustable interest rates, the funding of short-term construction loans and, at times, production of three to seven year fixed rate loans which convert to ARM loans at the end of their fixed periods. The Company's interest rate risk policies are established and monitored by its Asset/Liability Committee. The Committee reviews the sensitivity of the Company's capital and net interest income to interest rate changes -- both up and down -- through simulation/duration modeling.

    During 1994, market interest rates were highly volatile. An increase of approximately 350 basis points in the yield on one year Treasury Bills adversely affected the Company's net interest income and margin in 1994 and into 1995. During 1995, market interest rates on one year Treasury Bills declined by approximately 200 basis points, which management expects will improve the Company's results of operations in 1996.

    The following table sets forth the repricing frequency of the Company's major asset and liability categories as of December 31, 1995, as well as certain information regarding the difference (referred to as "the gap") between interest-earning assets and interest-bearing liabilities in future periods. Generally, the lower the amount of this gap, the less sensitive are the Company's earnings to interest rate changes up or down. This table is a common financial reporting disclosure for savings institutions. However, the usefulness of the gap method of measuring interest rate sensitivity is limited because it does not take into account the differing repricing characteristics of various types of assets and liabilities. In addition, the interest rate sensitivity of the Company's assets and liabilities illustrated in the following table could vary significantly if different assumptions were used or if actual experience differed from the assumptions set forth.

                                                                                                 GREATER
ASSETS/LIABILITIES BY REPRICING DATES                         WITHIN ONE                         THAN 5
AT DECEMBER 31, 1995                                             YEAR     1-3 YEARS  3-5 YEARS    YEARS      TOTAL
- ------------------------------------------------------------  ----------  ---------  ---------  ---------  ---------
                                                                              (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Cash and investments (1)....................................  $    7,693     --         11,000     --         18,693
Mortgage-backed securities (2)..............................       1,545      6,315      3,506      1,518     12,884
Loans receivable
  Adjustable rate...........................................     221,661      9,986      5,038      3,425    240,110
  Construction (3)..........................................      16,879     --         --         --         16,879
  Fixed rate (2)............................................       3,227      1,013        202         65      4,507
  Consumer..................................................         337     --         --         --            337
                                                              ----------  ---------  ---------  ---------  ---------
Total Interest-earning Assets...............................     251,342     17,314     19,746      5,008    293,410
                                                              ----------  ---------  ---------  ---------  ---------
INTEREST-BEARING LIABILITIES
Deposits
  Certificates of deposit...................................     181,977     20,327     12,283        133    214,720
  Money market accounts.....................................      23,778     --         --         --         23,778
  Checking accounts (4).....................................       2,319      2,319      2,319     --          6,957
  Passbook accounts (4).....................................         499        499        499     --          1,497
FHLBSF advances.............................................       7,000     10,000      4,000     --         21,000
                                                              ----------  ---------  ---------  ---------  ---------
Total interest-bearing liabilities..........................     215,573     33,145     19,101        133    267,952
                                                              ----------  ---------  ---------  ---------  ---------
Repricing gap-positive (negative)...........................  $   35,769    (15,831)       645      4,875     25,458
                                                              ----------  ---------  ---------  ---------  ---------
                                                              ----------  ---------  ---------  ---------  ---------
Cumulative repricing gap....................................  $   35,769     19,938     20,583     25,458
                                                              ----------  ---------  ---------  ---------
                                                              ----------  ---------  ---------  ---------
Cumulative repricing gap as a percentage of total
 interest-earning assets....................................      12.19%      6.80%      7.02%      8.68%
                                                              ----------  ---------  ---------  ---------
                                                              ----------  ---------  ---------  ---------

- ------------------------
(1) Callable government agency securities are classified as repricing in their contractual maturity time period although management expects them to be called by their issuers in 1996.

(2) Based on assumed annual prepayment rates which approximate the Company's historical experience.

(3) Construction loans are shown net of loans in process.

(4) Checking and passbook accounts are assumed to represent a core deposit base with an extended reduction rate.

                        LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY

    The Company's primary sources of funds include loan and securities repayments, net deposit inflows, advances from the FHLBSF, collateralized short-term borrowings and cash flows generated from operations. The Company uses its liquidity resources principally to fund real estate loans, repay maturing borrowings, fund maturing deposit certificates and deposit withdrawals and provide for its foreseeable short and long-term needs. The Company expects to be able to fund or refinance, on a timely basis, its commitments and liabilities. Office of Thrift Supervision regulations require a savings institution to maintain a specified ratio of liquidity, such that its liquid assets are not less than 5% of the average balance of its total deposits and its borrowings due in one year or less. At December 31, 1995 and 1994, the Bank had liquidity ratios of 8.38% and 6.52%, respectively.

CAPITAL

    The Company met and exceeded all regulatory capital tests at December 31, 1995, and is deemed to be "well-capitalized." See Note 10 of Notes to Consolidated Financial Statements for further information.

                                  OTHER ISSUES

IMPACT OF INFLATION AND CHANGING PRICES

    The Company's consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial condition and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time, due to the fact that almost all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than general levels of inflation. Interest rates do not necessarily move in the same direction or magnitude as the prices of goods and services.

ACCOUNTING DEVELOPMENTS

    The Financial Accounting Standards Board has issued Financial Accounting Standard (FAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and No. 123, "Accounting for Stock-Based Compensation."

    The Company will adopt FAS No. 121 effective January 1, 1996, and believes that adoption will not have a material impact on 1996 operating results. The Company will adopt the disclosure requirements of FAS No. 123 in 1996 but continue to account for its stock option plan under Accounting Principles Board Opinion No. 25 as permitted under FAS 123.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
NHS Financial, Inc.:

    We have audited the accompanying consolidated statements of financial condition of NHS Financial, Inc. and subsidiary (the "Company") (formerly New Horizons Savings and Loan Association) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NHS Financial, Inc. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

San Francisco, California
February 15, 1996

                              NHS FINANCIAL, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1995 AND 1994
                                     ASSETS

                                                                                        1995            1994
                                                                                   --------------  --------------
Cash.............................................................................  $      169,202  $      240,737
Interest-bearing deposits........................................................       5,310,416       2,970,597
                                                                                   --------------  --------------
    Cash and cash equivalents....................................................       5,479,618       3,211,334
Mortgage-backed securities available for sale, at fair value.....................       4,053,873       9,268,226
Investment securities held to maturity (fair value: 1995, $11,025,888)...........      11,000,000        --
Mortgage-backed securities held to maturity (fair value: 1995, $8,835,578; 1994,
 $5,709,121).....................................................................       8,829,881       5,996,172
Loans receivable, net............................................................     257,040,178     239,018,980
Real estate owned, net...........................................................       1,652,666       1,270,860
Accrued interest receivable:
  Loans..........................................................................       1,740,432       1,411,585
  Securities.....................................................................         223,926         104,617
Investment in Federal Home Loan Bank of San Francisco stock, at cost.............       2,212,500       2,247,400
Leasehold improvements and equipment, net........................................         842,338         873,214
Other assets.....................................................................       1,170,944       1,617,496
                                                                                   --------------  --------------
    Total assets.................................................................  $  294,246,356  $  265,019,884
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Customer Deposits................................................................     246,952,323     214,396,398
Advances from the Federal Home Loan Bank of San Francisco........................      21,000,000      25,000,000
Other liabilities................................................................       2,063,389       1,642,292
                                                                                   --------------  --------------
    Total liabilities............................................................     270,015,712     241,038,690
                                                                                   --------------  --------------
Stockholders' equity
  Capital stock, no par value. Authorized 5,000,000 shares; issued and
   outstanding, 2,522,827 shares at December 31, 1995 and 1994...................      11,772,003      11,772,003
  Unrealized loss on securities available for sale, net of tax...................         (27,220)       (359,277)
  Retained earnings (substantially restricted)...................................      12,485,861      12,568,468
                                                                                   --------------  --------------
    Total stockholders' equity...................................................      24,230,644      23,981,194
                                                                                   --------------  --------------
Commitments and contingencies....................................................
    Total liabilities and stockholders' equity...................................  $  294,246,356  $  265,019,884
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See accompanying notes to consolidated financial statements.

                              NHS FINANCIAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                          1995           1994           1993
                                                                      -------------  -------------  -------------
Interest income:
  Loans receivable..................................................  $  20,589,006     18,354,811     20,843,072
  Mortgage-backed securities........................................        888,952        953,029      1,313,870
  Other investments.................................................        780,437        320,944        193,937
                                                                      -------------  -------------  -------------
                                                                         22,258,395     19,628,784     22,350,879
                                                                      -------------  -------------  -------------
Interest expense:
  Customer deposits.................................................     13,700,621      9,032,816      9,527,456
  Advances from the Federal Home Loan Bank of San Francisco.........        913,351      1,070,537        950,974
  Other borrowings..................................................       --              100,415        525,515
                                                                      -------------  -------------  -------------
                                                                         14,613,972     10,203,768     11,003,945
                                                                      -------------  -------------  -------------
    Net interest income before provision for loan losses............      7,644,423      9,425,016     11,346,934
Provision for loan losses...........................................      2,002,600       --              230,750
                                                                      -------------  -------------  -------------
  Net interest income after provision for loan losses...............      5,641,823      9,425,016     11,116,184
                                                                      -------------  -------------  -------------
Non-interest income:
  Net gain (loss) on sale of real estate owned......................         21,598        132,678        (65,454)
  Income from real estate owned.....................................         40,078       --               88,279
  Loss on sale of securities........................................       --              (77,458)      --
  Loan and deposit fees.............................................        258,930        216,734        223,557
  Other.............................................................         50,770         40,874        122,795
                                                                      -------------  -------------  -------------
                                                                            371,376        312,828        369,177
                                                                      -------------  -------------  -------------
Non-interest expense:
  General and administrative expense:
    Compensation and benefits.......................................      2,337,752      2,427,382      2,394,620
    Deposit insurance premium and regulatory assessments............        605,771        589,753        644,025
    Rent and other occupancy........................................        559,078        478,769        449,749
    Professional fees...............................................        400,796        499,580        554,116
    Depreciation and amortization...................................        344,823        295,203        318,065
    Information systems.............................................        192,806        194,251        189,912
    Other...........................................................        706,578        744,975        819,539
                                                                      -------------  -------------  -------------
                                                                          5,147,604      5,229,913      5,370,026
  Expenses of real estate owned.....................................        216,800        179,859        221,606
  Provision for losses on real estate owned.........................        100,000       --              316,358
                                                                      -------------  -------------  -------------
                                                                          5,464,404      5,409,772      5,907,990
                                                                      -------------  -------------  -------------
Income before income taxes..........................................        548,795      4,328,072      5,577,371
Income taxes........................................................        227,750      1,802,634      2,295,823
                                                                      -------------  -------------  -------------
Net income..........................................................  $     321,045      2,525,438      3,281,548
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Earnings per share                                                            $0.13           1.00           1.30
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                              NHS FINANCIAL, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                       UNREALIZED
                                                                          RETAINED       LOSS ON
                                                                          EARNINGS     SECURITIES
                                                                        (SUBSTANTIALLY  AVAILABLE
                                              SHARES     CAPITAL STOCK   RESTRICTED)    FOR SALE        TOTAL
                                           ------------  -------------  -------------  -----------  -------------
Balance, December 31, 1992...............     2,192,946      8,661,513     10,397,546      --          19,059,059
Cash dividends, $0.08 per share..........       --            --             (175,436)     --            (175,436)
Net income...............................       --            --            3,281,548      --           3,281,548
                                           ------------  -------------  -------------  -----------  -------------
Balance, December 31, 1993...............     2,192,946      8,661,513     13,503,658      --          22,165,171
Adoption of SFAS No. 115.................       --            --             --            --            --
Exercise of stock options................           817            831       --            --                 831
Cash dividends, $0.16 per share..........       --            --             (350,969)     --            (350,969)
Net income...............................       --            --            2,525,438      --           2,525,438
Unrealized loss on securities available
 for sale, net of tax....................       --            --             --          (359,277)       (359,277)
Retroactive effect of 15% stock dividend
 announced January 20, 1995 at a market
 value of $9.45 per share................       329,064      3,109,659     (3,109,659)     --            --
                                           ------------  -------------  -------------  -----------  -------------
Balance, December 31, 1994...............     2,522,827     11,772,003     12,568,468    (359,277)     23,981,194
Cash dividends, $0.16 per share..........       --            --             (403,652)     --            (403,652)
Net income...............................       --            --              321,045      --             321,045
Unrealized gain on securities available
 for sale, net of tax....................       --            --             --           332,057         332,057
                                           ------------  -------------  -------------  -----------  -------------
Balance, December 31, 1995...............     2,522,827  $  11,772,003     12,485,861     (27,220)     24,230,644
                                           ------------  -------------  -------------  -----------  -------------
                                           ------------  -------------  -------------  -----------  -------------

          See accompanying notes to consolidated financial statements.

                              NHS FINANCIAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                             1995           1994           1993
                                                                         -------------  -------------  -------------
Cash flows from operating activities:
  Net income...........................................................  $     321,045  $   2,525,438  $   3,281,548
  Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
    Amortization of net deferred loan origination fees.................       (823,060)      (914,245)    (1,317,325)
    Amortization of net premiums on mortgage-backed securities.........         73,045        197,553        746,071
    Accretion of discounts on loans....................................        (19,937)       (23,960)       (41,655)
    Provision for loan and real estate losses..........................      2,102,600       --              547,108
    (Gain) loss on sale of real estate owned...........................        (21,598)      (132,678)        65,454
    Loss on retirement of fixed assets.................................         16,892          6,400       --
    Loss on sale of securities.........................................       --               77,458       --
    Depreciation and amortization of fixed assets......................        344,823        295,203        318,065
    FHLBSF stock dividends.............................................       (110,400)      (102,900)       (58,200)
    (Increase) decrease in accrued interest receivable.................       (448,156)        68,603        243,695
    Decrease (increase) in other assets................................        374,772       (168,866)        (6,253)
    (Increase) decrease in income tax receivable, net..................       (181,352)      (150,853)       866,034
    Increase (decrease) in other liabilities...........................        421,097         31,706       (444,119)
                                                                         -------------  -------------  -------------
      Net cash provided by operating activities........................      2,049,771      1,708,859      4,200,423
                                                                         -------------  -------------  -------------
Cash flows from investing activities:
  Net (increase) decrease in loans resulting from originations, net of
   principal collections...............................................    (13,608,025)     6,325,578     (6,056,463)
  Loans purchased......................................................     (7,257,245)    (3,801,967)       (40,000)
  Maturities of investments in certificates of deposit.................       --             --              595,000
  Purchases of leasehold improvements and equipment....................       (300,839)      (257,918)      (167,666)
  Redemption (purchase) of FHLBSF stock................................        145,300        128,000       (568,000)
  Maturities or calls of securities held to maturity...................      3,000,000       --            2,000,000
  Purchase of securities held to maturity..............................    (14,000,000)      --           (5,057,700)
  Purchase of securities available for sale............................       --           (5,486,250)    (4,835,966)
  Principal repayments on securities held to maturity..................      1,152,136      1,829,321      2,469,999
  Principal repayments on securities available for sale................      1,710,652      2,907,320     11,148,003
  Proceeds from sale of securities available for sale..................       --            5,354,608       --
  Capital investments in real estate owned.............................       --             (242,002)      --
  Proceeds from sale of real estate owned..............................      1,224,261        817,779      1,943,098
                                                                         -------------  -------------  -------------
      Net cash (used in) provided by investing activities..............    (27,933,760)     7,574,469      1,430,305
                                                                         -------------  -------------  -------------
Cash flows from financing activities:
  Net increase (decrease) in customer deposits.........................     32,555,925     (7,015,946)    13,935,527
  Proceeds from FHLBSF advances........................................     10,700,000     27,400,000     69,250,000
  Repayments of FHLBSF advances........................................    (14,700,000)   (26,400,000)   (74,250,000)
  Proceeds from other borrowings.......................................       --            4,000,000     15,006,000
  Repayments of other borrowings.......................................       --           (8,817,000)   (27,128,000)
  Cash dividends.......................................................       (403,652)      (350,937)       (87,718)
  Exercise of stock options............................................       --                  831       --
                                                                         -------------  -------------  -------------
      Net cash provided by (used in) financing activities..............     28,152,273    (11,183,052)    (3,274,191)
                                                                         -------------  -------------  -------------
Net increase (decrease) in cash and cash equivalents...................      2,268,284     (1,899,724)     2,356,537
Cash and cash equivalents at beginning of year.........................      3,211,334      5,111,058      2,754,521
                                                                         -------------  -------------  -------------
Cash and cash equivalents at end of year...............................  $   5,479,618  $   3,211,334  $   5,111,058
                                                                         -------------  -------------  -------------
                                                                         -------------  -------------  -------------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest...........................................................  $  14,357,993  $  10,209,782  $  11,081,331
                                                                         -------------  -------------  -------------
                                                                         -------------  -------------  -------------
    Income taxes.......................................................  $     480,000  $   1,860,000  $     990,000
                                                                         -------------  -------------  -------------
                                                                         -------------  -------------  -------------
Supplemental disclosure of non-cash investing and financing activities:
  Transfer of loans to real estate owned...............................  $   1,684,469  $   1,030,228  $   1,237,146
                                                                         -------------  -------------  -------------
                                                                         -------------  -------------  -------------
  Mortgage-backed securities transferred from available-for-sale
   portfolio to held-to-maturity portfolio.............................  $   4,031,769  $    --        $    --
                                                                         -------------  -------------  -------------
                                                                         -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                              NHS FINANCIAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ORGANIZATION

    On November 1, 1995, NHS Financial, Inc. (the "Company"), a California Corporation, became the holding company for New Horizons Savings and Loan Association (the "Association") as a result of a reorganization of the Association into a holding company structure. Shareholders of the Association exchanged their shares for shares of the Company on a share-for-share basis.

    The Association is a California chartered Savings and Loan Association whose principal business is to attract deposits from the general public and invest those funds in residential, construction and, to a lesser extent, commercial real estate loans. The Association's geographical area for attracting deposits and making real estate loans is the San Francisco Bay Area, concentrating in Marin and Sonoma counties and the City and County of San Francisco. Although the Company has a diversified loan portfolio, the geographic concentration of its borrowers implies a dependence on the regional economy and local real estate markets.

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its sole subsidiary, the Association. All significant intercompany accounts and transactions have been eliminated. As used hereafter, the "Company" means the Company and its consolidated subsidiary, unless the context indicates otherwise.

    The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the financial statements and income and expenses during the reporting period. Actual results could differ from those estimates.

    Certain reclassifications have been made to prior years' amounts to conform to the current year presentation.

    CASH EQUIVALENTS

    Cash and cash equivalents include cash on hand, due from banks and certificates of deposit with an original maturity of 90 days or less.

    SECURITIES

    The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) as of January 1, 1994. Under SFAS 115, the Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Securities held to maturity are stated at amortized cost, as the Company has the intent and ability to hold these securities to maturity. Premiums and discounts are amortized over the estimated life of the security, adjusted for actual prepayments, by a method approximating the interest method. Available for sale securities are recorded at fair value. Unrealized gains and losses, net of tax, on available for sale securities are excluded from earnings and are reported as separate component of stockholders' equity. Realized gains and losses for all securities are included in earnings. The Company does not have a trading portfolio.

    LOANS RECEIVABLE

    Loans receivable are recorded at cost, and presented net of discounts, unearned net loan origination fees and allowance for losses. Loans receivable are not adjusted to the lower of cost or market because it is management's intention, and the Company has the ability, to hold these loans to maturity or payoff.

    Interest on loans is accrued as income only to the extent considered collectible. Generally, the Company ceases to accrue interest on loans that are delinquent 90 days or more. Interest income deemed uncollectible

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) is reversed. Income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is in accordance with the loan terms, at which time the loan is returned to accrual status.

    The Company charges fees for originating loans. Loan origination fees and certain direct origination costs are deferred and amortized generally over the contractual life of the related loans. The fee amortization is accounted for as an adjustment to the yield of the loan using the interest method. When a loan is paid-off, the remaining unamortized balance is recognized as income.

    ALLOWANCES FOR LOAN LOSSES

    The Company adheres to an internal asset review system and loan loss reserve methodology designed to provide for adequate valuation allowances to cover estimated potential losses in the loan portfolio.

    The Company considers a loan to be impaired when, based upon evaluation of the credit worthiness, cash flows and financial condition of the borrower, and the condition and appraised value of the collateral, it is likely that the Company will not be able to collect all the principal and interest due under the contractual terms of the loan. The Company provides, through a charge to income, for estimated losses on impaired loans when fair value, including consideration of holding and potential disposition costs, exceeds the carrying value of the loan.

    The Company maintains an overall loan loss reserve to cover estimated potential losses in the portfolio. This general valuation allowance is provided through periodic charges to income and is determined based upon management's analysis. This analysis incorporates a number of factors including current economic considerations and the level of classified and nonperforming loans, management's assessment of credit risk inherent in its asset portfolio, past loss experience, and the Company's underwriting practices.

    Management believes that the allowance for loan losses is adequate to cover estimated losses in its loan portfolio. However, future adjustments may be necessary and earnings could be significantly affected if future circumstances differ substantially from the assumptions used in making such determinations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for loan losses. Such agencies may require the Company to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

    Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), issued in May 1993, applies to all loans that are impaired and also addresses loans restructured in a troubled debt restructuring involving a modification of terms. Under SFAS 114, impaired loans are required to be valued based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the fair value of the collateral.

    In October 1994, the FASB issued Statement of Financial Accounting Standards No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. The Company adopted SFAS 114 and 118 on January 1, 1995.

    REAL ESTATE OWNED

    Real estate acquired through foreclosure is recorded at estimated fair value (including consideration of costs of holding and disposition) at the time of foreclosure. Valuations are periodically performed and related adjustments, if any, are made as a charge to income when the carrying value exceeds fair value.

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LEASEHOLD IMPROVEMENTS AND EQUIPMENT

    Leasehold improvements and equipment are stated at cost, less accumulated depreciation. Leasehold improvements, furniture and equipment are depreciated on the straight-line basis over the estimated useful lives of the various assets.

    INCOME TAXES

    Effective January 1, 1992, the Association adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 requires that income taxes be accounted for on the asset and liability method. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

    EARNINGS PER SHARE

    Earnings per share are computed on the basis of the weighted average number of shares outstanding for the year. All share and earnings per share data at and for the years ended December 31, 1994 and 1993 have been adjusted to give effect to a 15% stock dividend announced on January 20, 1995. Weighted average shares used for the calculations of earnings per share were 2,522,827, 2,522,585 and 2,521,888 in 1995, 1994 and 1993, respectively. The Company has not separately reported fully diluted earnings per share as it is not materially different from primary earnings per share.

(2) CASH AND INVESTMENTS
    The following is a summary of cash and cash equivalents at December 31:

                                                                         1995         1994
                                                                     ------------  ----------
Non-interest-earning deposits due from depository institutions.....  $     34,500      74,500
Cash in office.....................................................       134,702     166,237
Interest-earning deposits due from depository institutions.........     5,310,416   2,970,597
                                                                     ------------  ----------
                                                                     $  5,479,618   3,211,334
                                                                     ------------  ----------
                                                                     ------------  ----------

    Cash balances required to be held at the Federal Reserve Bank totaled $30,000 and $70,000 at December 31, 1995 and 1994, respectively. The Company does not maintain compensating balances or lines of credit with banks.

    The following is a summary of the cost, gross unrealized holding gains and losses and fair value of investment securities at December 31, 1995. All investment securities were classified as held to maturity. At December 31, 1994, the Company held no investment securities.

                                                             DECEMBER 31, 1995
                                           -----------------------------------------------------
                                                             GROSS        GROSS
                                                          UNREALIZED   UNREALIZED
                                             AMORTIZED      HOLDING      HOLDING
                                               COST          GAINS       LOSSES      FAIR VALUE
                                           -------------  -----------  -----------  ------------
Held to maturity:
  Federal Agency Securities                $  11,000,000      25,888       --         11,025,888
                                           -------------  -----------  -----------  ------------
  Weighted average interest rate                   6.90%
                                           -------------

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(2) CASH AND INVESTMENTS (CONTINUED)
    All the investment securities mature in 2000. The securities are subject to call dates commencing in 1996 at the option of the issuer. At December 31, 1995, $1,000,000 of investment securities were pledged as collateral for advances from the Federal Home Loan Bank of San Francisco (FHLBSF).

    In accordance with the Office of Thrift Supervision (OTS) regulations, the Association maintains an amount greater than 5.0% of the sum of net withdrawable savings accounts and short-term borrowings in cash, U.S. government and other approved securities that are readily convertible to cash.

(3) MORTGAGE-BACKED SECURITIES
    The amortized cost, gross unrealized gains and losses and fair value of mortgage-backed securities held to maturity or available for sale at December 31, 1995 and 1994 are summarized as follows:

                                                            DECEMBER 31, 1995
                                           ----------------------------------------------------
                                                             GROSS       GROSS
                                             AMORTIZED    UNREALIZED   UNREALIZED
                                               COST          GAINS       LOSSES     FAIR VALUE
                                           -------------  -----------  ----------  ------------
Held to maturity:
  FHLMC certificates.....................  $   8,829,881      14,574       (8,877)    8,835,578
                                           -------------  -----------  ----------  ------------
Available for sale:
  FHLMC certificate......................      4,118,586      --          (64,713)    4,053,873
                                           -------------  -----------  ----------  ------------
                                           $  12,948,467      14,574      (73,590)   12,889,451
                                           -------------  -----------  ----------  ------------
                                           -------------  -----------  ----------  ------------
Weighted average yield...................
                                                   6.14%
                                           -------------
                                           -------------


                                                            DECEMBER 31, 1995
                                           ----------------------------------------------------
                                                             GROSS       GROSS
                                             AMORTIZED    UNREALIZED   UNREALIZED
                                               COST          GAINS       LOSSES     FAIR VALUE
                                           -------------  -----------  ----------  ------------
Held to maturity:
  FHLMC certificates.....................  $   5,996,172      --         (287,051)    5,709,121
                                           -------------  -----------  ----------  ------------
Available for sale:
  FHLMC certificates.....................      9,877,170      --         (608,944)    9,268,226
                                           -------------  -----------  ----------  ------------
                                           $  15,873,342      --         (895,995)   14,977,347
                                           -------------  -----------  ----------  ------------
                                           -------------  -----------  ----------  ------------
Weighted average yield...................          6.07%
                                           -------------
                                           -------------

    At September 30, 1995, the Company transferred $4,031,769 of its mortgage-backed securities from the available-for-sale portfolio to the held-to-maturity portfolio. The net unrealized holding gain at the date of transfer in the amount of $11,905 is being amortized as a yield adjustment over the remaining life of the securities.

    Proceeds from sale of securities classified as available for sale were $5,354,608 in 1994. A gross loss of $77,458 was realized on securities sold in 1994. No securities were sold in 1993 or 1995. At December 31, 1995, $7,745,000 of mortgage-backed securities were pledged as collateral for advances from the Federal Home Loan Bank of San Francisco. No securities were pledged in 1994.

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(3) MORTGAGE-BACKED SECURITIES (CONTINUED)
    Maturities for mortgage-backed securities are scheduled below:

                                                                    CARRYING
AT DECEMBER 31, 1995:                                                 VALUE      FAIR VALUES
- ----------------------------------------------------------------  -------------  ------------
Maturing in one year or less....................................   $   --             --
Maturing after one year through five years......................     9,091,003      9,089,980
Maturing after five years through ten years.....................       --             --
Maturing after ten years........................................     3,792,751      3,799,471
                                                                  -------------  ------------
                                                                   $12,883,754     12,889,451
                                                                  -------------  ------------
                                                                  -------------  ------------

    The schedule above is based on contractual maturities and does not consider prepayments.

(4) LOANS RECEIVABLE
    Loans receivable at December 31 are summarized as follows:

                                                                     1995           1994
                                                                --------------  -------------
Mortgage loans:
  One-to-four family..........................................  $  157,301,339    145,001,956
Multi-family..................................................      43,183,646     39,186,186
  Construction................................................      29,722,192     27,643,150
  Commercial..................................................      39,586,517     40,033,336
  Land........................................................       4,811,654      4,866,285
                                                                --------------  -------------
                                                                   274,605,348    256,730,913
Loans secured by savings accounts.............................         336,714        292,460
                                                                --------------  -------------
                                                                   274,942,062    257,023,373
Less:
  Loans in process............................................      13,110,229     13,254,343
  Discount on mortgage loans..................................         104,435        110,693
  Unearned loan fees..........................................       1,179,321      1,226,823
  Allowance for loan losses...................................       3,507,899      3,412,534
                                                                --------------  -------------
                                                                $  257,040,178    239,018,980
                                                                --------------  -------------
                                                                --------------  -------------
  Weighted average interest rate..............................           8.23%          7.36%
                                                                --------------  -------------
                                                                --------------  -------------

    The above weighted average interest rates for loans receivable represent the contractual interest rates on the underlying mortgage loans. If amortization of deferred loan origination fees and loan discounts is factored in to the average interest rate calculation, the resulting loan yields would be 8.56% and 7.69% at December 31, 1995 and 1994, respectively.

    The Company serviced participation interests in loans sold aggregating $2,624,932, $2,934,484 and $4,879,681 at December 31, 1995, 1994 and 1993,
respectively. At December 31, 1995 and 1994, $84,331,000 and $82,054,000 of
mortgage loans were pledged as collateral for advances from the Federal Home Loan Bank of San Francisco.

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(4) LOANS RECEIVABLE (CONTINUED)
    Following is a summary of changes in the allowance for loan losses:

                                                           1995          1994        1993
                                                       -------------  ----------  ----------
Balance at beginning of year.........................  $   3,412,534   3,993,020   4,692,020
Provision for losses.................................      2,002,600      --         230,750
Charge-offs, net of recoveries.......................     (1,907,235)   (580,486)   (929,750)
                                                       -------------  ----------  ----------
Balance at end of year...............................  $   3,507,899   3,412,534   3,993,020
                                                       -------------  ----------  ----------
                                                       -------------  ----------  ----------

    The Company implemented SFAS 114 and SFAS 118 effective January 1, 1995. At December 31, 1995 the carrying value of loans that are considered to be impaired under SFAS 114 totaled $4,322,459.

    The following table sets forth information with respect to the Association's nonperforming assets at December 31:

                                         1995                    1994                   1993
                                -----------------------  ---------------------  ---------------------
                                              FOREGONE               FOREGONE               FOREGONE
                                  BALANCE     INTEREST    BALANCE    INTEREST    BALANCE    INTEREST
                                ------------  ---------  ----------  ---------  ----------  ---------
Loans accounted for on a
 nonaccrual basis, net........  $  4,009,184    432,797   2,162,357    311,894   3,975,269    380,207
Real estate owned, net........     1,652,666     --       1,270,860     --         778,857     --
                                ------------  ---------  ----------  ---------  ----------  ---------
  Totals......................  $  5,661,850    432,797   3,433,217    311,894   4,754,126    380,207
                                ------------  ---------  ----------  ---------  ----------  ---------
                                ------------  ---------  ----------  ---------  ----------  ---------
Percentage of non-performing
 assets to total assets.......         1.92%                  1.30%                  1.73%
                                ------------             ----------             ----------
                                ------------             ----------             ----------

    Foregone interest reflects total interest that would have accrued from the time the loan became nonperforming. Restructured loans were $3,903,289 and $4,225,938 at December 31, 1995 and 1994, respectively. The following is a summary of interest foregone on restructured loans for the years ended December 31:

                                                                            1995       1994
                                                                         ----------  ---------
Interest income that would have been recognized had the loans performed
 in accordance with their original terms...............................  $  323,706    322,549
Less: interest income recognized on restructured loans.................     317,116    268,352
                                                                         ----------  ---------
Interest foregone on restructured loans................................  $    6,590     54,197
                                                                         ----------  ---------
                                                                         ----------  ---------

(5) REAL ESTATE OWNED
    Real estate owned at December 31, is summarized as follows:

                                                                         1995         1994
                                                                     ------------  ----------
One-to-four residential............................................  $    983,932   1,028,490
Multi-family residential...........................................       607,037      --
Commercial property................................................       --          129,799
Land...............................................................        61,697     152,571
                                                                     ------------  ----------
                                                                        1,652,666   1,310,860
Allowance for real estate losses...................................       --          (40,000)
                                                                     ------------  ----------
                                                                     $  1,652,666   1,270,860
                                                                     ------------  ----------
                                                                     ------------  ----------

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(5) REAL ESTATE OWNED (CONTINUED)
    Following is a summary of changes in the allowance for real estate losses:

                                                              1995         1994        1993
                                                           -----------  ----------  ----------
Balance at beginning of year.............................  $    40,000     157,589     294,000
Provision for losses.....................................      100,000      --         316,358
Charge-offs, net of recoveries...........................     (140,000)   (117,589)   (452,769)
                                                           -----------  ----------  ----------
Balance at end of year...................................  $   --           40,000     157,589
                                                           -----------  ----------  ----------
                                                           -----------  ----------  ----------

(6) LEASEHOLD IMPROVEMENTS AND EQUIPMENT
    Leasehold improvements and equipment at December 31, are summarized as follows:

                                                                                                     ESTIMATED
                                                                           1995          1994       USEFUL LIVES
                                                                       -------------  -----------  --------------
Automobile...........................................................  $      25,500       25,500     3 years
Computer equipment...................................................        761,515      738,189    3-5 years
Furniture and equipment..............................................        830,892      798,096    5-10 years
Leasehold improvements...............................................        749,501      681,741  Life of lease
                                                                       -------------  -----------
  Total cost.........................................................      2,367,408    2,243,526
Accumulated depreciation and amortization............................     (1,525,070)  (1,370,312)
                                                                       -------------  -----------
                                                                       $     842,338      873,214
                                                                       -------------  -----------
                                                                       -------------  -----------

(7) CUSTOMER DEPOSITS
    Customer deposits, their original maturity terms, and their weighted average interest rates at December 31, are summarized as follows:

                                                                    1995         1994           1995           1994
                                                                 -----------  -----------  --------------  -------------
Passbook accounts..............................................       2.62%        2.81%   $    1,570,757      1,824,443
NOW and money market deposit accounts (MMDA)...................       3.80%        3.21%       23,704,515     32,287,738
Interest bearing checking accounts.............................       1.72%        1.76%        5,930,076      7,499,186
Non-interest checking accounts.................................      --           --            1,027,247        886,295
                                                                                           --------------  -------------
                                                                                               32,232,595     42,497,662
                                                                                           --------------  -------------
Certificate accounts:
  3 months.....................................................       4.90%        4.45%        5,098,299      6,507,981
  6 months.....................................................       5.27%        4.83%       13,623,778     19,582,779
  9 months.....................................................       5.57%        5.61%       23,476,899     12,670,659
  11 months....................................................       7.07%       --           54,185,728       --
  1 year.......................................................       6.11%        4.99%       40,711,626     51,944,529
  2 years......................................................       5.63%        5.04%       14,776,048     16,833,064
  3 to 5 years.................................................       6.28%        5.69%       11,954,769     13,945,376
  IRA..........................................................       6.16%        5.48%       23,676,896     21,694,248
  Jumbos ($90,000 minimum).....................................       6.35%        5.44%       27,215,685     28,720,100
                                                                                           --------------  -------------
    Total certificate accounts.................................                               214,719,728    171,898,736
                                                                                           --------------  -------------
                                                                                           $  246,952,323    214,396,398
                                                                                           --------------  -------------
                                                                                           --------------  -------------
Weighted average interest rate.................................                                     5.84%          4.73%
                                                                                           --------------  -------------
                                                                                           --------------  -------------

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(7) CUSTOMER DEPOSITS (CONTINUED)
    During January 1996, $82,594,000 of certificates of deposits matured with a weighted average interest rate of 6.76%. At January 31, 1996, the Company's cost of deposits was 5.38%, a 46 basis point decline from the 5.84% rate at December 31, 1995.

    The Association maintains insurance on customer deposits with the Savings Association Insurance Fund, which is administered by the Federal Deposit Insurance Corporation.

    Certificate accounts by interest rate ranges and maturities at December 31, 1995, are summarized as follows:

                                                                     1999
INTEREST RATE               1996           1997         1998      AND BEYOND      TOTALS
- ---------------------  --------------  ------------  ----------  ------------  -------------
4.01 - 6.00%.........  $   81,331,166    11,376,061   3,412,531     1,515,810     97,635,568
6.01 - 8.00%.........     100,645,336     5,050,285     488,517    10,900,022    117,084,160
                       --------------  ------------  ----------  ------------  -------------
Totals...............  $  181,976,502    16,426,346   3,901,048    12,415,832    214,719,728
                       --------------  ------------  ----------  ------------  -------------
                       --------------  ------------  ----------  ------------  -------------

    Included in the balances above are certain accounts with balances in excess of $100,000. At December 31, such accounts are summarized as follows:

                                                                       1995           1994
                                                                   -------------  ------------
Amount...........................................................  $  54,387,822    55,061,682
Number of accounts...............................................            395           454
Interest paid during the year....................................  $   2,560,795     2,235,728

    Interest expense for the years ended December 31, is summarized as follows:

                                                           1995          1994        1993
                                                       -------------  ----------  ----------
Passbook accounts....................................  $      34,385      59,215      67,395
Checking accounts and MMDA deposits..................        851,463   1,335,564   1,685,116
Certificate accounts.................................     12,814,773   7,638,037   7,774,945
                                                       -------------  ----------  ----------
                                                       $  13,700,621   9,032,816   9,527,456
                                                       -------------  ----------  ----------
                                                       -------------  ----------  ----------

(8) BORROWED FUNDS
    Advances from the Federal Home Loan Bank of San Francisco at December 31 are summarized as follows:

                                                                  1995             1994
                                                             ---------------  ---------------
Short-term FHLBSF advances.................................  $   7,000,000       11,000,000
  Weighted average interest rate...........................           4.99%            5.39%
Long-term FHLBSF advances..................................  $  14,000,000       14,000,000
  Weighted average interest rate...........................           5.69%            5.28%

    Long-term advance maturities are as follows:

YEAR ENDING DECEMBER 31:
- ---------------------------------------------------------------------
 1997................................................................  $   7,000,000
  1998...............................................................      3,000,000
  1999...............................................................      4,000,000
                                                                       -------------
                                                                       $  14,000,000
                                                                       -------------
                                                                       -------------

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(8) BORROWED FUNDS (CONTINUED)
    Pursuant to collateral agreements with the FHLBSF, advances are secured by all stock in the FHLBSF, by pledges of certain real estate loans and securities of the Company with outstanding principal balances of approximately $93,076,000 and $82,054,000 at December 31, 1995 and 1994, respectively.

    The Association, as a member of the Federal Home Loan Bank System, is required to maintain a minimum investment in capital stock of the Federal Home Loan Bank of San Francisco equal to the greater of 5% of advances outstanding or 1% of residential mortgage loans. Dividends earned on FHLBSF stock is included in interest income.

    The Association did not enter into borrowings under fixed-coupon dollar reverse repurchase agreements at or for the year ended December 31, 1995. Information concerning borrowings under fixed-coupon dollar reverse repurchase agreements for 1994 (none were outstanding at year-end 1994), is summarized as follows:

                                                                                      1994
                                                                                  ------------
Average balance during the year.................................................  $  2,534,042
Average interest rate during the year...........................................          3.96%
Maximum month-end balance during the year.......................................  $  4,000,000

(9) INCOME TAXES
    The Company files income tax returns on a calendar-year basis. If certain conditions are met in determining taxable income, the Association is allowed a special bad debt deduction based on a percentage of taxable income (presently 8%) or on specified experience formulas. The Association used the experience method in 1993 and 1994 and anticipates using the experience method in 1995.

    Current and deferred income tax expense (benefit) for the years ended December 31, 1995, 1994 and 1993, consist of the following:

                                                           CURRENT      DEFERRED     TOTAL
                                                         ------------  ----------  ----------
1995
  Federal..............................................  $    396,973    (232,957)    164,016
  State................................................       125,297     (61,563)     63,734
                                                         ------------  ----------  ----------
                                                         $    522,270    (294,520)    227,750
                                                         ------------  ----------  ----------
                                                         ------------  ----------  ----------
1994
  Federal..............................................  $  1,238,059      66,790   1,304,849
  State................................................       475,654      22,131     497,785
                                                         ------------  ----------  ----------
                                                         $  1,713,713      88,921   1,802,634
1993
  Federal..............................................  $  1,407,913     273,464   1,681,377
  State................................................       458,995     155,451     614,446
                                                         ------------  ----------  ----------
                                                         $  1,866,908     428,915   2,295,823
                                                         ------------  ----------  ----------
                                                         ------------  ----------  ----------

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(9) INCOME TAXES (CONTINUED)
    Under SFAS 109, temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant components of the deferred tax asset and liability amounts as of December 31, 1995 and 1994, relate to the following:

                                                                                   1995         1994
                                                                               ------------  ----------
Deferred tax assets:
  Reserve for loan losses....................................................  $  1,535,926   1,341,460
  State income taxes.........................................................        42,601     157,648
  Unrealized losses on securities............................................        26,532     249,667
  Deferred compensation......................................................       181,222      49,610
  Other......................................................................        18,309      --
                                                                               ------------  ----------
      Gross deferred tax assets..............................................     1,804,590   1,798,385
                                                                               ------------  ----------
Deferred tax liabilities:
  Loan fees..................................................................     1,130,640   1,208,405
  Depreciation...............................................................        37,610     111,924
  FHLBSF dividends...........................................................       313,575     225,103
  Other......................................................................        11,028      12,601
                                                                               ------------  ----------
      Gross deferred tax liabilities.........................................     1,492,853   1,558,033
                                                                               ------------  ----------
      Net deferred tax asset.................................................  $    311,737     240,352
                                                                               ------------  ----------
                                                                               ------------  ----------

    The net deferred tax asset is included in other assets at December 31, 1995 and 1994.

    Management believes a valuation allowance is not needed to reduce the deferred tax asset because there is no material portion of the deferred tax asset that will not be realized through sufficient taxable income within the carryback and carryforward periods.

    The effective income tax rate, as a percentage of income before income taxes, differs from the statutory federal income tax rate as follows:

                                                                                      1995       1994       1993
                                                                                    ---------  ---------  ---------
Federal income taxes at statutory rate............................................       34.0%      34.0%      34.0%
State franchise tax, net of federal income tax benefit............................        7.7        7.6        7.3
Other.............................................................................        (.2)    --            (.1)
                                                                                          ---        ---        ---
      Total effective tax rate....................................................       41.5%      41.6%      41.2%
                                                                                          ---        ---        ---
                                                                                          ---        ---        ---

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1995, 1994 and 1993

(10) STOCKHOLDERS' EQUITY AND REGULATORY MATTERS
    Stockholders' equity includes approximately $1,376,000 at December 31, 1995 and 1994, of untaxed earnings related to bad debt reserves for federal income tax purposes and, therefore, may be subject to tax if removed from such status at the then-current tax rates. Management does not contemplate that this portion of stockholders' equity will be used in a manner that will create any income tax liability.

    The Association is required to satisfy three capital standards established by the OTS pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA). The requirements include a leverage ratio of core capital to adjusted total assets of 3%, a tangible capital standard expressed as 1.5% of total adjusted assets and a risk-based capital standard of 8.0% of risk-weighted assets. The risk-based capital standard requires the Association to classify its assets into one of five levels of perceived risk.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) required each federal banking agency to implement prompt corrective actions for institutions it regulates. In response to this requirement, the OTS adopted final rules, effective December 19, 1992, based on FDICIA's five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. The rules provide that a savings association is "well capitalized" if its total risk-based capital ratio is 10% or greater, its tier one risk-based capital ratio (core capital to risk-weighted assets) is 6% or greater, its leverage ratio is 5% or greater, and the institution is not subject to a capital directive by the OTS.

    At December 31, 1995, the Association's regulatory capital exceeds the requirements of each regulatory capital standard in effect on such date as indicated below (unaudited):

                                                    ACTUAL AT 12-31-95         MINIMUM REQUIREMENT
                                                --------------------------  --------------------------   EXCESS OVER
                                                   CAPITAL        RATIO        CAPITAL        RATIO      REQUIREMENT
                                                -------------  -----------  -------------  -----------  -------------
FIRREA Capital Standards:
  Tangible....................................  $  23,961,875       8.15%   $   4,412,639       1.50%   $  19,549,236
  Core (leverage).............................     23,961,875       8.15%       8,825,278       3.00%      15,136,597
  Risk-based..................................     26,295,369      14.18%      14,840,412       8.00%      11,454,957
FDICIA Capital Standards (Well Capitalized):
  Core (leverage).............................     23,961,875       8.15%      14,708,796       5.00%       9,253,079
  Tier 1 risk-based...........................     23,961,875      12.92%      11,130,309       6.00%      12,831,566
  Total risk-based............................     26,295,369      14.18%      18,550,515      10.00%       7,744,854

    The Association is deemed "well capitalized' at December 31, 1995.

    In addition, the Association is subject to the net worth requirements of the state regulatory authorities. The Association was in compliance with regulatory capital requirements for both federal and state purposes at December 31, 1995.

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(10) STOCKHOLDERS' EQUITY AND REGULATORY MATTERS (CONTINUED)
    The following is a reconciliation of the Association's capital under Generally Accepted Accounting Principles (GAAP) with its regulatory capital at December 31, 1995 (unaudited):

                                                                                     TANGIBLE,
                                                                                    CORE, TIER 1   TOTAL RISK-
                                                                                    RISK- BASED       BASED
                                                                                      CAPITAL        CAPITAL
                                                                                   --------------  ------------
Capital per Association financial statements.....................................   $ 23,995,588     23,995,588
Adjustments for regulatory capital purposes:
  Core deposit premium intangible................................................        (60,933)       (60,933)
  Unrealized loss on securities available for sale, net of tax...................         27,220         27,220
  Qualifying general valuation allowances........................................        --           2,333,494
                                                                                   --------------  ------------
Regulatory capital...............................................................   $ 23,961,875     26,295,369
                                                                                   --------------  ------------
                                                                                   --------------  ------------

(11) EMPLOYEE BENEFIT PLANS
    In 1987 and 1992, the stockholders approved stock option plans covering full-time salaried employees of the Company. After adjustment for all stock splits and dividends since inception of the plan, including the 15% stock dividend announced on January 20, 1995, the Company has reserved a total of 340,871 shares for issuance under the plans. A committee, made up of members of the Board of Directors, has the authority to grant options to participants at an exercise price not less than the current market value per share at the time of the grant. As of December 31, 1995, there are 124,083 nonqualified options outstanding at exercise prices ranging from $4.45 to $9.66 per share (with 85,629 options exercisable). All options expire ten years from the grant date and expiration dates on outstanding options as of December 31, 1995, range from the year 1997 to 2005.

    Option activity under the plans is as follows:

                                                                             NUMBER OF                    AVERAGE
                                                                              OPTIONS      EXERCISE      PRICE PER
                                                                            OUTSTANDING   PRICE RANGE      SHARE
                                                                            -----------  -------------  -----------
Balance at December 31, 1992..............................................      84,482    $5.12 - 7.51   $    5.57
  Canceled................................................................      (2,080)           6.00
                                                                            -----------
Balance at December 31, 1993..............................................      82,402     5.12 - 7.51        5.55
  Exercised...............................................................      (2,925)           5.12
  Canceled................................................................      (1,114)           6.00
  Granted.................................................................       5,070            7.83
  Retroactive effect of 15% stock dividend announced January 20, 1995.....      12,510
                                                                            -----------
Balance at December 31, 1994..............................................      95,943     4.45 - 7.83        5.02
  Granted.................................................................      28,140     8.00 - 9.66
                                                                            -----------
Balance at December 31, 1995..............................................     124,083     4.45 - 9.66        6.03
                                                                            -----------
                                                                            -----------

    In December 1985, the Board of Directors approved a profit sharing plan covering substantially all employees with one full calendar year of service and 21 years of age. Participants vest 20% after two years of service increasing up to 100% after six years of service. The nonvested portions of terminated participants are reallocated to remaining participants. No discretionary contributions, as determined by the Board of Directors, were made for 1995 or 1994. The contribution for 1993 was $89,486.

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(11) EMPLOYEE BENEFIT PLANS (CONTINUED)
    The Company will adopt the disclosure requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS
123) in 1996.

(12) COMMITMENTS AND CONTINGENCIES
    Certain branch and office locations are leased by the Company under operating leases expiring at various dates through the year 2004. Lease rental expense for 1995, 1994 and 1993 amounted to $487,107, $439,886 and $407,934, respectively.

    Future minimum lease payments (excluding common area maintenance charges) on office premises are summarized as follows:

YEAR ENDING DECEMBER 31:
- ----------------------------------------------------------------------
  1996................................................................  $    352,852
  1997................................................................       278,252
  1998................................................................       106,932
  1999................................................................       103,971
  2000................................................................        60,500
  Thereafter..........................................................       224,700
                                                                        ------------
                                                                        $  1,127,207
                                                                        ------------
                                                                        ------------

    The Company is obligated under a master property lease expiring in 2011 for an annual payment of $100,000 and, commencing in 1996, an annual adjustment for increases in the Consumer Price Index. Operating expenses currently approximate $85,000 annually. Sublease income approximates $140,000 a year on subleases expiring from 1996 to 1998. The Company has recorded a liability for the present value of the estimated differential over the term of the lease between projected lease related expenditures and sublease income.

    The Company had commitments to fund variable rate loans of $7,717,630 and fixed rate loans of $235,000 at December 31, 1995.

    Federal legislation to recapitalize the Savings Association Insurance Fund is under consideration in Congress. If previously proposed legislation had been enacted as proposed, all savings institutions, including the Association, would have been assessed a one-time special charge. The previously proposed legislation produced an estimated assessment of 0.77% to 0.90% of total insured deposits ($1,100,000 to $1,300,000 after tax for the Company). Such legislation also proposed to significantly reduce the future annual premiums paid by savings institutions.

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position.

(13) PARENT COMPANY FINANCIAL INFORMATION
    The Company is a legal entity separate and distinct from the Association. The Company's principal source of funds on an unconsolidated basis is dividends from the Association. The Company and its subsidiary file a consolidated federal income tax return in which the taxable income or loss of the Company is combined with that of its subsidiary, the Association. The Company's share of income tax expense is based on the amount which would be payable if separate returns were filed. Accordingly, the Company's equity in the net income or loss of its subsidiary (distributed or undistributed) is excluded from the computation of the provision for income taxes for financial statement purposes.

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(13) PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)
    The Company began operation on November 1, 1995. The Company's statements of financial condition and related statements of operations and cash flows on an unconsolidated basis are as follows:

                        STATEMENT OF FINANCIAL CONDITION

                                                                                                 DECEMBER 31, 1995
                                                                                                 -----------------
ASSETS
  Cash in subsidiary...........................................................................    $     151,569
  Investment in subsidiary.....................................................................       23,995,588
  Income tax receivable........................................................................           63,259
  Dividend receivable from subsidiary..........................................................          126,141
                                                                                                 -----------------
                                                                                                   $  24,336,557
                                                                                                 -----------------
                                                                                                 -----------------
LIABILITIES AND STOCKHOLDER'S EQUITY
  Accrued expenses.............................................................................    $       5,000
  Dividend payable to stockholders.............................................................          100,913
  Stockholder's equity (See Consolidated Statements of Financial Condition)....................       24,230,644
                                                                                                 -----------------
                                                                                                   $  24,336,557
                                                                                                 -----------------
                                                                                                 -----------------

                            STATEMENT OF OPERATIONS

                                                                                                      FOR THE
                                                                                                   PERIOD ENDED
                                                                                                 DECEMBER 31, 1995
                                                                                                 -----------------
INCOME
  Dividend from subsidiary.....................................................................     $   126,141
  Interest on investments......................................................................           2,234
                                                                                                 -----------------
                                                                                                    $   128,375
EXPENSES
  General and administrative...................................................................     $   154,665
  Income tax benefit...........................................................................         (63,259)
                                                                                                 -----------------
                                                                                                         91,406
Income before undistributed net income of subsidiary...........................................          36,969
Undistributed net loss of subsidiary from November 1, 1995.....................................        (208,506)
                                                                                                 -----------------
Net loss.......................................................................................     $  (171,537)
                                                                                                 -----------------
                                                                                                 -----------------

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(13) PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                            STATEMENT OF CASH FLOWS

                                                                                                      FOR THE
                                                                                                   PERIOD ENDED
                                                                                                 DECEMBER 31, 1995
                                                                                                 -----------------
Cash flows from operating activities:
  Net loss.....................................................................................     $  (171,537)
  Adjustment to reconcile net loss to net cash used in operating activities:
    Undistributed net loss of subsidiary.......................................................         208,506
    Dividend receivable from subsidiary........................................................        (126,141)
    Income tax benefit.........................................................................         (63,259)
    Increase in other liabilities..............................................................           5,000
                                                                                                 -----------------
Net cash used in operating activities..........................................................        (147,431)
Cash flows from financing activities:
  Proceeds from capital contributions by parent................................................         299,000
                                                                                                 -----------------
Net cash provided by financing activities......................................................         299,000
                                                                                                 -----------------
Net increase in cash and cash equivalents......................................................         151,569
  Cash and cash equivalents at beginning of period.............................................         --
                                                                                                 -----------------
Cash and cash equivalents at end of year.......................................................     $   151,569
                                                                                                 -----------------
                                                                                                 -----------------

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS
    Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," issued in December 1991, requires fair value disclosures for financial instruments. The estimated fair values of the Company's financial instruments at December 31, are as follows:

                                                      1995                           1994
                                          -----------------------------  -----------------------------
                                                           FAIR VALUE                     FAIR VALUE
                                          CARRYING VALUE    ESTIMATE     CARRYING VALUE    ESTIMATE
                                          --------------  -------------  --------------  -------------
Assets:
  Cash and cash equivalents.............  $    5,479,618      5,479,618       3,211,334      3,211,334
  Investment securities.................      11,000,000     11,025,888        --             --
  Mortgage-backed securities............      12,883,754     12,889,451      15,264,398     14,977,347
  Loans receivable......................     257,040,178    258,999,000     239,018,980    236,833,000
  FHLBSF stock..........................       2,212,500      2,212,500       2,247,400      2,247,400
  Interest receivable...................       1,964,358      1,964,358       1,516,202      1,516,202
Liabilities:
  Certificates of deposit...............     214,719,728    216,055,000     171,898,736    171,775,000
  Transaction accounts..................      32,232,595     32,232,595      42,497,662     42,497,662
  FHLBSF advances.......................      21,000,000     20,872,000      25,000,000     24,051,000
  Interest payable......................         376,248        376,248         120,269        120,269

    These fair values do not represent actual amounts that may be realized upon any sale or liquidation of the related assets or liabilities. Because no ready market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience,

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    CASH AND CASH EQUIVALENTS AND FHLBSF STOCK

    The carrying amount of these financial instruments approximates fair value.

    SECURITIES

    The fair value of securities is based on quoted market prices.

    LOANS RECEIVABLE

    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as residential, multi-family, commercial real estate, construction and other. Each loan category is further segmented into either fixed or adjustable interest terms and performing or nonperforming categories.

    The fair value of performing loans is calculated by discounting the contractual cash flows, adjusted for prepayment estimates, using a market discount rate that reflects current interest rates being offered for loans with similar terms to borrowers of similar credit quality. Fair value for nonperforming loans is based on current available market values of collateralized property and/or external appraisals.

    CERTIFICATES OF DEPOSIT AND TRANSACTION ACCOUNTS

    The fair value of deposits with no stated maturity, such as passbook accounts, checking accounts and money market accounts, is equal to the amount payable on demand as of December 31, 1995, and December 31, 1994. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    FHLBSF ADVANCES

    The fair value of advances from the Federal Home Loan Bank of San Francisco is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered by the FHLBSF for advances of similar remaining maturities.

                              NHS FINANCIAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1995, 1994 AND 1993

(15) SELECTED QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                              YEAR ENDED DECEMBER 31, 1995
                                                 ------------------------------------------------------
                                                    FIRST         SECOND        THIRD         FOURTH
                                                   QUARTER       QUARTER       QUARTER       QUARTER
                                                 ------------  ------------  ------------  ------------
Interest income................................  $  5,073,897  $  5,440,913  $  5,819,775  $  5,923,810
Interest expense...............................     3,198,248     3,670,175     3,834,780     3,910,769
                                                 ------------  ------------  ------------  ------------
Net interest income............................     1,875,649     1,770,738     1,984,995     2,013,041
Provision for loan losses......................       --          1,361,600       150,000       491,000
Non-interest income............................       134,211        70,734        75,594        90,837
Non-interest expense...........................     1,297,515     1,104,804     1,307,634     1,754,451
                                                 ------------  ------------  ------------  ------------
Net income before income taxes.................       712,345      (624,932)      602,955      (141,573)
Provision for income taxes (benefit)...........       295,623      (259,346)      250,225       (58,752)
                                                 ------------  ------------  ------------  ------------
Net income (loss)..............................  $    416,722  $   (365,586) $    352,730  $    (82,821)
                                                 ------------  ------------  ------------  ------------
                                                 ------------  ------------  ------------  ------------
Earnings (loss) per share:*....................         $0.16        $(0.14)        $0.14        $(0.03)


                                                              YEAR ENDED DECEMBER 31, 1994
                                                 ------------------------------------------------------
                                                    FIRST         SECOND        THIRD         FOURTH
                                                   QUARTER       QUARTER       QUARTER       QUARTER
                                                 ------------  ------------  ------------  ------------
Interest income................................  $  5,064,910  $  4,926,963  $  4,756,197  $  4,880,714
Interest expense...............................     2,423,738     2,478,089     2,573,620     2,728,321
                                                 ------------  ------------  ------------  ------------
Net interest income............................     2,641,172     2,448,874     2,182,577     2,152,393
Provision for loan losses......................       --            --            --            --
Non-interest income............................        33,275        63,699        62,245       153,609
Non-interest expense...........................     1,309,662     1,235,462     1,427,544     1,437,104
                                                 ------------  ------------  ------------  ------------
Net income before income taxes.................     1,364,785     1,277,111       817,278       868,898
Provision for income taxes.....................       562,133       529,992       349,918       360,591
                                                 ------------  ------------  ------------  ------------
Net income.....................................  $    802,652  $    747,119  $    467,360  $    508,307
                                                 ------------  ------------  ------------  ------------
                                                 ------------  ------------  ------------  ------------
Earnings per share:*...........................         $0.32         $0.29         $0.19         $0.20

- ------------------------
*All per share figures have been adjusted to reflect a 15% stock dividend declared on January 20, 1995.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1996

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     FOR THE TRANSITION PERIOD FROM                  TO

                          COMMISSION FILE NUMBER: 0-27124

                               NHS FINANCIAL, INC.
              (Exact name of registrant as specified in its charter)

            CALIFORNIA                           68-0359326
     (State of incorporation)         (I.R.S. Employer Identification
                                                  Number)

        1050 Fourth Street                         94901
      San Rafael, California                     (Zip Code)
 (Address of principal executive
             office)

Registrant's telephone number: (415) 257-3761

Indicate by check mark whether Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                               YES _X_    NO ___

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

Number of Shares of Common Stock Outstanding as of August 5, 1996: 2,522,827

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              NHS FINANCIAL, INC.

                                   FORM 10-Q

                               TABLE OF CONTENTS

 ITEM NUMBER                                             DESCRIPTION                                               PAGE
- -------------  ------------------------------------------------------------------------------------------------  ---------
PART I.

         1.    Financial Information

               Consolidated Statements of Condition June 30, 1996 and December 31, 1995........................       E-70

               Consolidated Statements of Operations Three and six months ended June 30, 1996
                  and 1995.....................................................................................       E-71

               Consolidated Statements of Cashflows Six months ended June 30, 1996 and 1995....................       E-72

               Notes to the Consolidated Financial Statements..................................................       E-73

         2.    Management's Discussion and Analysis of Financial Condition and Results of
               Operations......................................................................................       E-75

   PART II.

               Other Information...............................................................................       E-85

               SIGNATURES......................................................................................       E-86

                         PART I  FINANCIAL INFORMATION

                         ITEM 1.  FINANCIAL STATEMENTS

                              NHS FINANCIAL, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                JUNE 30, 1996   DECEMBER 31, 1995
                                                                                --------------  -----------------
ASSETS
Cash, including non-interest bearing deposits.................................  $      164,762   $       169,202
Interest-bearing deposits.....................................................       6,233,266         5,310,416
Mortgage-backed securities available for sale, at fair value..................       3,282,315         4,053,873
Investment securities held to maturity
 (Fair value: 1996, $13,772,502; 1995, $11,025,888)...........................      13,998,793        11,000,000
Mortgage-backed securities held to maturity
 (Fair value: 1996, $7,804,791; 1995, $8,835,578).............................       7,868,320         8,829,881
Loans receivable, net of allowance for losses:
 (1996, $3,603,899; 1995, $3,507,899).........................................     245,186,644       257,040,178
Investment in Federal Home Loan Bank of San Francisco, at cost................       2,330,000         2,212,500
Real estate owned.............................................................       1,409,398         1,652,666
Accrued interest receivable:
  Loans.......................................................................       1,664,746         1,740,432
  Securities..................................................................         337,258           223,926
Leasehold improvements and equipment, net.....................................         698,535           842,338
Other assets..................................................................       1,017,350         1,170,944
                                                                                --------------  -----------------
    Total assets..............................................................  $  284,191,387   $   294,246,356
                                                                                --------------  -----------------
                                                                                --------------  -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Customer deposits.............................................................  $  225,817,677   $   246,952,323
Advances from Federal Home Loan Bank of San Francisco
 (FHLBSF).....................................................................      31,000,000        21,000,000
Other liabilities.............................................................       2,340,735         2,063,389
                                                                                --------------  -----------------
    Total liabilities.........................................................     259,158,412       270,015,712
                                                                                --------------  -----------------
Capital stock, no par value; authorized 5,000,000 shares; issued and
 outstanding, 1996 and 1995: 2,522,827 shares.................................      11,772,003        11,772,003
Unrealized loss on securities available for sale, net of tax..................         (62,519)          (27,220)
Retained earnings, substantially restricted...................................      13,323,491        12,485,861
                                                                                --------------  -----------------
    Total stockholders' equity................................................      25,032,975        24,230,644
                                                                                --------------  -----------------
    Total liabilities and stockholders' equity................................  $  284,191,387   $   294,246,356
                                                                                --------------  -----------------
                                                                                --------------  -----------------

          See Accompanying Notes to Consolidated Financial Statements.

                              NHS FINANCIAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                  JUNE 30,                     JUNE 30,
                                                         --------------------------  ----------------------------
                                                             1996          1995          1996           1995
                                                         ------------  ------------  -------------  -------------
Interest Income:
  Loans receivable.....................................  $  5,389,150  $  5,072,265  $  10,916,947  $   9,728,153
  Mortgage-backed securities...........................       176,173       227,555        366,715        463,697
  Other investments....................................       329,767       141,093        599,615        322,960
                                                         ------------  ------------  -------------  -------------
                                                            5,895,090     5,440,913     11,883,277     10,514,810
                                                         ------------  ------------  -------------  -------------
Interest Expense:
  Customer deposits....................................     2,980,551     3,485,782      6,110,238      6,403,188
  Advances from the FHLBSF.............................       441,968       184,393        892,622        465,235
                                                         ------------  ------------  -------------  -------------
                                                            3,422,519     3,670,175      7,002,860      6,868,423
                                                         ------------  ------------  -------------  -------------
    Net interest income before provision for loan
     losses............................................     2,472,571     1,770,738      4,880,417      3,646,387
  Provision for loan losses............................       150,000     1,361,600        290,000      1,361,600
                                                         ------------  ------------  -------------  -------------
    Net interest income after provision for loan
     losses............................................     2,322,571       409,138      4,590,417      2,284,787
                                                         ------------  ------------  -------------  -------------
Non-interest income:
  Gain on sale of real estate owned....................        85,900       --             232,322          1,068
  Income from real estate owned........................         7,077        11,200         17,982         11,200
  Loan and deposit fees................................        69,350        47,256        119,597        157,847
  Other................................................         8,233        12,278         11,902         34,830
                                                         ------------  ------------  -------------  -------------
    Total non-interest income..........................       170,560        70,734        381,803        204,945
                                                         ------------  ------------  -------------  -------------
Non-interest expense:
  General and administrative expense:
    Compensation and benefits..........................       699,407       417,301      1,413,439      1,072,589
    Deposit insurance and regulatory assessments.......       178,306       142,192        357,167        284,380
    Rent and occupancy.................................       139,033       133,656        280,074        263,293
    Professional fees..................................       208,004        58,820        330,737        104,614
    Depreciation and amortization......................        95,432        76,434        171,837        149,525
    Information systems................................        37,431        65,222         79,789        118,925
    Other..............................................       210,130       181,713        390,233        362,125
                                                         ------------  ------------  -------------  -------------
    Total general and administrative expense...........     1,567,743     1,075,338      3,023,276      2,355,451
Expenses of real estate owned..........................        46,934        29,466         99,796         46,868
                                                         ------------  ------------  -------------  -------------
    Total non-interest expense.........................     1,614,677     1,104,804      3,123,072      2,402,319
                                                         ------------  ------------  -------------  -------------
Income (loss) before income taxes......................       878,454      (624,932)     1,849,148         87,413
Income taxes expense (benefit).........................       406,854      (259,346)       809,692         36,277
                                                         ------------  ------------  -------------  -------------
Net income (loss)......................................  $    471,600  $   (365,586) $   1,039,456  $      51,136
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------
Earnings (loss) per share..............................  $       0.19  $      (0.14) $        0.41  $        0.02
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------

          See Accompanying Notes to Consolidated Financial Statements.

                              NHS FINANCIAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           SIX MONTHS ENDED
                                                                                     ----------------------------
                                                                                     JUNE 30, 1996  JUNE 30, 1995
                                                                                     -------------  -------------
Cash flows from operating activities:
  Net income.......................................................................  $   1,039,456  $      51,136
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Amortization of net deferred loan origination fees.............................       (416,547)      (355,977)
    Amortization of premiums and discounts on mortgage-backed securities, net......         34,238         41,458
    Accretion of discounts on loans................................................        (43,303)        (3,141)
    Provision for loan losses......................................................        290,000      1,361,600
    Net gain on sale of real estate owned..........................................       (232,322)        (1,068)
    Loss on retirement of fixed assets.............................................       --               16,892
    Depreciation and amortization of fixed assets..................................        171,837        149,525
    FHLBSF stock dividends.........................................................        (59,700)       (56,000)
    Increase in accrued interest receivable........................................        (37,646)      (270,483)
    (Increase)/decrease in other assets............................................        (87,396)        66,367
    Decrease/(increase) in income tax receivable, net..............................        260,220       (368,723)
    Increase in other liabilities..................................................        277,346        891,744
                                                                                     -------------  -------------
      Net cash provided by operating activities....................................      1,196,183      1,523,330
                                                                                     -------------  -------------
Cash flows from investing activities:
  Net decrease/(increase) in loans resulting from originations, net of principal
   collections.....................................................................     10,621,648    (12,730,824)
  Loans purchased..................................................................       --           (7,257,245)
  Purchases of leasehold improvements and equipment................................        (23,155)      (283,768)
  (Purchases)/redemption of FHLBSF stock...........................................        (57,800)       145,300
  Maturity or calls of securities held to maturity.................................     10,000,000       --
  Purchase of securities held to maturity..........................................    (12,998,750)      --
  Principal repayments on securities held to maturity..............................        923,548        535,902
  Principal repayments on securities available for sale............................        715,882        528,226
  Proceeds from sale of real estate owned..........................................      1,877,326      1,029,558
                                                                                     -------------  -------------
    Net cash provided by (used in) investing activities............................     11,058,699    (18,032,851)
                                                                                     -------------  -------------
Cash flows from financing activities:
  Net (decrease)/increase in customer deposits.....................................    (21,134,646)    35,334,455
  Proceeds from FHLBSF advances....................................................     15,000,000      3,700,000
  Repayments of FHLBSF advances....................................................     (5,000,000)   (14,700,000)
  Cash dividends...................................................................       (201,826)      (201,826)
                                                                                     -------------  -------------
    Net cash (used in) provided by financing activities............................    (11,336,472)    24,132,629
                                                                                     -------------  -------------
Net increase in cash and cash equivalents..........................................        918,410      7,623,108
Cash and cash equivalents at the beginning of period...............................      5,479,618      3,211,334
                                                                                     -------------  -------------
Cash and cash equivalents at the end of period.....................................  $   6,398,028  $  10,834,442
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Supplemental disclosures of cash flow information:
  Cash paid for:
    Interest.......................................................................  $   7,199,166  $   6,831,917
                                                                                     -------------  -------------
                                                                                     -------------  -------------
    Income taxes, net of refunds...................................................  $     770,000  $     405,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Supplemental disclosure of noncash investment and financing activities:
  Transfer of loans to real estate owned...........................................  $   1,401,736  $     492,248
                                                                                     -------------  -------------
                                                                                     -------------  -------------

          See Accompanying Notes to Consolidated Financial Statements.

                              NHS FINANCIAL, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION
    The financial statements of the Company presented above reflect all adjustments consisting of normal recurring accruals which are, in the opinion of management, necessary to present a fair statement of the financial condition and results of operations for the interim periods presented. The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary for a fair presentation of financial condition, results of operations and cash flows in accordance with generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the Company's 1995 Annual Report on Form 10-K which contains the latest audited financial statements and notes thereto.

    Certain of the 1995 financial statement amounts have been reclassified to conform to the 1996 presentation.

(2) EARNINGS PER SHARE
    Weighted average shares used for calculation of earnings per share for the three months and six months ended June 30, 1996 and 1995 were 2,522,827 shares. Earnings per share for the first half of 1995 has been adjusted to give retroactive effect to a 15% stock dividend paid on February 10, 1995.

    The Company has not separately reported its fully diluted earnings per share (which includes outstanding stock options as common stock equivalents) as it is not materially different than primary earnings per share.

(3) DIVIDEND DECLARATION
    The Company declared a quarterly dividend on June 18, 1996 of $0.04 per share payable July 15, 1996. The dividend totaling $100,913 was reflected as a reduction of retained earnings in the accompanying Statement of Financial Condition.

    This dividend represents the tenth consecutive quarterly cash dividend declared since its first such dividend in the third quarter of 1993 and reflects the Company's commitment to enhancing shareholder value.

(4) CAPITAL
    In 1989, the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulated the requirement that insured savings institutions meet three separate capital requirements. Those requirements are to have tangible capital of 1.5% of adjusted total assets, core capital of 3% of adjusted total assets and risk-based capital equal to 8.0% of risk-weighted assets.

    In response to the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA), the Office of Thrift Supervision (OTS) adopted final rules, effective December 19, 1992, based upon FDICIA's five capital tiers: well capitalized, adequately capitalized, under capitalized, significantly undercapitalized, and critically undercapitalized. The rules provide that a savings institution is "well capitalized" if its total risk-based capital ratio is 10% or greater, its tier 1 risk-based capital ratio is 6% or greater and its leverage ratio is 5% or greater.

    At June 30, 1996, the Association's regulatory capital substantially exceeds the requirements of each regulatory capital standard and the Association is considered "well capitalized" at that date. Table One provides a comparison of the Association's regulatory capital to its minimum requirement at June 30, 1996.

                              NHS FINANCIAL, INC.

(4) CAPITAL (CONTINUED)
                                   TABLE ONE

                                                   ACTUAL AT JUNE 30,   MINIMUM REQUIREMENT       EXCESS OVER
                                                          1996                                    REQUIREMENT
                                                  --------------------  --------------------  --------------------
                                                   CAPITAL     RATIO     CAPITAL     RATIO     CAPITAL     RATIO
                                                  ---------  ---------  ---------  ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
FIRREA Capital Standards:
  Tangible......................................  $  24,409      8.59%  $   4,263      1.50%  $  20,146      7.09%
  Core (leverage)...............................     24,409      8.59%      8,527      3.00%     15,882      5.59%
  Risk-based....................................     26,652     14.97%     14,244      8.00%     12,408      6.97%
FDICIA Capital Standards (Well Capitalized):
  Core (leverage)...............................     24,409      8.59%     14,212      5.00%     10,197      3.59%
  Tier 1 risk-based.............................     24,409     13.71%     10,683      6.00%     13,726      7.71%
  Total risk-based..............................     26,652     14.97%     17,805     10.00%      8,847      4.97%

(5) PROPOSED MERGER WITH LUTHER BURBANK CORPORATION
    As previously announced, NHS Financial, Inc. has agreed to be acquired by Luther Burbank Corporation, the holding company for Luther Burbank Savings. Luther Burbank, which is headquartered in Santa Rosa, California, is a privately held company. Both corporations have signed a definitive agreement to merge, through which the acquisition will be completed. Under the terms of the agreement, Luther Burbank will pay a total cash consideration of approximately $29.7 million, or $11.50 per share to the shareholders of NHS Financial.

    The proposed merger, which is subject to approval by the shareholders of both corporations as well as the Office of Thrift Supervision and the California Department of Savings and Loan, is estimated to close at the end of the third quarter of 1996. In connection with the merger, NHS Financial has granted Luther Burbank an option to purchase newly issued shares, giving Luther Burbank 19.9% ownership of NHS Financial. This option would be triggered should NHS Financial accept an offer to be acquired at a higher price.

                ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    NHS Financial, Inc. (the "Company"), a California Corporation, is the holding company for New Horizons Savings and Loan Association (Association). The principal business of the Company is to attract deposits from the general public and invest those funds in residential, construction and, to a lesser extent, commercial real estate loans. The Company's geographical area for attracting deposits and making real estate loans is the San Francisco Bay Area, concentrating in Marin and Sonoma counties, and the City and County of San Francisco. The Company conducts its business in three facilities in Marin County; one located in San Rafael, California, another in Mill Valley, California and the third in Novato, California.

    The Company's operations are significantly influenced by general economic conditions, the regional real estate market and by related monetary, fiscal and regulatory policies of the federal government. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for mortgage financing and the types of loans the Company offers, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting the supply of housing and availability of funds.

    The Company engages primarily in real estate lending for its own portfolio, specializing in short-term fixed rate and longer term adjustable rate real estate loans. The Company attracts and maintains deposit funds by offering competitive interest rates and emphasizing customer service. The Company also uses Federal Home Loan Bank of San Francisco (FHLBSF) advances and occasionally other short term borrowings, such as reverse repurchase agreements (reverse repos), as a supplementary source of funds.

    Table Two provides a summary of key operating statistics at or for the three months and six months ending June 30, 1996 and June 30, 1995.

                                   TABLE TWO

                                                                 AT OR FOR                     AT OR FOR
                                                           THE THREE MONTHS ENDED         THE SIX MONTHS ENDED
                                                        ----------------------------  ----------------------------
SUMMARY OF KEY STATISTICS                               JUNE 30, 1996  JUNE 30, 1995  JUNE 30, 1996  JUNE 30, 1995
- ------------------------------------------------------  -------------  -------------  -------------  -------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net interest margin on earning assets:
  For period..........................................        3.48%           2.53%          3.41%          2.65%
  At period end.......................................        3.43%           2.69%          3.43%          2.69%
Ratio of G & A expenses to average assets.............        2.18%           1.50%          2.09%          1.68%
Return on average assets..............................        0.66%           (0.51)%        0.72%          0.04%
Return on average equity..............................        7.59%           (5.93)%        8.42%          0.42%
Average equity to average assets......................        8.65%           8.59%          8.51%          8.71%
Dividend payout ratio.................................       21.40%            N.M.         19.42%           N.M.
Stockholders' equity per share........................                                 $      9.92    $      9.55
Regulatory Capital (the Association):
  Tangible............................................                                       8.59%          8.30%
  Core (leverage).....................................                                       8.59%          8.30%
  Risk-based..........................................                                      14.97%         12.56%
Ratio of nonperforming assets to total assets.........                                       1.44%          1.14%
General Valuation Allowances to:
  Gross loans.........................................                                       1.38%          1.15%
  Nonperforming loans.................................                                     134.49%        124.77%

N.M. = Not meaningful

    The discussion that follows focuses on the components of the Company's financial condition, results of operations, liquidity and regulatory matters for the three and six months ended June 30, 1996.

FINANCIAL CONDITION

CASH AND INVESTMENTS

    Income from investments provides the second largest source of income for the Company, after interest income on loans. The Company is required by federal regulation to maintain a specified minimum amount of liquid assets which may be invested in specific short term securities. It is the Company's policy to maintain a liquidity portfolio which exceeds regulatory minimum requirements.

    The Company's cash and investment portfolio consists, from time to time, of mortgage-backed securities, callable U.S. government agency notes, certificates of deposit and overnight investments with the FHLBSF. Cash and investments at June 30, 1996 amounted to $31.5 million compared with $29.4 million at December 31, 1995. The Company utilizes its investment portfolio to effectively invest periodic excess cash flows in interest earning assets, to enhance net interest income and margin and to meet regulatory liquidity requirements.

LOAN PORTFOLIO

    The Company's principal investment activity has been and continues to be the origination of real estate loans. The Company's lending activities consist primarily of making loans secured by first or second liens on residential and other real estate. These loans are made in connection with purchases, refinancing, construction or improvement of property located principally in the San Francisco Bay Area, concentrating in Marin, Sonoma and San Francisco Counties. Historically, the Company has relied upon its ability to provide customized loans for homes and for home construction. The economy of the Bay Area counties is varied and includes manufacturing, technology, services and agricultural industries, providing a balanced deposit and mortgage lending market. The Company's loans are primarily obtained through a selected group of independent loan brokers. Loan applications are also obtained from existing customers and other individuals. The Company has no foreign or out of state loans in its portfolio.

    The Company principally originates adjustable rate mortgages (ARMs) which re-price at six month intervals in accordance with the FHLBSF's 11th District Cost of Funds Index (COFI). Fixed rate real estate loans are generally made with terms of 5 years or less. Shorter fixed rate loans include construction, swing, and land loans and generally carry terms of 12 to 18 months. As of June 30, 1996 and December 31, 1995, approximately 86% of the Company's portfolio consisted of ARMs. By concentrating on ARMs, as well as short-term construction and fixed rate loans with average maturities of twelve months, the Company believes that it can better manage the sensitivity of its earnings to market interest rate fluctuations.

    New loan originations and loan participations purchased for the first half of 1996 were $21.9 million, a decrease of $8.8 million from $30.7 million for the same period in 1995. In the first quarter of 1995, the Company also purchased $7.3 million of loans from local lenders. Occasional purchases of loans and loan participations from local lenders are utilized to assist the Company in meeting its asset/liability objectives.

    Loan originations for the first half 1996 were below those for the 1995 period reflecting the slow real estate market, increased competition and borrower preference during much of the 1996 period for fixed rate loans. The Company's future levels of loan originations and portfolio growth will depend on the pace of recovery of the Northern California real estate market, the extent of competition for loans in the Company's geographical market, borrower preference for fixed or ARM loans and the relationship of loan payoffs to borrower refinancing opportunities.

    Table Three below is a summary of the Company's gross loan portfolio (before deductions for construction loans in process, deferred loan fees and allowance for loan losses) at June 30, 1996 and December 31, 1995:

                                  TABLE THREE

                                                                       JUNE 30, 1996         DECEMBER 31, 1995
                                                                   ----------------------  ----------------------
                                                                     AMOUNT     PERCENT      AMOUNT     PERCENT
                                                                   ----------  ----------  ----------  ----------
                                                                               (DOLLARS IN THOUSANDS)
Mortgage loans:
  One-to-four family.............................................  $  144,613      55.21%  $  157,301      57.21%
  Multi-family...................................................      43,456      16.59%      43,184      15.71%
  Construction...................................................      32,895      12.56%      29,722      10.81%
  Commercial.....................................................      36,995      14.12%      39,586      14.40%
  Land...........................................................       3,661       1.40%       4,812       1.75%
                                                                   ----------  ----------  ----------  ----------
                                                                      261,620      99.88%     274,605      99.88%
Loans secured by savings accounts................................         309       0.12%         337       0.12%
                                                                   ----------  ----------  ----------  ----------
                                                                   $  261,929     100.00%  $  274,942     100.00%
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Weighted average interest rate...................................       8.23%                   8.23%
                                                                   ----------              ----------
                                                                   ----------              ----------

    The above weighted average interest rates for loans receivable represent the contractual interest rates on the underlying mortgage loans. If amortization of deferred loan origination fees and loan discounts is factored into the average interest rate calculation, the resulting loan yields would be 8.56% at both June 30, 1996 and December 31, 1995.

ASSET QUALITY

    DELINQUENT LOANS. When a borrower fails to make required payments on a loan within 30 days of the due date, the loan is considered contractually delinquent. Table Four below shows the amount of loan delinquencies by loan type at June 30, 1996 and December 31, 1995.

                                   TABLE FOUR

                                                                    NUMBER OF DAYS DELINQUENT
                                    -----------------------------------------------------------------------------------------
                                             30-59                     60-89                   90 OR MORE            TOTAL
                                    ------------------------  ------------------------  ------------------------  -----------
                                      6/30/96     12/31/95      6/30/96     12/31/95      6/30/96     12/31/95      6/30/96
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
One-to-four family................   $   3,194        6,761          553        1,747        1,810        2,385        5,557
Multi-family......................         260          262          866          867       --           --            1,126
Construction and land.............          62          728       --              204          870        1,624          932
Commercial real estate............         876        1,722          604          609       --           --            1,480
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total.............................   $   4,392        9,473        2,023        3,427        2,680        4,009        9,095
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------
Delinquencies to Gross Loans......        1.68 %       3.45 %       0.77 %       1.25 %       1.02 %       1.46 %       3.47%


                                     12/31/95
                                    -----------

One-to-four family................      10,893
Multi-family......................       1,129
Construction and land.............       2,556
Commercial real estate............       2,331
                                    -----------
Total.............................      16,909
                                    -----------
                                    -----------
Delinquencies to Gross Loans......        6.15 %

    The 46% decline in delinquent loans at June 30, 1996 from year-end 1995 resulted from focused efforts by the Company to increase the rate of collection on delinquent loans, resolve problem loans and to speed-up foreclosure of nonperforming loans.

    NONACCRUAL LOANS. It is the Company's policy to put loans that are contractually delinquent 90 days or more on non-accrual status. Management reviews other loans less than 90 days contractually delinquent. When the collection of interest and principal payments on a loan appears unlikely the loan is placed on non-accrual status. Accrued interest income deemed uncollectible is reversed. Income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is in accordance with the loan terms, at which time the loan is returned to accrual status.

    IMPAIRED LOANS. Management periodically reviews specific loans on an individual basis. The Company considers a loan to be impaired when, based upon the evaluation of the credit worthiness, cash flows and financial condition of the borrower, and the condition and appraised value of the collateral, it is unlikely that the Company will be able to collect all the principal and interest due under the contractual terms of the loan. The Company provides, through a charge to income, for estimated losses on impaired loans when fair value, including consideration of potential holding and disposition costs, exceeds the carrying value of the loan.

    REAL ESTATE OWNED. Real estate acquired through foreclosure is recorded at estimated fair value (including consideration of costs of holding and disposition) at the time of foreclosure. Valuations are periodically performed and related adjustments, if any, are made as a charge to income when the carrying value exceeds fair value. At June 30, 1996, the Company's real estate owned (REO) portfolio had an aggregate fair value of $1.4 million and consisted of three residential properties, two parcels of land, and one commercial property. At December 31, 1995, the Company's real estate owned portfolio had an aggregate fair value of $1.7 million and consisted of four residential properties, two parcels of land, and one multi-family and commercial mixed use property. During the first half of 1996, the Company foreclosed on and transferred to REO $1.4 million of loans and sold REO properties with a carrying value of $1.6 million. A gain on sale of REO of $232,000 was recorded.

    The following Table Five sets forth information with respect to the Company's nonperforming assets at June 30, 1996 and December 31, 1995.

                                   TABLE FIVE

                                                                      JUNE 30, 1996           DECEMBER 31, 1995
                                                                 ------------------------  ------------------------
                                                                   BOOK     PERCENTAGE OF    BOOK     PERCENTAGE OF
                                                                   VALUE    TOTAL ASSETS     VALUE    TOTAL ASSETS
                                                                 ---------  -------------  ---------  -------------
                                                                               (DOLLARS IN THOUSANDS)
Nonaccrual loans:
  One-to-four family...........................................  $   1,920         0.68%   $   2,436         0.83%
  Construction and land........................................      1,452         0.51%       2,206         0.75%
                                                                 ---------  -------------  ---------  -------------
                                                                     3,372         1.19%       4,642         1.58%
Real estate acquired by foreclosure:
  One-to-four family...........................................      1,150         0.40%         984         0.33%
  Multi-family.................................................     --           --              607         0.21%
  Commercial...................................................        197         0.07%      --           --
  Land.........................................................         62         0.02%          62         0.02%
                                                                 ---------  -------------  ---------  -------------
                                                                     1,409         0.49%       1,653         0.56%
Charge-offs of nonaccrual loans................................       (692)       (0.24%)       (633)       (0.22%)
                                                                 ---------  -------------  ---------  -------------
Net nonperforming assets.......................................  $   4,089         1.44%   $   5,662         1.92%
                                                                 ---------  -------------  ---------  -------------
                                                                 ---------  -------------  ---------  -------------

    Table Six below sets forth the relationship of the Company's General Valuation Allowances (GVA) to gross loans and nonperforming loans and assets at June 30, 1996 and December 31, 1995.

                                   TABLE SIX

                                                                                  JUNE 30, 1996  DECEMBER 31, 1995
                                                                                  -------------  -----------------
Ratios of:
  GVA / nonperforming assets....................................................        88.13%           61.96%
  GVA / gross loans.............................................................         1.38%            1.28%
  GVA / nonperforming loans.....................................................       134.49%           87.50%

    TROUBLE DEBT RESTRUCTURINGS. As of June 30, 1996, the Company had three mortgage loans for which certain concessions were granted to the borrowers in light of their financial difficulties. Such concessions include the extension of maturity dates and the lowering of interest rates or payments. No reductions in the principal amount of the loans have been granted. The objective of these modifications in terms (i.e., troubled debt restructurings) is to maximize the recovery of the Company's investment. The principal balance of the three loans falling under the definition of troubled debt restructurings amounted to $2.4 million at June 30, 1996, and $3.9 million at December 31, 1995. All such loans were current according to their modified terms.

ASSET CLASSIFICATION SYSTEM

    Under federal regulations, each insured institution is required to classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, direct the Company to classify them. Under the regulations, assets are subject to evaluation under a classification system with three categories: substandard, doubtful and loss. The regulations have also created a special mention category. This category includes assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification, but do possess credit deficiencies or potential weaknesses deserving management's close attention. At June 30, 1996, the percentage of classified assets to total assets was 6.62% ($18.8 million) compared with 6.38% ($18.8 million) at December 31, 1995. At June 30, 1996 and December 31, 1995, there were no assets classified as doubtful or loss.

VALUATION ALLOWANCES

    The Company maintains an overall loan loss reserve to cover estimated potential losses in the portfolio. This GVA is provided through periodic charges to income and is determined based upon management's analysis. This analysis incorporates a number of factors including current economic considerations and the level of classified and nonperforming loans, management's assessment of credit risk inherent in its portfolio, past loss experience, and the Company's underwriting practices.

    The provision for loan losses for the six months ended June 30, 1996 was $290,000. The provision for loan loss during the second quarter and first half of 1995 was $1.4 million. This provision was recorded as a result of a re-evaluation of the Company's general and specific loan loss allowances in relation to the portfolio as a whole and the identification of specific loans that were performing but with certain credit weaknesses.

    The following Table Seven sets forth an analysis of the Company's allowance for loan and real estate losses for the six months ending June 30, 1996 and 1995.

                                  TABLE SEVEN

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      THOUSANDS)
Loan loss allowance at beginning of year.......................................................  $   3,508      3,412
Provision for loan losses......................................................................        290      1,362
Charge offs, net of recoveries.................................................................       (194)       148
                                                                                                 ---------  ---------
Loan loss allowance at June 30.................................................................  $   3,604      4,922
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Loan loss allowance at June 30:
  General valuation allowance (GVA)............................................................  $   3,604      3,200
  Specific valuation allowances................................................................  $  --          1,722
                                                                                                 ---------  ---------
                                                                                                 $   3,604      4,922
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    During the third quarter of 1995, the Company adopted the direct charge-off method of accounting for non-performing loans, as well as for performing loans considered by management to be impaired, and accordingly, specific valuation allowances at June 30, 1995 of $1.7 million were charged-off by the Company. At December 31, 1995 and June 30, 1996, no specific valuation allowances were outstanding. This change in procedure did not effect current loss provisions and will not alter provisions for general loan losses in future periods.

    Management considers its allowance for losses to be adequate to cover losses from loan and REO assets. However, future adjustments may be necessary and earnings could be significantly affected, if circumstances differ substantially from the assumptions used in making such determinations. In addition, various regulatory agencies review the Company's allowances for losses as a part of their examination process. Such agencies may require the Company to recognize additions to this allowance based on their judgment relating to information available to them at the time of their examination.

CUSTOMER DEPOSITS, FHLBSF ADVANCES AND OTHER BORROWINGS

    Deposits are the major source of the Company's funds for lending and other investment purposes. The Company obtains deposits primarily through its retail branches and offers a broad selection of deposit instruments including NOW accounts, money market accounts, regular savings accounts, checking accounts, certificates of deposit and retirement savings plans. While the deregulation of insured deposits has allowed the Company to be more competitive in obtaining funds and given it more flexibility to meet the threat of net deposit outflows, it has also resulted in a more volatile cost of funds. The Company's interest rates paid on deposits are not determined by regulatory authorities but rather by prevailing market conditions.

    The Company regularly evaluates its internal cost of funds, measures its cost of deposits against the costs of alternative sources of funds, surveys deposit rates offered by competing institutions, reviews liquidity and executes rate changes when deemed appropriate. The Company's primary strategy for attracting and retaining deposits is to emphasize customer service and personal attention, and to pay competitive interest rates on deposits.

    During the first half of 1996, customer deposits decreased $21.1 million from balances at December 31, 1995. The decrease was primarily the result of a reduction in deposit rates the Company offered combined with the maturity and repricing of approximately $107 million of relatively high cost certificates of deposit during the first quarter of 1996. Approximately $53 million of these maturing deposits represented deposits obtained during the first quarter of 1995 as a result of a one-time marketing program which promoted certificates of deposit by offering attractive rates and other terms.

    The following Table Eight summarizes customer deposits at June 30, 1996 and December 31, 1995:

                                  TABLE EIGHT

                                                                                             6/30/96     12/31/95
                                                                                            ----------  ----------
                                                                                            (DOLLARS IN THOUSANDS)
Customer Deposits:
  Transaction and Money Market Accounts...................................................  $   36,679  $   32,232
  Certificates of Deposit:
    $100,000 and over.....................................................................      55,230      67,620
    Under $100,000........................................................................     133,909     147,100
                                                                                            ----------  ----------
                                                                                            $  225,818  $  246,952
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Weighted Average Interest Rate............................................................       5.23%       5.84%
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The Company may rely upon advances from the FHLBSF to supplement its supply of funds for lending and investment purposes. Advances may also be used to fund large deposit withdrawals. Advances from the FHLBSF are typically secured by the Company's stock in the FHLBSF and by pledges of certain real estate loans and securities. The Company had pledged loans and securities with outstanding principal balances of $92.0 million at June 30, 1996.

    At June 30, 1996, FHLBSF advances and other borrowings amounted to $31.0 million compared to $21.0 million at December 31, 1995. The Company had no other borrowings at June 30, 1996 and December 31, 1995. The increases in FHLBSF advances were used to replace maturing higher costing deposits and to obtain specific maturities of liabilities as determined by the Company's asset/liability analysis, and to assist in reducing the Company's overall cost of funds. The weighted average interest rate on borrowings at June 30, 1996 and December 31, 1995 were 5.51% and 5.46%, respectively.

                             RESULTS OF OPERATIONS

GENERAL

    The Company earned $471,600 or $.19 per share for the second quarter ended June 30, 1996 compared with a loss of $365,586 or $.14 per share for the like quarter a year ago. First half 1996 earnings were $1.0 million or $.41 per share compared with $51,000 or $.02 per share for the same period in 1995. The increase in operating results for both periods in 1996 over 1995 resulted from greatly improved interest margins and a substantial reduction in loan loss provisions as discussed below.

INTEREST RATE SPREAD AND MARGIN

    The following Table Nine sets forth the average interest-earning assets and interest-bearing liabilities, interest income and expense and the average annual interest rates during the six months ended June 30, 1996 and 1995.

                                   TABLE NINE

                                                     SIX MONTHS ENDED 6/30/96           SIX MONTHS ENDED 6/30/95
                                                 ---------------------------------  ---------------------------------
                                                   AVERAGE                YIELD/      AVERAGE                YIELD/
                                                 BALANCE (3)  INTEREST     RATE     BALANCE (3)  INTEREST     RATE
                                                 -----------  ---------  ---------  -----------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans (1)(2).................................   $ 252,300   $  10,917      8.64%   $ 249,415   $   9,728      7.80%
  Mortgage-backed securities...................      12,035         367      6.09%      14,987         464      6.19%
  Other interest-earning assets................      21,500         599      5.57%      11,000         323      5.87%
                                                 -----------  ---------  ---------  -----------  ---------  ---------
Total interest-earning assets..................     285,835      11,883      8.31%     275,402      10,515      7.64%
                                                              ---------  ---------               ---------  ---------
Non-earning assets.............................       4,167                              5,705
                                                 -----------                        -----------
  Total average assets.........................   $ 290,002                          $ 281,107
                                                 -----------                        -----------
                                                 -----------                        -----------
Interest-bearing liabilities:
  Customer deposits............................     229,220       6,110      5.33%     236,387       6,403      5.42%
  FHLBSF advances..............................      32,852         893      5.43%      17,467         465      5.33%
  Other borrowings.............................      --          --         --          --          --         --
                                                 -----------  ---------  ---------  -----------  ---------  ---------
Total interest-bearing liabilities.............     262,072       7,003      5.35%     253,854       6,868      5.41%
                                                              ---------  ---------               ---------  ---------
  Non-interest bearing liabilities.............       3,243                              2,763
  Stockholders' equity.........................      24,687                             24,490
                                                 -----------                        -----------
  Average liabilities and equity...............  $  290,002                         $  281,107
                                                 -----------                        -----------
                                                 -----------                        -----------
Net interest income and spread.................               $   4,880      2.96%               $   3,647      2.23%
                                                              ---------  ---------               ---------  ---------
                                                              ---------  ---------               ---------  ---------
Net margin on interest-earning assets (4)......                              3.41%                              2.65%
                                                                         ---------                          ---------
                                                                         ---------                          ---------

- ------------------------
(1) Average loans exclude nonaccrual loans and are before allowances for loan losses, loans in process and deferred loan origination fees.

(2) Loan interest income includes the amortization of deferred loan origination fees (in thousands) of $460 and $359 in 1996 and 1995, respectively.

(3) Average balances for 1996 are daily average balances; for 1995, average balances are computed from month-end balances.

(4) Net interest margin is computed as net interest income divided by interest-earning assets.

NET INTEREST INCOME

    The Company's net interest income is determined by both its interest rate spread and net interest margin. Interest rate spread is the difference between the yields earned on interest-earning assets and the rates paid on deposits and borrowings. Margin is interest rate spread adjusted for the excess of interest-earning assets over interest-costing liabilities. The Company's interest rate spread and margin are influenced by changes in market interest rates as, for the reasons discussed below, the Company's liabilities tend to respond to interest rate movements more rapidly than its assets.

    At June 30, 1996, 86% of the Company's gross loan portfolio consists of ARM loans which are tied to the Cost of Funds Index (COFI) with rates that adjust semi-annually. Because of this semi-annual repricing factor and the lag between the monthly change in COFI and the related change in the Company's ARM loans indexed to COFI, the time between a change in COFI and an adjustment to the rate on ARM loans can range from three to six months. Thus, in times of rapidly rising interest rates, the repricing of the ARM loans will adversely lag upward movements in the Company's cost of funds. Conversely, in a significant falling rate environment, ARM loan repricing and interest income will favorably lag the decrease in the Company's cost of funds.

    Net interest income for the second quarter of 1996 was $2.5 million compared with $1.8 million for the 1995 second quarter. Net interest income for the first half of 1996 was $4.9 million compared with $3.6 million for the same period in 1995. Most of the increase in net interest income for 1996 over 1995 for each period resulted from favorable changes primarily in the yields on interest-earning assets and, secondarily in the interest rate cost of deposits and borrowings. The effect on net interest income of the net change in balances of average interest earning assets and average interest costing liabilities was minor.

    Market interest rates rose rapidly during the second half of 1994 and peaked during the first quarter of 1995 and moderately declined throughout the rest of 1995. Through the process discussed above, the Company's cost of funds markedly increased during the first half of 1995 compared with much slower increases in the yields on its loan portfolio. In addition, the Company introduced a marketing program for certificates of deposit which increased certificates of deposit by $35 million during the first quarter of 1995. Accordingly, the Company's net interest margin dropped to 2.53% and 2.65% for the second quarter and first half, respectively, of 1995 from the margin at year end 1994 of 3.15%, thereby lowering net interest income for the 1995 periods.

    During the second quarter and first half of 1996, the yields on the Company's loan portfolio were higher than those for the 1995 periods, reflecting the lagging increases in the COFI index that occurred during 1995. This factor was principally responsible for increasing net interest income for the 1996 periods compared with the 1995 periods. The decline in market interest rates during much of 1995 and the first quarter of 1996, lowered the Company's cost of funds for 1996. In addition, during January 1996, $82.6 million of relatively higher cost term deposits matured. At January 31, 1996, the Company's cost of funds dropped to 5.39% from 5.81% at year end 1995 and its net interest margin increased to 3.33% from 2.90%.

INTEREST INCOME

    Interest income on loans for the second quarter and first half of 1996, compared with the same periods in 1995, increased $317,000 and $1.2 million, respectively. Most of these increases in loan interest income arose from upward repricing adjustments to the Company's ARM loans subsequent to June 30, 1995, as discussed above. Interest income from securities investments for the 1996 periods increased $137,000 and $180,000, respectively, from the comparable 1995 periods. These increases resulted from higher levels of securities investments in 1996 over 1995.

INTEREST EXPENSE

    Interest expense on deposits for the second quarter and first half of 1996, compared with the same periods in 1995, decreased $505,000 and $293,000, respectively. These declines resulted from lower amounts of deposits during the 1996 periods combined with the decrease in interest rates on the Company's deposit portfolio that occurred during the first half of 1996, as discussed above. The lower amounts of deposits during the 1996 periods were replaced with greater borrowings from the FHLBSF thereby increasing interest expense on borrowings in 1996 over 1995.

    Table Ten below shows the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's net interest income for the three months ended June 30, 1996 compared with the same period in 1995, and the six months ended June 30, 1996 compared with the same period in 1995.

                                   TABLE TEN

                                                                 SECOND QUARTER 1996 AND 1995     FIRST HALF 1996 AND 1995 VARIANCE
                                                                         VARIANCE (1)                            (1)
                                                               ---------------------------------  ---------------------------------
                                                                 VOLUME       RATE       TOTAL      VOLUME       RATE       TOTAL
                                                               -----------  ---------  ---------  -----------  ---------  ---------
                                                                                      (DOLLARS IN THOUSANDS)
Interest Income:
  Loans receivable...........................................   $    (106)        423        317   $     125       1,064      1,189
  Mortgage-backed securities.................................         (49)         (3)       (52)        (90)         (7)       (97)
  Other interest-earning assets..............................         164          25        189         279          (2)       277
                                                                    -----         ---  ---------       -----   ---------  ---------
    Total Interest Income....................................           9         445        454         314       1,055      1,369
                                                                    -----         ---  ---------       -----   ---------  ---------
Interest Expense:
  Customer deposits..........................................        (253)       (252)      (505)       (192)       (101)      (293)
  FHLBSF advances............................................         249           8        257         418          10        428
                                                                    -----         ---  ---------       -----   ---------  ---------
    Total Interest Expense...................................          (4)       (244)      (248)        226         (91)       135
                                                                    -----         ---  ---------       -----   ---------  ---------
Net Interest Income..........................................   $      13         689        702   $      88       1,146      1,234
                                                                    -----         ---  ---------       -----   ---------  ---------
                                                                    -----         ---  ---------       -----   ---------  ---------

- ------------------------
(1) The changes have been computed as follows: average balance changes -- change in volume holding initial rate constant; average rate changes -- change in average rate holding the initial balance constant; changes attributable to both volume and rate have been allocated proportionately.

    PROVISION FOR LOAN LOSSES

    The provision for loan losses for the three months and six months ended June 30, 1996 was $150,000 and $290,000, respectively, compared with $1.4 million for the same periods in 1995. See discussion under VALUATION ALLOWANCES above.

    NON-INTEREST INCOME AND NON-INTEREST EXPENSE

    Non-interest income and non-interest expense by major categories are shown in the Consolidated Statements of Operations for the three months and six months ended June 30, 1996 and 1995.

    Non-interest income was $171,000 and $71,000 for the three months ended June 30, 1996 and 1995, respectively, and $382,000 and $205,000 for the six months ended June 30, 1996, respectively. The greater amounts of non-interest income in the 1996 periods resulted from gains on sale of REO of $86,000 and $232,000, respectively, in 1996 compared with minimal gains in the 1995 periods. See discussion under ASSET QUALITY above. Loans and deposit fees for the first half of 1995 included deposit withdrawal penalties of $90,000 compared with $16,000 for the same 1996 period. Relatively higher market interest rates and a one-time certificate of deposit program in effect during the first quarter of 1995 resulted in certain depositors withdrawing their certificates prior to maturity.

    Non-interest expense includes general and administrative expenses (G&A) and expenses of real estate owned. G&A expenses for the three and six months ended June 30, 1996 were $1.6 million and $3.0 million, respectively, compared with $1.1 million and $2.4 million, respectively, for the same periods in 1995. The Company's G&A ratio to average assets for the three months and six months ended June 30, 1996 were 2.18% and 2.09%, respectively, compared with 1.50% and 1.68%, respectively, for the same periods in 1995. The increases in 1996 expenses over 1995 expenses primarily resulted from the following:

    - Compensation and benefits increased $282,000 (68%) for the second quarter of 1996 and $341,000 (32%) for the first half of 1996 compared with compensation and benefits expenses for the same periods in 1995. During the second quarter of 1995, benefits expense was reduced $116,000 by the reversal of a prior year profit sharing plan accrual. The remaining portion of the 1996 over 1995 increases in compensation and benefits, $166,000 and $225,000, respectively, mainly reflected the cost of additions to staff relating to the planning, loan service, loan credit review and asset evaluation processes.

    - Deposit insurance and regulatory assessments increased $36,000 (25%) and $73,000 (26%) for the second quarter and first half of 1996 over assessments for the same periods in 1995. These increases resulted from higher deposit balances during the third and fourth quarters of 1995 and a 13% increase in the Company's deposit insurance assessment rate, effective January 1, 1996. Deposit assessments for any quarter are based on average deposit balances for the prior two quarters.

    - Professional fees increased to $208,000 and $331,000 for the second quarter and first half 1996 periods, respectively, compared with $50,000 and $105,000 for the second quarter and first half of 1995. Professional fees for the second quarter of 1996 includes $102,000 of legal and other costs relating to the proposed merger with Luther Burbank Corporation (see
      Note 5 of Notes to Consolidated Financial Statements). In addition, during the 1996 periods the Company expended greater amounts for professional services to assist in enhancing the loan credit review process and in resolving or disposing of problem loans and real estate owned.

    INCOME TAX EXPENSE

    The ratio of income tax expense to pre-tax income is 46.3% and 43.8% for the second quarter and first half of 1996, compared with the Company's normal ratio of 41.5%. The higher 1996 ratios reflect the nondeductibility for tax purposes of the $102,000 of merger-related costs which are discussed above.

                        LIQUIDITY AND CAPITAL RESOURCES

    LIQUIDITY

    The Company's primary sources of funds include loan and securities repayment, deposit generation, advances from the Federal Home Loan Bank of San Francisco, and cash flows generated from operations. The Company uses its liquidity resources principally to fund mortgage loans, repay maturing borrowings, fund maturing time deposit and savings withdrawals and provide for its foreseeable short and long-term needs. The Company expects to be able to fund or refinance, on a timely basis, its commitments and long-term liabilities.

    Office of Thrift Supervision regulations require savings institutions to maintain a specified liquidity ratio (presently 5%) of cash and specified securities to customer deposits and borrowings due in one year or less. The Company continues to be in compliance with the liquidity regulation. Liquidity ratios at June 30, 1996 and December 31, 1995 were 8.52% and 8.38%, respectively.

    CAPITAL

    The Company continues to meet and exceed all regulatory capital tests at June 30, 1996 and is deemed well-capitalized. See Note 4 of Notes to Consolidated Financial Statements for further information.

                           PART II OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

    The Company was not involved in any claims or lawsuits which, in the opinion of management after conferring with legal counsel, would have a material effect on the financial position of the Company.

ITEM 2.  CHANGES IN SECURITIES

    None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

    None

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF COMMON STOCKHOLDERS

    At the annual meeting of shareholders held on May 29, 1996, the shareholders reelected Jody Anne Becker, Pat Glasner and Judith A. Waller to the Board of Directors of NHS Financial, Inc. to serve three year terms to 1999. The election of directors was the only business to be presented at the annual meeting. Of the 2,522,827 shares of common stock outstanding as of the record date, April 2, 1996, the following indicates the number of votes cast for each of the three directors:

                                            YES VOTES   VOTES WITHHELD
                                            ----------  --------------
Jody Anne Becker                             2,050,231         31,788
Pat Glasner                                  2,049,343         32,676
Judith A. Waller                             2,049,678         31,341

ITEM 5.  OTHER INFORMATION

    None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

    On June 10, 1996, the Company filed a report on Form 8-K which consisted of a copy of the press release, dated May 23, 1996, announcing that NHS Financial, Inc. agreed to be acquired by Luther Burbank Corporation and that both corporations have signed a definitive agreement to merge. Under the terms of the agreement, Luther Burbank will pay a total cash consideration of approximately $29.7 million or $11.50 per share to the shareholders of NHS Financial, Inc.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      NHS FINANCIAL, INC.
                                      (Registrant)

Date: August 5, 1996                  /s/ JAMES W. BARNETT
                                      --------------------------------------------------
                                      JAMES W. BARNETT
                                      President and Chief Executive Officer

Date: August 5, 1996                  /s/ ALBERT J. THOMSON
                                      --------------------------------------------------
                                      ALBERT J. THOMSON
                                      Senior Vice President and Chief Financial Officer

Date: August 5, 1996                  /s/ JARED L. BOOK
                                      --------------------------------------------------
                                      JARED L. BOOK
                                      Vice President and Chief Accounting Officer

                            INDEPENDENT AUDITORS' CONSENT


The Board of Directors
NHS Financial, Inc.:

We consent to incorporation in the proxy statement of NHS Financial, Inc. dated August 12, 1996 of our report dated February 15, 1996, relating to the consolidated statements of financial condition of NHS Financial, Inc. and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended Decemeber 31, 1995, which report appears in the December 31, 1995 annual report of Form 10-K of NHS Financial, Inc.


                                                 KPMG PEAT MARWICK LLP



San Francisco, California
August 13, 1996

                               NHS FINANCIAL, INC.


           THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
       SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 18, 1996

The undersigned hereby appoints James W. Barnett, JoAnne Fabian and Iris C. Pera, and each of them with full power to act alone, the true and lawful attorneys in fact and proxies of the undersigned to vote all shares of Common Stock of NHS Financial, Inc., a California corporation (the "Company"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders of the Company to be held at the Embassy Suites, 101 McInnis Parkway, San Rafael, California, on September 18, 1996, at 2:00 p.m. (local time), and at any and all adjournments or postponements thereof, as follows:

                                                 Please mark your
                                                 votes as indicated  /X/
                                                 in this example


THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT.


1. Approval and adoption of the Agreement and Plan of Reorganization dated as of May 23, 1996 (the "Reorganization Agreement"), by and among
    Luther Burbank Corporation, Luther Burbank Savings and Loan Association, Luther Burbank Interim, New Horizons Savings and Loan Association and the Company.

             FOR  / /            AGAINST   / /             ABSTAIN  / /


2. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

             FOR  / /            AGAINST   / /             ABSTAIN  / /


Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement, each dated August 12, 1996, furnished herewith.

Signature(s): ____________ Title or Authority: __________ Dated: ________,1996

Signature(s): ____________ Title or Authority: __________ Dated: ________,1996

IMPORTANT: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. If executed by a partnership, this proxy should be signed by an authorized partner.